UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

11250 El Camino Real

Suite 200

San Diego, CA 92130

January 6, 2025

Dear ROIC Stockholders:

You are cordially invited to attend a special meeting (the “special meeting”) of stockholders of Retail Opportunity Investments Corp., a Maryland corporation, to be held on February 7, 2025 at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001. At the special meeting, you will be asked to consider and vote on a proposal (the “merger proposal”) to approve the merger of Montana Merger Sub Inc. (“Merger Sub I”), a wholly owned subsidiary of the Parent Entities (as defined below) and affiliate of Blackstone Real Estate Partners X L.P., with and into Retail Opportunity Investments Corp., which we refer to as the “company merger,” and other transactions contemplated by the Agreement and Plan of Merger, dated as of November 6, 2024, as it may be amended from time to time, by and among Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, the “Parent Entities”), Merger Sub I, Montana Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), Retail Opportunity Investments Corp., and Retail Opportunity Investments Partnership, LP, a Delaware limited partnership which we refer to as the “merger agreement.” If the company merger is completed, you, as a holder of shares of common stock, $0.0001 par value per share, of Retail Opportunity Investments Corp. (our “common stock”), will be entitled to receive $17.50 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock you own, as more fully described in the enclosed proxy statement.

Our board of directors (the “board” or our “board”) has approved and declared advisable the company merger, the merger agreement and the other transactions contemplated thereby, and determined the company merger, the merger agreement and the other transactions contemplated by the merger agreement, on the terms and conditions of the merger agreement, to be advisable and in the best interests of Retail Opportunity Investments Corp. Our board recommends that you vote “FOR” the approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of our common stock (our “stockholders”) entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting (the “required company stockholder approval”). The notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the company merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Retail Opportunity Investments Corp. from us or from documents we have filed with the U.S. Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of our common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares of our common stock by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting and you are one of our stockholders of record at the close of business on the record date, on December 13, 2024, you may continue to have your shares of our common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of our common stock at the special meeting. If you fail to authorize a proxy to vote your shares of our common stock or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of our common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the merger proposal.

On behalf of the board, thank you for your continued support.

Sincerely,

Stuart A. Tanz President and Chief Executive Officer	Michael B. Haines Chief Financial Officer, Treasurer and Secretary

The proxy statement is dated January 6, 2025 and along with the enclosed form of proxy card is first being sent and made available to our stockholders on or about January 6, 2025.

RETAIL OPPORTUNITY INVESTMENTS CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 7, 2025

To the Stockholders of Retail Opportunity Investments Corp.:

You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of Retail Opportunity Investments Corp., a Maryland corporation (the “Company,” “ROIC,” “we,” “our” or “us,”), to be held on February 7, 2025 at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001. The special meeting is being held for the purpose of acting on the following matters:

Proposal 1:	To consider and vote on a proposal to approve the merger (the “company merger”) of Montana Merger Sub Inc. with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2024, as it may be amended from time to time (the “merger agreement”), by and among the Company, Retail Opportunity Investments Partnership, LP, Montana Purchaser LLC, Mountain Purchaser LLC, Big Sky Purchaser LLC, Montana Merger Sub Inc., and Montana Merger Sub II LLC, the merger agreement and the other transactions contemplated by the merger agreement (which proposal we refer to as the “merger proposal”);

Proposal 2:	To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our principal executive officer, principal financial officer and the three other most highly compensated executive officers based on or otherwise related to the company merger (which proposal we refer to as the “advisory compensation proposal”); and

Proposal 3:	To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (which proposal we refer to as the “adjournment proposal”).

The foregoing items of business are more fully described in the attached proxy statement (including the annexes thereto which include a copy of the merger agreement), which forms a part of this notice and is incorporated herein by reference. Pursuant to our Second Amended and Restated Bylaws, as amended, and the Maryland General Corporation Law (“MGCL”), only the matters set forth in this notice of special meeting may be brought before the special meeting. Our board of directors (the “board” or our “board”) has fixed the close of business on December 13, 2024 as the record date (the “record date”) for the determination of holders (our “stockholders”) of common stock, par value $0.0001 per share, of the Company (our “common stock”) entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. All of our stockholders of record at the close of business on the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting.

Our board has approved and declared advisable the company merger, the merger agreement and the other transactions contemplated thereby, and determined the company merger, the merger agreement and the other transactions contemplated by the merger agreement, on the terms and conditions of the merger agreement, to be advisable and in the best interests of the Company. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

The Mergers

We refer to the date on which the closing of each of the mergers (as defined below) occurs as the “closing date” and we refer to the occurrence of the closings of both the partnership merger (as defined below), and the company merger as the “closing of the mergers.”

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The Partnership Merger

Pursuant to the merger agreement, on the closing date, Montana Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”) and a wholly-owned subsidiary of Merger Sub I (as defined below), will be merged with and into Retail Opportunity Investments Partnership, LP, a Delaware limited partnership and our operating partnership (the “Partnership”), and the separate existence of Merger Sub II will cease (the “partnership merger,” and together with the company merger, the “mergers”). We refer to the effective time of the partnership merger as the “partnership merger effective time” and we use the term “Surviving Partnership” to refer to the Partnership following the partnership merger effective time.

The Company Merger

Pursuant to the merger agreement, on the closing date, and immediately following the consummation of the partnership merger, Montana Merger Sub Inc. (“Merger Sub I”), a Maryland corporation and a wholly-owned subsidiary of Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), and Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, the “Parent Entities”), will be merged with and into the Company and the separate existence of Merger Sub I will cease. We refer to the effective time of the company merger as the “company merger effective time” and we use the term “Surviving Corporation” to refer to the Company following the company merger effective time.

Merger Consideration

Pursuant to the terms and subject to the conditions in the merger agreement, at the company merger effective time, each share of our common stock that is issued and outstanding immediately prior to the company merger effective time will be automatically cancelled and converted into the right to receive an amount in cash equal to $17.50 (the “common stock merger consideration”), without interest and less any applicable withholding taxes.

Notwithstanding the foregoing, at the company merger effective time, each share of our common stock held immediately prior to the company merger effective time by the Company or any of our subsidiaries or held by the Parent Entities, Merger Sub I or Merger Sub II, if any, will no longer be outstanding and will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no payment will be made in respect thereof nor will any right inure or be made with respect thereto in connection with or as a consequence of the company merger.

Restricted Stock Awards

Pursuant to the terms and conditions of the merger agreement, immediately prior to the company merger effective time, each award of restricted common stock (a “restricted stock award”) that is outstanding as of immediately prior to the company merger effective time, will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the company merger effective time by (ii) the common stock merger consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such restricted stock award deemed satisfied at maximum performance).

Operating Partnership

LTIP Units

The merger agreement provides that, with respect to each LTIP Unit of the Partnership (each, an “LTIP unit”), any time vesting conditions shall be deemed fully satisfied and performance goals applicable to such LTIP units shall be deemed satisfied at maximum performance. With respect to each LTIP unit that has vested in

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accordance with the terms of the relevant vesting agreement prior to the partnership merger effective time (each such LTIP unit, a “vested LTIP unit”) and in accordance with the immediately preceding sentence, the Company will cause the general partner of the Partnership to exercise its right to cause a forced redemption (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “partnership agreement”)) with respect to each vested LTIP unit, such that as of immediately prior to the partnership merger effective time, each vested LTIP unit shall be converted into a number of OP Units of the Partnership (each, an “OP partnership unit”) in accordance with the terms of the partnership agreement and the applicable vesting agreement. In addition, each holder of an LTIP unit will be paid an amount equal to all accrued and unpaid cash distributions, up to, and including, the partnership merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the partnership agreement and the applicable vesting agreement.

OP Partnership Units

The merger agreement provides that, at the partnership merger effective time, each OP partnership unit (including each vested LTIP unit, which will be converted, prior to the partnership merger effective time, into an OP partnership unit as described above) that is issued and outstanding immediately prior to the partnership merger effective time (other than “excluded units,” which are (1) OP partnership units owned by the Company or any wholly owned subsidiary of the Company, which OP partnership units will be unaffected by the partnership merger and will remain outstanding as OP partnership units of the Surviving Partnership held by the Company or the relevant wholly owned subsidiary, and (2) OP partnership units owned by the Parent Entities, Merger Sub I, Merger Sub II or any of their respective wholly owned subsidiaries, which will automatically be cancelled and will cease to exist with no consideration being delivered or deliverable in exchange therefor) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the common stock merger consideration, without interest (the “partnership unit merger consideration”). We refer to each holder of OP partnership units (including vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above), other than the Company, the Surviving Corporation, the Parent Entities, Merger Sub I, Merger Sub II or any of their respective wholly-owned subsidiaries, as a “minority limited partner.”

Alternatively, in lieu of receiving the partnership unit merger consideration, each qualifying holder of an OP partnership unit will be afforded the opportunity to elect to retain such OP partnership unit (including LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above). Separate materials will be sent to the minority limited partners regarding this election. The accompanying proxy statement does not constitute any solicitation of consents in respect of the partnership merger and does not constitute an offer to exchange or retain the OP partnership units (including the vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above).

This notice does not constitute any solicitation of consents in respect of the partnership merger and does not constitute an offer to exchange or retain the OP partnership units (including the vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above).

Company Charter

At the company merger effective time, our charter will be amended and restated in its entirety to contain the provisions set forth in Exhibit C to the merger agreement, the text of which can be found in Annex A to the accompanying proxy statement, and as so amended will be the charter of the Surviving Corporation until thereafter amended in accordance with the terms therein and applicable law.

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Representations, Warranties and Covenants

The merger agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice, subject to certain exceptions, during the period between the execution of the merger agreement and the closing of the mergers. The obligations of the parties to consummate the company merger are not subject to any financing condition or the receipt of any financing by the Parent Entities, Merger Sub I or Merger Sub II.

Closing Conditions

The consummation of the mergers is subject to certain customary closing conditions, including, among others, (i) approval of the merger proposal by the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting (the “required company stockholder approval”), (ii) the absence of a law or order restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the mergers, and (iii) the absence of a material adverse effect. The merger agreement requires the Company to convene a stockholders’ meeting for the purpose of obtaining the required company stockholder approval.

Prohibitions on Solicitations of Transactions

The Company has agreed not to solicit or enter into an agreement regarding an acquisition proposal or inquiry, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any acquisition proposal or inquiry. However, the Company may, prior to obtaining the required company stockholder approval, engage in discussions or negotiations and provide non-public information to a third party that has made an unsolicited bona fide written acquisition proposal that did not result from a breach of the non-solicit provisions of the merger agreement if our board determines in good faith, after consultation with our financial and outside legal advisors, that such acquisition proposal constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

Prior to obtaining the required company stockholder approval, our board may, in certain circumstances (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to the Parent Entities, the recommendation of our board recommending that our stockholders approve the merger proposal; (ii) not include the company board recommendation in this proxy statement; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal (as defined in the merger agreement) or (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (we refer to any of the actions described in clauses (i) through (iv) as an “adverse recommendation change”), subject to complying with specified notice and other conditions set forth in the merger agreement.

Termination of the Merger Agreement; Termination Fee

The merger agreement may be terminated under certain circumstances by the Company, including prior to obtaining the required company stockholder approval, if, after following certain procedures and adhering to certain restrictions, our board effects an adverse recommendation change in connection with a superior proposal and the Company enters into a definitive agreement providing for the implementation of such superior proposal. In addition, the Parent Entities may terminate the merger agreement under certain circumstances and subject to certain restrictions, including if our board effects an adverse recommendation change.

Upon a termination of the merger agreement, under certain circumstances, we will be required to pay a termination fee to the Parent Entities of $78 million. In certain other circumstances, the Parent Entities will be required to pay us a reverse termination fee of $239 million upon termination of the merger agreement.

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Limited Guarantee

Also on November 6, 2024, in connection with the execution of the merger agreement, Blackstone Real Estate Partners X L.P. (the “Sponsor”) delivered an executed guarantee in favor of the Company to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the reverse termination fee and certain expenses under the merger agreement. The maximum aggregate liability of the Sponsor under the guarantee will not exceed $239 million (plus interest for any late payment), plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the guarantee if we prevail in such litigation or proceeding.

Dividends or Distributions

During the term of the merger agreement, the Company and the Partnership may not pay dividends or distributions, other than (A) the payment on January 10, 2025 of the regular quarterly cash dividend and distribution on our common stock and OP partnership units, respectively, in the amount of $0.15 per share of our common stock or OP partnership unit to holders of record on December 20, 2024, (B) dividends or distributions required for the Company to maintain its respective status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), or to avoid the incurrence of any income or excise taxes by the Company, (C) the Partnership Year-End Distribution (as defined in the merger agreement) and (D) the Company Year-End Distribution (as defined in the merger agreement).

If we or the Partnership declares or pays a dividend or distribution on our common stock or on OP partnership units, respectively, to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on our common stock so declared or paid by us and the partnership unit merger consideration will be decreased by an amount equal to the per unit amount of such distribution on OP partnership units so declared or paid by the Partnership.

If we declare a Company Year-End Distribution, the common stock merger consideration shall be decreased by an amount equal to the per share amount of any such Company Year-End Distribution declared or paid by the Company. If the Partnership declares a Partnership Year-End Distribution, the partnership unit merger consideration shall be decreased by an amount equal to the per unit amount of any such Partnership Year-End Distribution declared or paid by the Partnership.

For more information, see the sections entitled “The Merger Agreement—Conduct of Our Business Pending the Merger” and “The Merger Agreement—Year-End Dividend” in the accompanying proxy statement.

The merger proposal must be approved by the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting. Accordingly, your vote is very important regardless of the number of shares of our common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares of our common stock by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting and you are one of our stockholders of record at the close of business on the record date, you may continue to have your shares of our common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of our common stock at the special meeting. If you fail to authorize a proxy to vote your shares of our common stock or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of our common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger proposal.

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The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the respective proposal. If you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Secretary, or by voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.

Pursuant to our charter, our stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the company merger.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please contact our proxy solicitor, Innisfree M&A Incorporated, at the following address or telephone numbers:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call (Toll-Free): (877) 800-5192

Banks and Brokers Call: (212) 750-5833

BY ORDER OF THE BOARD OF DIRECTORS

Stuart A. Tanz President and Chief Executive Officer	Michael B. Haines Chief Financial Officer, Treasurer and Secretary

San Diego, California
January 6, 2025

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SUMMARY

This proxy statement (this “proxy statement”) is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors (the “board” or our “board”) of Retail Opportunity Investments Corp., a Maryland corporation (the “Company,” “ROIC,” “we,” “our” or “us”), for use at a special meeting (the “special meeting”) of stockholders of the Company, to be held on February 7, 2025 at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001, or at any postponements or adjournments thereof. This proxy statement and the Notice of Special Meeting of Stockholders are each dated January 6, 2025 and along with the enclosed form of proxy card are first being sent and made available on or about January 6, 2025 to holders (our “stockholders”) of record of our common stock, $0.0001 par value per share (our “common stock”).

This summary highlights selected information from this proxy statement relating to the merger of Montana Merger Sub Inc. with and into the Company (the “company merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2024, as it may be amended from time to time (the “merger agreement”), by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP, Montana Purchaser LLC, Mountain Purchaser LLC, Big Sky Purchaser LLC, Montana Merger Sub Inc. and Montana Merger Sub II LLC. This summary may not contain all of the information about the company merger contemplated by the merger agreement that is important to you. As a result, to understand the company merger fully and for a more complete description of the terms of the company merger, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item.

Parties to the Merger Agreement (page 29)

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 255-4913

Retail Opportunity Investments Corp. is a fully integrated and self-managed real estate investment trust (“REIT”). We are publicly traded company and elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We specialize in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers on the west coast of the United States, anchored by supermarkets and drugstores. We are organized in a traditional umbrella partnership REIT format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and conducts substantially all of its business through, our operating partnership, Retail Opportunity Investments Partnership, LP, and its subsidiaries.

Retail Opportunity Investments Corp.’s common stock is listed on the NASDAQ Stock Market (“NASDAQ”), and trades under the symbol “ROIC.”

Retail Opportunity Investments Partnership, LP

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 255-4913

Retail Opportunity Investments Partnership, LP, which we refer to as the “Partnership,” is our operating partnership. We are organized in a traditional umbrella partnership REIT format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and conducts substantially all of its business through the Partnership and its subsidiaries.

Montana Purchaser LLC

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Montana Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 1,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Mountain Purchaser LLC

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Mountain Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 2,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Big Sky Purchaser LLC

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Big Sky Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 3,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Buyer 1, Buyer 2 and Buyer 3 are affiliates of Blackstone Inc., which we refer to as “Blackstone.”

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $325 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

We use the term “Parent Entities” in this proxy statement to refer to Buyer 1, Buyer 2 and Buyer 3, collectively.

Montana Merger Sub Inc.

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Montana Merger Sub Inc., a Maryland corporation, which we refer to as “Merger Sub I,” was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of merger agreement, on the closing date, Merger Sub I will merge with and into the Company and the Company will continue as the Surviving Corporation (as defined below).

Montana Merger Sub II LLC

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

(212) 583-5000

Montana Merger Sub II LLC, a Delaware limited liability company, which we refer to as “Merger Sub II,” was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership and the Partnership will continue as the Surviving Partnership (as defined below).

We use the term “Merger Subs” in this proxy statement to refer to Merger Sub I and Merger Sub II, collectively.

The Special Meeting (page 31)

The Proposals

The special meeting will be held on February 7, 2025 at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001. At the special meeting, our stockholders as of the record date, which was the close of business on December 13, 2024 (the “record date”), will be asked to consider and vote on (1) a proposal to approve the company merger pursuant to the terms of the merger agreement, and the other transactions contemplated by the merger agreement, which proposal we refer to as the “merger proposal,” (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the company merger, which proposal we refer to as the “advisory compensation proposal,” and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which proposal we refer to as the “adjournment proposal.” If the merger proposal is approved by our stockholders and the company merger is completed as contemplated by the merger agreement, at the effective time of the company merger (the “company merger effective time”), each share of our common stock issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive $17.50 in cash, without interest and less any applicable withholding taxes.

Pursuant to our Second Amended and Restated Bylaws, as amended (our “bylaws”), and the Maryland General Corporation Law (the “MGCL”), only the matters set forth in the notice of special meeting may be brought before the special meeting.

Record Date, Notice and Quorum

All of our stockholders of record as of the record date, which was the close of business on December 13, 2024, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each of our stockholders of record is entitled to one vote on each matter presented at the special meeting for each share of our common stock that such stockholder owned as of the record date. On the record date, our outstanding voting securities consisted of 128,922,718 shares of our common stock.

The presence in person or by proxy of our stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares of our common stock entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote such shares of our common stock and the broker, bank or other nominee has not received voting instructions from the beneficial owner of such shares of our common stock. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so we do not expect there to be any broker non-votes at the special meeting.

Required Vote

Completion of the company merger requires approval of the merger proposal by the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting. Each share of our common stock is entitled to one vote on each matter to be voted on. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares of our common stock or vote at the special meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger proposal.

The approval of the advisory compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of either of these proposals is not a condition to completion of the company merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares of our common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of either proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of either proposal.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 4,183,603 shares of our common stock, entitling them to exercise approximately 3.25% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers, other than Zabrina M. Jenkins and Adrienne B. Pitts, have informed us that they intend, as of the date hereof, to vote their shares in favor of all of the proposals set forth herein, although none has entered into any agreements obligating them to do so. Ms. Jenkins and Ms. Pitts have informed us that, as of the date hereof, they do not intend to vote in favor of Proposal 1.

Proxies; Revocation

Any of our stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of our common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending the special meeting and voting in person. If the shares of our common stock that you own are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of our common stock using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.

If you own shares of our common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares of our common stock.

The Mergers (page 35)

In this proxy statement, we refer to the date on which the closings of each of the mergers (as defined below) occurs as the “closing date” and we refer to the occurrence of the closings of both the partnership merger (as defined below) and the company merger as the “closing of the mergers.”

The Partnership Merger

Pursuant to the merger agreement, on the closing date, Merger Sub II will be merged (the “partnership merger,” and together with the company the “mergers”) with and into the Partnership and the separate existence of Merger Sub II will cease and the Partnership will be the surviving entity in the partnership merger. We use the term “Surviving Partnership” in this proxy statement to refer to the Partnership following the time the partnership merger becomes effective.

The partnership merger will become effective upon the filing of a certificate of merger with respect to the partnership merger with the Secretary of State of the State of Delaware or on such other date and time as may be mutually agreed by us and the Parent Entities and specified in the partnership merger certificate. We use the term “partnership merger effective time” in this proxy statement to refer to the time the partnership merger becomes effective.

The Company Merger

Also on the closing date, and immediately following the consummation of the partnership merger, Merger Sub I will be merged with and into the Company and the separate existence of Merger Sub I will cease and the Company will be the surviving entity in such merger. We use the term “Surviving Corporation” in this proxy statement to refer to the Company following the effective time of the company merger.

The company merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the company merger by the State Department of Assessments and Taxation of Maryland (“SDAT”) or on such other date and time (not to exceed one business day after the date the articles of merger with respect to the company merger are accepted for record by the SDAT) as may be mutually agreed by us and the Parent Entities and specified in the articles of merger and certificate of merger.

We use the term “company merger effective time” in this proxy statement to refer to the time the company merger becomes effective. Unless otherwise agreed by the parties to the merger agreement, the partnership merger effective time and the company merger effective time will occur on the closing date, with the company merger effective time occurring immediately after the partnership merger effective time.

Company Charter

At the company merger effective time, our charter will be amended and restated in its entirety to contain the provisions set forth in Exhibit C to the merger agreement, the text of which can be found in Annex A hereto, and as so amended will be the charter of the Surviving Corporation until thereafter amended in accordance with the terms therein and applicable law.

Recommendation of Our Board of Directors (page 50)

Our board has:

•	approved and declared advisable the merger agreement and the mergers and the other transactions contemplated thereby;

•

determined the company merger, the merger agreement and the other transactions contemplated by the merger agreement, on the terms and conditions of the merger agreement, to be advisable and in the best interests of the Company; and

•	recommended that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Opinion of Our Financial Advisor (page 53 and Annex B)

In connection with the transactions contemplated by the merger agreement, on November 6, 2024, J.P. Morgan Securities LLC, which we refer to as “J.P. Morgan,” delivered an oral opinion to our board, subsequently confirmed by the delivery of a written opinion dated November 6, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the consideration of $17.50 in cash per issued and outstanding share of our common stock to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. The full text of J.P. Morgan’s written opinion dated November 6, 2024, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of J.P. Morgan’s opinion set forth in the section entitled “The Mergers—Opinion of Our Financial Advisor” is qualified in its entirety by reference to the full text of J.P. Morgan’s opinion. The full text of the written opinion of J.P. Morgan, dated November 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Our stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to our board (in its capacity as such) in connection with and for the purposes of its evaluation of the company merger, was directed only to the common stock merger consideration to be paid in the company merger and did not address any other aspect of the company merger. J.P. Morgan expressed no opinion as to the fairness of the common stock merger consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by us to engage in the company merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the company merger or any other matter.

For further information, see the section entitled “The Mergers—Opinion of Our Financial Advisor” and Annex B.

Treatment of Our Common Stock and Compensatory Awards (page 74)

Our Common Stock

The merger agreement provides that, at the company merger effective time, each share of our common stock, issued and outstanding as of immediately prior to the company merger effective time (other than any restricted stock awards (as defined below) and any shares of our common stock held immediately prior to the company merger effective time by the Company or one of our subsidiaries, or by the Parent Entities, Merger Sub I or Merger Sub II (“cancelled shares”)) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $17.50 per share, without interest (such per share amount, the “common stock merger consideration”) and less any applicable withholding taxes. Cancelled shares will be automatically cancelled and retired without any conversion thereof and will cease to exist with no consideration being paid with respect thereto in connection with, or as a consequence of, the company merger.

If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on our common stock so declared or paid by us. Additionally, any dividend paid on shares of our common stock as described in the section entitled “The Merger Agreement—Year-End Dividend” below will reduce the common stock merger consideration by an amount equal to the per share amount of such dividend.

Restricted Stock Awards

The merger agreement provides that, immediately prior to the company merger effective time, each award of restricted shares of our common stock (a “restricted stock award”) that is outstanding immediately prior to the company merger effective time will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the company merger effective time by (ii) the common stock merger consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such restricted stock award deemed satisfied at maximum performance).

In addition, each holder of a restricted stock award will be paid an amount equal to all accrued and unpaid cash dividends up to, and including, the company merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.

Treatment of Interests in the Partnership (page 74)

LTIP Units

The merger agreement provides that, with respect to each LTIP Unit of the Partnership (each, an “LTIP unit”), any time vesting conditions shall be deemed fully satisfied and performance goals applicable to such LTIP units shall be deemed satisfied at maximum performance. With respect to each LTIP unit that has vested in accordance with the terms of the relevant vesting agreement prior to the partnership merger effective time (each such LTIP unit, a “vested LTIP unit”) and in accordance with the immediately preceding sentence, the Company will cause the general partner of the Partnership to exercise its right to cause a forced redemption (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “partnership agreement”)) with respect to each vested LTIP unit, such that as of immediately prior to the partnership merger effective time, each vested LTIP unit shall be converted into a number of OP Units of the Partnership (each, an “OP partnership unit”) in accordance with the terms of the partnership agreement and the applicable vesting agreement. In addition, each holder of an LTIP unit will be paid an amount equal to all accrued and unpaid cash distributions, up to, and including, the partnership merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the partnership agreement and the applicable vesting agreement.

OP Partnership Units

The merger agreement provides that, at the partnership merger effective time, each OP partnership unit that is issued and outstanding immediately prior to the partnership merger effective time (other than “excluded units,” which are (1) OP partnership units owned by the Company or any wholly owned subsidiary of the Company, which OP partnership units will be unaffected by the partnership merger and will remain outstanding as OP partnership units of the Surviving Partnership held by the Company or the relevant wholly owned subsidiary and (2) OP partnership units owned by the Parent Entities, Merger Sub I, Merger Sub II or any of their respective wholly owned subsidiaries, which will automatically be cancelled and will cease to exist with no consideration being delivered or deliverable in exchange therefor) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the common stock merger consideration, without interest (the “partnership unit merger consideration”). We refer to each holder of OP partnership units (including vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above), other than the Company, the Surviving Corporation, the Parent Entities, Merger Sub I, Merger Sub II or any of their respective wholly-owned subsidiaries, as a “minority limited partner.”

Alternatively, in lieu of receiving the partnership unit merger consideration, each qualifying holder of an OP partnership unit will be afforded the opportunity to elect to retain such OP partnership unit (including LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above). Separate materials will be sent to the minority limited partners regarding this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger and does not constitute an offer to exchange or retain the OP partnership units (including the vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above).

Certain of our directors and executive officers beneficially own OP partnership units and will be offered the opportunity to participate in this election. See “The Mergers—Interests of Our Directors and Executive Officers in the Mergers,” for more information about interests that our directors and executive officers have in the company merger that are different than yours.

If the Partnership declares or pays a distribution so that the Company may make a dividend to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case as permitted by the merger agreement, the partnership unit merger consideration will be decreased by an amount equal to the per unit amount of such distribution. Additionally, any distribution paid on OP partnership units as described in the section entitled “The Merger Agreement—Year-End Dividend” below will reduce the partnership unit merger consideration by an amount equal to the per unit amount of such distribution.

Treatment of Dividends or Distributions (page 85 and 88)

During the term of the merger agreement, the Company and the Partnership may not pay dividends or distributions, other than (A) the payment on January 10, 2025 of the regular quarterly cash dividend and distribution on our common stock and OP partnership units, respectively, in the amount of $0.15 per share of our common stock or OP partnership unit to holders of record on December 20, 2024, (B) dividends or distributions required for the Company to maintain its respective status as a REIT under the Code or to avoid the incurrence of any income or excise taxes by the Company, (C) the Partnership Year-End Distribution (as defined in the merger agreement) and (D) the Company Year-End Distribution (as defined in the merger agreement).

If we or the Partnership declares or pays a dividend or distribution on our common stock or on OP partnership units, respectively, to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on our common stock so declared or paid by us and the partnership unit merger consideration will be decreased by an amount equal to the per unit amount of such distribution on OP partnership units so declared or paid by the Partnership.

If we declare or pay a Company Year-End Distribution, the common stock merger consideration shall be decreased by an amount equal to the per share amount of any such Company Year-End Distribution declared or paid by the Company. If the Partnership declares or pays a Partnership Year-End Distribution, the partnership unit merger consideration shall be decreased by an amount equal to the per unit amount of any such Partnership Year-End Distribution declared or paid by the Partnership.

For more information, see the sections entitled “The Merger Agreement—Conduct of Our Business Pending the Merger” and “The Merger Agreement—Year-End Dividend.”

Financing (page 59)

In connection with the closing of the mergers, the Parent Entities will cause an aggregate of approximately $2.4 billion to be paid to our stockholders (other than holders of the cancelled shares), restricted stock awards, and the minority limited partners (assuming none of the minority limited partners elect to retain OP Partnership Units in the Surviving Partnership). The Parent Entities have informed us that in connection with the closing of the mergers, the Parent Entities expect to cause the outstanding indebtedness under our revolving credit facility, term loan and unsecured notes to be repaid in full. The Parent Entities also expect our mortgage loan to be repaid. As of December 31, 2024, we had approximately $415.0 million aggregate principal amount outstanding under our revolving credit facility. As of December 31, 2024, we had approximately $1.0 billion aggregate principal amount outstanding under our term loan and unsecured notes and approximately $33.3 million under a mortgage loan outstanding.

The Parent Entities have informed us that they have received a debt commitment letter from Morgan Stanley Bank, N.A., Bank of America, N.A., Citigroup Global Markets Inc., and Wells Fargo Bank, N.A., providing for debt financing in an aggregate amount of up to $2.58 billion, which debt financing would be incurred by the Surviving Partnership and/or certain of its subsidiaries substantially concurrently with the closing of the mergers, however, the Parent Entities may seek to obtain alternative or additional debt financing in connection with the mergers. In addition, it is expected that the Sponsor will contribute equity to the Parent Entities for the purpose of funding the acquisition costs (including the common stock merger consideration and partnership unit merger consideration) that are not covered by such debt financing.

The Parent Entities have informed us that in addition to the payment of the common stock merger consideration and partnership unit merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the mergers. The Parent Entities have informed us that they currently believe that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation reasonably requested in writing by the Parent Entities in connection with the arrangement of any financing with respect to us or our subsidiaries, or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers (page 59)

Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, those of our stockholders generally. See the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers” for information about interests that our directors and executive officers have in the mergers that are different than yours.

No Solicitation of Acquisition Proposals (page 93)

Under the terms of the merger agreement, from and after the date of the merger agreement, other than as permitted by certain exceptions described in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals,” we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposal (as defined below in the section entitled “The Merger Agreement—Stockholders Meeting”) or inquiry, including, among others, restrictions on our ability to (1) solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”) that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (2) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Company, the Partnership and each of their respective subsidiaries (collectively, the “acquired companies”) to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry, (3) approve or recommend an acquisition proposal, (4) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any alternative acquisition agreement (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”) or (5) resolve, propose or agree to do any of the foregoing.

Subject to the terms of the merger agreement, if prior to obtaining required company stockholder approval (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”), then we and our representatives may (A) enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives and (B) engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal; provided that we provide notice to the Parent Entities as required under the merger agreement.

Under certain circumstances, after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board approves, and substantially concurrently with the termination of the merger agreement, we enter into an alternative acquisition agreement providing for the implementation of a superior proposal (provided that such termination will not be effective until we have paid the company termination fee (as described below in the section entitled “The Merger Agreement—Termination Fees—Company Termination Fee”)).

Conditions to the Mergers (page 105)

Completion of the mergers depends upon the satisfaction or, to the extent permitted by law, waiver of a number of conditions, including, among others, that:

•	the required company stockholder approval has been obtained;

•

no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative (collectively, a “governmental order”), after the date of the merger agreement which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the mergers;

•

our, the Partnership’s, the Parent Entities’ and each of the Merger Subs’ respective representations and warranties in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in the manner described in the section entitled “The Merger Agreement—Conditions to the Mergers”;

•

we, the Partnership, the Parent Entities and the Merger Subs must have performed in all material respects all covenants and agreements required to be performed by us and them under the merger agreement on or prior to the closing date;

•

from the date of the merger agreement through the closing date, there must not have occurred any material adverse effect (as defined below in the section entitled “The Merger Agreement—Representations and Warranties”) or any effect, change, development, circumstance, occurrence or event that, individually or in the aggregate would reasonably be expected to have a material adverse effect;

•

we and the Partnership and the Parent Entities must have received from the other party a certificate, dated as of the closing date certifying that certain conditions have been satisfied, as described in the section entitled “The Merger Agreement—Conditions to the Mergers”; and

•

the Parent Entities must have received a written tax opinion of Clifford Chance US LLP (“Clifford Chance”) (or such other nationally recognized REIT counsel as may be reasonably acceptable to the Parent Entities and us), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies in officer’s certificates), to the effect that, commencing with our initial taxable year ended December 31, 2010 through our hypothetical short taxable year ended on the closing date immediately prior to the closing of the company merger (the “hypothetical short taxable year,” we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the closing of the company merger, any action (or inaction) taken after the closing of the company merger, or the distribution requirements of Section 857(b) of the Code for the hypothetical short taxable year)).

Termination of the Merger Agreement (page 106)

We and the Parent Entities may mutually agree to terminate the merger agreement and abandon the mergers at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval.

Termination by Either the Company or the Parent Entities

In addition, we, on the one hand, or the Parent Entities, on the other hand, may terminate the merger agreement upon notice to the other party at any time prior to closing of the mergers (with respect to the first two bullets below, even after we have obtained the required company stockholder approval), if:

•

the closing of the mergers have not occurred on or before 5:00 p.m., Eastern Time, on May 6, 2025 (as it may be extended in accordance with the merger agreement, the “end date”); provided, however, that the end date may be extended at the option of the Parent Entities or us, by written notice to the other party, to 5:00 p.m., Eastern Time, on August 6, 2025, if the condition described in the second bullet below in the section entitled “The Merger Agreement—Conditions to the Mergers” has not been satisfied or waived on or prior to the end date (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing of the mergers have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing of the mergers, which conditions must be capable of being satisfied at such time; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (or (1) in the case of the Parent Entities, the failure of Merger Sub I or Merger Sub II or (2) in the case of the Company, the failure of the Partnership) to perform any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the failure of the closing of the company merger to have occurred on or before the end date;

•

any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the mergers and such law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (and (1) in the case of the Parent Entities, the failure of Merger Sub I or Merger Sub II or (2) in the case of the Company, the failure of the Partnership) to perform any covenant or obligation under the merger agreement in any respect has been the principal cause of, or resulted in, the issuance of such law or governmental order; or

•

(1) the special meeting (including any adjournments and postponements thereof) has been held and completed and our stockholders have voted on a proposal to approve the company merger and (2) the company merger has not been approved at the special meeting by the required company stockholder approval.

Termination by the Company

We may also terminate the merger agreement by written notice to the Parent Entities at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:

•

(i) there is any breach by the Parent Entities, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement of the Parent Entities, Merger Sub I or Merger Sub II set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to the Parent Entities of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by the Parent Entities, Merger Sub I or Merger Sub II on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to the Parent Entities; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•

prior to receipt of the required company stockholder approval, our board has determined to terminate the merger agreement as described in the section entitled “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation—Superior Proposal”

in order to enter into a definitive agreement with respect to a superior proposal; provided that substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or

•	all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to consummate the mergers and the additional conditions to the obligations of the Parent Entities, Merger Sub I and Merger Sub II to effect the mergers have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the mergers, so long as such conditions are, at the time of delivery of the notice referred to in the third sub-bullet of this section, capable of being satisfied as if such time were the closing of the mergers);

•	the Parent Entities, Merger Sub I and Merger Sub II fail to consummate the mergers on the date the closing should have occurred pursuant to the merger agreement;

•

on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to the Parent Entities confirming that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of the Parent Entities, Merger Sub I and Merger Sub II to consummate the mergers have been satisfied or waived by the Parent Entities (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the mergers, so long as such conditions are, at the time of delivery of the notice referred to in this sub-bullet of this section, capable of being satisfied as if such time were the closing of the mergers) and we are ready, willing and able to consummate the mergers at such time; and

•

the Parent Entities, Merger Sub I or Merger Sub II fail to consummate the mergers within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we and the Partnership were ready, willing and able to consummate the mergers during such three business day period.

Termination by the Parent Entities

The Parent Entities may also terminate the merger agreement by written notice to us at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:

•	all of the following requirements are satisfied:

•

we or the Partnership have breached any of our representations, warranties, covenants or agreements set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

•	the Parent Entities have delivered written notice to us of such breach described in the immediately preceding sub-bullet; and

•

such breach described in the first sub-bullet of this section is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of the Parent Entities’ delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that the Parent Entities will not have the right to terminate the merger agreement under this bullet if the Parent Entities, Merger Sub I or Merger Sub II is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied; or

•

(1) prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (3) prior to the receipt of the required company stockholder approval, our board has failed to publicly reaffirm the recommendation of our board regarding the merger proposal within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.

Termination Fees (page 109)

Company Termination Fee

We have agreed to pay the Parent Entities a termination fee of $78 million (the “company termination fee”), if:

•	all of the following requirements are satisfied:

•

we or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” or the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities”), or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Parent Entities”; and

•

(1) a third party has made an acquisition proposal to us or the Partnership or our respective representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we or the Partnership enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”);

•

the Parent Entities validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Parent Entities”; or

•

we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

The Parent Entities Termination Fee

The Parent Entities have agreed to pay to us a termination fee of $239 million (the “parent termination fee”) if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Limited Guarantee and Remedies (page 110)

On November 6, 2024, in connection with the execution of the merger agreement, Blackstone Real Estate Partners X L.P. (the “Sponsor”) delivered an executed guarantee in our favor to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of the Parent Entities under the merger agreement as set forth in the limited guarantee.

The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $239 million, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime rate” as published in The Wall Street Journal plus 2% per annum.

We and the Partnership cannot seek specific performance to require the Parent Entities, Merger Sub I or Merger Sub II to consummate the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against the Parent Entities, Merger Sub I and Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described below in the section entitled “The Merger Agreement—Termination Fees—Parent Termination Fee” and the section entitled “The Merger Agreement—Limited Guarantee and Remedies.” The Parent Entities, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to consummate the mergers.

Regulatory Matters (page 68)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of the articles of merger with respect to the merger by the SDAT.

No Dissenters’ Rights of Appraisal (page 114)

Pursuant to our charter, our stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the company merger.

U.S. Federal Income Tax Considerations of the Company Merger (page 68)

For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger”) in exchange for such U.S. holder’s shares of our common stock pursuant to the company merger will be a taxable transaction. In general, such U.S. holder’s gain or loss will be an amount equal to the difference, if any, between the cash such U.S. holder receives pursuant to the company merger and such U.S. holder’s adjusted tax basis in the shares of our common stock exchanged in the company merger.

If you are a non-U.S. holder (as defined in the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger”), the company merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States, but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.

For a more complete description of the U.S. federal income tax considerations of the company merger, see the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger.”

Holders of our common stock should consult their tax advisors concerning the U.S. federal income tax consequences of the company merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting of Our Common Stock and Deregistration of Our Common Stock (page 71)

If the company merger is completed, our common stock will no longer be traded on NASDAQ and our common stock will be deregistered under the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the merger proposal. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Q: What is the proposed transaction?

A: The proposed transaction is the acquisition of the Company and its subsidiaries, including the Partnership, by affiliates of Blackstone pursuant to the merger agreement. After the merger proposal has been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub I will be merged with and into the Company, with the Company continuing as the Surviving Corporation, and a wholly owned subsidiary of the Parent Entities and Merger Sub II will be merged with and into the Partnership, with the Partnership continuing as the Surviving Partnership and remaining as a subsidiary of the Company. The mergers will occur at the time provided in the merger agreement. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q: As a stockholder, what will I receive in the company merger?

A: For each outstanding share of our common stock that you own immediately prior to the company merger effective time, you will receive $17.50 in cash, without interest and less any applicable withholding taxes.

Q: Will I receive any regular quarterly dividends with respect to the Company’s common stock that I own?

A: Under the terms of the merger agreement, we may not authorize, declare or pay any dividends to our stockholders without the prior written consent of the Parent Entities, other than (A) the payment on January 10, 2025 of the regular quarterly cash dividend and distribution on our common stock and Partnership OP partnership units, respectively, in the amount of $0.15 per share of our common stock or Partnership OP partnership unit to holders of record on December 20, 2024, (B) dividends or distributions required for the Company to maintain its respective status as a REIT under the Code or to avoid the incurrence of any income or excise taxes by the Company, (C) the Partnership Year-End Distribution and (D) the Company Year-End Distribution.

If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on our common stock so declared or paid by us. If we declare or pay a Company Year-End Distribution, the common stock merger consideration shall be decreased by an amount equal to the per share amount of any such Company Year-End Distribution declared or paid by the Company. If the Partnership declares or pays a Partnership Year-End Distribution, the partnership unit merger consideration shall be decreased by an amount equal to the per unit amount of any such Partnership Year-End Distribution declared or paid by the Partnership.

For more information, see the sections entitled “The Merger Agreement—Conduct of Our Business Pending the Merger” and “The Merger Agreement—Year-End Dividend.”

Q: What will happen to my restricted stock?

A: Immediately prior to the company merger effective time, each outstanding restricted stock award will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the company merger effective time by (ii) the common stock merger consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such restricted stock award deemed satisfied at maximum performance). In addition, each holder of a restricted stock award will be paid an amount equal to all accrued and unpaid cash dividends up to, and including, the company merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.

Q: What will happen to the incentive award plans in the company merger?

A: At the company merger effective time, the Company’s 2009 Equity Incentive Plan, as amended and restated from time to time, will terminate.

Q: When do you expect the mergers to be completed?

A: If our stockholders vote to approve the merger proposal, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed in the first quarter of 2025. Pursuant to the merger agreement, the closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “The Merger Agreement—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions at the closing of the mergers) or at such other date as mutually agreed by the Parent Entities and us. For further information regarding the timing of the closing of the mergers, see “The Merger Agreement—Effective Times; Closing Date.”

Q: What happens if the mergers are not completed?

A: If the merger proposal is not approved by our stockholders, or if the mergers are not completed for any other reason, our stockholders will not receive any payment for shares of our common stock held by them pursuant to the merger agreement. Instead, Retail Opportunity Investments Corp. will remain a public company, our common stock will continue to be registered under the Exchange Act and to be listed on NASDAQ, and our common stock and restricted stock will remain outstanding. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay the Parent Entities the company termination fee. In certain other circumstances, the Parent Entities will be required to pay us the parent termination fee upon termination of the merger agreement.

Q: If the mergers are completed, how do I obtain the merger consideration for the Company’s common stock that I own?

A: Following the completion of the mergers, your shares of our common stock will automatically be converted into the right to receive your portion of the aggregate common stock merger consideration. Shortly after the mergers are completed, you will receive an instruction letter describing how you may exchange your shares of our common stock for the common stock merger consideration. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the common stock merger consideration.

Q: When and where is the special meeting?

A: The special meeting will be held on February 7, 2025 at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001.

Q: Who can vote and attend the special meeting?

A: All of our stockholders of record as of the record date, which was the close of business on December 13, 2024, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each of our stockholders of record is entitled to one vote on each matter presented at the special meeting for each share of our common stock that such stockholder owned as of the record date.

Q: What vote of our stockholders is required to approve the merger proposal?

A: Approval of the merger proposal requires the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares of our common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Q: What vote of our stockholders is required to approve the advisory compensation proposal?

A: Approval of the advisory compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares of our common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q: What vote of our stockholders is required to approve the adjournment proposal?

A: Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares of our common stock (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. Pursuant to our bylaws, the chairman of the meeting may also adjourn the special meeting from time to time without the approval of our stockholders.

Q: Why is my vote important?

A: If you do not authorize your proxy or voting instructions or vote at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the merger proposal must be approved by the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting, your failure to authorize your proxy or voting instructions or to vote at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger proposal.

Q: How does the common stock merger consideration compare to the market price of the Company’s common stock?

A: The common stock merger consideration of $17.50 per share in cash represents a premium of approximately 34% over the unaffected closing price of our common stock on July 29, 2024, the last day prior to the publication of the Reuters Article as discussed under “The Mergers—Background of the Mergers.”

Q: How does our board of directors recommend that I vote?

A: Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Q: Why am I being asked to consider and cast a vote on the advisory compensation proposal?

A: The Securities and Exchange Commission (“SEC”) has adopted rules that require companies to seek a nonbinding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the mergers.

Q: What will happen if our stockholders do not approve the advisory compensation proposal?

A: The vote to approve the advisory compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Approval of this proposal is not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to approval by our stockholders. Accordingly, regardless of the outcome of the vote on the advisory compensation proposal, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the mergers.

Q: Do any of the Company’s directors and executive officers have any interest in the mergers that are different than mine?

A: Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, those interests of our stockholders generally. See “The Mergers—Interests of Our Directors and Executive Officers in the Mergers” for information about interests that our directors and executive officers have in the mergers that are different than yours.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of our common stock or authorize a proxy to vote your shares of our common stock in one of the ways described below as soon as possible. Our stockholders of record will be entitled to one vote for each share of our common stock owned as of the record date.

Q: How do I cast my vote?

A: If you are one of our stockholders of record on the record date, you may vote at the special meeting or authorize a proxy to vote your shares of our common stock at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling toll-free in the U.S. or Canada (855) 764-2743 (or if outside the U.S. or Canada, calling (575) 415-4318) or on the Internet at www.proxyvotenow.com/ROIC. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided.

Q: How do I cast my vote if the Company’s common stock that I own is held of record in “street name”?

A: If you own shares of our common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of our common stock. If you hold your shares of our common stock through a broker, bank or other nominee and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q: What will happen if I abstain from voting or fail to vote?

A: With respect to the merger proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares of our common stock in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. With respect to the advisory compensation proposal and the adjournment proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares of our common stock in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

Q: How will proxy holders vote the shares of the Company’s common stock that I own?

A: If you properly authorize a proxy prior to the special meeting, your shares of our common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of our common stock will be voted “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Q: What happens if I sell the shares of the Company’s common stock that I own before the special meeting?

A: If you held shares of our common stock on the record date but transfer them prior to the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the common stock merger consideration for those shares of our common stock. The right to receive such consideration at the company merger effective time will pass to the person who at that time owns the shares of our common stock you previously owned.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. If you own our common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending and voting at the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker, bank or other nominee to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q: Is the company merger expected to be taxable to me?

A: The exchange of our common stock for cash pursuant to the company merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger”) who exchanges shares of our common stock for cash in the company merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of our common stock and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder (as defined in the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger”), the company merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States, but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.

For a more complete description of the U.S. federal income tax considerations of the company merger, see the section entitled “The Mergers—U.S. Federal Income Tax Considerations of the Company Merger.”

Q: What rights do I have if I oppose the merger proposal?

A: If you are one of our stockholders of record on the record date, you can vote against the merger proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the company merger. Pursuant to our charter, our stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the company merger. For more information, see the section entitled “No Dissenters’ Rights of Appraisal.”

Q: Where can I find the voting results of the special meeting?

A: We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q: Can I participate if I am unable to attend the special meeting?

A: If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q: Have any of our stockholders already agreed to approve the merger proposal?

A: No. To our knowledge, none of our stockholders have entered into any agreement to vote any of their shares of our common stock either in favor or against any proposal at the special meeting.

Q: Where can I find more information about the Company?

A: We file certain information with the SEC, which is available on the SEC’s website at www.sec.gov and on our website at www.roireit.net. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. For more information, see “Where You Can Find More Information.”

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will bear the cost of solicitation of proxies for the special meeting. Our board is soliciting your proxy on our behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged Innisfree M&A Incorporated, which we refer to as “Innisfree,” to assist in the solicitation of proxies for a fee of $75,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such stockholders for their reasonable expenses in so doing.

Q: Who can help answer my other questions?

A: If after reading this proxy statement you have more questions about the special meeting, the merger proposal or the other proposals, you should contact Innisfree as follows:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call (Toll-Free): (877) 800-5192

Banks and Brokers Call: (212) 750-5833

If your broker holds your shares of our common stock, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the mergers, including financial estimates and statements as to the expected timing, completion and effects of the mergers. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the mergers, are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to:

•

our ability to complete the mergers on the anticipated terms and timing, or at all, including our ability to obtain the required company stockholder approval to consummate the company merger, and our ability to satisfy the other conditions to the completion of the mergers;

•	potential litigation relating to the mergers that could be instituted against us or our directors, managers or officers, including the effects of any outcomes related thereto;

•	the risk that disruptions from the mergers will harm our business, including current plans and operations, including during the pendency of the mergers;

•	our ability to retain and hire key personnel;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the mergers;

•	legislative, regulatory and economic developments;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the mergers that could affect our financial performance;

•	certain restrictions during the pendency of the mergers that may impact our ability to pursue certain business opportunities or strategic transactions;

•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;

•	the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the mergers, including in circumstances requiring the Company to pay a termination fee;

•	our ability to maintain our status as a REIT under the Code through the closing of the mergers; and

•

our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by the Parent Entities of the parent termination fee in the amount of $239 million (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages.

There can be no assurance that the mergers will be completed, or if the mergers are completed, that the mergers will close within the anticipated time period. The factors set forth above should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or consummation of the transactions contemplated by the merger agreement, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

PROPOSAL 1

MERGER PROPOSAL

We are asking our stockholders to vote on a proposal to approve the merger of Montana Merger Sub Inc. with and into Retail Opportunity Investments Corp. pursuant to the terms of the merger agreement, the merger agreement and the other transactions contemplated by the merger agreement.

For detailed information regarding this proposal, see the information about the company merger and the merger agreement throughout this proxy statement, including the information set forth under “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.

Approval of the merger proposal requires the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 1. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Approval of this proposal is a condition to the completion of the company merger. In the event this proposal is not approved, the company merger cannot be completed.

Recommendation of the Board of Directors

Our board recommends that our stockholders vote “FOR” the merger proposal.

PROPOSAL 2

ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following the company merger effective time), is presented under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers.”

The stockholder vote on this advisory compensation proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to approval by our stockholders. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Approval of this proposal is not a condition to the completion of the mergers.

We are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that Retail Opportunity Investments Corp.’s stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Retail Opportunity Investments Corp. that is based on or otherwise relates to the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

Our board recommends that our stockholders vote “FOR” the advisory compensation proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers.

PROPOSAL 3

ADJOURNMENT PROPOSAL

We are asking our stockholders to consider and vote on a proposal to approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies for the merger proposal if there are not sufficient votes at the time of the special meeting or any adjournment thereof to approve the merger proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to the completion of the mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 3. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

Our board recommends that our stockholders vote “FOR” the adjournment proposal.

PARTIES TO THE MERGER AGREEMENT

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 255-4913

We are a fully integrated and self-managed REIT. We are publicly traded company and elected to be taxed as a REIT under the Code. We specialize in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers on the west coast of the United States, anchored by supermarkets and drugstores. We are organized in a traditional umbrella partnership REIT format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and conducts substantially all of its business through the Partnership and its subsidiaries.

Retail Opportunity Investments Corp.’s common stock is listed on NASDAQ, and trades under the symbol “ROIC.”

Retail Opportunity Investments Partnership, LP

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 255-4913

The Partnership is our operating partnership. We are organized in a traditional umbrella partnership REIT format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and conducts substantially all of its business through the Partnership and its subsidiaries.

Montana Purchaser LLC

c/o Blackstone

345 Park Avenue

New York, New York 10154

(212) 583-5000

Buyer 1 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Mountain Purchaser LLC

c/o Blackstone

345 Park Avenue

New York, New York 10154

(212) 583-5000

Buyer 2 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Big Sky Purchaser LLC

c/o Blackstone

345 Park Avenue

New York, New York 10154

(212) 583-5000

Buyer 3 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Buyer 1, Buyer 2 and Buyer 3 are affiliates of Blackstone.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $325 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Montana Merger Sub Inc.

c/o Blackstone

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Sub I was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of the merger agreement, on the closing date, Merger Sub I will merge with and into the Company and we will continue as the Surviving Corporation.

Montana Merger Sub II LLC

c/o Blackstone

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Sub II was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership and the Partnership will continue as the Surviving Partnership.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board to be exercised at a special meeting to be held on February 7, 2025 at 11:00 a.m., Eastern Time. The special meeting will be held at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001.

The purpose of the special meeting is for you to consider and vote on the following matters:

1. A proposal to approve the merger of Montana Merger Sub Inc. with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2024, as it may be amended from time to time, by and among the Company, Retail Opportunity Investments Partnership, LP, Montana Purchaser LLC, Mountain Purchaser LLC, Big Sky Purchaser LLC, Montana Merger Sub Inc., and Montana Merger Sub II LLC, the merger agreement and the transactions contemplated by the merger agreement;

2. A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers; and

3. A proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal.

Pursuant to our bylaws and the MGCL, only the matters set forth in the notice of special meeting may be brought before the special meeting. The affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting is required to approve the merger proposal and for the company merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

The close of business on December 13, 2024 is the record date for our stockholders of record entitled to receive notice of, attend and vote at, the special meeting or any postponement or adjournment of the special meeting. Each of our stockholders of record is entitled to one vote on each matter presented at the special meeting for each share of our common stock that such stockholder owned as of the record date. On the record date, our outstanding voting securities consisted of 128,922,718 shares of our common stock.

The presence in person or by proxy of our stockholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes (as described below), if any, will be included in determining whether a quorum is present.

Required Vote

Completion of the company merger requires approval of the merger proposal by the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting. Each of our stockholders of record is entitled to one vote on each matter presented at the special meeting for each share of our common stock that such stockholder owned as of the record date. Because the required vote for the merger proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares of our common stock or vote at the special meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger proposal.

In addition, the approval of the advisory compensation proposal and the adjournment proposal each require the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares of our common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.

Accordingly, in order for your shares of our common stock to be voted, if you are one of our stockholders of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote at the special meeting.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 4,183,603 shares of our common stock, entitling them to exercise approximately 3.25% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers, other than Zabrina M. Jenkins and Adrienne B. Pitts, have informed us that they intend, as of the date hereof, to vote their shares in favor of all of the proposals set forth herein, although none has entered into any agreements obligating them to do so. Ms. Jenkins and Ms. Pitts have informed us that, as of the date hereof, they do not intend to vote in favor of Proposal 1.

Votes cast by proxy or at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of our common stock represented at the special meeting, in person or by proxy.

How to Authorize a Proxy

Our stockholders may vote or cause their shares of our common stock to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•	attend the special meeting and vote.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of our common stock as described above as promptly as possible.

Under the rules of the New York Stock Exchange (“NYSE”), all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. Although our common stock trades on NASDAQ, the NYSE rules affect us because most of the shares of our common stock held in “street name” are held with NYSE member-brokers. A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at a meeting, but the broker, bank or other nominee has not received voting instructions from the beneficial owner of such shares and does not have the discretion to direct the voting of such shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own shares of our common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of our common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of our common stock. If you hold your shares through a broker, bank or other nominee, and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Because the merger proposal requires the affirmative vote of our stockholders entitled to cast a majority of all the votes entitled to be cast on the merger proposal at the special meeting, the failure to provide your bank, broker or other nominee with voting instructions will have the same effect as a vote “AGAINST” the merger proposal. Because the approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

Proxies and Revocation

If you authorize a proxy, your shares of our common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of our common stock will be voted in accordance with the recommendations of our board. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•

by delivering, prior to the date of the special meeting, a written notice of revocation to Michael B. Haines, our Secretary, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130;

•

by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of our common stock; or

•	by attending and voting at the special meeting.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of our common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares of our common stock.

Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged Innisfree to assist in the solicitation of proxies for a fee of $75,000, plus reimbursement of out-of-pocket expenses, and we have agreed to indemnify Innisfree against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such stockholders for their reasonable expenses in so doing.

Adjournments

Our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting (whether or not a quorum is present) to a later date and time and at a place announced at the special meeting, or provided at a future time through means announced at the meeting. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each of our stockholders of record entitled to vote at the special meeting (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without the Parent Entities’ consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Postponements

At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without the Parent Entities’ consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, affiliates of Blackstone will acquire us and our subsidiaries, including the Partnership, through the merger of Merger Sub I with and into the Company and the merger of Merger Sub II and with and into the Partnership. Pursuant to the terms of the merger agreement, Merger Sub I will merge with and into the Company, with the Company continuing as the Surviving Corporation and Merger Sub II will be merged with and into the Partnership, with the Partnership continuing as the Surviving Partnership.

This proxy statement does not constitute any solicitation of consents in respect of the partnership merger and does not constitute an offer to exchange or retain the OP partnership units (including the vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above).

Background of the Mergers

Our board and management regularly review and evaluate our historical and potential future business and financial performance with the goal of maximizing near-term and longer-term stockholder value. As part of these ongoing evaluations, our board and management have, from time to time, considered various strategic alternatives, including: (i) executing the Company’s existing strategy as a stand-alone public company, (ii) opportunistically selling all or portions of the Company’s properties and purchasing other companies and/or additional shopping center properties, (iii) funding growth by raising capital in the public markets or by accessing third-party sources of private capital, and (iv) possibly selling the Company to, or combining the Company with, a third party. In furtherance of these ongoing evaluations, in recent years our board had numerous regular discussions regarding the Company’s performance and potential strategic alternatives.

In performing these evaluations, our board took into account the long-term strategic objectives it established, which are (i) to achieve and maintain an efficient cost structure, (ii) to provide investors with an efficient and effective way to invest in a West Coast focused shopping center business, (iii) to deliver attractive returns to our investors, including by continuously improving our best-in-class property operations platform, and (iv) to maintain a flexible balance sheet (that is, a balance sheet that delivers an efficient cost of capital while at the same time providing sufficient liquidity to fund opportunistic investments when appropriate).

From time to time, representatives of the Company, including Stuart Tanz, our Chief Executive Officer, Michael Haines, our Chief Financial Officer and Richard Baker, our Chairman, have met with executives of other companies in the real estate industry, including Blackstone, to discuss, among other things, industry developments, the Company’s financing needs and possible opportunities to buy, sell or enter into joint ventures with respect to properties. Similarly, Blackstone, as one of the largest real estate investors globally, regularly meets with public and private real estate companies across all property sectors to discuss the real estate landscape, industry trends, capital market conditions and potential opportunities. During discussions in 2021, representatives of Blackstone expressed to Mr. Tanz, Mr. Baker and Lee Neibart, a member of our board, that, based on its review of publicly available information, Blackstone was impressed with the Company and was interested in exploring a potential acquisition of the Company if the Company was interested in pursuing a transaction. The conversations were high-level, and no specific terms of a potential transaction were discussed.

During the fall of 2023 and spring of 2024, representatives of Blackstone had discussions with Mr. Haines and Mr. Tanz regarding the retail industry generally, the Company’s capital raising efforts in light of near-term debt maturities, as well as other potential opportunities for collaboration between the Company and Blackstone, including potential joint venture opportunities. The conversations were high-level and no specific terms were discussed.

By early 2024, our board and management were increasingly focused on the Company’s challenges relative to its peers and observed, among other things, that while the Company had a high-quality, well-managed portfolio, its ability to grow earnings and funds from operations (or FFO) per share was constrained. Paradoxically, one of the Company’s growth constraints was the high occupancy levels at its shopping centers (which limited the Company’s ability to achieve earnings and cash flow growth through vacancy reductions). The other constraint on growth was our higher level of debt relative to our public company peers and our higher cost of capital, which impacted our ability to grow through accretive acquisitions. Our board recognized that these constraints hindered our ability to accomplish the strategic objectives it had set for the Company, as described above. Our board also noted that securities analysts had observed similar challenges with respect to the Company. Accordingly, at a regularly scheduled meeting of the board in April 2024, the board directed our management to prepare and present a strategic review regarding the opportunities and challenges facing the Company, including alternative potential means of improving our growth prospects and share price performance and thereby better accomplishing our strategic objectives.

On June 19, 2024, a representative of Blackstone called Mr. Baker to communicate that if the Company were open to exploring strategic alternatives, Blackstone would be interested in exploring a potential acquisition of the Company. This conversation was very high-level and no specific terms were discussed. Blackstone had no further discussions with Mr. Baker prior to entering into the merger agreement, other than a subsequent call to reiterate Blackstone’s interest in a potential acquisition, during which Blackstone’s representative noted that if Blackstone were to pursue an acquisition of the Company it would only do so with the support of our board.

On July 11, 2024, a representative of Blackstone called Mr. Tanz again to express Blackstone’s interest in exploring a potential acquisition of the Company. In this conversation, the representative of Blackstone indicated that Blackstone had devoted a substantial amount of time to analyzing the Company based on publicly-available information, and that Blackstone would be able to move quickly if the Company were open to exploring strategic alternatives.

On July 23, 2024, at a regularly scheduled meeting of the board, Mr. Tanz (our CEO) presented to the board a strategic review regarding the opportunities and challenges facing the Company that covered, among other things, our constraints on growth, our debt level and cost of capital, our historical share price performance, the anticipated future performance of our existing real property portfolio, potential alternative strategies involving asset dispositions to fund acquisitions or debt repayment, potential changes in our business strategy, including expansion into new geographic markets or different types of real estate, the potential to raise capital or to dispose of assets through joint venture formation, and an overview of potential business combination transactions involving the Company with selected peer companies and financial buyers.

At the same meeting, Mr. Baker (our chairman) circulated copies of a letter, dated July 23, 2024, setting forth a nonbinding preliminary indication of interest by a real estate financial sponsor (“Party A”) in acquiring the Company for $15.80 per share in cash, subject to various potential adjustments and conditions. The indicative value of $15.80 per share represented a premium of 15.8% to the $13.64 per share closing price of our common stock on July 22, 2024 (the last trading day before the meeting), and a 25% premium to the trailing 30-day volume weighted average trading price (or VWAP) through that date. In its letter, Party A stated that it had participated in preliminary discussions with Mr. Baker regarding the potential for a property and asset management contract with one or more of his affiliated entities relating to the Company’s properties, which would take effect if Party A acquired the Company. Mr. Baker told the other directors that, because of the potential conflict of interest arising from those discussions with Party A, he would recuse himself from any discussion by our board of a transaction with Party A and from any exploration of alternatives to a transaction with Party A that the other directors might wish to pursue. Mr. Neibart then told the other directors that, in light of Mr. Neibart’s long-standing business relationship with Mr. Baker, he also would recuse himself from any such discussions. The other directors informed Mr. Baker that they would take Party A’s letter under review.

Our board subsequently established a committee consisting of all directors other than Mr. Baker, Mr. Neibart and Mr. Tanz (that is, Ms. Ho, Mr. Indiveri, Ms. Jenkins, Ms. Pitts, Mrs. Pomerantz, and Mr. Zorn)

(the “committee”) with full power and authority to, among other things, evaluate and determine whether and how to respond to Party A’s preliminary indication of interest and to explore and evaluate strategic alternatives that potentially might be available to the Company. All six members of the committee represented a majority of the members our board, were not employees of the Company, and were independent in accordance with NASDAQ corporate governance requirements and our board’s independence standards.

On July 29, 2024, the committee met, with representatives of our management and outside counsel, Clifford Chance US LLP (“Clifford Chance”), in attendance to discuss Party A’s preliminary indication of interest. The committee discussed the desirability of conducting a review of the Company’s strategic alternatives, which included potentially (i) remaining independent, with or without changes to the Company’s business strategy, or (ii) engaging in various types of merger-and-acquisition (M&A) transactions. The committee also discussed the desirability of engaging an investment bank to assist it in analyzing the alternatives potentially available and, if appropriate, in soliciting acquisition proposals from parties other than Party A. The committee resolved to interview several reputable investment banks before selecting one, and instructed the Company’s management to respond to Party A by acknowledging the receipt of Party A’s indication of interest but provide no feedback pending the committee’s evaluation of the indication of interest and other strategic alternatives, including standalone alternatives. The closing price of our common stock on July 29, 2024 was $13.04 per share.

On July 30, 2024, Reuters published an article (the “Reuters Article”) describing rumors that Blackstone and the Company were in “early-stage talks” regarding a potential sale of the Company. On the same day, after publication of the Reuters Article, the closing price of our common stock was $15.74 per share.

On August 6, 2024, the committee met, with representatives of the Company’s management and Clifford Chance in attendance, to interview three potential financial advisors. Each of the interviewed financial advisors presented analyses to the committee that were based on publicly available information. Each of the three concluded, among other things, that despite the Company’s high-quality asset portfolio, the Company faced challenges limiting its growth prospects, which were exacerbated by the Company’s relatively high debt leverage. The committee discussed the three presentations during a subsequent meeting held on August 19, 2024, and then selected J.P. Morgan to act as the Company’s financial advisor after considering the overall reputation, experience and qualifications of J.P. Morgan and the other financial advisors, as well as J.P. Morgan’s knowledge of the real estate market.

On August 16, 2024, Party A sent a second letter to the Company reaffirming its confidence in its ability to quickly sign, finance and close an acquisition of the Company. The Company confirmed receipt of Party A’s second letter and noted that the committee would take it under review.

At a meeting held on August 19, 2024, the committee, with representatives of the Company’s management and Clifford Chance in attendance, discussed the Reuters Article, and each committee member confirmed they had not contacted, or been contacted by, Blackstone. Mr. Tanz told the committee that he previously met on various occasions with representatives of Blackstone where those representatives had expressed an interest in exploring a transaction with the Company should the opportunity arise, but no specific transaction had been discussed. Based on these responses, the committee concluded that the Reuters Article was inaccurate. The committee then discussed the standalone opportunities for the Company as well as the challenges facing the Company, and the committee members noted the importance of fully understanding the Company’s standalone prospects before making any decision to pursue a sale of the Company or other strategic alternative. Details regarding the standalone opportunities and challenges discussed by the committee at this meeting and subsequent meetings are discussed below under “—Reasons for the Merger.”

At meetings held on August 22, 2024 and August 26, 2024, the committee discussed a draft engagement letter provided by J.P. Morgan and subsequent revisions to the draft. At the August 26 meeting, the committee authorized the execution of the J.P. Morgan engagement letter. The committee then discussed various factors that J.P. Morgan should be instructed to take into account in evaluating the opportunities and challenges facing the

Company if it continued on a standalone basis, including potential ways of extracting more value from the Company’s existing portfolio and the potential impact of recent and potential future movements in interest rates.

On September 5, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. J.P. Morgan’s representatives discussed the state of the shopping center REIT sector, the Company’s recent and current market valuation and potential opportunities and challenges for the Company were it to remain independent, and the potential impact on the Company’s standalone valuation if it were to pursue asset dispositions to fund acquisitions or debt repayment, change its business strategy, raise capital or dispose of assets through joint venture formation. Among other things, representatives of J.P. Morgan summarized for the committee a preliminary financial analysis for the Company based on business plans and estimates of our future financial performance prepared by our management, as set forth in the section of this Proxy Statement entitled “—Financial Projections”. The committee also discussed with J.P. Morgan the best process for maximizing value if the Company were to be sold should the committee determine to solicit indications of interest from third parties regarding potential strategic transactions. The committee and the representatives of J.P. Morgan also discussed certain risks and benefits of commencing a sale process in which parties would be invited to review confidential information and submit indications of interest with respect to a potential sale of the Company, including risks related to potential disruptions to our business and management’s attention from ongoing operations, the need to disclose proprietary and confidential information to current and potential competitors, and the benefits of obtaining near-term liquidity and potential certainty of value for our stockholders. After discussion of the potential risks and benefits of a sale process, the committee determined that it was in the best interests of our stockholders to take steps to further explore a potential sale of the Company, including by establishing a formal two-round sale process involving a broad outreach to potential bidders.

On September 8, 2024, the committee met, with representatives of our management and Clifford Chance in attendance. The committee discussed a proposed list of 17 third parties from whom the Company may wish to solicit indications of interest. At this meeting, the committee approved such outreach list and authorized J.P. Morgan to contact the parties on the list. The potential bidders were selected based on, among other things, experience in executing public mergers and/or acquisitions, financial ability to pay and capacity to execute a transaction of this size, experience in the shopping center space, potential interest in acquiring the Company and confidentiality and competitive concerns. Blackstone and Party A were among the parties J.P. Morgan was authorized to approach. Other parties that J.P. Morgan was authorized to approach included 4 public REITs and 13 real estate financial sponsors, sovereign wealth funds, and pension funds.

On September 9, 2024, in connection with an industry conference, Mr. Tanz and representatives of J.P. Morgan met with representatives of Blackstone and informed them that the Company was exploring a potential sale. The representatives of Blackstone indicated that they had devoted a substantial amount of time to analyzing the Company based on publicly-available information and were very interested in pursuing a potential transaction. They were prepared to move quickly and were eager to enter into a confidentiality agreement in order to conduct due diligence based on non-public information. No specific terms of a transaction were discussed.

On September 13, 2024, the Company entered into a confidentiality agreement with Blackstone, which included customary standstill provisions.

On September 20, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, to discuss the status of the solicitation of third-party indications of interest. J.P. Morgan’s representatives provided an update on the status of the confidentiality agreements with potential counterparties, noting that out of eleven parties contacted to date, seven (including Blackstone and two publicly-traded REITs which we refer to as “Party B” and “Party C”) had executed confidentiality agreements with customary standstill provisions (which standstills terminated, in accordance with their terms, upon the Company’s entry into the merger agreement); two had declined to proceed further; and the remaining two (including Party A) were still negotiating certain terms of their respective confidentiality agreements. The committee instructed J.P. Morgan to give parties who executed confidentiality agreements access to non-public information of the Company in an electronic data room (which we refer to as the “data room”) to conduct due diligence. From September 20, 2024 and until the Merger Agreement was signed, representatives of the Company’s management and J.P. Morgan held multiple discussions with representatives of Blackstone and other parties regarding their due diligence review of the Company and its business.

On September 20, 2024, the Company entered into a confidentiality agreement with Party A, which included customary standstill provisions (which standstill terminated, in accordance with its terms, upon the Company’s entry into the merger agreement). Party A requested and was granted approval to include two sovereign wealth funds as part of their acquisition consortium. On September 24, 2024, J.P. Morgan posted to the data room a process letter instructing the seven bidders who had executed confidentiality agreements to submit their preliminary non-binding proposals for a potential acquisition of the Company by October 10, 2024, which deadline was determined by the committee, based on input from J.P. Morgan, to be sufficient to allow the bidders to perform initial due diligence on the Company and prepare their preliminary proposals. The potential bidders were also asked to share their expected sources of equity and debt financing and the material assumptions made to arrive at their proposed purchase price, among other things.

On October 2, 2024, another pension fund contacted J.P. Morgan to express their interest in a potential transaction, but that party ultimately did not enter into a confidentiality agreement with the Company.

On October 3, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. J.P. Morgan’s representatives described the status of the process participants’ due diligence activities, noting that several participants appeared to be devoting significant resources to their due diligence activity, and these participants included Blackstone, Party A and two other real estate financial sponsors, as well as Party B, Party C and one other public REIT. J.P. Morgan discussed with the committee and our management the timing of readying the Company’s third quarter financial and operating information so that it can be shared with the process participants. Also at the meeting, the committee discussed the merits and risks of any potential share-for-share transaction with a strategic counterparty such as another REIT, including the risk that the notional value of the consideration offered in a share-for-share transaction would fluctuate (up or down), which could significantly affect the value of the consideration received by the Company’s shareholders or that a potential transaction may need to be approved by a vote of the shareholders of the acquirer, and various ways to evaluate and compare the respective relative merits and risks of an all-cash transaction, a share-for-share transaction, and the Company remaining independent.

On October 10, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, during which J.P. Morgan’s representatives described the three indicative acquisition proposals received earlier that day from Party A, to acquire the Company for $16.40 per share in cash; Party B, to acquire the Company in a share-for-share transaction with a fixed exchange ratio, nominally valued (based on the most recent closing price per share of Party B’s common stock) at $16.82 per share; Party C, to acquire the Company in a share-for-share transaction with a fixed exchange ratio, nominally valued (based on the most recent closing price per share of Party C’s common stock) at $16.46 per share; and Blackstone, to acquire the Company for $16.50 per share in cash (representing a 27% premium to the closing price of the Company’s common stock on July 29, 2029, the day before the Reuters Article was published) (we sometimes refer to the four indicative proposals received on October 10, 2024 collectively as the “October 10 Proposals”). Also at this meeting, the committee discussed the desirability of adopting employee severance and retention arrangements if the committee were to decide to proceed with a sale of the Company. The closing price of our common stock on October 10, 2024, was $15.44 per share. The four other parties that had entered into confidentiality agreements, but who did not submit acquisition proposals, indicated to J.P. Morgan that they were no longer interested in pursuing a potential transaction with the Company.

On October 13, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, to discuss the October 10 Proposals in greater detail. Prior to this meeting, Party A indicated that they could potentially increase the value of their proposal by as much as $0.75 per share, implying a potential value of up to $17.15 per share.

In addition to comparing the per share consideration values implied by the October 10 Proposals, the committee, with assistance from J.P. Morgan and Clifford Chance, considered other differences among the October 10 Proposals. For example, the contemplated treatment of dividends between signing and closing varied across the four October 10 Proposals.

The committee discussed that the degree of certainty offered by the October 10 Proposals also varied. Along with its October 10 Proposal, Blackstone provided a draft merger agreement as well as drafts of an equity commitment letter and related limited guarantee, indicated that its proposal was not subject to any financing contingency, that Blackstone had conducted extensive due diligence to date and that Blackstone was prepared to negotiate and enter into definitive documents and concurrently complete any remaining confirmatory due diligence prior to the opening of market on the following Monday, October 14, 2024. The draft merger agreement provided by Blackstone contemplated that, among other things, (i) a wholly owned subsidiary of three affiliates of Blackstone would merge with and into the Company, with the holders of the Company common stock receiving cash consideration, (ii) another wholly owned subsidiary of three affiliates of Blackstone would merge with and into the Partnership, with the holders of Partnership units receiving the same cash consideration as the holders of common stock or, alternatively, unitholders of the Partnership would have the right to elect to retain their OP units, which would be governed by terms to be set forth in an amendment to the Partnership Agreement that was not yet provided by Blackstone, (iii) the Company would be subject to a prohibition on soliciting alternative proposals but would be permitted to (x) change its recommendation that stockholders approve the merger under certain circumstances, including if the failure to make such change would be inconsistent with its duties under applicable law, and (y) enter into an agreement with respect to a superior proposal by paying a termination fee equal to 3.8% of the Company’s equity value, along with matching rights in favor of the buyer if any superior proposal were received, (iv) the Company would not have the right to seek specific performance or damages from Blackstone but rather Blackstone would pay to the Company a reverse termination fee of 9% of the Company’s equity value as an exclusive remedy under certain circumstances, (v) the Company would be permitted to pay its next regular quarterly dividend but no other regular dividends thereafter.

As compared to Blackstone’s proposal, the other October 10 Proposals were not as well-developed and would require more time to convert into definitive agreements that were ready to sign. The committee also discussed that, while the indicative values of the two share-for-share proposals (from Parties B and C) were attractive, those proposals potentially might be reduced later in the process because Parties B and C (both of whom were viewed as competitors of the Company) had not yet been given certain competitively sensitive information such as rent rolls and details of the Company’s anticipated leasing activity; accordingly, the October 10 Proposals that Parties B and C submitted were based on the Company’s management-prepared financial estimates of our performance in 2025 and 2026. By contrast, Blackstone and Party A, who both had been given access to the information withheld from Parties B and C out of competition concerns, told J.P. Morgan that they believed those management-prepared estimates were overly optimistic and that their October 10 Proposals were based on downward-adjusted estimates of our future financial performance that each of them had developed following diligence. If Parties B and C were invited into the next round and given access to the competitively sensitive information, it was possible that, like Blackstone and Party A, they also would discount management’s estimates and this in turn could lead them to reduce the consideration they were willing to offer.

After these discussions, the committee decided to consider the October 10 Proposals overnight and to reconvene the following day.

On October 14, 2024, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, the committee met and resumed its discussion of the October 10 Proposals. When discussing the share-for-share October 10 Proposals made by Parties B and C, the committee was advised by J.P. Morgan that the maximum value that Parties B and C could offer was constrained by the pro forma effect of the proposed transactions on the respective acquirers’ funds from operations (or FFO) per share and other performance metrics: a transaction the market perceived to be potentially dilutive to the acquirer typically would cause the acquirer’s share price to fall significantly, thereby reducing the notional value of the consideration offered to the Company’s stockholders. In addition, the committee discussed certain concerns associated with the all-stock consideration offered by Parties B and C, including, among others, that their respective proposals used a fixed exchange ratio pursuant to which our stockholders would receive a specific amount of Party B or C common stock for each share of our common stock regardless of the value of Party B or C’s common stock at the time of closing and, given that a transaction with Party B or C would likely take several months to close, our stockholders would have no certainty of the value of the consideration they would receive at closing. The committee also discussed the fact that Party B’s stockholders might be required to approve a transaction, which would reduce the certainty of closing. The amount of fluctuation potentially could be reduced, and the need for a vote of Party’s B’s stockholders eliminated, if a significant portion of the consideration per share were payable in cash instead of shares of the acquirer. After this discussion, the committee instructed J.P. Morgan to invite each of Blackstone, Party A, Party B and Party C into the next round of the process and to encourage Parties B and C to add a substantial cash component to their next proposals in order to mitigate the risk of fluctuation in the consideration received by the Company’s shareholders based on the acquirer’s stock price.

The committee also discussed the need to continue evaluating the values that our stockholders might realize under the October 10 Proposals against the value that stockholders might realize if we remained independent.

On October 17, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance, to discuss the next steps in the process. In particular, the committee considered the deadline to be set for the remaining process participants’ best and final proposals. During this meeting the committee also noted that, based on the fixed exchange ratios provided in the October 10 Proposals of Party B and Party C, the implied value of Party B’s all-stock proposal was $17.44 per share and the implied value of Party C’s all-stock proposal was $17.29 per share based on each company’s respective closing price on October 16, 2024. Representatives of J.P. Morgan advised the committee that, based on their conversations with the remaining process participants, Blackstone wanted the final bid deadline to be as soon as possible, Party B and Party C each preferred a bid deadline at least two weeks after the October 17 meeting, and Party A wanted at least a week or more. Following discussion, the committee determined that it was in the best interests of the Company’s stockholders provide an additional two weeks, and therefore set the bid deadline for October 31, 2024 so that all of the remaining interested parties had sufficient time to complete their due diligence and present their best and final proposals, and so that the Company, together with the Company’s advisors, could conduct reverse due diligence on Party B and Party C to obtain a better understanding of the merits and risks related to the stock consideration that would be received by the Company’s stockholders in a share-for-share transaction with one of those parties. The committee also discussed the merits of paying retention bonuses to motivate and retain employees and officers through the closing of a transaction and reviewed the terms of a draft employee retention plan (the “Retention Plan”) that had been circulated to the committee in advance of the meeting.

On October 19, 2024, J.P. Morgan furnished Blackstone, Party A, Party B and Party C with a process letter inviting each of them to finalize their due diligence and submit a fully-financed, binding offer and ready-to-sign legal documentation on a basis that they were prepared to execute (such proposals, the “Final Proposals”) by October 31, 2024. Parties B and C were also given access to the competitively sensitive information that was previously withheld. During the remainder of October 2024, Blackstone, Party A, Party B and Party C conducted additional due diligence with respect to the Company. The Company, together with the Company’s advisors, also conducted reverse due diligence on Party B and Party C. The closing price of our common stock on October 18, 2024 (the last trading day before the October 19 meeting) was $16.16 per share.

On October 22, 2024, the Company furnished Blackstone, Party A, Party B and Party C a draft merger agreement, prepared with the assistance of representatives of Clifford Chance and the Company’s management. The Company’s draft that was furnished to Blackstone was based upon the draft agreement provided by Blackstone with its October 10 Proposal and contemplated that, among other things, (i) the termination fee payable by the Company if it terminated the merger agreement to accept a superior proposal would be equal to 2.75% of the Company’s equity value (rather than 3.8% in Blackstone’s original draft), (ii) the reverse termination fee payable by Blackstone in certain circumstances would be equal to 12.25% of the Company’s equity value (rather than 9% in Blackstone’s original draft)), (iii) the Company would be permitted to pay its regular quarterly dividends at a rate of $0.15 per share and a prorated dividend for the quarter in which the closing occurs and (iv) accepted Blackstone’s proposal that the Company not have the right to obtain specific performance against Blackstone.

Later on October 22, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. The committee discussed with representatives of J.P. Morgan and Clifford Chance various developments in the second round of the bidding process, including the furnishing of draft merger agreements, the preparation of merger agreement disclosure schedules, and the Company’s ongoing reverse due diligence on Parties B and C. The committee also discussed the benefits of adopting the Retention Plan.

On Friday, October 25, 2024, representatives of Simpson Thacher & Bartlett LLP, legal counsel to Blackstone (“Simpson Thacher”), on behalf of Blackstone, provided a markup of the draft merger agreement to representatives of J.P. Morgan and Clifford Chance, along with a draft amendment to the partnership agreement setting forth certain amendments to the partnership agreement to be adopted upon the partnership merger that would be applicable to unitholders of the Partnership who elect to retain their OP partnership units (as further discussed below under “The Merger Agreement — Treatment of Interests in the Partnership”). The revised draft merger agreement noted that the amounts of the Company termination fee and the reverse termination fee would be separately discussed. In addition, among other things, the merger agreement provided that, consistent with Blackstone’s original draft of the merger agreement, the Company would be permitted to pay its previously declared regular quarterly dividend payable in January 2025, but would otherwise not be permitted to pay any further regular dividends in respect of the Company common stock.

On the following Monday, October 28, 2024, representatives of Clifford Chance held a call with Simpson Thacher to discuss the markup that Simpson Thacher provided on October 25. Clifford Chance provided input and feedback but did not seek to negotiate the markup, advising Simpson Thacher that the deadline for submission of Final Proposals remained October 31, 2024, and Clifford Chance, at the committee’s instruction, would not engage in negotiations over the terms of the merger agreement until all the Final Proposals have been received by the Company.

On October 29, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. J.P. Morgan’s representatives summarized recent developments in the process, including that Party C had withdrawn. Party C had noted that, based on its belief that our management financial estimates of the Company’s performance in 2025 and 2026 were overly optimistic, Party C was unable to provide an attractive valuation for the Company and was no longer interested in pursuing a transaction. With input from Clifford Chance, the committee then discussed (i) the key provisions of the draft merger agreement, (ii) the next steps in the process leading up to, and beyond, the October 31, 2024 Final Proposal deadline, (iii) the revisions set forth in Simpson Thacher’s October 28 markup of the merger agreement and the feedback provided by Clifford Chance to Simpson Thacher, and (iv) certain details of the Retention Plan.

On October 31, 2024, Blackstone, Party A and Party B submitted their Final Proposals. Party A proposed an all-cash acquisition of the Company for $16.68 per share; Party B did not add any cash component to their offer as was previously suggested by J.P. Morgan, and proposed a 100% share-for-share acquisition of the Company with a lower fixed exchange ratio than was provided in its October 10 Proposal, which reflected an implied value (based on Party B’s most recent closing share price) of $16.11 per share; and Blackstone proposed an all-cash acquisition of the Company for $17.50 per share (representing a 34% premium to the closing price of the Company’s common stock on July 29, 2024, the day before the publication of the Reuters Article). Party A’s Final Proposal contemplated that the Company could declare and pay its regular quarterly dividends in accordance with past practice in an amount not exceeding $0.15 per Company share, Party B’s Final Proposal allowed regular quarterly dividends through closing, and Blackstone’s Final Proposal contemplated that the Company could declare and pay its previously declared regular quarterly dividend of $0.15 per share payable in January 2025 but not thereafter. Each of the Final Proposals was accompanied by a markup of the merger agreement and, in the case of Party A’s Final Proposal, also drafts of equity commitment letters and a related guarantee.

Blackstone’s Final Proposal indicated that its offer of $17.50 per share was its best and final offer, and that it was prepared to pay the same cash price to the holders of the Partnership’s OP units. Blackstone’s Final Proposal also indicated that Blackstone had completed its due diligence review (subject to receipt of the disclosure schedules) and was expressly contingent on signing a definitive merger agreement by 5:00 p.m. Eastern Time on Sunday November 3, 2024. Blackstone’s markup submitted with its Final Proposal was substantially similar to its October 28 draft and further provided that (i) termination fee payable by the Company if it terminated the merger agreement to accept a superior proposal would be equal to $78 million (representing 3.25% of the Company’s equity value), rather than 3.8% in Blackstone’s original draft and (ii) the reverse termination fee payable by Blackstone in certain circumstances would be equal to $239 million (representing 10% of the Company’s equity value), rather than 9% in Blackstone’s original draft.

The closing price of our common stock on October 31, 2024, was $15.50 per share.

Later on October 31, 2024, the committee met, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. J.P. Morgan’s representatives briefed the committee on the Final Proposals received earlier that day and reviewed preliminary financial analyses of the Final Proposals. The committee considered, among other things, that Blackstone’s all-cash Final Proposal was at a materially higher level per share than the other two Final Proposals, provided for certainty of value as compared to the volatility inherent in the stock consideration offered by Party B, and that Blackstone’s merger agreement markup contained non-price terms that were more beneficial in the aggregate to the Company than those presented in Party A’s corresponding markup for an all-cash transaction. The committee asked whether there was any indication that Party A or Party B would be willing to improve the economic terms of their Final Proposals to match or beat the economic terms stated in Blackstone’s proposal. Representatives of J.P. Morgan reminded the committee that all of the bidders were instructed and repeatedly re-encouraged to present the highest value they could. J.P. Morgan’s representatives said they believed, based on extensive discussions with each party, including regarding the financial analyses and assumptions used by each of them in support of their respective Final Proposal, that the Final Proposals were the best and final offers from all three of them. The committee considered and discussed with our management and representatives of J.P. Morgan the potential merits and risks of pursuing a transaction with Blackstone, Party A or Party B, relative to the opportunities and challenges facing the Company if it remained independent.

Also on October 31, 2024, on behalf of the Company, representatives of Clifford Chance sent a draft of the Company’s disclosure schedules (which are referred to in the merger agreement) to representatives of Simpson Thacher.

On November 1, 2024, the committee met to continue their discussion from the prior day, with representatives of our management, J.P. Morgan and Clifford Chance in attendance. Representatives of J.P. Morgan discussed the financial attributes of Blackstone’s Final Proposal with the committee as compared to the Company’s estimated standalone valuation if it were to pursue asset dispositions to fund acquisitions or debt repayment, change its business strategy, raise capital or dispose of assets through joint venture formation. Representatives of Clifford Chance then described the merger agreement markup submitted as part of Blackstone’s Final Proposal.

Also on November 1, 2024, J.P. Morgan sent to the board a letter containing disclosure of certain relevant information concerning J.P. Morgan’s business relationships with the Company and Blackstone.

Later on the same day, representatives of Clifford Chance sent a revised draft of the merger agreement, on behalf of the Company, to representatives of Simpson Thacher. The revised draft of the merger agreement reflected, among other things, (i) a reduction of the termination fee which would be payable if the Company terminated the merger agreement with Blackstone to enter into a definitive agreement providing for the implementation of a superior proposal from 3.25% to 3% of the Company’s equity value, and (ii) an increase of the reverse termination fee which would be payable by Blackstone if the Company terminated the merger agreement in certain circumstances, from $239 million (representing 10% of the Company’s equity value and 6.4% of the Company’s enterprise value) to $250 million (representing 10.5% of the Company’s equity value). Thereafter and continuing on Saturday, November 2, 2024, the Company, with the assistance of J.P. Morgan and Clifford Chance, on the one hand, and Blackstone, with the assistance of Simpson Thacher, on the other hand, continued to negotiate the terms of the proposed merger agreement and other transaction documents and exchanged and discussed various drafts of the documents. The negotiations covered various aspects of the transaction, including, among others, the amount of the termination fee and the reverse termination fee, representations and warranties made by the parties, the restriction on the conduct of the Company’s business until completion of the transaction, the conditions to completion of the merger, the terms relating to the treatment of the holders of OP units in the Partnership, the terms relating to payment of the Company termination fee and the reverse termination fee, and provisions regarding equity awards and other compensation matters.

On Sunday, November 3, 2024, a meeting of the full board of the Company was convened given Maryland law requires that a merger transaction must be approved by the full board and could not be approved by the committee. Mr. Baker and Mr. Neibart advised the other directors that they no longer were recusing themselves from the process because the business before the board did not involve a transaction with Party A. As a result, Mr. Baker and Mr. Neibart attended the meeting, as well as representatives of the Company’s management, J.P. Morgan and Clifford Chance. J.P. Morgan’s representatives referred the board to materials that J.P. Morgan had circulated in advance of the meeting, summarized for the board various preliminary financial analyses, which are described in more detail in the section of this Proxy Statement entitled “—Opinion of Our Financial Advisor,” and discussed various financial and other aspects of Blackstone’s Final Proposal. The board discussed the proposed transaction in detail, including, the matters described in the section of this Proxy Statement entitled “—Reasons for the Merger.” Mr. Baker told the other directors that because he had not previously been involved in discussions regarding the bidding process and lacked the information that the committee had developed and analyzed, he was concerned he was not sufficiently fully informed to evaluate whether $17.50 per share was adequate and appropriate. Mr. Baker requested that he be provided the materials that previously had been provided to the committee and that the board postpone acting on Blackstone’s proposal until Mr. Baker had the opportunity to review those materials. Mr. Baker also requested an analysis of the value that might be realized for the Company’s stockholders if the Company were to liquidate, and an analysis of the potential effects of significant interest movements on the Company’s share price if the Company remained independent. After further discussion, the board unanimously determined to postpone acting on Blackstone’s proposal.

On November 4, 2024, Blackstone sent a letter to the board noting that its Final Proposal of October 31 expired at 5:00 p.m. Eastern time on November 3, 2024, but that, in order to allow the board additional time to evaluate the merits of the transaction with Blackstone, Blackstone was willing to extend its offer until 5:00 p.m. Eastern Time on Wednesday, November 6, 2024 at which point its offer would expire and Blackstone would cease all further consideration of a transaction with the Company. In the same letter, Blackstone reiterated that $17.50 per share was its best and final offer.

On November 6, 2024, the board held a meeting with all members of the board in attendance, along with representatives of our management, J.P. Morgan and Clifford Chance. Representatives of J.P. Morgan discussed materials that were provided to the board in advance of the meeting, including a liquidation analysis and an analysis of the potential effect of interest rate movements on the Company’s share price. The board discussed the materials and the analyses they contained.

Representatives of Clifford Chance then reviewed with the board the material terms of the proposed transaction with Blackstone and the board’s legal duties. The board resumed its discussion of the proposed transaction in detail previously commenced during the November 3, 2024 board meeting, including, without limitation, the matters described in the section of this Proxy Statement entitled “—Reasons for the Merger” and a proposed amendment to the Company’s bylaws that would make specified state and federal courts in Maryland the sole and exclusive forum for litigation relating to the Company’s internal affairs, including stockholder derivative suits and alleged breaches of duties owed to stockholders, and the federal district courts in the United States the sole and exclusive forum for litigation asserting solely a cause of action arising under the Securities Act of 1933, as amended. At the request of the board, J.P. Morgan reviewed its financial analyses of the Consideration provided for in the Merger Agreement. Following its presentation, J.P. Morgan delivered to the Company Board its oral opinion on November 6, 2024, confirmed by delivery of a written opinion dated November 6, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction was fair, from a financial point of view, to such holders, as more fully described below in the section of this Proxy Statement entitled “—Opinion of Our Financial Advisor.”

At the meeting, all of the members of the board communicated their support for the transaction, with the exception of Mr. Zorn, Ms. Jenkins and Ms. Pitts. Each of Mr. Zorn, Ms. Jenkins and Ms. Pitts expressed a belief that the Company’s stockholders could potentially realize value greater than $17.50 per share if the Company were to remain independent, including through asset sales. Following that discussion the board, acting by majority vote (with six directors voting in favor and three, Mr. Zorn, Ms. Jenkins and Ms. Pitts, voting against), (i) approved, adopted and declared advisable the mergers, the merger agreement and the transactions contemplated thereby, (ii) determined that the mergers, the merger agreement and the other transactions contemplated thereby, are advisable and in the best interests of the Company, (iii) authorized and approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the transactions contemplated thereby, on the terms and subject to the conditions set forth therein, (iv) recommended that the stockholders of the Company approve the mergers, the merger agreement and other transactions contemplated by the merger agreement, (v) directed that the company merger, the merger agreement and other transactions contemplated by the merger agreement, be submitted to the stockholders of the Company for their approval at a special meeting, and (vi) adopted and approved the Retention Plan and retention equity awards thereunder.

Following the conclusion of the board meeting, on November 6, 2024, the Company and Blackstone finalized and executed the merger agreement and the limited guarantee.

Later on November 6, 2024, Blackstone and the Company issued a joint press release announcing the execution of the merger agreement.

At the time of the execution of the merger agreement, Blackstone had not discussed the terms of any post-closing employment or equity participation for the Company’s management (other than the treatment of Partnership units) with any members of the Company’s management or the board.

Reasons for the Merger

At a meeting held on November 6, 2024 at which all nine directors were present, our board (with six directors voting in favor and three voting against) declared the transactions contemplated by the merger agreement, including the company merger, to be advisable and in our stockholders’ best interests, approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and resolved to recommend that holders of our common stock approve the merger proposal. In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the company merger, the board consulted with our senior management team, as well as our financial and legal advisors, and considered a number of factors weighing both expected benefits and potential risks. References to the belief of our board below refer to the determination of our board acting by majority vote.

Our board considered the following factors (not in any order of relative importance) that it the board viewed as being positive or favorable in coming to its determination and recommendation:

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the current and historical trading prices of our shares of common stock, and the fact that the common stock merger consideration of $17.50 per share in cash represents a premium of approximately 34% over the unaffected closing price of our common stock on July 29, 2024, the last day prior to the publication of the Reuters Article;

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the belief of our board that the committee conducted a thorough and robust process to identify and explore various strategic alternatives that may be available to the Company and the value that each alternative reasonably could be expected to deliver to our stockholders;

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the belief of our board, informed by the process undertaken by the committee, that the sale of the Company for $17.50 per share as contemplated by the merger agreement will deliver a better outcome for the Company’s stockholders than the other alternatives realistically available to the Company, which include remaining an independent public company (with or without adjustments to the Company’s strategy or business model), selling some or all of the Company’s assets (including in a liquidation), or engaging in an alternative form of business combination transaction, taking into account in each case the feasibility of those alternatives, the significant various risks, uncertainties and costs associated with pursuing them, including the potential costs associated with selling or otherwise disposing of individual assets and potentially liquidating the Partnership in connection therewith, and the amount of time that would be required to implement the alternatives;

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the risks and uncertainties of remaining as an independent public company, including the Company’s need to raise capital to fund growth through the acquisition of additional properties and/or M&A activity, the difficulty and cost of obtaining capital and the challenges of acquiring shopping center real estate assets on an accretive basis given the Company’s high cost of capital and low enterprise value, particularly in an environment where other companies with lower costs of capital and higher enterprise value are seeking to significantly expand their portfolios of shopping center real estate assets;

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the belief of our board that it is unlikely at the present time that any third party is willing to pay more than $17.50 per share for the Company, taking into account among other things the publication of the Reuters Article and the fact that twelve strategic and financial parties were invited to participate in the process run by the committee, nine of them executed confidentiality agreements, four submitted October 10 Proposals and three submitted Final Proposals, and that none of other Final Proposals proposed consideration equal to or greater than $17.50 per share;

•

the belief of the board of directors that further extending the deadline for best and final proposals or otherwise soliciting other potential buyers could jeopardize the availability of Blackstone’s proposal and would not yield proposals of greater value or with increased certainty to closing;

•

the value reflected by the Final Proposals submitted by Parties A and B was materially below $17.50 per share (Party A’s Final Proposal of $16.68 per share in cash was approximately 4.7% lower, and the $16.11 per share implied value of Party B’s Final Proposal (based on the proposed fixed exchange ratio and most recent closing share price prior to submission of that proposal) was approximately 7.9% lower), and neither Party A nor Party B sought to increase the value it offered after learning its bid was not the highest received;

•

the fact that the $17.50 per share common stock merger consideration was the result of arm’s-length negotiations with Blackstone and represented a substantial increase over Blackstone’s $16.50 per share October 10 Proposal, and the belief of our board, taking into account this negotiating history and various statements made by Blackstone, that $17.50 per share was the most Blackstone was willing to pay;

•

the belief of our board that, in light of Blackstone’s substantial available capital, interest in shopping center properties and recent history of outbidding others in various significant real estate acquisitions, Blackstone was the potential acquirer most likely to offer the highest price for the Company;

•

the fact that the merger agreement allows us to pay our stockholders the previously declared regular quarterly dividend of $0.15 per share payable in January 2025 without a corresponding reduction in the $17.50 per share merger consideration;

•

the fact that the common stock merger consideration is all cash, and therefore will provide our stockholders with significant, immediate and certain value and liquidity upon the closing of the company merger, whereas the alternatives realistically available to the Company (which include remaining an independent public company (with or without adjustments to the Company’s strategy or business model), selling some or all of the Company’s assets (including in a liquidation), or engaging in an alternative form of business combination transaction) all involve significant uncertainty, would take longer to implement, and might not succeed in providing equivalent or greater value to our stockholders;

•

the financial analyses presented by J.P. Morgan to our board and the November 6, 2024 oral opinion delivered by J.P. Morgan to our board, which was confirmed by delivery to our board of its written opinion dated November 6, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction was fair, from a financial point of view, to such holders, as more fully described below in the section of this Proxy Statement entitled “—Opinion of Our Financial Advisor” (the full text of the written opinion of J.P. Morgan, dated November 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference, and the summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion);

•

the fact that the public markets did not appear to be fully valuing the Company’s high quality shopping center assets, its high-quality operating platform or its financial performance as compared to its peers, as reflected in the higher discount to NAV in the trading price of our common stock as compared to that of our peers;

•	our right, in certain circumstances in response to unsolicited competing proposals, to furnish information to and conduct negotiations with third parties;

•

the right of our board under the merger agreement to change, withhold, qualify or withdraw its recommendation that the holders of common stock approve the company merger under certain circumstances, subject to payment of the company termination fee if the Parent Entities elect to terminate the merger agreement in such circumstances;

•

our right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of the company termination fee;

•

the fact that the company termination fee of $78 million, representing approximately 3.25% of the Company’s equity value and approximately 2.1% of the Company’s enterprise value, was viewed by our board, after consultation with our outside legal counsel and financial advisors, as reasonable under the circumstances and consistent with market practice, and not likely to preclude any other possible acquirer from making a superior proposal;

•

the knowledge of our board of the business, operations, financial condition, earnings and prospects of the Company, including its assets, as well as its knowledge of the current and prospective environment in which the Company and each of its businesses operate, including economic, market and capital raising conditions;

•

the current state of the U.S. and global economies, including volatility in the credit, financial and stock markets, global inflation trends and the interest rate environment, the potential for a recession, and the current and potential impact in both the near term and long term on the Company’s industry and the trading price of our common stock;

•

the possibility that, if our board declined to approve the merger agreement, there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer with a comparable level of closing certainty; our board also considered Blackstone’s position that Blackstone’s Final Proposal would expire if Blackstone and the Company did not finalize a definitive agreement by 5:00 p.m. ET on Wednesday, November 6, 2024;

•

the high probability that the company merger will be completed based on, among other things, the fact that consummation is not contingent on financing or on regulatory clearances, Blackstone’s substantial available capital and proven ability to complete large acquisition transactions, Blackstone’s extensive experience in the real estate industry, and the parent termination fee of $239 million (representing approximately 10% of the Company’s equity value and approximately 6.4% of the Company’s enterprise value) if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Sponsor; and

•

the fact that the company merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the company merger by voting against the company merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (in certain cases subject to payment by the Company of the company termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, a competing proposal).

In the course of its deliberations, our board also considered a number of uncertainties, risks and potentially negative factors relating to entering into the merger agreement, including (not necessarily in the order of relative importance):

•

our inability to solicit further competing proposals and the possibility that other prospective bidders may perceive the company termination fee payable by us under certain circumstances and Blackstone’s rights under the merger agreement to negotiate with the company to match the terms of any superior proposal prior to the company being able to terminate the merger agreement and accept a superior proposal to be a deterrent to making alternative acquisition proposals;

•

the fact that, following the company merger, the Company will no longer exist as an independent public company and our existing stockholders will not participate in any future appreciation in the value of the Company’s common stock, that there is a risk that the common stock merger consideration may not be as attractive as such future appreciation depending on the Company’s future performance;

•	the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to our stockholders than the proposed transaction with Blackstone;

•	the fact that the company merger might not be consummated in a timely manner or at all;

•

the fact that if any of the Parent Parties fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specific enforcement of the merger agreement or the equity commitment letter, and that our exclusive remedy (limited by the Parent Parties’ cap on liability) if the merger agreement is terminated in certain circumstances, would be the parent termination fee in the amount of $239 million (the payment of which is guaranteed by the Sponsor), and that such payment would be structured in a manner to maintain our qualification as a REIT;

•

the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the mergers;

•

the fact that, under the terms of the merger agreement, the Company is only permitted to declare and pay its fourth quarter of 2024 regular quarterly cash dividends of $0.15 per share and is prohibited from declaring or paying any subsequent regular dividends;

•	the fact that the receipt of the cash consideration in the company merger would be taxable to our stockholders for U.S. federal income tax purposes;

•

the fact that, under Maryland law and our charter, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the mergers;

•

the risk that disruptions from the mergers will harm (i) the Company’s business, including current plans and operations, including during the pendency of the mergers and (ii) the ability of the Company to retain and hire key personnel;

•

the potential adverse reactions or changes to business relationships resulting from the announcement of the mergers (or failure to complete the mergers) and potential business uncertainty, including changes to existing business relationships, during the pendency of the mergers that could affect the Company’s financial performance;

•

the significant costs involved in connection with entering into the merger agreement and completing the transactions contemplated by the merger agreement and the substantial time and effort of management requires to consummate the transactions contemplated by the merger agreement and related disruptions to the operation of our business; and

•

the fact that, while six of our nine directors voted to approve the transaction with Blackstone, three directors voted against, and Mr. Zorn, Ms. Jenkins and Ms. Pitts each believe that our common stockholders potentially could realize value greater than $17.50 per share if the Company were to remain independent.

Our board concluded that the uncertainties, risks and potentially negative factors relevant to the mergers were outweighed by the potential benefits.

In addition, our board was aware of and considered the fact that some of the Company’s directors and executive officers have interests in the mergers that are different from, or in addition to, the Company stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company. For more information, see the section of this Proxy Statement entitled “—Interests of Our Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but rather includes the material factors considered by the board. In reaching its decision to determine and declare the transactions contemplated by the merger agreement, including the company merger, to be advisable and in the best interests of the Company and our stockholders and to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that the holders of common stock approve the merger proposal, the board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Rather, the board based its decisions on the totality of the factors and information it considered. The board did not reach any specific conclusion with respect to any of the factors or reasons considered. Moreover, each member of the board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board of Directors

Our board has approved and declared advisable the company merger, the merger agreement and the other transactions contemplated thereby, and determined the company merger, the merger agreement and the other transactions contemplated by the merger agreement, on the terms and conditions of the merger agreement, to be advisable and in the best interests of the Company. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Unaudited Prospective Financial Information

In connection with ordinary course activities, our management prepared certain unaudited prospective financial information for the Company for the next twelve months as of September 30, 2024 and for the fiscal years ending December 31, 2024 through December 31, 2027, which we refer to as the “financial projections,” which is summarized below. Such financial projections were provided to our board and to J.P. Morgan and approved by our board for use by J.P. Morgan in connection with its financial analyses and fairness opinion. The financial projections were also made available to each of Blackstone and Parties A, B and C in connection with their due diligence review of a potential transaction.

The financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with, nor were they prepared with a view toward compliance with, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles (“GAAP”) (and do not include footnote disclosures as may be required by GAAP). Neither the Company’s independent auditors nor any other independent accountants have compiled examined, or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board and J.P. Morgan as described in this proxy statement. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information contained therein is material information nor should the inclusion be regarded as an indication that the Company or anyone else then considered, or now considers, such summaries to be necessarily predictive of actual future events, and this information should not be relied upon as such. In light of the foregoing, our stockholders are cautioned not to place undue reliance thereon. The Ernst & Young LLP report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this proxy statement, relates to the Company’s historical financial information and does not extend to the financial projections and should not be read to do so.

In the view of our management, the financial projections were prepared on a reasonable basis reflecting our management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The financial projections have been included only to reflect information made available to our board and J.P. Morgan at the time of certain events and decisions, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. While presented with numerical specificity, the financial projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by our management as of the date of their preparation. Some or all of the estimates and assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company or any of our affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. Neither the Company nor any of our affiliates, advisors or other representatives have or intend to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which we operate. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the financial projections, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the financial projections will be realized or that actual results will not differ materially from the financial projections, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates nor advisors nor any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Blackstone or its affiliates, in the merger agreement or otherwise, concerning the financial projections.

This proxy statement contains certain non-GAAP financial measures, including:

•

Cash net operating income (“NOI”), which is comprised of estimated GAAP NOI less estimated Non-Cash NOI (which represents estimated straight line rent and amortization of above and below market rental revenue).

•

Adjusted EBITDA (post stock-based compensation (“SBC”)), which represents estimated Cash NOI less estimated G&A costs (including estimated SBC) plus estimated Other Income/Expense (which represents estimated early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses);

•

Unlevered Free Cash Flow, which represents estimated Adjusted EBITDA, minus estimated acquisitions/dispositions, development costs, and capital expenditures (which represents estimated tenant improvements, leasing commissions, building improvements and reimbursable property improvements and excludes pad and other development);

•

Funds from Operations (“FFO”) represents estimated GAAP NOI plus estimated Other Income/Expense (which represents estimated early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses), minus G&A costs (including estimated SBC), and minus estimated Interest Expense.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and our management regarding the Company’s financial condition and results of operations. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, nor a substitute for, GAAP.

The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures included in a disclosure relating to a proposed business combination such as the company merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by our board in connection with its evaluation of the company merger or by J.P. Morgan for purposes of its financial analyses and opinion. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the financial projections to the most directly comparable GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated and presented in accordance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures calculated and presented in accordance with GAAP.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the company merger. Further, the financial projections do not take into account the effect of any failure of the company merger to be consummated and should not be viewed as accurate or continuing in that context.

Financial Projections

The following table summarizes the financial projections of the Company that were provided to our board in connection with the evaluation of a possible transaction. Except as noted in the footnotes to the following tables, the following financial projections were also provided to J.P. Morgan by us for use in connection with its financial analyses and the fairness opinion rendered to our board (summarized under the section entitled “ —Opinion of Our Financial Advisor” below).

The following tables presents a summary of the financial projections:

(USD in millions; rounded to the nearest million)	NTM 9/30/24E		2024E	2025E	2026E	2027E
GAAP NOI			$239	$252	$261	$263
Non-Cash NOI(1)			$(15)	$(12)	$(11)	$(11)

Cash NOI	$236	(4)	$223	$241	$249	$252

G&A Costs			$(23)	$(23)	$(23)	$(24)
Other Income/Expense(2)			$3	$3	$3	$3

Adjusted EBITDA (post SBC)			$203	$221	$229	$232

Dispositions (Acquisitions) of Properties, net			—	—	—	—
Development Costs			—	—	—	—
Capital Expenditures(3)			$(40)	$(36)	$(38)	$(39)

Unlevered Free Cash Flow			$163	$184	$191	$193

*	Numbers may not foot due to rounding.
(1)	Non cash NOI represents straight line rent and amortization of above and below market rental revenue.

(2)

Other Income/Expense represents early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses.

(3)	Capital Expenditures represents tenant improvements, leasing commissions, building improvements and reimbursable property improvements and excludes pad and other development.
(4)	J.P. Morgan calculated Cash NOI for NTM 9/30/24E based on the Cash NOI for 2024E and 2025E in the financial projections as guided by our management.

(USD in millions; rounded to the nearest million)	2024E	2025E	2026E	2027E
GAAP NOI	$239	$252	$261	$263
Other Income/Expense(1)	$3	$3	$3	$3
G&A Costs	$(23)	$(23)	$(23)	$(24)
Interest Expense	$(77)	$(82)	$(84)	$(85)

FFO	$141	$150	$157	$157

FFO per share(2)	$1.05	$1.10	$1.15	$1.15

*	Numbers may not foot due to rounding.
(1)

Other Income/Expense represents early termination and lease settlement income, miscellaneous income including miscellaneous interest income, and late fees offset by franchise tax expense, ESG related expenses and miscellaneous expenses.

(2)	Calculated using 136.4 million shares of our common stock on a fully diluted basis as of September 30, 2024.

Opinion of Our Financial Advisor

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the transactions contemplated by the merger agreement, including the mergers.

At the meeting of our board on November 6, 2024, J.P. Morgan rendered its oral opinion to our board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the common stock merger consideration to be paid to our stockholders in the company merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its November 6, 2024 oral opinion by delivering its written opinion, dated November 6, 2024, to our board that, as of such date, the common stock merger consideration to be paid to our stockholders in the company merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan, dated November 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Our stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to our board (in its capacity as such) in connection with and for the purposes of its evaluation of the company merger, was directed only to the common stock merger consideration to be paid in the company merger and did not address any other aspect of the company merger. J.P. Morgan expressed no opinion as to the fairness of the common stock merger consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by us to engage in the company merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the company merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated November 2, 2024 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the company merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by our management relating to the Company’s business, as discussed more fully under “—Unaudited Prospective Financial Information—Financial Projections” (the “management projections”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of our management and the management of the Parent Entities with respect to certain aspects of the company merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and the Parent Entities or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or the Parent Entities under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the company merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement will not differ in any material respects from the draft thereof furnished to it. J.P. Morgan also assumed that the representations and warranties made by the Company, the Partnership, Parent Entities, Merger Sub I and Merger Sub II in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the company merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the company merger.

The projections furnished to J.P. Morgan were prepared by our management as discussed more fully in “—Unaudited Prospective Financial Information—Financial Projections”, which in each case were discussed with, and approved for J.P. Morgan’s use in connection with its financial analyses by, our board. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the company merger, and such projections were not prepared with the purpose of, or a view toward, public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to “—Unaudited Prospective Financial Information—Financial Projections.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. It should be understood that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the common stock merger consideration to be paid to our stockholders in the company merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the company merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the company merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the company merger, or any class of such persons relative to the common stock merger consideration to be paid to our stockholders in the company merger or with respect to the fairness of any such compensation.

The terms of the merger agreement were determined through arm’s length negotiations between the Company and the Parent Entities, and the decision to enter into the merger agreement was solely that of our board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by our board in its evaluation of the company merger and should not be viewed as determinative of the views of our board or our management with respect to the company merger or the common stock merger consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to our board on November 6, 2024 and in the financial analyses presented to our board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to our board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company (or aspects thereof) based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:

•	Regency Centers Corporation

•	Federal Realty Investment Trust

•	Phillips Edison & Company

•	InvenTrust Properties Corp.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, J.P. Morgan considered to be similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

P/2024E FFO and P/2025E FFO

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiples of the closing price per share (the “P”) for such selected company as of November 1, 2024 to the consensus equity research analyst estimates for such selected company’s funds from operations (the “FFO”) per share for fiscal years 2024E (the “P/2024E FFO Multiple”) and 2025E (the “P/2025E FFO Multiple”).

Based on the above analysis, J.P. Morgan selected for the Company (i) a P/2024E FFO Multiple reference range of 12.50x to 17.00x and (ii) a P/2025E FFO Multiple reference range of 12.25x to 16.00x. J.P. Morgan then applied the P/2024E FFO Multiple reference range and the P/2025E FFO Multiple reference range to the Company’s 2024E FFO and 2025E FFO per share, respectively, as provided in the management projections.

The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of (i) in the case of the P/2024E FFO Multiple reference range, approximately $13.00 to $18.00 and (ii) in the case of the P/2025E FFO Multiple reference range, approximately $13.50 to $17.75, which J.P. Morgan compared to the common stock merger consideration of $17.50, the closing price of the our common stock as of November 1, 2024 of $15.59 (the “Company Nov. 1 Common Stock Price”) and the unaffected closing price of the our common stock as of July 29, 2024 of $13.04 (the “Company Unaffected Common Stock Price”).

Trading Capitalization Rate

Using publicly available information, J.P. Morgan calculated each selected company’s cash net operating income for the six-month period ending June 30, 2024 to a third-party research analyst estimate for such selected company’s implied real estate value as of June 30, 2024 (the “Implied Capitalization Rate”).

Based on the results of this analysis, J.P. Morgan selected an Implied Capitalization Rate reference range for the Company of 5.8% to 7.2%. J.P. Morgan then applied such reference range to the Company’s cash net operating income calculated for the next twelve months as of September 30, 2024 (the “NTM 9/30/24 Cash NOI”) based on the estimated Cash NOI for 2024 and 2025 in the financial projections, to derive a range of implied real estate values for the Company (the “Company Implied Real Estate Value”).

The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of approximately $14.25 to $20.25 which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

Selected Transactions Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be similar to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. The following transactions were selected by J.P. Morgan as relevant to the evaluation of the company merger:

Announcement Date	Acquiror	Target
May 18, 2023	Regency Centers Corp.	Urstadt Biddle Properties, Inc.
July 19, 2021	Kite Realty Group Trust	Retail Properties of America, Inc.
April 15, 2021	Kimco Realty Corp.	Weingarten Realty Investors

None of the selected transactions reviewed was identical to the company merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the company merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the company merger.

Using publicly available information, for each selected transaction, J.P. Morgan calculated the target company’s cash net operating income divided by such target company’s implied real estate value as of the date of the announcement of the applicable selected transaction (the “Selected Transactions Implied Capitalization Rate”).

Based on the above analysis, J.P. Morgan selected a Selected Transactions Implied Capitalization Rate reference range for the Company of 6.5% to 7.1%. J.P. Morgan then applied such reference range to the NTM 9/30/24 Cash NOI. The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of approximately $14.75 to $17.00, which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied equity value per share for our common stock using the unlevered free cash flows that the Company is expected to generate from fiscal year 2025 through fiscal year 2027 as provided in the management projections. J.P. Morgan calculated a range of terminal values for the Company at the end of this period by applying a range of terminal growth rates from 2.0% to 2.5%, based on guidance provided by our management, to the estimate of the unlevered terminal free cash flows for the Company at the end of fiscal year 2027, as provided in the management projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2024 using a range of discount rates from 7.5% to 8.0%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flow estimates and range of terminal values were then adjusted by subtracting net debt and other adjustments for the Company as of September 30, 2024, based on guidance provided by our management. This analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of $13.75 to $18.00, which J.P. Morgan compared to the common stock merger consideration of $17.50, the Company Nov. 1 Common Stock Price of $15.59 and the Company Unaffected Common Stock Price of $13.04.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the company merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the company merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the selected transactions compared to the company merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the company merger and deliver an opinion to our board with respect to the company merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the mergers, the Company has agreed to pay J.P. Morgan an estimated fee of up to approximately $32 million, $3 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the company merger. In addition, the Company has agreed to reimburse J.P. Morgan for its certain of its costs and expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

Other than financial advisory services rendered in connection with the mergers, during the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on the Company’s offering of debt securities in September 2023. During the two-year period preceding the delivery of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately $1 million. In addition, during the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Blackstone, an affiliate of Parent, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as financial advisor to a Blackstone affiliate on the sale of a Milan real estate asset in July 2024, acting as joint lead bookrunner on a Blackstone affiliate’s offering of debt securities in September 2024, and providing syndicated lending, equity underwriting, debt underwriting and financial advisory services to Blackstone and its affiliates’ portfolio companies. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to Blackstone and/or its affiliates in connection with transactions that are unrelated to the mergers. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be significantly greater than the fee for financial advisory services that J.P. Morgan expects to receive from the Company in connection with the mergers. J.P. Morgan’s commercial banking affiliate is also an agent bank and a lender under outstanding credit facilities of Blackstone and its affiliates’ portfolio companies, for which it receives customary compensation or other financial benefits. During the two years preceding the date of J.P. Morgan’s written opinion, the aggregate fees recognized by J.P. Morgan from Blackstone and its affiliates and their portfolio companies were approximately $155 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Blackstone. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Blackstone (including its affiliates’ portfolio companies) for their own accounts or for the accounts of customers and, accordingly, likely hold long or short positions in such securities or other financial instruments. The information regarding relationships of J.P. Morgan and the fees recognized by J.P. Morgan disclosed in this paragraph is based upon information provided to us by J.P. Morgan.

Financing

In connection with the closing of the mergers, the Parent Entities will cause an aggregate of approximately $2.4 billion to be paid to our stockholders (other than holders of cancelled shares), restricted stock awards, and the minority limited partners (assuming none of the minority limited partners elect to retain OP Partnership Units in the Surviving Partnership). The Parent Entities have informed us that in connection with the closing of the mergers, the Parent Entities expect to cause the outstanding indebtedness under our revolving credit facility, term loan and unsecured notes to be repaid in full. The Parent Entities also expect our mortgage loan to be repaid. As of December 31, 2024, we had approximately $415.0 million aggregate principal amount outstanding under our revolving credit facility. As of December 31, 2024, we had approximately $1.0 billion aggregate principal amount outstanding under our term loan and unsecured notes and approximately $33.3 million under a mortgage loan outstanding.

The Parent Entities have informed us they have received a debt commitment letter from Morgan Stanley Bank, N.A., Bank of America, N.A., Citigroup Global Markets Inc., and Wells Fargo Bank, N.A., providing for debt financing in an aggregate amount of up to $2.58 billion, which debt financing would be incurred by the Surviving Partnership and/or certain of its subsidiaries substantially concurrently with the closing of the mergers, however, the Parent Entities may seek to obtain alternative or additional debt financing in connection with the mergers. In addition, it is expected that the Sponsor will contribute equity to the Parent Entities for the purpose of funding the acquisition costs (including the common stock merger consideration and partnership unit merger consideration) that are not covered by such debt financing.

The Parent Entities have informed us that in addition to the payment of the common stock merger consideration and partnership unit merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the mergers. The Parent Entities have informed us that they currently believe that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “Market MAC” condition to the closing of the mergers. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation reasonably requested in writing by the Parent Entities in connection with the arrangement of any financing with respect to us or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers

In considering the recommendation of our board to approve the merger proposal and the other proposals described above, our stockholders should be aware that our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to determine and declare the transactions contemplated by the merger agreement, including the company merger, to be advisable and in our and our stockholders’ best interests to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that our stockholders approve the merger proposal. These interests include certain payments as well as treatments of OP partnership units, LTIP unit awards and restricted stock awards discussed below.

For a description regarding compensation and benefits in connection with the mergers and to be provided to our employees generally following the company merger effective time, see “The Merger Agreement—Employee Benefits” and “ —Employee Retention and Severance Plan.”

Treatment of Company and Partnership Compensatory Awards, and of OP Partnership Units

Our executive officers, Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker (collectively, our “named executive officers”), hold restricted stock awards and LTIP unit awards, and our directors hold shares of restricted common stock. These are contractual obligations of the Company made in the ordinary course of business that the Parent Entities covenant to treat as set forth in the merger agreement. These obligations and their quantification are further set forth in the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”

Restricted Stock Awards

The restricted stock awards generally are grants of restricted common stock which vest (i) based on achievement of performance goals or (ii) over a specified period of time. The restricted stock awards of each of our named executive officers, and the employment agreements with each of Messrs. Stuart A. Tanz, Michael B. Haines and Richard K. Schoebel, provide that in the event that such named executive officer’s employment is terminated by the Company without cause or by such named executive officer for good reason, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. The merger agreement provides that, immediately prior to the company merger effective time, each restricted stock award that is outstanding immediately prior to the company merger effective time will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (a) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the company merger effective time by (b) the common stock merger consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such restricted stock award deemed satisfied at maximum performance). In addition, pursuant to the merger agreement, each holder of a restricted stock award will be paid an amount equal to all accrued and unpaid cash dividends up to, and including, the company merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.

LTIP Units & OP Partnership Units

LTIP unit awards generally are grants of LTIP units which vest (i) based on achievement of performance goals and/or (ii) over a specified period of time. The LTIP unit awards of each of our named executive officers, and the employment agreements with each of Messrs. Stuart A. Tanz, Michael B. Haines and Richard K. Schoebel, provide that in the event that such named executive officer’s employment is terminated by the Company without cause or by such named executive officer for good reason, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms. The merger agreement provides that immediately prior to effective times of the mergers, any time vesting conditions shall be deemed fully satisfied and any performance goals applicable to such LTIP units shall be deemed satisfied at maximum performance. With respect to each such vested LTIP unit, the Company will cause the general partner of the

Partnership to exercise its right to cause a forced redemption (as defined in and in accordance with the partnership agreement) with respect to each vested LTIP unit, such that as of immediately prior to the partnership merger effective time, each vested LTIP unit shall be converted into a number of OP partnership units in accordance with the terms of the partnership agreement and the applicable vesting agreement. In addition, pursuant to the merger agreement, each holder of a LTIP unit will be paid an amount equal to all accrued and unpaid cash distributions up to, and including, the partnership merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable vesting agreement and the partnership agreement.

Pursuant to the terms and conditions of the merger agreement, at the partnership merger effective time, each OP partnership unit (including each vested LTIP unit, which will be converted, prior to the partnership merger effective time, into an OP partnership unit as described above) that is issued and outstanding immediately prior to the partnership merger effective time other than excluded units will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the partnership unit merger consideration, or in lieu of receiving the partnership unit merger consideration, each qualifying holder of an OP partnership unit may elect to retain such OP partnership unit in the Surviving Partnership, on the terms to be described in election materials that will be separately sent to such holders.

As of December 31, 2024, Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker beneficially owned 726,649, 224,645, 244,355 and 79,199 OP partnership units (including vested LTIP units, which will be converted, prior to the partnership merger effective time, into OP partnership units as described above), respectively. If Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker do not elect to retain any of their OP partnership units, they will receive aggregate consideration (including accrued but unpaid distributions on such OP partnership units) of approximately $13,269,237, $4,101,971, $4,462,200 and $1,445,672, respectively, with respect to such OP partnership units in the partnership merger. Alternatively, Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker may elect to retain some or all of their OP partnership units in connection with the partnership merger, in which case they would not receive the aggregate consideration set forth in the immediately preceding sentence. Instead, they may receive certain amounts as described in the next paragraph. It is intended that holders of OP partnership units who retain such OP partnership units in the Surviving Partnership will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for such OP partnership units. For a more complete discussion of the treatment of the OP partnership units, see “The Merger Agreement—Treatment of Interests in the Partnership.”

The Parent Entities have indicated to us that, in order to pay a portion of the company merger consideration to our stockholders, they anticipate causing the Surviving Partnership to distribute, substantially concurrently but effective after the partnership merger effective time, some of the proceeds of its financing to the Company and the other holders of OP partnership units who elect to retain their units, on a pro rata basis. If Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker elect to retain 100% of their OP partnership units in connection with the partnership merger, they would not receive any consideration in the partnership merger for such OP partnership units. Instead, assuming that (1) the Parent Entities obtain such debt financing and such a distribution is made and (2) no other holders of OP partnership units elect to retain OP partnership units, the Parent Entities have indicated that our named executive officers and their affiliates could receive a distribution, disregarding any reduction for withholding, of approximately $6.50 to $10.00 per retained OP partnership unit. We note that any such distribution would result in such a holder of an OP partnership unit receiving cash and the value of such OP partnership unit being reduced accordingly. The Parent Entities have indicated to us that they expect the actual amount of such financing and such distribution will depend on interest rates and numerous other factors in the financing markets at the time of closing, and no assurance can be provided that any such distribution will occur.

For more information regarding the beneficial ownership of our securities by our directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”

Value of Payments

For an estimate of the value of the payments described above that would become payable to each of our named executive officers, see the section entitled “ —Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” below.

Certain Potential Payments to our Executive Officers

Arrangements

We are party to employment agreements with each of Messrs. Stuart A. Tanz, Michael B. Haines, and Richard K. Schoebel (each, an “employment agreement”) pursuant to which each such named executive officer may become eligible for severance benefits following a qualifying termination of employment as further described below. The severance benefits are subject to compliance with certain obligations including the restrictive covenants described below. The Company is also party to a letter agreement with Mr. Richard A. Baker with respect to his position of non-Executive Chairman of our board of directors.

Employment Agreements

Mr. Tanz’s employment agreement provides that if his employment is terminated by us without cause or by Mr. Tanz for good reason (and provided in each case that Mr. Tanz executes and delivers a general release of claims in favor of the Company) (a “qualifying termination”), in either case following a change of control, Mr. Tanz will be entitled to receive (i) a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) three times annual salary and (y) three times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination, and (ii) continuing medical and dental benefits for 24 months under the Company’s health plans and programs applicable to senior executives that Mr. Tanz would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.

Mr. Michael B. Haines’s and Mr. Richard K. Schoebel’s respective employment agreements provide that if Mr. Haines’s or Mr. Schoebel’s employment is terminated by us without cause, by such named executive officer for good reason, or experiences a qualifying termination within the 12-month period following a change in control, (and provided in each case that such named executive officer executes and delivers a general release of claims in favor of the Company) such named executive officer will be entitled to receive (i) a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (B) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination, and (ii) continuing medical and dental benefits for 18 months under the Company’s health plans and programs applicable to senior executives that such named executive officer would have received in the absence of such termination. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.

Mr. Baker’s Letter Agreement

Mr. Baker’s letter agreement with the Company provides that his right to receive his annual base compensation will terminate on the date that he ceases to serve as our board’s non-Executive Chairman, unless such termination results from a decision taken by our board without Mr. Baker’s approval to discontinue his service.

Golden Parachute Excise Tax

Under the employment agreements of Messrs. Stuart A. Tanz, Michael B. Haines, or Richard K. Schoebel, in the event that any payment or benefit payable to Messrs. Tanz, Haines, or Schoebel would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever results in the receipt by the applicable named executive officer of the greater amount on an after-tax basis. None of the employment agreements provides for, and none of the named executive officers are otherwise entitled to, any excise tax or other tax “gross-up” payment. Pursuant to the merger agreement the payment of $972,303, $150,333 and $384,923 of accrued vacation for Messrs. Tanz, Haines and Schoebel, respectively, was accelerated to December 16, 2024 and became taxable in 2024. Pursuant to an agreement between us and the Parent Entities, the vesting of an aggregate $4,860,643, $1,506,789 and $1,652,605 of performance-based restricted stock awards (including any accrued and unpaid dividends related to such performance-based restricted stock awards) and time-based restricted stock awards originally granted on February 15, 2022, for Messrs. Tanz, Haines and Schoebel, respectively, was accelerated and such awards became fully vested and taxable on December 26, 2024. These amounts include dividends to be received with respect to our dividend declared with a record date of December 20, 2024. Pursuant to an agreement between us and the Parent Entities, the vesting of all of the shares of time-based restricted stock awards for Messrs. Tanz, Haines and Schoebel discussed under “—Named Executive Officer 2024 Annual Cash Bonus and Equity Awards” below that were issued on December 13, 2024 was accelerated and such awards became fully vested and taxable on December 26, 2024.

Restrictive Covenants

Under the employment agreements of Messrs. Stuart A. Tanz, Michael B. Haines, or Richard K. Schoebel and Mr. Richard A. Baker’s letter agreement, we are party to restrictive covenant provisions (the “restrictive covenants”) with each such named executive officer. If Messrs. Tanz, Haines, or Schoebel breaches a restrictive covenant, the named executive officer will forfeit any right to separation pay or separation benefits under such named executive officer employment agreement and will not be entitled to any further payment or right under such employment agreement (other than payments in respect of accrued amounts).

The restrictive covenants include customary confidentiality provisions and non-disparagement provisions and also include non-competition, non-solicitation, and no-hire provisions that generally are in effect during, and for 12 months following termination of, the named executive officer’s employment (in the case of Mr. Baker, following termination of his service on our board, unless such termination results from a decision taken by our board without Mr. Baker’s approval to discontinue his service).

Value of Payments

For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a severance-qualifying termination, see the section entitled “ —Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” below.

Named Executive Officer 2024 Annual Cash Bonus and Equity Awards

The compensation committee of our board (the “compensation committee”), after working with our compensation consultant FTI Consulting Inc. (“FTI”), recommended to the board for approval the annual cash bonus and equity awards set forth below for our named executive officers with respect to their contributions to the Company during 2024 and to encourage retention of services of the named executive officers.

Our board approved that, for the fiscal year ending December 31, 2024, Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker shall receive the cash bonuses set forth in the table below to be paid during the fourth quarter of 2024 and contingent upon their continued employment with the Company through such payment date.

Named Executive Officer	2024 Annual Cash Bonus
Stuart A. Tanz	$1,575,000
Michael B. Haines	$551,250
Richard K. Schoebel	$656,250

Named Executive Officer	2024 Annual Cash Bonus
Richard A. Baker	$200,000

Our board approved that, for the fiscal year ending December 31, 2024, Messrs. Stuart A. Tanz, Michael B. Haines, Richard K. Schoebel and Richard A. Baker shall receive the restricted stock awards set forth in the table below to be issued during the fourth quarter of 2024 contingent upon their continued employment with the Company through such issuance date.

Named Executive Officer	Time Based Restricted Stock Awards (# of shares)
Stuart A. Tanz	128,788
Michael B. Haines	39,394
Richard K. Schoebel	42,424
Richard A. Baker	14,242

The restricted stock awards will be subject to time-based vesting and will vest in annual installments over a three-year period, contingent upon the continued employment of the respective named executive officer with the Company through the applicable vesting dates. If the named executive officers receive these awards and the mergers are consummated, the vesting of these awards will be accelerated on the closing of the mergers as discussed under “ —Treatment of Company and Partnership Compensatory Awards, and of OP Partnership Units—Restricted Stock Awards.”

Director Transaction Bonuses

Each member of our board (other than Messrs. Tanz and Baker) receives an annual time-based equity grant valued at $100,000 based on the price of our common stock on December 31 of the preceding calendar year. In lieu of awarding this annual equity grant with respect to the 2025 fiscal year to these directors, they will receive a cash payment equal to $100,000 at the closing of the mergers.

Employee Retention and Severance Plan

The compensation committee, with the advice of FTI, prepared an Employee Retention and Severance Plan (the “ERS Plan”) in recognition of our appreciation of our employees and the additional work that has been done and will need to be performed to successfully consummate the mergers, and in order to encourage retention of employees through the closing of the mergers. On the recommendation of the compensation committee, on November 6, 2024, our board approved the ERS Plan pursuant to which we may provide cash retention and transaction bonuses as well as potential severance payments to our employees. The aggregate value of the awards and other payments potentially payable to employees under the ERS Plan is approximately $5,813,000. The ERS Plan is meant to supplement and work independent of and in conjunction with (and not to replace) the Company’s other compensation and benefit programs. Our named executive officers are not participants in the ERS Plan.

Indemnification of Our Directors and Officers

The merger agreement provides that to the fullest extent permitted by applicable law, from and after the company merger effective time until the sixth anniversary of the company merger effective time, the Parent

Entities agree that they will cause the Surviving Corporation and the Surviving Partnership to indemnify, defend and hold harmless each present and former director, officer, and manager of the acquired companies (which persons we refer to, in their capacity as such, the “company indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any governmental authority (we refer to the foregoing as a “proceeding”) or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any acquired company or he or she is or was serving at the request of any acquired company as a director, officer or manager of any other individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind (we refer to the foregoing as a “person”), in each case, arising out of actions or omissions occurring at or prior to the company merger effective time (and whether asserted or claimed prior to, at or after the company merger effective time), including such alleged acts or omissions with respect to the merger agreement or any of the transactions contemplated by the merger agreement, to the fullest extent permitted by applicable law.

The merger agreement further provides that, the Parent Entities will cause the Surviving Corporation and Surviving Partnership to, promptly advance expenses (including reasonable attorneys’ fees) to the company indemnified parties as incurred by each such company indemnified party (but not later than 30 days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by applicable law, but subject to the Parent Entities’ or the Surviving Corporation’s or the Surviving Partnership’s, as applicable, receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it will ultimately be determined that such company indemnified party is not entitled to be indemnified.

The merger agreement provides that the Parent Entities will cause the Surviving Corporation and the Surviving Partnership (i) to maintain, for a period of not less than six years from the company merger effective time, provisions in their respective organizational documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the company indemnified parties that are no less favorable to those persons than the provisions of applicable law and the indemnification agreements and the organizational documents of the acquired companies, as applicable, in each case, as of the date of the merger agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those persons thereunder, in each case, except as expressly required by applicable law.

The merger agreement also provides that for a period of six years from the closing date, the Parent Entities will cause the Surviving Corporation and Surviving Partnership to, in each case, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by the acquired companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the company merger effective time; provided, however, that in lieu of the foregoing, the Parent Entities, the Surviving Corporation and the Surviving Partnership may, cause coverage to be extended under the acquired company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the closing date fully prepaid, non-cancelable six-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the company merger effective time for an overall additional premium not to exceed 300% of the total annual premiums at the last renewal; provided that we will reasonably cooperate with the Parent Entities, and the Parent Entities will reasonably consult with us, prior to the purchase of any such “tail” insurance. The Surviving

Corporation shall (and the Parent Entities shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

The merger agreement requires that the Parent Entities will cause the Surviving Corporation and the Surviving Partnership to, and the Surviving Corporation and the Surviving Partnership will, advance, and cause to be paid, on a current basis (but no later than 30 days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any company indemnified party in enforcing his or her rights with respect to indemnification described above, but subject to the Parent Entities’ or the Surviving Corporation’s receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it is ultimately determined that such company indemnified party is not entitled to be indemnified.

Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the company mergers. For additional details regarding the terms of the payments described below, see the discussion under “ —Interests of Our Directors and Executive Officers in the Mergers” above.

The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the mergers pursuant to all applicable compensation plans or agreements, assuming that (1) the assumed price per share of our common stock is $17.50, which is the common stock merger consideration that will be paid by the Parent Entities to our stockholders in connection with the company merger, (2) each share of our common stock under a restricted stock award and each LTIP unit under an LTIP unit award is settled at the common stock merger consideration (i.e., it is assumed that LTIP units will be converted into OP partnership units on a one for one basis at the closing of the mergers and it is further assumed that the OP partnership units will be redeemed for cash at the value of OP partnership units, which, for purposes of this table is assumed to be the common stock merger consideration), (3) that the company merger effective time occurred on December 23, 2024, the latest practicable date prior to the date of this filing, and (4) that each named executive officer incurs a severance-qualifying termination immediately following the company merger effective time. The calculations in the table do not include amounts that named executive officers were vested in as of December 23, 2024, other than vested and unconverted LTIP units, and do not reflect any unrestricted shares of our common stock or OP partnership units held by the named executive officers.

Name	Cash(1)(4)	Equity(2)(4)	Perquisites/ Benefits(3)	Total(4)
Stuart A. Tanz	$9,817,428	$22,986,232	$73,526	$32,877,186
President and Chief Executive Officer

Michael B. Haines	$2,625,458	$7,079,433	$54,756	$9,759,647
Chief Financial Officer, Treasurer and Secretary

Richard K. Schoebel	$3,283,248	$7,696,325	$61,211	$11,040,783
Chief Operating Officer

Richard A. Baker	$200,000	$2,378,849	$—	$2,578,849
Chairman of our board

(1)

(a) For Mr. Tanz, under Mr. Tanz’s employment agreement, cash severance consists of the following components, which are “double-trigger” benefits contingent upon a change of control and the occurrence of a termination of Mr. Tanz’s employment without cause or Mr. Tanz’s resignation for good reason within 12 months following the company merger effective time consisting of the following: a lump sum equal to (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (ii) three times (x) annual salary and (y) the average of the annual bonuses awarded for the last two years immediately preceding the year of termination.

(b) For Messrs. Haines and Schoebel under Mr. Haines’s and Mr. Schoebel’s respective employment agreements, cash severance consists of the following components, which are “single-trigger” benefits contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason: a lump sum equal to (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, and (ii) two times (x) annual salary and (y) the average of the annual bonuses awarded for the last two years immediately preceding the year of termination.

(c) Includes the cash bonus amounts discussed under “—Named Executive Officer 2024 Annual Cash Bonus and Equity Awards” paid on December 16, 2024.

(2)

For all named executive officers, the treatment of restricted stock awards and LTIP unit awards is a “single-trigger” benefit contingent upon occurrence of either the closing of the mergers or an earlier termination of the named executive officer’s employment without cause or the named executive officer’s earlier resignation for good reason. The amounts set forth in the table above and the table below are estimates of the value each named executive officer will receive in respect of such named executive officer’s outstanding compensatory awards. Except as otherwise noted herein these estimates assume that all shares of restricted common stock and LTIP units (including any accrued and unpaid cash dividends or distributions underlying such shares of restricted common stock or LTIP units) held by each named executive officer as of December 23, 2024, the latest practicable date prior to the date of this filing, remain outstanding as of the company merger effective time, that any applicable performance measures are achieved, or deemed achieved, at maximum-level performance and each named executive officer does not receive any additional compensatory awards between such date and the company merger effective time and disregards any vesting of compensatory awards that may occur prior to the company merger effective time. For purposes of the table below, LTIP unit values assumes that the named executive officers do not elect to retain the underlying OP partnership units (following the automatic conversion of the LTIP units into OP partnership units immediately prior to the mergers on an assumed one for one basis) for cash at a per unit value equal to the common stock merger consideration of $17.50. If the named executive officers were to elect to retain the OP partnership units following such automatic conversion, rather than receive cash for such OP partnership units in the partnership merger as described in the prior sentence, the value of those OP partnership units may be higher or lower than such amount over time.

Named Executive Officer	Value of Restricted Common Stock	Value of LTIP Units	Total
Stuart A. Tanz	$11,724,277	$11,261,955	$22,986,232
Michael B. Haines	$3,613,057	$3,466,376	$7,079,433
Richard K. Schoebel	$3,931,071	$3,765,254	$7,696,325
Richard A. Baker	$1,156,185	$1,222,664	$2,378,849

For further details regarding the value of accelerated compensatory awards, see “—Treatment of Company and Partnership Compensatory Awards, and of OP Partnership Units” above. These amounts include the shares issued pursuant to the restricted stock awards discussed under “—Named Executive Officer 2024 Annual Cash Bonus and Equity Awards” above that were issued on December 13, 2024. These amounts include dividends to be received with respect to our dividend declared with a record date of December 20, 2024. As discussed further in footnote 4 below, the vesting of Mr. Baker’s performance-based restricted stock awards granted on February 15, 2022 are currently expected to vest in January 2025 in accordance with the award agreement at “High” performance (150%) and not maximum performance (200%).

(3)

For Mr. Tanz under the Mr. Tanz’s employment agreement, upon the occurrence of a termination of Mr. Tanz’s employment without cause or Mr. Tanz’s resignation for good reason, Mr. Tanz is entitled to continuing medical and dental benefits for 24 months under the Company’s health plans and programs applicable to senior executives that Mr. Tanz would have received in the absence of such termination. For Messrs. Haines and Schoebel under Mr. Haines’s and Mr. Schoebel’s respective employment agreements, upon the occurrence of a termination of Mr. Haines’s or Mr. Schoebel’s employment without cause or Mr. Haines’s and Mr. Schoebel’s resignation for good reason, Mr. Haines and Mr. Schoebel are entitled to continuing medical and dental benefits for 18 months under the Company’s health plans and programs applicable to senior executives that Mr. Haines and Mr. Schoebel would have received in the absence of such termination. The value of the perquisites/benefits reported in this column assume that such coverage continues for the full 24-month period for Mr. Tanz and the full 18-month period for Messrs. Haines and Schoebel. These benefits are “single-trigger” benefits contingent solely upon the occurrence of either the closing of the mergers or an earlier termination of the named executive officer’s employment without cause or the named executive officer’s earlier resignation for good reason. For further details regarding the perquisites and benefits, see “ —Certain Potential Payments to our Executive Officers” above.
(4)

Section 280G. The Cash and Total columns include $972,303, $150,333 and $384,923 of accrued vacation for Messrs. Tanz, Haines and Schoebel, respectively, the payment of which, pursuant to the merger agreement, was accelerated to December 16, 2024 and became taxable in 2024.

Pursuant to an agreement between us and the Parent Entities, the vesting of an aggregate $4,860,643, $1,506,789 and $1,652,605 of performance-based restricted stock awards (including any accrued and unpaid dividends related to such performance-based restricted stock awards) and time-based restricted stock awards originally granted on February 15, 2022, for Messrs. Tanz, Haines and Schoebel, respectively, that are included in the Equity and Total columns, was accelerated and such awards became fully vested and taxable on December 26, 2024 (the performance-based awards shall be deemed achieved at maximum-level performance irrespective of the terms of the award agreements governing such awards). These amounts include dividends to be received with respect to our dividend declared with a record date of December 20, 2024. The vesting of Mr. Baker’s performance-based restricted stock awards and time-based restricted stock awards originally granted on February 15, 2022 was not similarly accelerated and such performance-based restricted stock awards are currently expected to vest in accordance with the award agreement at “High” performance (150%) and not maximum performance (200%).

Pursuant to an agreement between us and the Parent Entities, the vesting of all of the shares of time-based restricted stock awards for Messrs. Tanz, Haines and Schoebel discussed under “—Named Executive Officer 2024 Annual Cash Bonus and Equity Awards” above that were issued on December 13, 2024 and that are included in the Equity and Total columns, was accelerated and such awards became fully vested and taxable on December 26, 2024. The vesting of Mr. Baker’s time-based restricted stock awards issued on December 26, 2024 was not similarly accelerated.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the mergers, other than the acceptance for record of articles of merger with respect to the company merger by the State Department of Assessments and Taxation of Maryland and the filing of the certificate of merger with respect to the partnership merger with the Secretary of State of the State of Delaware.

U.S. Federal Income Tax Considerations of the Company Merger

The following is a summary of the U.S. federal income tax considerations of the company merger generally applicable to our stockholders whose shares of our common stock are converted into the right to receive cash pursuant to the company merger. This discussion applies only to our stockholders who hold shares of our common stock as “capital assets” within the meaning of the Code (generally, property held for investment).

This discussion is based on the Code, its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as in effect on the date hereof, and all of which may in the future be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to our stockholders in light of their particular circumstances, nor does it address any consequences to our stockholders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, S corporations, partnerships or other pass-through entities (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, controlled foreign corporations and passive foreign investment companies, banks and financial institutions, insurance companies, brokers and dealers in securities, currencies or commodities, dealers or traders in securities who elect to apply a mark-to-market method of accounting with respect to our common stock, regulated investment companies, REITs, governmental organizations and qualified foreign pension funds, persons who are subject to the alternative minimum tax, certain former citizens or long-term residents of the United States, persons who actually or constructively own or have owned five percent or more of our common stock, persons who acquire their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services, persons who hold their shares of our common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, and persons whose functional currency is not the U.S. dollar. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the Medicare tax on net investment income.

If a partnership (including entities or arrangements treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partnership. Partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the company merger in light of their particular circumstances.

This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES RELATING TO THE COMPANY MERGER. OUR STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE COMPANY MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our common stock who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. holder in exchange for shares of our common stock pursuant to the company merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares exchanged pursuant to the company merger. A U.S. holder’s adjusted tax basis will generally equal the U.S. holder’s acquisition cost less any prior distribution paid to such U.S. holder with respect to its shares of our common stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of the company merger. A reduced tax rate on capital gain will generally apply to long-term capital gain of a non-corporate U.S. holder. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock who is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized pursuant to the company merger unless:

•

such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders, and any such gain of a non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the company merger and other certain conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	our common stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

If shares of our common stock constitute a USRPI under FIRPTA, a non-U.S. holder would be subject to U.S. federal income tax on any gain or loss recognized on the receipt of cash in exchange for such shares of our common stock in the company merger on a net basis at the same graduated individual or corporate rates applicable to U.S. holders, and such cash consideration may also be subject to U.S. federal withholding tax under FIRPTA at a rate of 15%. Shares of our common stock generally will not constitute a USRPI in the hands of a non-U.S. holder, and gain recognized by such non-U.S. holder upon receipt of cash in exchange for shares of our common stock pursuant to the company merger generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if: (1) we are a domestically controlled REIT, meaning, that we qualify as a REIT and, for at all times during the five-year period ending with the company merger effective time, less than 50% in value of our shares have been held directly or indirectly by non-U.S. persons; or (2) shares of our common stock are “regularly traded” (within the meaning of applicable U.S. Treasury Regulations) on an established securities market at the company merger effective time and the non-U.S. holder holds and has held (directly, indirectly, or constructively) 10% or less (or 5% or less, if we do not qualify as a REIT during the year of the closing) of the total fair market value of all shares of our common stock at all times during the shorter of (a) the five year period ending with the effective date of the company merger and (b) the non-U.S. holder’s holding period for the shares. We believe that shares of our common stock are, and will be at the company merger effective time, regularly traded on an established securities market (within the meaning of the applicable Treasury Regulations). Non-U.S. holders who hold, or have held during specified periods, directly, indirectly, or constructively, more than 5% or 10% of outstanding shares of our common stock, as applicable, will generally be subject to U.S. federal income taxation under FIRPTA with respect to any gain recognized on the receipt of cash in exchange for their shares of our common stock pursuant to the company merger, and withholding agents may withhold on such cash consideration.

If gain on the exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. holder would be required to file a U.S. federal income tax return and would generally be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. An applicable withholding agent may also be required to withhold 15% of the cash consideration payable for such shares and remit such amount to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular circumstances.

Information Reporting and Backup Withholding

Our stockholders may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate with respect to the cash consideration received pursuant to the company merger, unless such stockholders properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Certain of our stockholders (such as corporations and non-U.S. holders) are exempt from backup withholding. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding (generally, by providing a completed and duly executed applicable IRS Form W-8). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a stockholder’s U.S. federal income tax liability, if any, provided that such stockholder furnishes the required information to the IRS in a timely manner.

Delisting of Our Common Stock and Deregistration of Our Common Stock

If the mergers are completed, our common stock will no longer be traded on NASDAQ and our common stock will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The merger agreement contains representations and warranties made by, and to, us, the Partnership, the Parent Entities, Merger Sub I and Merger Sub II. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of us or our affiliates.

The Company Merger

On the closing date, Merger Sub I will be merged with and into the Company and the separate existence of Merger Sub I will cease. The Company will continue as the Surviving Corporation in the company merger and will become a wholly owned subsidiary of the Parent Entities. At the company merger effective time, the Surviving Corporation will possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub I and all of the obligations, liabilities and duties of the Company and Merger Sub I will become the obligations, liabilities and duties of the Surviving Corporation. Following the completion of the company merger, our common stock will no longer be traded on NASDAQ and will be deregistered under the Exchange Act.

The Partnership Merger

On the closing date, Merger Sub II will be merged with and into the Partnership and the separate existence of Merger Sub II will cease. The Partnership will continue as the Surviving Partnership in the partnership merger and will remain a subsidiary of the Company (and after the company merger effective time, of the Surviving Corporation). At the partnership merger effective time, the Surviving Partnership will possess all of the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II and all of the obligations, liabilities and duties of the Partnership and Merger Sub II will become the obligations, liabilities and duties of the Surviving Partnership.

Effective Times; Closing Date

On the closing date, we, the Partnership, the Parent Entities and Merger Sub II will cause the partnership merger to be consummated by causing a certificate of merger to be filed with the Secretary of State of the State of Delaware. The partnership merger will become effective at such time as the certificate of merger with respect to the partnership merger has been filed with the Secretary of State of the State of Delaware or on such other date and time (not to exceed one business day after the certificate of merger with respect to the partnership merger has been filed with the Secretary of State of the State of Delaware) as may be mutually agreed by us and the Parent Entities and specified in the partnership merger certificate.

On the closing date, we, the Parent Entities and Merger Sub I will cause the company merger to be consummated by causing articles of merger to be filed with the SDAT. The company merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the company merger by the State Department of Assessments and Taxation of Maryland, or on such other date and time (not to exceed one business day from the date the articles of merger with respect to the company merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be mutually agreed by us and the Parent Entities and specified in the articles of merger. The parties to the merger agreement will cause the company merger effective time to occur immediately after the partnership merger effective time.

In this proxy statement, we refer to the date on which the closing of the mergers occurs as the “closing date.” The closing of the mergers will take place on the date which is three business days after the date on which all conditions to the mergers described below in the section entitled “—Conditions to the Mergers” have been satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their terms are to be satisfied at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) unless another time is mutually agreed to by us and the Parent Entities.

Organizational Documents

At the partnership merger effective time, unless otherwise jointly determined by the Parent Entities and us prior to the partnership merger effective time, the name of the Surviving Partnership will be “Retail Opportunity Investments Partnership LP.”

At the company merger effective time, the name of the Surviving Corporation will be “Retail Opportunity Investments Corp.”

At the partnership merger effective time, the certificate of limited partnership of the Partnership, as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership of the Surviving Partnership until amended until thereafter amended as provided by applicable law. At the partnership merger effective time, unless otherwise jointly determined by the Parent Entities and us prior to the partnership merger effective time, the partnership agreement shall be amended by Amendment No. 8 in the form attached as Exhibit B to the merger agreement (as such form may be amended solely by the Parent Entities in accordance with the merger agreement to include any other terms determined by the Parent Entities that are implemented in compliance with the partnership agreement as if the terms in Amendment No. 8 were in effect immediately prior to such implementation) (the “LPA Amendment”) (which, as so amended, we refer to as the “new partnership agreement”), and the new partnership agreement will be the limited partnership agreement of the Surviving Partnership until thereafter amended in accordance with its terms and applicable law.

At the company merger effective time, our charter will be amended and restated in its entirety to contain the provisions set forth in Exhibit C to the merger agreement, and as so amended will be the charter of the Surviving Corporation until thereafter amended in accordance with the terms therein and applicable law. In addition, unless otherwise jointly determined by the Parent Entities and us prior to the company merger effective time, at the company merger effective time the bylaws of Merger Sub I, as in effect immediately prior to the company merger effective time, will be the bylaws of the Surviving Corporation (except that the title thereof will read “Retail Opportunity Investments Corp. Bylaws”), until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.

Officers; Directors; General Partner and Limited Partners

From and after the partnership merger effective time, we will continue to be a limited partner of the Surviving Partnership and the sole member of Retail Opportunity Investments Partnership GP LLC, the general partner of the Surviving Partnership, which will continue to be the general partner of the Surviving Partnership. In addition, at the partnership merger effective time, the officers of the Partnership immediately prior to the partnership merger effective time, if any, shall be the officers of the Surviving Partnership. In the event that any of the holders of OP partnership units elect to retain all or a portion of such holders’ OP partnership units, such holders of OP partnership units will continue to be limited partners of the Surviving Partnership immediately following the partnership merger effective time.

From and after the company merger effective time, the officers of the Company immediately prior to the company merger effective time will be the officers of the Surviving Corporation.

From and after the company merger effective time, the directors of Merger Sub I immediately prior to the company merger effective time will be the members of the board of directors of the Surviving Corporation.

Treatment of Our Common Stock and Compensatory Awards

Our Common Stock

The merger agreement provides that, at the company merger effective time, each share of our common stock issued and outstanding as of immediately prior to the company merger effective time (other than any restricted stock awards and any cancelled shares) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the common stock merger consideration, without interest, and less any applicable withholding taxes. Cancelled shares will be automatically cancelled and retired without any conversion thereof and will cease to exist with no consideration being paid with respect thereto in connection with, or as a consequence of, the company merger. If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on our common stock so declared or paid by us. Additionally, any dividend declared or paid on shares of our common stock as described in the section entitled “—Year-End Dividend” below will reduce the common stock merger consideration by an amount equal to the per share amount of such dividend.

Restricted Stock Awards

Pursuant to the terms and conditions of the merger agreement, immediately prior to the company merger effective time, each restricted stock award that is outstanding immediately prior to the company merger effective time will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the company merger effective time by (ii) the common stock merger consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such restricted stock award deemed satisfied at maximum performance). In addition, each holder of a restricted stock award will be paid an amount equal to all accrued and unpaid cash dividends up to, and including, the company merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.

Treatment of Interests in the Partnership

LTIP Units

With respect to each LTIP unit, any time vesting conditions shall be deemed fully satisfied and performance goals applicable to such LTIP unit shall be deemed satisfied at maximum performance. With respect to each vested LTIP unit, the Company will cause the general partner of the Partnership to exercise its right to cause a forced redemption (as defined in and in accordance with the partnership agreement) with respect to each vested LTIP unit, such that as of immediately prior to the partnership merger effective time, each vested LTIP unit shall be converted into a number of OP partnership units in accordance with the terms of the partnership agreement and the applicable vesting agreement. In addition, each holder of an LTIP unit will be paid an amount equal to all accrued and unpaid cash distributions, up to, and including, the partnership merger effective time (without interest and subject to applicable withholdings) in accordance with the terms of the partnership agreement and the applicable vesting agreement.

OP Partnership Units

In connection with the partnership merger, each OP partnership unit (including each vested LTIP unit, which will be converted, prior to the partnership merger effective time, into an OP partnership unit as described above) issued and outstanding immediately prior to the partnership merger effective time (other than excluded units) will automatically be converted into, and cancelled in exchange for, the right to receive the partnership unit merger consideration. If the Partnership declares or pays a distribution so that the Company may make a dividend to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the partnership unit merger consideration will be decreased by an amount equal to the per share amount of such distribution. Additionally, any distribution declared or paid on OP partnership units as described in the section entitled “—Year-End Dividend” below will reduce the partnership unit merger consideration by an amount equal to the per share amount of such dividend.

Each eligible minority limited partner may elect to retain all or a portion of such minority limited partner’s OP partnership units (including vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above), on the terms to be described in election materials that will be separately sent to the minority limited partners. Minority limited partners will only be eligible to elect to retain their OP partnership units (including vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above) if they (1) make a valid and timely election to retain their OP partnership units pursuant to the election materials that will be separately sent to such minority limited partners and (2) agree to be bound by the terms of the new partnership agreement. Minority limited partners who do not meet any of the requirements described above will only be entitled to receive the partnership unit merger consideration in respect of their OP partnership units (including vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above). As described above under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers,” certain of our directors and executive officers beneficially own OP partnership units and will be offered the opportunity to participate in this election.

This proxy statement does not constitute any solicitation of consents in respect of the partnership merger and does not constitute an offer to exchange or retain the OP partnership units (including the vested LTIP units, which will be converted prior to the partnership merger effective time into OP partnership units as described above).

In general, OP partnership units in the Surviving Partnership will, after giving effect to certain amendments to the partnership agreement which will be implemented in the partnership merger, have the following terms, among others:

•	distributions will be payable on the OP partnership units on a pro rata basis when, as and if authorized by the general partner of the Partnership in its sole discretion;

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subject to certain exceptions, during January and February 2030, and during each January and February thereafter, each holder of OP partnership units will have the right to redeem their OP partnership units for an amount in cash as determined pursuant to the new partnership agreement;

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subject to certain exceptions, (1) the estate of a holder of OP partnership units will also have the right to redeem such holder’s OP partnership units during the nine month period following death of such holder who is an individual and (2) a holder of OP partnership units will have a 60 day period to redeem such holder’s OP partnership units following the receipt of notice that the Partnership has directly or indirectly sold, exchanged, transferred or otherwise disposed of any real property that was contributed to the Partnership or its subsidiaries on or before the closing of the mergers in exchange for OP partnership units and such sale, exchange, transfer or other disposition results in the recognition of taxable income or gain by the contributor limited partner or its successors in interest under Section 704(c) of the Code with respect to such contributed property;

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holders of OP partnership units will generally not have the right to transfer their OP partnership units without the consent of the general partner of the Partnership in its sole and absolute discretion;

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subject to certain exceptions, each holder of OP partnership units will have a pro rata tag along right on certain transfers by Blackstone of OP partnership units beneficially owned by Blackstone to an unaffiliated third party;

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subject to certain exceptions, the Parent Entities and their affiliates will also have the right to drag along the holders of OP partnership units in (1) sales or transfers to an unaffiliated third party of all or substantially all of the assets of the Surviving Partnership or beneficial ownership of 50% or more of the OP partnership units or (2) a merger, consolidation or similar business combination of the Surviving Partnership or one of its parent entities with an unaffiliated third party; and

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holders of OP partnership units will have no voting rights or other consent rights in the Surviving Partnership, except that holders of a majority of the outstanding OP partnership units not owned by the Parent Entities or their affiliates will be required to approve certain amendments to the new partnership agreement.

No Further Ownership Rights

From and after the company merger effective time and the partnership merger effective time, as applicable, holders of our common stock and holders of OP partnership units outstanding immediately prior to the company merger effective time and partnership merger effective time, as applicable, will cease to have any rights with respect to such shares of our common stock or such OP partnership units, except as otherwise provided for in the merger agreement or by applicable law, including in the case of OP partnership units held by holders of OP partnership units that validly elect to retain such OP partnership units. The common stock merger consideration paid in accordance with the terms of the merger agreement upon the conversion or surrender of the shares of our common stock or stock awards will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of our common stock or stock awards. The partnership unit merger consideration paid in accordance with the terms of the merger agreement upon the conversion of the OP partnership units will be deemed to have been paid in full satisfaction of all rights pertaining to such OP partnership units.

Payment Procedures

At or prior to the company merger effective time, the Parent Entities will deposit, or cause to be deposited, (1) with a paying agent reasonably acceptable to us, cash in an amount sufficient to pay the aggregate common stock merger consideration and partnership unit merger consideration required to be paid in accordance with the merger agreement (the “exchange fund”) and (2) with us, cash in an amount sufficient to pay the aggregate restricted stock consideration in accordance with the merger agreement (such cash, the “company compensatory award fund”). In the event the exchange fund or the company compensatory award fund is insufficient to make the payments in connection with the mergers contemplated by the merger agreement, the Parent Entities will promptly deposit or cause to be deposited additional funds with the paying agent or the Surviving Corporation, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The paying agent will deliver the common stock merger consideration and partnership unit merger consideration in accordance with the terms of the paying agent agreement. As soon as reasonably practicable after the closing of the mergers, the Parent Entities will cause the Surviving Corporation to pay the restricted stock consideration through payroll to the applicable holders of restricted stock awards.

As soon as reasonably practicable after the company merger effective time, and in any event not later than within five business days following the company merger effective time, the Parent Entities and the Surviving Corporation will or will cause the paying agent, in accordance with, and as required by the paying agent’s customary procedures, to send to each of our stockholders of record as of immediately prior to the company merger effective time (other than the cancelled shares) and each record holder of an OP partnership unit as of immediately prior to the partnership merger effective time (other than excluded units) (1) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the common stock certificates (or effective affidavits of loss in lieu thereof as provided in the merger agreement), common stock book-entry shares or OP partnership units, as applicable, to the paying agent) in customary form and with such other provisions, in each case as the Parent Entities and we may (prior to the company merger effective time or partnership merger effective time, as applicable) reasonably agree, for use in effecting delivery of shares of our common stock or the OP partnership units outstanding immediately prior to the company merger effective time or partnership merger effective time, as applicable, and entitled to common stock merger consideration or partnership unit merger consideration pursuant to the merger agreement, to the paying agent, and (2) instructions for use in effecting the surrender of common stock certificates (or effective affidavits of loss in lieu thereof), common stock book-entry shares or OP partnership units, as applicable, in exchange for the common stock merger consideration or partnership unit merger consideration, as applicable, which will be customary in form and have such other provisions, in each case as the Parent Entities and we may (prior to the company merger effective time or partnership merger effective time, as applicable) reasonably agree.

Upon the surrender of a common stock certificate (or affidavit of loss in lieu thereof), common stock book-entry shares or OP partnership units, as applicable, for cancellation to the paying agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent, the holder of such shares of our common stock represented by such common stock certificate as of immediately prior to the company merger effective time, of such common stock book-entry share immediately prior to the company merger effective time or of such OP partnership units immediately prior to the partnership merger effective time, as applicable, will be entitled to receive in exchange therefor and the Parent Entities and the Surviving Corporation will cause the paying agent to pay in exchange therefor, as promptly as practicable (but in any event within five business days) following the completion of the requirements described in the immediately preceding paragraph, (i) to the holders of such common stock certificate or such common stock book-entry shares an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (A) the number of shares of our common stock represented by such common stock certificate or the number of such common stock book-entry shares by (B) the common stock merger consideration, in each case pursuant to the provisions of the merger agreement, and the common stock certificates, and common stock book-entry shares surrendered will be cancelled and (ii) to the holders of OP partnership units an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (A) the number of such OP partnership units by the partnership unit merger consideration pursuant to the provisions of the merger agreement, and the OP partnership units surrendered will be cancelled.

Prior to the company merger effective time, we and the Parent Entities will reasonably cooperate to establish procedures with the paying agent and the Depository Trust Company (the “DTC”) to endeavor that (i) if the closing of the company merger occurs at or prior to 2:00 p.m., Eastern Time, on the closing date, the paying agent will transmit to DTC or its nominees on the closing date, an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC or such nominee immediately prior to the company merger effective time multiplied by the common stock merger consideration (to such amount, the “DTC payment”), and (ii) if the closing of the company merger occurs after 2:00 p.m., Eastern Time, on the closing date, the paying agent will transmit to DTC or its nominee on the first business day after the closing date an amount in cash in immediately available funds equal to the DTC payment.

If any cash payment is to be made to a person other than the person in whose name the applicable surrendered common stock certificate (which will be properly endorsed or otherwise be in proper form for transfer), common stock book-entry share or OP partnership unit (in each case, which will be properly transferred) is registered, it will be a condition of such payment that the person requesting such payment will pay, or cause to be paid, any transfer taxes or other taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered common stock certificate, common stock book-entry share or OP partnership unit or will establish to the reasonable satisfaction of the paying agent that such taxes have been paid or are not payable.

After the company merger effective time, there will be no further registration of transfers of shares of company capital stock that were outstanding immediately prior to the company merger effective time. From and after the company merger effective time, the outstanding shares of our common stock that are cancelled pursuant to the merger agreement represented by common stock certificates immediately prior to the company merger effective time, and the common stock book-entry shares outstanding immediately prior to the company merger effective time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such shares of our common stock, except as otherwise provided in the merger agreement or by applicable law. If, after the company merger effective time, common stock certificates or common stock book-entry shares are presented to the paying agent, the Surviving Corporation or the Parent Entities, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the merger agreement.

After the partnership merger effective time, there will be no further transfers of OP partnership units that were outstanding immediately prior to the partnership merger effective time. From and after the partnership merger effective time, the outstanding OP partnership units that are cancelled pursuant to the merger agreement will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such OP partnership units, except as otherwise provided in the merger agreement or by applicable law. If, after the partnership merger effective time, OP partnership units are presented to the paying agent, the Surviving Partnership or the Parent Entities, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the merger agreement.

Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by the holders after the date which is one year following the company merger effective time will be delivered to the Surviving Corporation or Surviving Partnership, as applicable, upon demand. Any of our stockholders or holders of the OP partnership units who has not exchanged his, her or its shares of our common stock or the OP partnership units prior to that time will be entitled to look only to the Surviving Corporation or Surviving Partnership, as applicable, and only as general creditors thereof for delivery of their applicable pro rata common stock merger consideration or partnership unit merger consideration in respect of such holder’s shares of our common stock or the OP partnership units, as applicable, upon compliance with the procedures set forth in this paragraph. Notwithstanding the foregoing, none of the Parent Entities, us, the Surviving Corporation, the Partnership or the Surviving Partnership or any other person will be liable to any person, including any holder of shares of our common stock, restricted stock awards or OP partnership units, including for any amounts payable under the merger agreement that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by any of our stockholders or any holder of the OP partnership units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Corporation or the Surviving Partnership, as applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Each of the Parent Entities, Merger Sub I, Merger Sub II, the Surviving Corporation, the Surviving Partnership, their respective subsidiaries, the paying agent, each of their respective agents and affiliates, and any other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement, including consideration payable to any holder or former holder of restricted stock awards, such amounts as it is required to deduct and withhold with respect to the vesting of any partnership LTIP unit or restricted stock award or making of such payment pursuant to the Code or under any provision of tax law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of whom such amounts would otherwise have been paid.

Representations and Warranties

We and the Partnership have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•

the organization, valid existence, good standing, qualification to do business and power and authority to carry on the business of each of us, the Partnership and our subsidiaries as currently conducted and to own, lease and operate the properties and assets and the qualification and license to do business as a foreign corporation and good standing in any jurisdiction in which the nature of our business so requires;

•	our articles of incorporation and bylaws and the Partnership’s limited partnership agreement and certificate of limited partnership;

•

our and the Partnership’s power to execute and deliver the merger agreement, perform our obligations under the merger agreement and, subject to receipt of the required company stockholder approval, to consummate the company merger and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and the Partnership;

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our board’s resolutions in respect of the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby and its recommendation to our stockholders to approve the company merger;

•	the required company stockholder approval required in connection with the approval of the company merger and the other transactions contemplated by the merger agreement;

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the financial analyses presented by J.P. Morgan to our board and the November 6, 2024 oral opinion delivered by J.P. Morgan to our board, which was confirmed by delivery of its written opinion dated November 6, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the common stock merger consideration was fair, from a financial point of view, to our stockholders, as more fully described below in the section entitled “The Mergers—Opinion of Our Financial Advisor” (the full text of the written opinion of J.P. Morgan, dated November 6, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference, and the summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion);

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absence of any governmental permits, filings, consents or other notifications required in connection with the execution, delivery and performance by us and the Partnership of the merger agreement and the consummation of the transactions contemplated thereby;

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the absence of contravention or conflicts with, or violations or breaches of, organizational documents of us or the Partnership or any other acquired company or any applicable law and the absence of any consents, notices or approvals under, or breaches of any obligation or defaults under, contracts or permits to which we or any of our subsidiaries is a party, in each case, in connection with the performance of the merger agreement and our obligations thereunder;

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the capital structure and indebtedness of us and the acquired companies, including our equity awards, the absence of restrictions or liens with respect to the equity interests of us and our subsidiaries, including the Partnership, and the absence of declared and unpaid dividends and distributions of the Partnership;

•	our and the Partnership’s SEC filings since January 1, 2022, and the financial statements contained in those filings;

•	our internal controls over financial reporting and disclosure controls and procedures;

•	our system of internal accounting controls and preparation of financial statements in accordance with GAAP;

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	the absence by us or any of the acquired companies or any respective director, officer or employee of actions in violation of any applicable anti-corruption law;

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conduct of business in all material respects in the ordinary course of business, the absence of any material adverse effect and certain other changes and events with respect to us and our subsidiaries since December 31, 2023 through the date of the merger agreement;

•	the absence of certain undisclosed liabilities;

•	the validity and enforceability of the acquired companies’ material contracts and the absence of certain violations, breaches or defaults under any material contract;

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our and our subsidiaries’ buy/sell, put options, call options, redemption rights, options to purchase, marketing rights, forced sale, tag or drag rights or rights of first offer, rights of first refusal or rights that are similar to any of the foregoing, pursuant to the terms of which any acquired company could or could be required to purchase or sell the applicable equity interests or assets of any person or any real property or any other material assets, rights or properties of the acquired companies (collectively, “transfer rights”);

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the acquired companies’ compliance with all applicable laws and governmental permits for the past three years and their possession of all governmental permits required to conduct our business as presently conducted and to own, lease and, to the extent applicable, operate the properties and compliance with such governmental permits and validity and full force and effect of those governmental permits during the past three years and the absence of any events that would reasonably be expected to result in the revocation or termination of any such governmental permits.

•	the absence of certain claims, actions, suits, litigation, proceedings, arbitrations or other legal proceedings related to the acquired companies or any investigations by any governmental authority;

•	real property owned and leased by the acquired companies;

•	the acquired companies’ ground leases, leases, budgets, joint ventures, development and redevelopment plans and participation agreements;

•	ownership of or rights with respect to the intellectual property of the acquired companies;

•	the acquired companies’ policies and procedures relating to privacy and the collection, processing, storage, transfer, and/or use of personal information and security measures and policies;

•	our measures to protect IT assets from malicious code and corruptants;

•	the acquired companies’ insurance policies;

•	tax matters affecting the acquired companies;

•	the acquired companies’ employee benefit plans;

•	labor matters related to the acquired companies;

•	environmental matters relating to the acquired companies;

•	the inapplicability of restrictions on business combinations, control share acquisition, fair price, moratorium or other similar antitakeover statutes or regulations;

•	our contracts or other arrangements with any of the acquired companies and any affiliate, including any director or officer thereof;

•	the accuracy of the information supplied by us in this proxy statement; and

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except for J.P. Morgan, the absence of any financial advisor, investment banker, broker, finder agent or other person who would be entitled to any finders’ fee or agents’ commission from the acquired companies in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the merger agreement, a “material adverse effect” means, with respect to the acquired companies, any effect, change, development, circumstance, occurrence or event (each, an “effect”) that, individually or in the aggregate, (1) has resulted or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the acquired companies, taken as a whole, or (2) would prevent or materially impair our or the Partnership’s ability to consummate the company merger or the partnership merger, as applicable, prior to the end date; provided, however, that for purposes of clause (1), the effects, to the extent which, directly or indirectly, relate to or result from the following, will be excluded from the determination of whether there has been or will be a “material adverse effect”:

•	any effect generally affecting any of the industries or markets in which the acquired companies operate;

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any change or proposed change after the date of the merger agreement in any law or GAAP (or changes after the date of the merger agreement in interpretations or enforcement of any law or GAAP) and, to the extent relevant to the business of the acquired companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

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general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which the acquired companies conduct business;

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any acts of God, natural disasters, cyberattacks, weather conditions, earthquakes, force majeure events, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any pandemic measures, or effects thereof), or any escalation or worsening of any of the foregoing;

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the (i) negotiation, execution, announcement, consummation or existence of the merger agreement or the transactions contemplated thereby, the (ii) identity of the Parent Entities, Merger Sub I or Merger Sub II or any communication by the Parent Entities or any of their affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the acquired companies after the closing of the mergers, and the (iii) impact of any of the matters described in clause (i) and (ii) on any relationships (contractual or otherwise) with customers, suppliers, landlords, tenants, vendors, partners, employees or regulators (except this bullet will not apply to certain representations and warranties);

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the taking of any action expressly required by the merger agreement or expressly requested by the Parent Entities in writing (or any omission that is expressly requested by the Parent Entities in writing);

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any changes in the market price or trading volume of our common stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us, the Partnership or any of our or the Partnership’s respective subsidiaries and any failure by the acquired companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period (except this bullet will not prevent a determination that any effect underlying the foregoing has result in, or contributed to, a “material adverse effect”);

•	any changes to the financial condition of the acquired companies resulting from the transfer of certain leases;

•	the availability or cost of equity, debt or other financing to the Parent Entities, Merger Sub I and Merger Sub II; and

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any litigation made or brought by any equityholder of the acquired companies against the Company, any of our subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of the merger agreement or the transactions contemplated thereby (or on their behalf or on behalf of the Company or any of our subsidiaries but only in their capacity as an equityholder).

In the case of each of the effects set forth in the first, second, third and fourth bullets above, any such effect may be taken into account to the extent (and only to the extent) such effect has a disproportionate adverse effect on the acquired companies, taken as a whole, relative to other participants operating in the industries and geographic markets in which the acquired companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a material adverse effect.

The merger agreement also contains customary representations and warranties made, jointly and severally, by the Parent Entities, Merger Sub I and Merger Sub II that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	the organization, valid existence, good standing and power and authority to own, lease and, to the extent applicable, operate their properties and to carry on their businesses as currently conducted;

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the corporate or limited liability company power and authority to execute and deliver the merger agreement, to perform their obligations under the merger agreement and to consummate the mergers and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

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execution and delivery of the merger agreement and consummation of the transactions, the board of Merger Sub I’s recommendation to Merger Sub I’s stockholders to approve the company merger and (ii) Merger Sub I’s, as the sole member of Merger Sub II, approval of the partnership merger;

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no vote of, or consent by, the holders of any equity interests of the Parent Entities is necessary to authorize the execution, delivery, and performance by the Parent Entities of the merger agreement and the consummation of the transactions or otherwise required by the Parent Entities’ organizational documents, applicable law, or any governmental authority;

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the absence of any governmental permit to be made or obtained by the Parent Entities, Merger Sub I or Merger Sub II pursuant to the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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the absence of contraventions or conflicts with, or violations or breaches of, (i) the certificate of incorporation or bylaws (or other comparable organizational documents) of the Parent Entities, Merger Sub I and Merger Sub II and (ii) any applicable law, or require consent by any person or constitute a default or permit the termination, cancellation, acceleration, or other change of any right or obligation or loss of any benefit which the Parent Entities or any of their subsidiaries are entitled under any contract to which they are a party;

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the absence of any pending or threatened claims, actions, causes of action, demands, litigation, suits, audits, reviews, charges, complaints, hearings, grievances, assessments, arbitrations, subpoenas, inquires or investigations or any other proceedings, to which the Parent Entities or any of their subsidiaries is a party and, to the knowledge of the Parent Entities, Merger Sub I and Merger Sub II, there is no basis for any such proceedings or investigations, that would reasonably be expected to prevent, materially impair or materially delay their ability to consummate the transactions contemplated by the merger agreement or perform their respective obligations under the merger agreement;

•	no financial advisor, investment banker, broker, finder, agent, or other person being entitled to any finders’ fee or agent’s commission from any acquired company in connection with the transactions;

•	the absence of beneficial ownership of our common stock and their status as not being “interested stockholders” of the company (as defined in the MGCL) within the past five years;

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the absence of any agreements (i) pursuant to which any of our stockholders would be entitled to receive, in respect of our common stock, consideration of a different amount or nature than the common stock merger consideration, or (ii) pursuant to which any of our stockholders has agreed to vote to approve the company merger or to vote against, or not to tender its shares of our common stock, in any acquisition proposal or (iii) pursuant to which, as of the date of the merger agreement, any third party has agreed to provide, directly or indirectly, equity capital to the Parent Entities or us to finance in whole or in part the company merger (other than pursuant to the equity commitment letter);

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the equity commitment letter having been made available by the Parent Entities to us, the enforceability thereof by each party thereto, and, assuming the satisfaction or waiver of the conditions to the Parent Entities’, Merger Sub I’s and Merger Sub II’s obligation to consummate the mergers and the accuracy of our representations and warranties under the merger agreement, at the closing of the mergers, assuming the accuracy of our representations and warranties of the Company and the Partnership set forth in the merger agreement and the performance in all material respects by us of our obligations under the merger agreement, the aggregate proceeds of the equity financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the equity commitment letter, will be sufficient to (i) fund all amounts required to be provided by the Parent Entities, Merger Sub I and/or Merger Sub II for the consummation of the transactions and (ii) perform all of the Parent Entities’, Merger Sub I’s and Merger Sub II’s payment obligations under the merger agreement, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the acquired companies required by the merger agreement and the payment of all associated costs and expenses of the transactions;

•	the solvency of each of the Parent Entities and the Surviving Corporation as of the company merger effective time and immediately after the consummation of the company merger;

•	the limited guarantee executed by the Sponsor;

•	the accuracy of the information supplied by the Parent Entities in this proxy statement;

•	the ownership of Merger Sub I and Merger Sub II, and absence of prior conduct of business of Merger Sub I and Merger Sub II;

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the absence of any agreements, arrangements or understandings between the Parent Entities, Merger Sub I or Merger Sub II or any of their respective executive officers, directors, or controlled affiliates and any executive officers, directors, of affiliates of the company relating in any way to the transactions or the operations of the company; and

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the intention of the Parent Entities acquiring the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the company merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we and the Partnership have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the partnership merger effective time and the termination of the merger agreement in accordance with its terms (such period, the “interim period”), we and the Partnership will, and will cause our subsidiaries to:

•	conduct its business, in all material respects, in the ordinary course of business; and

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use commercially reasonable efforts to preserve in all material respects the current relationships of the acquired companies with persons with which each acquired company has significant business relations, to preserve intact the acquired companies’ current business organization, goodwill, ongoing businesses, to retain the services of its current officers and key employees (subject to terminations for “cause”), to preserve its assets and properties in good repair and condition (normal wear and tear excepted), and to maintain the status of the Company as a REIT.

We and the Partnership have also agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, during the interim period, without the prior written consent of the Parent Entities (which consent may not be unreasonably withheld, conditioned or delayed), we will not, and will not permit any of the other acquired companies or any minority equity joint venture over which we or any of our subsidiaries exercises control to, among other things:

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except for the LPA Amendment, amend the certificate of incorporation, bylaws, limited partnership agreements or other organizational documents of the acquired companies, whether by merger, consolidation or otherwise;

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except for transactions among us and one or more of our wholly owned subsidiaries or among one or more of our wholly owned subsidiaries, issue, sell, pledge, dispose, permit any lien (other than permitted liens) on or grant any shares of our common stock or any other equity interests in us or our subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) our common stock or any other equity interests in us or in our subsidiaries (including any restricted stock award), or enter into any contract, arrangement or understanding with respect to the sale, registration or voting of our common stock or any other equity interests in us or our subsidiaries (including forward equity sales), except for the issuance of our common stock or OP partnership units upon the exchange, conversion or redemption of any of the OP partnership units in accordance with the terms of the Partnership LPA (regardless of whether any consent is needed for such exchange);

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make, declare, set aside or pay any dividend or distribution with respect to our common stock or OP partnership units or any other equity securities of an acquired company, other than (1) the payment on January 10, 2025 of the regular quarterly cash dividend and distribution on our common stock and the OP partnership units, respectively, in the amount of $0.15 per share or unit to holders of record on December 20, 2024, (2) the declaration and payment of dividends or other distributions to us or any of our wholly owned subsidiaries by any of our wholly owned subsidiaries (in each case, other than distributions by the Partnership), (3) distributions by any of our subsidiaries (other than the Partnership) that is not wholly owned, directly or indirectly, by us, in accordance with the requirements of the organizational documents of such subsidiary, (4) dividends or distributions that are reasonably necessary for us to avoid incurring entity-level income or excise taxes under the Code or to maintain our status as a REIT under the Code for any period, or portion thereof, ending at or prior to the company merger effective time, or to qualify or preserve the status of any of our other subsidiaries as a disregarded entity, a partnership, a qualified REIT subsidiary or a taxable REIT subsidiary for U.S. federal income tax purposes, as the case may be for the current taxable year and any other taxable year that includes the closing date (with any such dividend resulting in a corresponding decrease to the common stock merger consideration or partnership unit merger consideration, as applicable) or (5) the dividends and distributions as described in the section entitled “—Year-End Dividend” below;

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(1) enter into or renew any contract that would have been a company material contract had it been entered into prior to the date of the merger agreement or (2) amend, modify or waive in any material respect or terminate any company material contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing company material contract (or contract that would have been a company material contract had it been entered into prior to the date of the merger agreement) that occurs automatically without any action by any acquired company); provided that in the case of clause (1), the acquired companies will be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of the Parent Entities pursuant to the merger agreement, unless, if entered into prior to the date of the merger agreement, such definitive agreement would constitute a company material contract pursuant to certain clauses of the merger agreement; provided, however, that if the Parent Entities fail to respond to our written request for approval of any such action (which response may include a request for additional information) within 48 hours of receipt of any such request made to certain representatives of the Parent Entities, the Parent Entities will be deemed to have given its consent to such action;

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sell, mortgage, pledge, assign, transfer, abandon convey, lease, license or otherwise dispose of or permit any lien on, or effect a deed in lieu of foreclosure with respect to, any real property or any other material property, or material rights or material assets of the acquired companies (other than with respect to intellectual property rights), in each case, other than in the ordinary course of business;

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(1) enter into any new lease (or renew or extend any existing lease) for space at a real property except for leases (x) of not more than $2,000,000 of annualized rent that are on commercially reasonable terms consistent with the Company’s past practices and (y) covering a gross leasable area of less than 25,000 square feet; (2) terminate, modify or amend any space lease (provided, however, the Company or its subsidiaries may terminate, modify or amend a space lease so long as any terminated space lease is promptly replaced and the replacement, and any modified or amended lease is (a) for a net effective rent equal to or in excess of the net effective rent payable under such original space lease, and/or (b) for commercially reasonable terms consistent with the Company’s past practices); (3) terminate or grant any reciprocal easement or similar agreements affecting a real property other than in the ordinary course of business consistent with past practice, which, in any event, shall not adversely affect the current use or operation of the real property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by the merger agreement); (4) consent to or enter into the sublease or assignment of any space lease other than in the ordinary course of business consistent with past practice; or (5) enter into any construction contract for new construction with respect to any real property;

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sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material company IP, other than non-exclusive licenses in the ordinary course of business or due to the expiration of registered IP in accordance with the applicable statutory term;

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except as required by applicable law or the terms of the merger agreement or the terms of a company benefit plan in existence as of the date of the merger agreement and specified in the merger agreement: (1) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment (other than an offer letter for at-will employment that does not contain severance or termination benefits), change of control, transaction, retention, bonus, retirement or severance agreement with, any of our service providers other than in the ordinary course of business consistent with past practice with respect to our service providers with an annual base salary of less than $275,000, (2) materially amend any of our benefit plans, or adopt or enter into any plan or arrangement that would be a benefit plan if in existence on the date of the merger agreement, except in the ordinary course in conjunction with annual renewals of our benefit plans, (3) materially increase compensation or benefits payable to any of our service providers of any acquired company other than in the ordinary course of business consistent with past practice with respect to our service providers with an annual base salary of less than $275,000, (4) (A) except where due to “cause,” terminate the employment of any executive officer or (B) hire, in each case, any employee with a prospective annual base salary of more than $275,000, or (5) recognize any union or other labor organization as the representative of any of the employees of any acquired company, or enter into collective bargaining agreement with any labor organization;

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merge or consolidate any acquired company with any person (other than, with respect to subsidiaries of the Partnership, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of the Parent Entities pursuant to the provisions of the merger agreement) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any acquired company (or, with respect to a subsidiary thereof, consent to any of the foregoing);

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make any loans, advances or capital contributions to, or investments in, any person (including to any of its officers, directors, affiliates, agents or consultants) or make any change in its existing borrow or lending arrangements for or on behalf of such persons, except for loans, advances or capital contributions to, or investments, made by us or one of our wholly owned subsidiaries to us or one of our wholly owned subsidiaries, or advances to non-executive officer company service providers in the ordinary course of business;

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(1) make any change (or file a request to make any such change) in any method of tax accounting or any annual tax accounting period, (2) make, change or rescind any entity classification or other material tax election, (3) file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior period, taking into account any amendments, or amend any material tax return (4) settle, compromise or surrender any material tax liability, audit, claim or assessment, (5) request any extension or waiver of the limitation period applicable to any material tax liability, audit, claim or assessment, (6) request or enter into any “closing agreement” within the meaning of section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) or other ruling, relief, advice, or agreement with a taxing authority with respect to taxes, (7) surrender any right to claim any material tax refund, (8) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any tax protection agreement or (9) take or fail to take any action that would reasonably be expected to cause us to fail to qualify as a REIT, or any of our subsidiaries to cease to be treated as a disregarded entity or partnership, a “qualified REIT subsidiary” or a “taxable REIT subsidiary” for U.S. federal income tax purposes;

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reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of our capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of our capital stock or other voting or equity interests;

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create, incur, assume, refinance, replace, prepay or guarantee any indebtedness for borrowed money or issue or materially amend the terms of any indebtedness of the acquired companies, except for (1) borrowings under the existing financing facilities of the acquired companies in the ordinary course of business that do not exceed $20,000,000 in the aggregate, (2) guarantees or credit support provided by an acquired company of the obligations of an acquired company in the ordinary course of business to the extent such indebtedness is in existence on the date of the merger agreement or incurred in compliance with clause (1) of this bullet, (3) repayments under our credit agreement in the ordinary course of business consistent with past practice, (4) mandatory payments under the terms of any indebtedness in accordance with its terms and (5) refinancing of existing indebtedness of the acquired companies provided in the case of this clause (5) that (x) the Company does not incur in excess of

$100,000 of fees or expenses to a third party in connection with the incurrence of such new indebtedness (in the form of commitment fees, origination fees or otherwise) and (y) such refinancing does not increase the aggregate principal amount of such existing indebtedness by more than $10,000,000, shall be prepayable at any time without penalty or premium and shall not be secured by any properties of the Company;

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settle, release, waive or compromise any pending or threatened proceedings at law or in equity, except for (1) in accordance with the merger agreement or (2) the settlement of any such proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level insurance policy) not in excess of $2,000,000 individually or $5,000,000 in the aggregate that do not involve the imposition of injunctive relief against any acquired company or the Surviving Corporation (which for the avoidance of doubt includes any limitations on the operations of any acquired company or affiliate thereof beyond the obligation to comply with applicable law) and does not provide for any admission of liability by any of the acquired companies (excluding, in each case any such matter related to taxes);

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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) pursuant to existing contractual obligations of us or any of our subsidiaries set forth in the merger agreement and (2) other acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $2,000,000 in the aggregate;

•	materially modify or reduce the acquired company’s insurance coverage provided by the insurance policies as of the date of the merger agreement, except in the ordinary course of business;

•	enter into any new line of business;

•	make or commit to make capital expenditures other than (1) as set forth in the disclosure schedules, or (2) for emergency repairs required by law;

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make any payment, direct or indirect, of any liability of any acquired company before the same comes due in accordance with its terms, other than (1) in the ordinary course of business, or (2) in connection with dispositions or refinancings of any indebtedness otherwise permitted hereunder;

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make any material change to our methods, principles or procedures of accounting in effect as of December 31, 2023, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law, or as otherwise specifically disclosed in our SEC documents filed prior to the date of the merger agreement;

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(1) initiate or consent to any zoning reclassification of any of our owned or leased real property, or any change to any approved site plan, special use permit or other land use entitlement affecting any company property, except with respect to land held for development, or (2) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any governmental permit of us or our subsidiaries, in each case of clauses (1) and (2) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject company property;

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implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local law;

•	make any material adverse change to their publicly posted privacy policy or the security of any of our IT assets, except to the extent required by law;

•	apply for, or receive any relief under, any COVID-19 laws; or

•	authorize or enter into any contract to take any action prohibited by any of the foregoing.

Year-End Dividend

Prior to December 15, 2024 (but no earlier than December 10, 2024), the Company shall deliver to the Parent Entities an updated estimate of the amount required to be distributed pursuant to Section 857(a) of the Code with respect to the Company’s taxable year ending December 31, 2024, taking into account all distributions previously made by the Company during such calendar year, such that the Company will not be subject to tax under Sections 857(b) or 4981 of the Code (the “required distribution amount”). Prior to December 31, 2024, (i) the Partnership shall declare and pay a distribution to the holders of OP partnership units in an aggregate amount so as to permit the Company to receive (as a result of its direct or indirect (including the general partner) ownership of OP partnership units) and distribute the required distribution amount and (ii) the board shall declare, and the Company shall pay, a cash dividend to our stockholders in an aggregate amount equal to the required distribution amount. The common stock merger consideration shall be decreased by an amount equal to the per share amount of any such dividend declared or paid by the Company as described in this paragraph. The partnership unit merger consideration shall be decreased by an amount equal to the per unit amount of any such distribution declared or paid by the Partnership pursuant to this paragraph. The acquired companies shall not engage in a tax-deferred exchange under Section 1031 of the Code with the proceeds of the sale of the Marketplace del Rio property.

Stockholders Meeting

Under the merger agreement, we are required to use commercially reasonable efforts, as promptly as reasonably practicable, in accordance with our governing documents, to (1) establish a record date for and give notice of a meeting of our stockholders, for the purpose of voting upon the approval of the company merger and (2) as promptly as reasonably practicable after the date of the merger agreement and after the SEC Clearance Date (as defined below) duly call, convene and hold the special meeting. We are required to cause the proxy statement to be mailed to the holders of our common stock as of the record date as promptly as reasonably practicable after the date of the merger agreement, and in no event more than 10 business days after the date on which the SEC confirms that it has no further comments on this proxy statement (the “SEC Clearance Date”) but not prior to the record date.

Notwithstanding anything to the contrary in the merger agreement, we will not be required to convene and hold the special meeting at any time prior to the 20th business day following the SEC clearance date; provided, additionally, that we may postpone, recess or adjourn the special meeting: (i) with the consent of the Parent Entities, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the required company stockholder approval (unless our board has effected an adverse recommendation change in accordance with the provisions described below under the sections entitled “—No Solicitation of Acquisition Proposals” and “—Obligation of Our Board of Directors with Respect to Its Recommendation”), or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which our board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under applicable law and for such supplemental or amended disclosure to be disseminated to and reviewed by our stockholders prior to the special meeting to ensure our stockholders have a reasonable period of time to make a reasonably informed vote; provided, however, that the Parent Entities must be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (ii)-(iv) above and, without the prior written consent of the Parent Entities, in the case of clauses (ii) and (iii), the special meeting must not be postponed or adjourned to a date that is (a) more than 30 days after the date for which the special meeting was originally scheduled (excluding any adjournments or postponements required by applicable law) or (b) more than 90 days from the record date for the special meeting.

Unless our board has effected an adverse recommendation change in accordance with the provisions describe in the sections entitled “—No Solicitation of Acquisition Proposals” and “—Obligation of Our Board of Directors with Respect to Its Recommendation,” we are required to use commercially reasonable efforts to solicit proxies in favor of the approval of the company merger and provide and include the recommendation of our board to our stockholders that they vote in favor of the company merger in this proxy statement. We will cooperate with and keep the Parent Entities reasonably informed on a reasonably current basis regarding our solicitation efforts and voting results following the dissemination of the proxy statement to our stockholders. The Parent Entities, Merger Sub I and Merger Sub II will vote all shares of our common stock held by them (if any) in favor of the approval of the company merger.

Without the prior written consent of the Parent Entities, (1) the approval of the company merger will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by our stockholders in connection with the merger agreement or the approval of the company merger) that we will propose to be acted on by our stockholders at the special meeting and (2) we will not submit to the vote of our stockholders any acquisition proposal (other than the merger agreement).

Notwithstanding anything to the contrary in the merger agreement, we are not required to hold the special meeting if the merger agreement is terminated. Unless the merger agreement is terminated in accordance with its terms, our obligations with respect to calling, giving notice of, convening and holding the special meeting and mailing the proxy statement (and any amendment or supplement thereto that may be required by law) to our stockholders will not be affected by an adverse recommendation change.

For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from a third party, whether in one transaction or a series of related transactions, relating to any:

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acquisition or purchase, in a single transaction or series of related transactions, of (1) 15% or more of the consolidated revenue, net income or assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the acquired companies, taken as a whole, or (2) beneficial ownership (as such term is defined under Section 13(d) of the Exchange Act) of 15% or more of our combined voting power, or of equity interests or general partner interests of the Partnership;

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tender offer or exchange offer that if consummated would result in any third party acquiring beneficial ownership (as such term is defined in Section 13(d) of the Exchange Act) of 15% or more of our combined voting power, or of equity interests or general partner interests of the Partnership;

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merger, consolidation, business combination, share exchange or other similar transaction involving (1) us or the Partnership or (2) one or more of our other subsidiaries representing 15% or more of the consolidated assets of us and our subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets); or

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recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a third party or its equityholders would beneficially own 15% or more of our combined voting power or of the equity interests or general partner interests of the Partnership (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable acquired company (or acquired companies) or such surviving entity).

Government Consents and Filings

Subject to the terms and conditions of the merger agreement, the parties to the merger agreement will use their respective reasonable best efforts to:

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take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law, or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

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obtain from any governmental authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries, or to avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

•	as promptly as practicable after the date of the merger agreement, make all necessary filings and submissions with respect to the merger agreement required under any applicable laws.

The merger agreement provides that we and the Parent Entities will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.

The merger agreement further provides that, without limiting the generality of anything described in this section, each party to the merger agreement will:

•	give the other parties prompt notice of the making or commencement of any proceeding by a governmental authority with respect to the transactions;

•	keep the other parties, upon request, informed as to the status of any such proceeding described in the immediately preceding bullet;

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provide the other parties (1) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled affiliates to any governmental authority in connection with the transactions contemplated by the merger agreement and (2) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any governmental authority in connection with the transactions contemplated by the merger agreement as promptly as practicable following its receipt thereof;

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respond as promptly as practicable to any additional requests for information received from any governmental authority with respect to the transactions contemplated by the merger agreement or filings contemplated by the first paragraph of this section entitled “—Governmental Consents and Filings”;

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not agree to participate in any substantive meeting or communication with any governmental authority in respect of any filing or any proceeding related to the transactions contemplated by the merger agreement unless it consults with the other parties in advance and provides the other party the opportunity to attend and participate thereat; and

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use reasonable best efforts to (1) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws and (2) prevent the entry in any proceeding brought by a governmental authority or any other person of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by the merger agreement.

Each party to the merger agreement will consult and cooperate with the other parties to the merger agreement and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by the merger agreement. Any information or materials provided to the other parties pursuant to this section entitled “—Governmental Consents and Filings” may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.

Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any approval or consent related to any applicable law:

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none of the parties to the merger agreement or their respective affiliates will enter into any timing agreement or other agreement with any governmental authority not to consummate the transactions, except with the prior written consent of the other parties to the merger agreement; and

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the Parent Entities will (and will cause their subsidiaries to) cooperate in good faith with the governmental authorities and will undertake (and cause its subsidiaries to undertake) promptly any and all action to complete lawfully the transactions contemplated by the merger agreement as soon as practicable (but in any event prior to the end date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any governmental authority or the issuance of any governmental order that would (or to obtain the agreement or consent of any governmental authority to the transactions contemplated by the merger agreement the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the mergers, including (A) proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated by the merger agreement on or prior to the end date.

Provided, however, that (i) none of the Company, the Surviving Corporation, the Partnership, the Surviving Partnership, the Parent Entities or any of their respective affiliates will be required to take any of the actions set forth in the second bullet above unless the effectiveness of such action is conditioned upon the closing of the mergers and (ii) in no event will the Company, the Surviving Corporation, the Partnership, the Surviving Partnership or any of their respective affiliates propose to any governmental authority, negotiate, effect or agree to any action contemplated by the first or second bullet above without the prior written consent of the Parent Entities. The entry by any governmental authority in any proceeding of a governmental order permitting the consummation of the transactions contemplated by the merger agreement but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the acquired companies) will not in and of itself be deemed a failure to satisfy any condition described in the section entitled “—Conditions to the Mergers.”

Notwithstanding anything to the contrary in the merger agreement, nothing in the merger agreement will require the Parent Entities or any affiliates of the Parent Entities (including Blackstone) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of the Parent Entities or any affiliates of the Parent Entities (including Blackstone, any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or its affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to the Parent Entities, Merger Sub I, Merger Sub II and their respective subsidiaries (including, following the closing of the mergers, the Surviving Corporation and its subsidiaries)).

Third Party Consents

The parties to the merger agreement will use their respective commercially reasonable efforts to obtain from any person (other than a governmental authority, which is subject to the provisions described above in this section entitled “—Governmental Consents and Filings”) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries relating to any contract or any company license in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement. Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any consents in connection with the transactions contemplated by the merger agreement from any person (other than a governmental authority, which is subject to the provisions described above in this section entitled “ —Governmental Consents and Filings”) (i) without the prior written consent of the Parent Entities, none of the acquired companies will pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such person, (ii) none of the Parent Entities, Merger Sub I, Merger Sub II or any of their affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (iii) none of the Company, the Partnership or any of their respective affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (iii) if the payment, commitment or obligations is conditioned upon the closing of the mergers.

Notices of Certain Events

Prior to the company merger effective time, we and the Partnership will provide the Parent Entities with prompt notice of any stockholder litigation, unitholder litigation or other proceeding relating to or arising from the merger agreement or the mergers that is brought against the Company and the Partnership, the members of our board or the General Partner or other subsidiaries of the Company (such proceedings, “transaction litigation”) and will keep the Parent Entities reasonably informed with respect to the status thereof. Without limiting the preceding sentence, we will give the Parent Entities (A) the opportunity to review and comment on all material filings or responses to be made by us in connection with any transaction litigation, and we will consider any such comments in good faith, and (B) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any transaction litigation and we will not, and will not permit any of our subsidiaries or our or their representatives to, compromise or settle any such transaction litigation unless the Parent Entities have consented thereto (which consent will not be unreasonably withheld, conditioned or delayed).

We and the Partnership will give prompt notice to the Parent Entities, Merger Sub I and Merger Sub II, and the Parent Entities, Merger Sub I and Merger Sub II will give prompt notice to us and the Partnership:

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of any notice or other communication received by such party from any governmental authority in connection with the merger agreement or the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement;

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of any proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the merger agreement or the transactions contemplated thereby;

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if any representation or warranty made by it contained in the merger agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions described in the section entitled “ —Conditions to the Mergers” would reasonably be expected to be incapable of being satisfied by the end date; or

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if it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided that no such notification will affect the representations, warranties, covenants or agreements of the parties to the merger agreement or the conditions to the obligations of the parties under the merger agreement or any remedies for any breach of the representations, warranties, covenants or agreements under the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, the failure by us or the Partnership, the Parent Entities, Merger Sub I, Merger Sub II or our or their respective representatives to provide such prompt notice under the third and fourth bullets above will not constitute a breach of covenant for purposes of the sixth bullet in the section entitled “—Conditions to the Mergers,” the 12th bullet in the section entitled “—Conditions to the Mergers,” the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities,” or the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

No Solicitation of Acquisition Proposals

From and after the date of the merger agreement until the earlier of the partnership merger effective time or the date on which the merger agreement is terminated in accordance with its terms, we and the Partnership have agreed that, except as permitted by certain exceptions described below, we will not, and will cause each of our respective subsidiaries and our and their directors and officers not to, and will instruct our and our subsidiaries’ other representatives not to, directly or indirectly:

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solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry (as described below) that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the acquired companies to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry;

•	approve or recommend an acquisition proposal;

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approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any acquisition proposal other than an acceptable confidentiality agreement, or that would reasonably be expected to lead to an acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (an “alternative acquisition agreement”); or

•	resolve, propose or agree to do any of the foregoing.

We and the Partnership have further agreed that immediately following the execution of the merger agreement, we and the Partnership will, and will cause each of our respective subsidiaries and our and their directors and officers to, and will instruct our and our subsidiaries’ other representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any third party with respect to any inquiry or acquisition proposal, terminate all physical and electronic data room access granted to any person or its representatives (other than the Parent Entities, Merger Sub I, Merger Sub II, their respective affiliates, the financing sources and their respective representatives) and request that each third party that has previously executed a confidentiality agreement in the last 12 months prior to the date of the merger agreement and relating to an inquiry or acquisition proposal to promptly return to us or destroy all non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of us, the Partnership or our respective representatives in accordance with the terms of such confidentiality agreement.

Subject to compliance with the other provisions described in this section “—No Solicitation of Acquisition Proposals” and in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation,” at any time prior to the earlier of obtaining the required company stockholder approval and the termination of the merger agreement in accordance with its terms, if (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described under this section “—No Solicitation of Acquisition Proposals” and in the section entitled “ —Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as described below), then we and our representatives may:

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enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives; and

•	engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal.

However, we must promptly (and in any event within 48 hours) notify the Parent Entities after we or our representatives commence either of the aforementioned actions, and we will make available to the Parent Entities any non-public information concerning us or our subsidiaries made available to any third party, to the extent not previously made available to the Parent Entities, as promptly as reasonably practicable after it is made available to such third party (and in any event within 48 hours following such information being made available to such third party).

From and after the date of the merger agreement until the earlier of the partnership merger effective time or the date on which the merger agreement is terminated in accordance with its terms, if we or any of our representatives receive an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal, we will:

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as promptly as reasonably practicable (and in any event within 48 hours) after receipt, provide the Parent Entities with written notice of the material terms and conditions of such acquisition proposal or such inquiry and the identity of the person or group making such acquisition proposal, and provide to the Parent Entities copies of any such acquisition proposal or inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such person existing as of the date of the merger agreement); and

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keep the Parent Entities informed, as promptly as reasonably practicable (and in any event within 48 hours) of any material developments, discussions or negotiations regarding any acquisition proposal or such inquiry and the status of such acquisition proposal or such inquiry, with written notice setting forth such information as is reasonably necessary to keep the Parent Entities reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which will include written notice of any changes or proposed changes to the financial or other material terms of any such acquisition proposal or such inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto).

None of the acquired companies will, after the date of the merger agreement, enter into any confidentiality or similar agreement with any person that would prohibit any acquired company from providing any information required to be provided to the Parent Entities in accordance with the provisions described in this section “—No Solicitation of Acquisition Proposals” and in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation.”

For purposes of the merger agreement, “inquiry” means any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal.

For purposes of the merger agreement, “superior proposal” means a written acquisition proposal (except for purposes of this definition, the references in the definition of “acquisition proposal” to “15%” will be replaced by “50%”) made by a third party or group which our board determines in good faith, after consultation with its financial and outside legal advisors, taking into account (a) all of the terms and conditions of the acquisition proposal and the merger agreement (as it may be proposed to be amended by the Parent Entities) and (b) the feasibility and certainty of consummation of such acquisition proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such acquisition proposal and conditions to consummation thereof that our board considers to be appropriate) (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to our stockholders (solely in their capacity as such) than the transactions (after taking into account any changes to the terms of the merger agreement made or proposed by the Parent Entities to us in writing in response to such acquisition proposal as described in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation”) and (ii) is reasonably likely to be consummated.

In addition, the merger agreement provides that we may not, nor may we permit any of our subsidiaries to, release any person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal or similar matter in any contract to which we or any of our subsidiaries is a party; provided that, if our board determines in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law, we may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any person to make a non-public acquisition proposal to our board and, to the extent permitted by the merger agreement, thereafter negotiate and enter into any transaction in connection therewith, and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging representatives or working with potential financing sources or similar provision of any confidentiality agreement with a third party.

The merger agreement also provides that neither we nor our board (or any committee thereof) will take any action on or after the date of the merger agreement to exempt any person (other than the Parent Entities, Merger Sub I, Merger Sub II or their respective affiliates) from or render inapplicable the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each as defined in our charter) (including by establishing or increasing an excepted holder limit under our charter), or any takeover statute, in each case, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Obligation of Our Board of Directors with Respect to Its Recommendation

Adverse Recommendation Change

Except in the circumstances and pursuant to the procedures described below, neither our board nor any committee thereof will:

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withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to the Parent Entities, its recommendation that our stockholders approve the company merger (the “board recommendation”);

•	fail to include the board recommendation in this proxy statement;

•	authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any acquisition proposal;

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make any recommendation or public statement in connection with a tender offer or exchange offer that is an acquisition proposal (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act); or

•	cause or permit us or the Partnership to enter into any alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in accordance with the merger agreement).

We refer to any action in the first four bullets above as an “adverse recommendation change.”

Superior Proposal

Prior to obtaining the required company stockholder approval, if we have received an unsolicited written bona fide acquisition proposal after the date of the merger agreement that did not result from a breach of our obligations under the section entitled “—No Solicitation of Acquisition Proposals” or under this section “ —Obligation of Our Board of Directors with Respect to Its Recommendation” our board will be permitted to (A) cause us to, and we will be permitted to, terminate the merger agreement in accordance with its terms to concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such acquisition proposal and/or (B) make any adverse recommendation change, if and only if:

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the acquired companies have complied with the obligations described in “—Adverse Recommendation Change” above and this subsection “—Superior Proposal” (other than any breach of the third, fourth and fifth bullets of this paragraph that has a de minimis effect), and subject to compliance in all material respects with the other applicable provisions described in the section entitled “—No Solicitation of Acquisition Proposals” and in this section “—Obligation of Our Board of Directors with Respect to Its Recommendation”;

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our board has determined in good faith, after consultation with our financial and outside legal advisors, that such acquisition proposal constitutes a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with our directors’ duties under applicable law;

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we have provided at least three business days (the “notice period”) in advance, written notice (a “notice of superior proposal adverse recommendation change”) to the Parent Entities that we intend to take such action (it being understood the delivery of a notice of superior proposal adverse recommendation change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes written notice of the material terms of the superior proposal which enabled our board to make the determination that the acquisition proposal is a superior proposal and the information specified in the section entitled “—No Solicitation of Acquisition Proposals” with respect to such superior proposal;

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we have, and have caused our representatives to, until 11:59 p.m., Eastern Time, on the last day of the notice period, negotiate with the Parent Entities in good faith (to the extent the Parent Entities desire to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal; and

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following the end of the notice period, our board has determined in good faith, after consultation with our financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by the Parent Entities in response to the notice of superior proposal adverse recommendation change or otherwise, that the superior proposal giving rise to the notice of superior proposal adverse recommendation change continues to constitute a superior proposal and that the failure to make such adverse recommendation change and/or terminate the merger agreement in accordance with its terms to concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such superior proposal would continue to reasonably be expected to be inconsistent with our directors’ duties under applicable law, in each case, if the revisions offered in writing by the Parent Entities were given effect; provided, however, that any amendment to the financial terms or any other material amendment of such acquisition proposal will require a new notice of superior proposal adverse recommendation change and we will be required to comply again with the requirements of the foregoing bullets; provided that the three business day notice period will be two business days.

Intervening Event

Prior to obtaining the required company stockholder approval, if an intervening event has occurred, our board will be permitted to make an adverse recommendation change if and only if:

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the acquired companies have complied with the obligations described in “—Adverse Recommendation Change” above and this subsection “—Intervening Event,” and subject to compliance in all material respects with the other applicable provisions described in the section entitled “—No Solicitation of Acquisition Proposals” and in this section “—Obligation of Our Board of Directors with Respect to Its Recommendation”;

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our board has determined in good faith (after consultation with our financial and outside legal advisors), that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with our directors’ duties under applicable law;

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we have provided at least three business days (the “intervening event notice period”) written notice (a “notice of intervening event”) to the Parent Entities that we intend to take such action (it being understood that the delivery of a notice of intervening event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes reasonably detailed information describing the intervening event;

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we have, and have caused our representatives to, until 11:59 p.m., Eastern Time, on the last day of the intervening event notice period, negotiate with the Parent Entities in good faith (to the extent the Parent Entities desire to negotiate) to make such adjustments to the terms and conditions of the merger agreement in response to such intervening event in order to obviate the need to make such adverse recommendation change; and

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following the end of the intervening event notice period, our board has determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by the Parent Entities in response to the notice of intervening event or otherwise, that the failure to make such adverse recommendation change would continue to reasonably be expected to be inconsistent with our directors’ duties under applicable law, in each case, if the revisions offered in writing by the Parent Entities were given effect; it being understood that each time that material modifications or developments with respect to the intervening event occur (as reasonably determined by our board in good faith), we will be required to deliver a new written notice to the Parent Entities and to comply with the requirements of the foregoing bullets with respect to such new written notice (with the “intervening event notice period” in respect of such new written notice being two business days from the delivery of such written notice to the Parent Entities).

For purposes of the merger agreement, “intervening event” means any effect occurring or arising after the date of the merger agreement that, individually or in the aggregate, is material to us and our subsidiaries taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which are not actually known) to, or reasonably expected by, our board as of the date of the merger agreement, which effect (or the magnitude or consequences of which) first becomes actually known to, or reasonably expected by, our board prior to approval of the company merger by the required company stockholder approval and (ii) does not relate to (and none of the following will be considered in determining whether there has been an intervening event): (a) any inquiry or acquisition proposal (including the receipt, existence or terms thereof) or (b) any changes in the market price or trading volume of our common stock, any failure by us or our subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us or any of our subsidiaries (provided that the effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an intervening event).

Nothing contained in the merger agreement prohibits us, our board or our representatives from:

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taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to our stockholders);

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making any “stop, look and listen” communication to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by us that describes our receipt of an acquisition proposal and the operation of the merger agreement with respect thereto; or

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making any other communication to our stockholders if (in the case of this bullet) our board has determined in good faith, after consultation with our financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

provided, however, that our board (or any committee thereof) will not make any adverse recommendation change, except in accordance with the terms of the merger agreement.

Employee Benefits

From and after the company merger effective time and for a period ending 12 months following the closing date, or if earlier, the last day of service of any employee of ours or of our subsidiaries who continues employment with the Parent Entities, the Surviving Corporation or any of their subsidiaries (a “continuing employee”) the Parent Entities will provide, or cause their subsidiaries, including the Surviving Corporation, to provide, to each continuing employee with (i) base salary, base fee or wage rate, as applicable, and annual target cash bonus opportunity, in each case, that is not less than the base salary, base fee or wage rate (as applicable) and annual target cash bonus opportunity, respectively, provided to such continuing employee immediately prior to the company merger effective time, (ii) contractual severance pay and benefits that are no less favorable than the severance pay and benefits for which the continuing employee would have been eligible immediately prior to the company merger effective time, and (iii) other benefits (other than equity and equity-based, long-term incentive, nonqualified deferred compensation, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans) that, taken as a whole, are at least as favorable in the aggregate as the benefits provided to such continuing employee immediately prior to the company merger effective time.

With respect to benefit plans maintained by the Parent Entities or any of the Parent Entities’ subsidiaries, including the Surviving Corporation (solely for purposes of eligibility to participate, vesting and determination of level of benefits for vacation and paid time-off entitlement and severance benefits), each continuing employee’s service with any acquired company, as reflected in our records, will be treated as service with the Parent Entities or any of the Parent Entities’ subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.

The Parent Entities will, or will cause the Parent Entities’ subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Parent Entities or any of the Parent Entities subsidiaries in which continuing employees (and their eligible dependents) become eligible to participate following the closing of the mergers, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under our comparable benefit plan. The Parent Entities will, or will cause the Parent Entities’ subsidiaries, including the Surviving Corporation, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the closing of the mergers occurs (or such later calendar year in which continuing employees first become eligible to participate in any welfare benefit plans of the Parent Entities or the Parent Entities’ subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and dependents) become eligible to participate following the closing of the mergers.

Financing Cooperation

The consummation of the mergers is not conditioned upon the Parent Entities’ receipt of financing. Prior to the closing of the mergers, we will use our commercially reasonable efforts to provide, and will cause each of our subsidiaries to use its commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by the Parent Entities, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the transactions contemplated by the merger agreement, the acquired companies and our real properties effective as of or after the closing of the mergers, as reasonably requested in writing by the Parent Entities (collectively, the “debt financing”) (provided that such requested cooperation does not unreasonably interfere with our or our subsidiaries’ business operations), including using commercially reasonable efforts to do the following as promptly as reasonably practicable after the Parent Entities’ written request, each of which with reasonable prior notice and at the Parent Entities’ sole cost and expense:

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make our employees with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of the debt financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;

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provide reasonable and customary assistance to the Parent Entities with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the debt financing and provide reasonable cooperation with the due diligence efforts of any source of any debt financing to the extent reasonable and customary; in each case in this bullet (1) subject to customary confidentiality provisions and disclaimers, (2) as reasonably requested by the Parent Entities and (3) limited to information to be contained therein with respect to the acquired companies or our owned real property and leased real property;

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furnish the Parent Entities, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the acquired companies as may be reasonably requested by the Parent Entities, as is usual and customary for debt financings and reasonably available and prepared by or for the acquired companies in the ordinary course of business;

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assist with the preparation of customary definitive loan documentation contemplated by the debt financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents will be effective no earlier than as of the partnership merger effective time);

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provide to the Parent Entities upon written request all documentation and other information with respect to the acquired companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the debt financing, in each case as reasonably requested by the Parent Entities;

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cooperate in connection with the repayment or defeasance of any of the acquired companies’ existing indebtedness as of, and subject to the occurrence of, the closing of the mergers and the release of related liens following the repayment in full of such indebtedness, including using commercially reasonable efforts to deliver such customary payoff, defeasance or similar notices within the time periods contemplated under any of the acquired companies’ existing loans as are reasonably requested by the Parent Entities (provided that we will not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the closing of the mergers);

•	cooperate with obtaining customary title insurance with respect to each material real property owned or leased by the acquired companies as reasonably requested by the Parent Entities;

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provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the debt financing;

•	cause our independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the debt financing;

•	provide customary authorization letters authorizing the distribution of our information to prospective lenders in connection with a syndicated bank financing;

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consent to the use of the acquired companies’ logos in connection with the debt financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the acquired companies’ reputation or goodwill;

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reasonably cooperate with the marketing efforts of the Parent Entities and its financing sources for any debt financing to be raised by the Parent Entities to complete the transactions contemplated by the merger agreement;

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as may be reasonably requested by the Parent Entities, following the obtainment of the required company stockholder approval, form new direct or indirect wholly owned subsidiaries pursuant to documentation reasonably satisfactory to us and the Parent Entities;

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as may be reasonably requested by the Parent Entities, and no earlier than immediately prior to the partnership merger effective time on the closing date, and provided such actions would not adversely affect our or any of our subsidiaries’ tax status or cause us or any of our subsidiaries to be subject to additional taxes or otherwise suffer or incur any amounts that are not indemnified by the Parent Entities under the merger agreement, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to us and the Parent Entities;

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to the extent reasonably requested by the Parent Entities and necessary in connection with the debt financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential financing source;

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to the extent reasonably requested by the Parent Entities and necessary in connection with the debt financing, provide customary and reasonable assistance to allow the Parent Entities and their representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain to the extent reasonably requested by the Parent Entities and required in connection with such inspections), with respect to the acquired companies’ leased property (provided, however, that (1) neither the Parent Entities nor their representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) the Parent Entities will schedule and coordinate all inspections with us in accordance with the terms of the merger agreement, and (3) we will be entitled to have representatives present at all times during any such inspection); and

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to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the closing of the mergers, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by the Parent Entities and required in connection with the debt financing, including customary indemnities and bring down certificates issued in connection with a securitization of the debt financing.

However, our obligations under the preceding bullets are qualified by the following:

•	neither we nor any of our affiliates will be required to make any filings with the SEC in connection with any debt financing (other than in any applicable proxy statement);

•	nothing in this section entitled “—Financing Cooperation” will require any action to the extent it would (1) unreasonably interfere with the business or operations of the acquired companies or require the acquired companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the closing of the mergers, or for which the Parent Entities do not promptly reimburse or indemnify it, as the case may be, under the merger agreement, (2) require any acquired company or its representatives to execute, deliver, enter into or perform any financing document (other than with respect to customary authorization letters with respect to bank information memoranda) that is effective prior to the closing of the mergers or that is not contingent on closing of the mergers or (3) require any of our or our subsidiaries’ officers, directors or other representatives to deliver any certificate that such officer, director or other representative reasonably believes, in good faith, contains any untrue certifications;

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none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any acquired company will be required to adopt resolutions approving any financing documents that is effective prior to the closing of the mergers unless contingent on the closing of the mergers (and any such adoption or approval at the closing of the mergers will be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the company merger effective time and closing of the mergers);

•	our obligations referred to in this section entitled “—Financing Cooperation” will be subject to persons being bound by confidentiality agreements in accordance with customary market practice; and

•	no acquired company will be required to provide any information or take any action to the extent it would:

•	cause significant competitive harm to any acquired company if the transactions contemplated by the merger agreement are not consummated;

•	violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, applicable law or its organizational documents;

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jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that we will use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this bullet);

•	violate any applicable confidentiality obligation of any acquired company;

•	require any acquired company to waive or amend any terms of the merger agreement;

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require any acquired company or any of its affiliates to incur any liability or make any payment that is not reimbursed or indemnified by the Parent Entities under the merger agreement or enter into any contract that is not contingent on closing of the mergers;

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reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such person or to a loss of any benefit to which such person is entitled under any provision of any of our or our subsidiaries’ material contracts binding upon such person;

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result in the creation or imposition of any lien on any asset of such person (except any lien on any of the acquired company’s respective assets that becomes effective only upon the closing of the mergers);

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result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives;

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result in any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the debt financing; or

•

result in any condition to closing of the mergers set forth in the section entitled “—Conditions to the Mergers” to fail to be satisfied by the end date or otherwise result in a breach of the merger agreement by any acquired company.

The sixth bullet in the section entitled “—Conditions to the Mergers,” as it applies to the Company’s obligations under this section “—Financing Cooperation,” will automatically be deemed satisfied, except to the extent we have committed a willful breach of our obligations set forth in this section “—Financing Cooperation,” the Parent Entities have provided us with written notice of such breach within 10 business days of first becoming aware of such breach and we fail to cure such breach by the earlier of 10 business days after such notice is provided or the end date. We will not be in breach of the merger agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the acquired companies or is not prepared in the ordinary course of business of the acquired companies at the time requested by the Parent Entities or (B) obtain review of any financial or other information by our accountants after using commercially reasonable efforts to obtain the same. The parties to the merger agreement agreed and acknowledged that the obligations set forth in this section “—Financing Cooperation” represent the acquired companies’ and their respective affiliates’ sole obligation with respect to cooperation in connection with the debt financing.

We will not be required to agree to any contractual obligation relating to the debt financing that is not conditioned upon the closing of the mergers and that does not terminate without liability to us and our affiliates upon the termination of the merger agreement that is not reimbursed or indemnified by the Parent Entities. We will not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the debt financing. In addition, the parties to the merger agreement agree that any information with respect to the prospects and plans for the acquired companies in connection with the debt financing will be the sole responsibility of the Parent Entities, and neither the acquired companies nor any of their affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, will have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the debt financing or other pro forma information relating thereto or the manner in which the Parent Entities intend to operate, or cause to be operated, the acquired companies after the closing of the mergers.

The Parent Entities have agreed that they will indemnify and hold harmless us, our subsidiaries and each of our representatives and each of our respective present and former directors, officers, employees and agents (collectively, the “financing indemnified parties”) from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the debt financing or any information, assistance or activities provided in connection with the debt financing (other than the information provided in writing by us or our subsidiaries to the Parent Entities specifically in connection with our obligations pursuant this section entitled “—Financing Cooperation”).

The Parent Entities, Merger Sub I and Merger Sub II have agreed that they and their affiliates will not, without our prior written consent, enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of debt financing that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such source of debt financing to provide debt financing or other assistance to any other party in any other transaction involving us or our subsidiaries (provided that this will not prohibit the establishment of customary “tree” arrangements).

At our request, the Parent Entities will keep us reasonably informed in reasonable detail of the status of their efforts to arrange the debt financing.

Assumed Indebtedness

Promptly upon the request of the Parent Entities, we and the Partnership will or will cause the other applicable acquired companies to deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “existing lender”) under certain indebtedness identified by the Parent Entities (the “assumed indebtedness”), a notice prepared by the Parent Entities, in form and substance reasonably approved by us, requesting that such existing lender deliver to the Parent Entities and the applicable acquired company a written statement or documents (the “assumption documents”) (1) confirming (A) the aggregate principal amount of the indebtedness outstanding under such assumed indebtedness, (B) the date to which interest and principal has been paid in respect of such assumed indebtedness, and (C) the amount of any escrows being held by such existing lender in respect of such assumed indebtedness; and (2) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the transactions contemplated by the merger agreement, and to the modifications of the terms of such assumed indebtedness that the Parent Entities may reasonably request after the date hereof; provided that we will be informed of any such request or modification; and provided, further, that in the event the Parent Entities request assumption documents in accordance with the merger agreement, (x) the transactions contemplated by the merger agreement shall not be conditioned on, delayed or postponed as a result of the receipt of (or failure to receive) such assumption documents from all or any portion of the existing lenders and (y) the assumption documents will be effective as of or immediately prior to and conditioned upon the occurrence of the partnership merger effective time.

The Parent Entities will pay all fees and expenses payable in connection with the assumption documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the existing lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the existing lenders as a condition to issuance of the assumption documents. None of the acquired companies will be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this section entitled “—Assumed Indebtedness” before the closing of the mergers, and the Parent Entities will indemnify and hold harmless the acquired companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any acquired company in connection with their actions and cooperation pursuant to this section entitled “—Assumed Indebtedness.”

Pre-Closing Transactions

In addition, the merger agreement requires that we and our subsidiaries use commercially reasonable efforts to provide such cooperation and assistance as the Parent Entities may reasonably request to (1) convert or cause the conversion of one or more of our wholly owned subsidiaries that are organized as corporations into limited partnerships or limited liability companies and one or more of our wholly owned subsidiaries that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by the Parent Entities, (2) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by us in one or more of our wholly owned subsidiaries (including to us or any other of our wholly owned subsidiaries) at a price and on such other terms as designated by the Parent Entities, (3) exercise any of our or our wholly owned subsidiary’s right to terminate or cause to be terminated any contract to which we or one of our wholly owned subsidiaries is a party, (4) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of our or our wholly owned subsidiaries’ assets (including to us or any of our other wholly owned subsidiaries) at a price and on such other terms as designated by the Parent Entities and/or (5) restructure our ownership of the Partnership to maintain the status of the Partnership as a partnership for U.S. federal income tax purposes following the partnership merger.

These rights of the Parent Entities are limited, however, in that (1) we and any of our subsidiaries will not be required to take any action that contravenes any of our or our subsidiaries’ organizational documents, any of our material contracts, or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all of the conditions to the mergers having been satisfied (or waived) and our receipt of a written notice from the Parent Entities stating that the Parent Entities, Merger Sub I and Merger Sub II are prepared to proceed immediately with the closing of the mergers and irrevocably waiving any right to claim that the conditions to their obligations to consummate the mergers have not been satisfied (other than delivery by us and the Partnership at the closing of the mergers of the required certificate and the opinion of counsel described in the section entitled “—Conditions to the Mergers”), together with any other evidence reasonably requested by us that the closing of the mergers will occur, (3) such actions (or the inability to complete them) will not affect or modify in any respect the obligations of the Parent Entities, Merger Sub I and Merger Sub II under the merger agreement, including the amount of or timing of payment of the common stock merger consideration or the obligation to complete the mergers in accordance with the terms of the merger agreement, (4) we and our subsidiaries will not be required to take any such action that could adversely affect our classification as a REIT or could subject us to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entity-level taxes), (5) we and our subsidiaries will not be required to take any such action that could result in any tax being imposed on, or any material adverse tax consequences to any of our stockholders or other equity interest holders (in such person’s capacity as a stockholder or other equity interest holder), that are incrementally greater or more adverse, as the case may be, than the taxes or other material adverse tax consequences that would be imposed on such party in connection with the consummation of the merger agreement in the absence of such action taken, and (6) we and our subsidiaries will not be required to provide any material non-public information to a third party other than the Parent Entities and their affiliates or their respective representatives. The Parent Entities will, promptly upon request by us, reimburse us for all reasonable out-of-pocket costs incurred by us or any of our subsidiaries in performing these obligations, and the Parent Entities will indemnify us and any of our subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us or any of our subsidiaries arising out of such obligations (and in the event the mergers and the other transactions contemplated by the merger agreement are not consummated, the Parent Entities will promptly reimburse us for any reasonable out-of-pocket costs incurred by us or any of our subsidiaries not previously reimbursed).

Certain Other Covenants

The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•

giving the Parent Entities and their representatives reasonable access during normal business hours, in such manner as to not interfere with the normal operation of us or our subsidiaries, to our and our subsidiaries’ respective properties, offices, personnel, books and records and furnishing to the Parent Entities and their representatives existing financial and operating data and other information concerning our or our subsidiaries’ affairs as the Parent Entities or such representatives may reasonably request;

•	confidentiality;

•	the consultation regarding any press releases or other public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement;

•	the indemnification of the acquired companies’ directors, officers and managers;

•	certain matters related to Section 16(a) of the Exchange Act and Rule 16b-3 thereunder;

•	actions necessary to eliminate or minimize the effects any applicable anti-takeover statutes on the transactions, including the mergers;

•	delisting our common stock from NASDAQ and deregistering our common stock under the Exchange Act;

•	the interim operations of Merger Sub I and Merger Sub II;

•	the interim operations of the Parent Entities;

•	our termination or settlement of certain contracts;

•	the resignation of our directors;

•	certain tax matters;

•	at the Parent Entities’ reasonable request, using commercially reasonable efforts to sell, transfer, or perform other actions related to assets or entities owned by the acquired companies;

•

at the Parent Entities’ written request, reasonably cooperating with the Parent Entities in redeeming all the outstanding securities under the Notes Agreements (as defined in the merger agreement); and

•	requirements with respect to, and restrictions on, our and our subsidiaries’ exercise of any transfer rights that become exercisable during the interim period.

Conditions to the Mergers

The respective obligations of each party to the merger agreement to consummate the mergers are subject to the satisfaction (or, to the extent permitted by law, written waiver by all parties to the merger agreement) at or prior to the closing of the mergers of each of the following conditions:

•	the required company stockholder approval has been obtained; and

•

no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or governmental order after the date of the merger agreement which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the mergers.

The obligations of the Parent Entities, Merger Sub I and Merger Sub II to consummate the mergers are further subject to the satisfaction (or, to the extent permitted by law, written waiver by the Parent Entities), at or prior to the closing of the mergers, of the following further conditions:

•

each of the representations and warranties made by us and the Partnership regarding our and the Partnership’s organization, power and authority to enter into the merger agreement and enforceability thereof, receipt of the board recommendation and use of brokers and certain representations and warranties made by us and the Partnership regarding our capital structure and the capital structure of our subsidiaries must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only;

•

the representations and warranties made by us and the Partnership regarding the absence of a material adverse effect since December 31, 2023, must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date;

•

each of the representations and warranties made by us and the Partnership other than those described in the first and second bullets above (without giving effect to any references to any “material adverse effect” or other “materiality” qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

we and the Partnership must have performed in all material respects all of the covenants and agreements that are required to be performed by us under the merger agreement at or prior to the closing of the mergers;

•

since the date of the merger agreement, there must not have occurred any material adverse effect or any effect that, individually or in the aggregate would reasonably be expected to have a material adverse effect;

•

the Parent Entities must have received a certificate, dated as of the closing date and duly executed on behalf of the Company by an officer of the Company and the Partnership by an officer of the Partnership certifying that the conditions described in the five bullets above have been satisfied; and

•

the Parent Entities must have received a written tax opinion of Clifford Chance US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to us and the Parent Entities), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies), to the effect that, commencing with our initial taxable year ended December 31, 2010 through our hypothetical short taxable year ended on the closing date immediately prior to the closing of the mergers, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the closing of the mergers, any action (or inaction) taken after the closing of the mergers, or the distribution requirements of Section 857(b) of the Code for the hypothetical short taxable year).

Our obligations to consummate the mergers are further subject to the satisfaction (or, to the extent permitted by law, written waiver by us), at or prior to the closing of the mergers, of the following further conditions:

•

each of the representations and warranties made by the Parent Entities, Merger Sub I and Merger Sub II regarding their organization, power and authority to enter into the merger agreement and enforceability thereof and use of brokers must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only;

•

each of the representations and warranties made by the Parent Entities, Merger Sub I and Merger Sub II other than those described in the immediately preceding bullet (without giving effect to any references to materiality qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Parent Entities, Merger Sub I or Merger Sub II to consummate the mergers or perform their respective obligations under the merger agreement on a timely basis;

•

each of the Parent Entities, Merger Sub I and Merger Sub II must have performed in all material respects all of the covenants and agreements that are required to be performed by it under the merger agreement at or prior to the closing of the mergers; and

•

we must have received a certificate, dated as of the closing date and duly executed on behalf of the Parent Entities by an officer of the Parent Entities certifying that the conditions described in the first and second bullets above have been satisfied.

Termination of the Merger Agreement

We and the Parent Entities may mutually agree to terminate the merger agreement and abandon the mergers and the other transactions contemplated by the merger agreement at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval.

Termination by Either the Company or the Parent Entities

In addition, we, on the one hand, or the Parent Entities, on the other hand, may terminate the merger agreement upon notice to the other party at any time prior to the closing of the mergers (with respect to the first two bullets below, even after we have obtained the required company stockholder approval), if:

•

the closing of the mergers has not occurred on or before 5:00 p.m., Eastern Time, on May 6, 2025 (as it may be extended in accordance with this bullet, the “end date”); provided, however, that the end date may be extended at the option of the Parent Entities or us, by written notice to the other party, to 5:00 p.m., Eastern Time, on August 6, 2025, if the condition described in the second bullet in the section entitled “—Conditions to the Mergers” has not been satisfied or waived on or prior to the end date (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing of the mergers have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing of the mergers, which conditions must be capable of being satisfied at such time; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure to perform (or (1) in the case of the Parent Entities, the failure of Merger Sub I or Merger Sub II or (2) in the case of the Company, the failure of the Partnership) any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the failure of the closing of the mergers to have occurred on or before the end date;

•

any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the mergers and such law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure to perform (or (1) in the case of the Parent Entities, the failure of Merger Sub I or Merger Sub II or (2) in the case of the Company, the failure of the Partnership) any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the issuance of such law or governmental order; or

•

(1) the special meeting (including any adjournments and postponements thereof) has been held and completed and our stockholders have voted on a proposal to approve the company merger and (ii) the company merger has not been approved at the special meeting (and has not been approved at any adjournment or postponement of the special meeting) by the required company stockholder approval.

Termination by the Company

We may also terminate the merger agreement by written notice to the Parent Entities at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:

•

(i) there is any breach by the Parent Entities, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement of the Parent Entities, Merger Sub I or Merger Sub II set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to the Parent Entities of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by the Parent Entities, Merger Sub I or Merger Sub II on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to the Parent Entities; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•

prior to receipt of the required company stockholder approval, our board has determined to terminate the merger agreement as described in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation—Superior Proposal” in order to enter into a definitive agreement with respect to a superior proposal; provided that substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or

•	all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to consummate the mergers and the additional conditions to the obligations of the Parent Entities, Merger Sub I and Merger Sub II to effect the mergers have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the mergers, so long as such conditions are at the time of delivery of the notice referred to in the third sub-bullet of this section capable of being satisfied as if such time were the closing of the mergers);

•	the Parent Entities, Merger Sub I and Merger Sub II fail to consummate the mergers on the date the closing should have occurred pursuant to the merger agreement;

•

on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to the Parent Entities confirming that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of the Parent Entities, Merger Sub I and Merger Sub II to consummate the mergers have been satisfied or waived by the Parent Entities (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the mergers, so long as such conditions are capable of being satisfied at the time of delivery of the notice referred to in this sub-bullet as if such time were the closing of the mergers) and we are ready, willing and able to consummate the mergers at such time; and

•

the Parent Entities, Merger Sub I or Merger Sub II fail to consummate the mergers within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we and the Partnership were ready, willing and able to consummate the closing of the mergers during such three business day period.

Termination by the Parent Entities

The Parent Entities may also terminate the merger agreement by written notice to us at any time prior to the closing of the mergers, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:

•	all of the following requirements are satisfied:

•

we or the Partnership have breached any of our representations, warranties, covenants or agreements or set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

•	the Parent Entities have delivered written notice to us of such breach described in the immediately preceding sub-bullet; and

•

such breach is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of the Parent Entities’ delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that the Parent Entities will not have the right to terminate the merger agreement under this bullet if the Parent Entities, Merger Sub I or Merger Sub II is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied; or

•

(1) prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Exchange Act, that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (3) prior to the receipt of the required company stockholder approval, our board has failed to publicly reaffirm the board recommendation within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.

Termination Fees

Company Termination Fee

We have agreed to pay the Parent Entities the company termination fee of $78 million, if:

•	all of the following requirements are satisfied:

•

we or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “ —Termination of the Merger Agreement—Termination by the Company”) or the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities”; and

•

(1) a third party has made an acquisition proposal to us or the Partnership or our respective representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we or the Partnership enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”);

•

the Parent Entities validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities”; or

•	we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Parent Termination Fee

The Parent Entities have agreed to pay to us the parent termination fee of $239 million if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Limited Guarantee and Remedies

On November 6, 2024, in connection with the execution of the merger agreement, the Sponsor delivered an executed guarantee in our favor to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of the Parent Entities under the merger agreement as set forth in the limited guarantee.

The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $239 million, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime rate” as published in The Wall Street Journal plus 2% per annum.

We and the Partnership cannot seek specific performance to require the Parent Entities, Merger Sub I or Merger Sub II to consummate the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against the Parent Entities, Merger Sub I and Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described above in the section entitled “—Termination Fees—Parent Termination Fee” and this section entitled “—Limited Guarantee and Remedies.” The Parent Entities, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to consummate the mergers.

Amendment and Waiver

Any provision of the merger agreement may be amended or waived prior to the closing of the mergers if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver may be made subsequent to receipt of the required company stockholder approval which requires further approval of our stockholders pursuant to the MGCL without such further stockholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us, as of December 31, 2024, the latest practicable date prior to the date of this filing, with respect to our equity securities beneficially owned by:

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

The table also sets forth certain information available to us, as of December 31, 2024, with respect to shares of our common stock held by each person known to us to be the beneficial owner of more than 5% of such shares. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days (such as shares of our common stock that may be issued upon conversion of OP partnership units). This table also reflects options that are exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person.

	Our Common Stock (2)(3)(4)
Name of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)	Percent of Class
Directors and Officers(2):
Richard A. Baker(5)	376,955	*
Michael B. Haines	497,394	*
Angela K. Ho	26,350	*
Michael J. Indiveri	103,084	*
Zabrina M. Jenkins	19,194	*
Lee S. Neibart(5)	137,034	*
Adrienne B. Pitts	19,194	*
Laura H. Pomerantz	58,684	*
Richard K. Schoebel	628,241	*
Stuart A. Tanz	2,468,550	1.8%
Eric S. Zorn	90,296	*
All directors and named executive officers as a group (11 persons)	4,424,976	3.3%

5% or Greater Holders:
BlackRock, Inc.(6) 55 East 52nd Street New York, New York 10055	23,974,661	19.0%
The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	19,655,826	15.6. %
Entities affiliated with CenterSquare Investment Management LLC (8) 630 West Germantown Pike, Suite 300 Plymouth Meeting, PA 19462	8,747,743	6.94%
Entities affiliated with State Street Corporation(9) 1 Congress Street, Suite 1 Boston, MA 02114	8,061,277	6.4%

*	Represents less than 1% of issued and outstanding shares of our common stock.
(1)	The business address of each director and named executive officer is c/o Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130.
(2)

Each director and named executive officer has sole voting and investment power with respect to these shares, except that (i) the Indiveri Group LLC, a limited liability company, holds 9,900 shares whose interests are owned 50% by Mr. Indiveri and 50% by his spouse, (ii) all of the shares held by Mr. Schoebel are held by the Schoebel Family Trust dated June 7, 2013 whose interests are owned 50% by Mr. Schoebel and 50% by his spouse and (iii) 143,833 of the shares held by Mr. Tanz are held by two grantor retained annuity trusts of which Mr. Tanz is the sole annuitant and trustee and 2,179,758 shares or OP partnership units, as the case may be, are held by the Stuart A. Tanz Separate Property Trust U/A dated 6/16/2006 of which Mr. Tanz’s spouse is a trustee.

(3)

Includes unvested restricted stock awards granted to our named executive officers and directors as follows: Mr. Baker – 46,447 shares of restricted common stock subject to time-based vesting; Mr. Haines – 79,845 shares of restricted common stock subject to time-based vesting; Mr. Tanz – 259,776 shares of restricted common stock subject to time-based vesting; Mr. Schoebel – 86,562 shares of restricted common stock subject to time-based vesting; Ms. Ho – 7,127 shares of restricted common stock subject to time-based vesting; Mr. Indiveri – 7,127 shares of restricted common stock subject to time-based vesting; Ms. Jenkins – 7,127 shares of restricted common stock subject to time-based vesting; Mr. Neibart – 7,127 shares of restricted common stock subject to time-based vesting; Ms. Pitts – 7,127 shares of restricted common stock subject to time-based vesting; Ms. Pomerantz – 7,127 shares of restricted common stock subject to time-based vesting; and Mr. Zorn – 7,127 shares of restricted common stock subject to time-based vesting.

Excludes 23,286 shares of unvested restricted common stock subject to performance-based vesting granted to Mr. Baker (assuming vesting at the highest performance levels).

Excludes unvested LTIP units granted to our named executive officers as follows (assuming vesting of performance-based awards at the highest performance levels): Mr. Baker – 66,564 LTIP units subject to performance-based vesting; Mr. Haines – 188,634 LTIP units subject to performance-based vesting; Mr. Tanz – 612,922 LTIP units subject to performance-based vesting; and Mr. Schoebel – 204,868 LTIP units subject to performance-based vesting.

Includes OP partnership units that may be redeemed for shares of our common stock at our option on a one-for-one basis, subject to certain adjustments as follows: Mr. Baker – 12,635 OP partnership units; Mr. Haines – 36,011 OP partnership units; Mr. Tanz – 113,727 OP partnership units; and Mr. Schoebel – 39,487 OP partnership units.

(4)

For purposes of this table, a person is deemed to be the beneficial owner of shares of our common stock if that person has the right to acquire such shares within 60 days of the record date by the exercise of any options or warrants. Options or warrants held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of our common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of our common stock beneficially owned by any other person. As of the date of this proxy statement there are no options or warrants outstanding.

(5)

Includes 175,568 shares received by Mr. Baker and 68,850 shares received by Mr. Neibart as part of a pro rata distribution from NRDC Capital Management, LLC, of which William L. Mack, Robert C. Baker, and Messrs. Baker and Neibart were the sole members and managers. In prior reports, Messrs. Baker and Neibart each reported indirect beneficial ownership of 688,500 shares.

(6)

On its Schedule 13G (Amendment No. 4) filed with the SEC on January 19, 2024, BlackRock, Inc. reported sole voting power with respect to 22,930,840 shares of our common stock beneficially owned by it, shared voting or shared dispositive power with respect to 0 shares of our common stock beneficially owned by it, sole dispositive power with respect to 23,974,661 shares of our common stock beneficially owned by it and aggregate beneficial ownership of 23,974,661 shares of our common stock. The Schedule 13G (Amendment No. 4) reports a beneficial ownership percentage of shares of our common stock of 19.0%.

(7)

On its Schedule 13G (Amendment No. 14) filed with the SEC on February 13, 2024, the Vanguard Group, Inc. reported sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 182,133 shares of our common stock, sole dispositive power with respect to 19,346,285 shares of our common stock, shared dispositive power with respect to 309,541 shares of our common stock beneficially owned by it and aggregate beneficial ownership of 19,655,826 shares of our common stock. The Schedule 13G (Amendment No. 14) reports a beneficial ownership percentage of shares of our common stock of 15.6%.

(8)

On its Schedule 13G filed with the SEC on February 13, 2024, CenterSquare Investment Management LLC reported sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 8,747,743 shares of our common stock, shared dispositive power with respect to 0 shares of our common stock beneficially owned by it and aggregate beneficial ownership of 8,747,743 shares of our common stock. The Schedule 13G reports a beneficial ownership percentage of shares of our common stock of 6.94%.

(9)

On its Schedule 13G (Amendment No. 3) filed with the SEC on January 30, 2024, State Street Corporation reported sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 6,534,032 shares of our common stock, sole dispositive power with respect to 0 shares of our common stock, shared dispositive power with respect to 8,049,377 shares of our common stock beneficially owned by it and aggregate beneficial ownership of 8,061,277 shares of our common stock. The Schedule 13G (Amendment No. 3) reports a beneficial ownership percentage of shares of our common stock of 6.4%.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Pursuant to our charter, our stockholders do not have appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the company merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We will not hold an annual meeting of stockholders in 2025 if the company merger is completed because we will no longer be held by public stockholders. However, if the merger agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2025.

If the Company holds a 2025 Annual Meeting of Stockholders (a “2025 Annual Meeting”), any of our stockholders intending to present a proposal at a 2025 Annual Meeting and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act), in addition to complying with the applicable laws and regulations governing submissions of such proposals, must have submitted the proposal in writing to us no later than November 22, 2024, and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our stockholders of record who comply with the current advanced notice procedures set forth in our bylaws and outlined under this “Submission of Stockholder Proposals” section may nominate director candidates for election to our board or propose other business at an annual meeting of stockholders. To be timely, such stockholder nominations of director candidates or proposals of other business must be received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above. Accordingly, to nominate a director candidate for election or propose other business for inclusion at our 2025 Annual Meeting, stockholders must have submitted the nomination or proposal, in writing, by November 22, 2024, but in no event earlier than October 23, 2024. The written notice must have set forth the information required by our bylaws for nominations or proposals made by stockholders at an annual meeting of stockholders. The advanced notice procedures set forth in our bylaws do not affect the right of our stockholders to request the inclusion of proposals in our proxy statement pursuant to SEC rules.

Any such nomination or proposal was required to be sent to Michael B. Haines, our Secretary, at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130, and, to the extent applicable, must have included the information required by our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A NUMBER OF BROKERS WITH ACCOUNT HOLDERS WHO ARE OUR STOCKHOLDERS WILL BE “HOUSEHOLDING” OUR PROXY MATERIALS. A SINGLE SET OF PROXY MATERIALS MAY BE DELIVERED TO MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS UNLESS CONTRARY INSTRUCTIONS HAVE BEEN RECEIVED FROM THE IMPACTED STOCKHOLDERS. ONCE A STOCKHOLDER HAS RECEIVED NOTICE FROM ITS BROKER THAT THEY WILL BE “HOUSEHOLDING” COMMUNICATIONS TO SUCH STOCKHOLDER’S ADDRESS, “HOUSEHOLDING” WILL CONTINUE UNTIL SUCH STOCKHOLDER REVOKES CONSENT TO “HOUSEHOLDING” OR IS NOTIFIED OTHERWISE. IF, AT ANY TIME, A STOCKHOLDER NO LONGER WISHES TO PARTICIPATE IN “HOUSEHOLDING” AND WOULD PREFER TO RECEIVE A SEPARATE SET OF OUR PROXY MATERIALS, SUCH STOCKHOLDER SHOULD SO NOTIFY US BY DIRECTING WRITTEN REQUESTS TO: RETAIL OPPORTUNITY INVESTMENTS CORP., 11250 EL CAMINO REAL, SUITE 200, SAN DIEGO, CALIFORNIA 92130, ATTN: MICHAEL B. HAINES, OUR CHIEF FINANCIAL OFFICER; OR BY CALLING INVESTOR RELATIONS AT 858-255-4913. IN ADDITION, IF SO REQUESTED, WE WILL ALSO UNDERTAKE TO PROMPTLY DELIVER A SEPARATE SET OF PROXY MATERIALS TO ANY STOCKHOLDER FOR WHOM SUCH PROXY MATERIALS WERE SUBJECT TO “HOUSEHOLDING.” STOCKHOLDERS WHO CURRENTLY RECEIVE MULTIPLE COPIES OF OUR PROXY MATERIALS AT THEIR ADDRESS AND WOULD LIKE TO REQUEST “HOUSEHOLDING” OF THEIR COMMUNICATIONS SHOULD CONTACT US, AS SPECIFIED ABOVE, OR THEIR RESPECTIVE BROKERS.

OTHER MATTERS

Pursuant to our bylaws and the MGCL, only the matters set forth in the notice of special meeting may be brought before the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available free of charge at the “Investors” section of our website at www.roireit.net as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Definitive Proxy Statement filed with the SEC on March 22, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 25, 2024, November 7, 2024 and December 27, 2024; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Investor Relations, or by telephone at (858) 255-4913.

If you have any questions about this proxy statement, the special meeting or the company merger, or if you would like additional copies of this proxy statement, please contact our proxy solicitor, Innisfree, as follows:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call (Toll-Free): (877) 800-5192

Banks and Brokers Call: (212) 750-5833

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 6, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RETAIL OPPORTUNITY INVESTMENTS CORP.,

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP LP,

MONTANA PURCHASER LLC

MOUNTAIN PURCHASER LLC

BIG SKY PURCHASER LLC

MONTANA MERGER SUB INC.

AND

MONTANA MERGER SUB II LLC

November 6, 2024

Annex A - i

Annex A - ii

		Page
Section 9.08	Governing Law	89
Section 9.09	Jurisdiction	89
Section 9.10	Waiver of Jury Trial	89
Section 9.11	Counterparts; Effectiveness	90
Section 9.12	Entire Agreement	90
Section 9.13	Severability	90

EXHIBITS
Exhibit B Form of Partnership LPA Amendment
Exhibit C Form of Surviving Corporation Charter

Annex A - iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 6, 2024, is entered into by and among Retail Opportunity Investments Corp., a Maryland corporation (the “Company”), Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, “Parent”), Montana Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Montana Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II” and, together with Merger Sub I and Parent, the “Parent Parties”). Each of the Company, the Partnership, Buyer 1, Buyer 2, Buyer 3, Parent, Merger Sub I and Merger Sub II is referred to herein as a “party” and, collectively, the “parties.”

RECITALS

WHEREAS, the parties intend that, on the terms and subject to the conditions of this Agreement and in accordance with Applicable Law, (i) Merger Sub II will merge with and into the Partnership, with the Partnership being the surviving limited partnership and a subsidiary of the Company (the “Partnership Merger”), and (ii) immediately following the consummation of the Partnership Merger, Merger Sub I will merge with and into the Company, with the Company surviving such merger as the surviving corporation and as a wholly owned subsidiary of Parent (the “Company Merger” and together with the Partnership Merger, the “Mergers”);

WHEREAS, the Company is the sole member of Retail Opportunity Investments GP, LLC, a Delaware limited liability company (the “General Partner”), which is the sole general partner of the Partnership through which the Company operates its business, and, as of the date hereof, the Company owns approximately 95.3% of the OP Partnership Units;

WHEREAS, the General Partner, as the sole general partner of the Partnership, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of the Partnership and its limited partners for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein and the Company, in its capacities as a limited partner of the Partnership and sole member of the sole general partner of the Partnership, has approved this Agreement and the Partnership Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that the Company Merger, this Agreement and the other transactions contemplated by this Agreement, including the Amendment (as defined below) and the Partnership Merger (the Company Merger, the Partnership Merger, the Amendment and the other transactions contemplated by this Agreement, the “Transactions”), on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company, (b) determined that the Company Merger, the Agreement and the Transactions are advisable and in the best interests of the Company, (c) authorized and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (d) directed that the Company Merger, the Agreement and the Transactions be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholder Meeting (as defined herein) and (e) recommended that the Company’s common stockholders approve the Company Merger, the Agreement and the other Transactions;

WHEREAS, the board of directors of Merger Sub I has unanimously approved this Agreement and the Transactions and declared the Company Merger advisable, and recommended that the stockholders of Merger Sub I approve the Company Merger, and Parent, acting in its capacity as the stockholders of Merger Sub I, will approve the Company Merger, immediately following the execution and delivery of this Agreement by each of the parties hereto;

Annex A – Page 1

WHEREAS, Merger Sub I, as the sole member of Merger Sub II, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of Merger Sub II to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Minority Limited Partners may elect to retain in the Partnership Merger, on the terms and conditions specified herein, OP Partnership Units in the Surviving Partnership (each such Minority Limited Partner who validly makes a Retention Election, on and subject to the terms and conditions specified herein, a “Roll-Over Limited Partner”) in an amount described in Section 3.01(b). In the Partnership Merger, any OP Partnership Units held by any Minority Limited Partners that do not elect for such OP Partnership Units to be Retained OP Partnership Units will be converted into the right to receive cash per OP Partnership Unit in an amount as described in Section 3.01(a);

WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Parent has delivered to the Company an executed equity commitment letter (the “Equity Commitment Letter”), by and between Parent and Blackstone Real Estate Partners X L.P. (the “Guarantor”), pursuant to which the Guarantor has agreed to contribute to Parent, subject to the terms and conditions therein, equity financing in the amount set forth therein and (ii) the Guarantor has delivered to the Company an executed guarantee in favor of the Company (the “Guarantee”) with respect to certain obligations of the Parent Parties under this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms and except for such changes specifically necessary in order for the Acquired Companies to be able to comply with its obligations under this Agreement); provided that such confidentiality agreement need not include any “standstill” provision or similar terms or otherwise restrict the making, or amendment, of a non-public Acquisition Proposal (and related communications) to the Company, the chair of the Company Board or to the Company Board.

“Acquired Companies” means, collectively, the Company, the Partnership and each of their respective Subsidiaries.

“Acquisition Proposal” means any proposal or offer from a Third Party, whether in one transaction or a series of related transactions, relating to (i) any acquisition or purchase, in a single transaction or series of related transactions, of (A) fifteen percent (15%) or more of the consolidated revenue, net income or assets (in the case

Annex A – Page 2

of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the Acquired Companies, taken as a whole, or (B) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, or of equity interests or general partner interests of the Partnership; (ii) any tender offer or exchange offer that if consummated would result in any Third Party acquiring beneficial ownership (as defined in Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, or of equity interests or general partner interests of the Partnership; (iii) any merger, consolidation, business combination, share exchange or other similar transaction involving (x) the Company or the Partnership or (y) one or more of the Company’s other Subsidiaries representing 15% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets) or (iv) any recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a Third Party or its equityholders would beneficially own fifteen percent (15%) or more of the combined voting power of the Company or of the equity interests or general partner interests of the Partnership (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable Acquired Company (or Acquired Companies) or such surviving entity).

“Adjustment Factor” shall have the meaning given to it in the Partnership LPA.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of securities or partnership or other interests, by Contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings to the foregoing.

“Ancillary Agreements” means the Confidentiality Agreement, the Guarantee and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the exhibits hereto.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and (ii) any anti-bribery, anti-corruption or similar Applicable Law of any other jurisdiction.

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which (i) all banking institutions in New York, New York, are authorized or required by Applicable Law to be closed or (ii) Governmental Authorities in the State of Maryland or the State of Delaware are authorized or obligated by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock Certificate” means a certificate representing a share of Company Common Stock.

“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2023, and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means December 31, 2023.

“Company Bylaws” means the Second Amended and Restated Bylaws of the Company, adopted as of September 20, 2022, and amended by that certain First Amendment to Second Amended and Restated Bylaws of the Company, and as may be further amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.

Annex A – Page 3

“Company Charter” means the Articles of Amendment and Restatement of the Company, effective as of June 1, 2011, as may be amended, modified, restated, supplemented or corrected after the date hereof in compliance with this Agreement.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 8, 2017, by and among the Partnership, the Company, the lenders from time to time party thereto and KeyBank National Association, as administrative agent, swingline lender and L/C issuer, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of December 20, 2019, by that certain Second Amendment to the Second Amended and Restated Credit Agreement dated as of July 29, 2020 and by that certain Third Amendment to the Second Amended and Restated Credit Agreement dated as of March 2, 2023.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent, Merger Sub I and Merger Sub II in connection with the execution of this Agreement.

“Company Governing Documents” means the Company Charter and the Company Bylaws.

“Company IP” means all Intellectual Property Rights owned, or purported to be owned, by any Acquired Company.

“Company IT Assets” means information technology systems (including all firmware, servers and related equipment), software, websites, databases and networks that are used by or on behalf of the Acquired Companies in the business as currently conducted.

“Company Material Adverse Effect” means any effect, change, development, circumstance, occurrence or event (each, an “Effect”) that, individually or in the aggregate with all other Effects, (i) has resulted in or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Companies, taken as a whole or (ii) would prevent or materially impair the ability of the Company or the Partnership to consummate the applicable Merger before the End Date; provided, however, that for purposes of clause (i) the Effects to the extent which, directly or indirectly, relate to or result from the following, shall be excluded from the determination of whether there has been or will be, a “Company Material Adverse Effect”: (a) any Effect generally affecting any of the industries or markets in which the Acquired Companies operate, (b) any change or proposed change after the date hereof in any Law or GAAP (or changes after the date hereof in interpretations or enforcement of any Law or GAAP) and, to the extent relevant to the business of the Acquired Companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment, (c) general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Acquired Companies conduct business, (d) any acts of God, natural disasters, cyberattacks, weather conditions, earthquakes, force majeure events, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any Pandemic Measures, or effects thereof), or any escalation or worsening of any of the foregoing, (e) (x) the negotiation, execution, announcement, consummation or existence of this Agreement or the Transactions contemplated hereby, (y) the identity of Parent, Merger Sub I or Merger Sub II or any communication by Parent or any of its Affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the Acquired Companies after the Closing, and (z) the impact of any of the matters described in clause (x) and (y) on any relationships (contractual or otherwise) with customers, suppliers, landlords, tenants, vendors, partners, employees or regulators (provided that clause (e)(x), and clause (e)(z) solely as applied to clause (e)(x), shall not apply to, and shall be disregarded for purposes of

Annex A – Page 4

Section 4.05 and Section 7.02(a) as it relates to Section 4.05), (f) the taking of any action expressly required by this Agreement or expressly requested by Parent in writing (or any omission that is expressly requested by Parent in writing), (g) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company, the Partnership or any of their respective Subsidiaries and any failure by the Acquired Companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, (provided that this clause (g) shall not prevent a determination that any Effect underlying the foregoing has resulted in, or contributed to, a Company Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Company Material Adverse Effect)), (h) any changes to the financial condition of the Acquired Companies resulting from the transfer of the leases set forth on Schedule 1.01(a)(ii), (i) the availability or cost of equity, debt or other financing to Parent, Merger Sub I and Merger Sub II and (j) any litigation made or brought by any equityholder of the Acquired Companies against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of this Agreement or the Transactions (or on their behalf or on behalf of the Company or any its Subsidiaries but only in their capacity as an equityholder); provided, further, that in the case of clauses (a), (b), (c) and (d), any such Effect may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent (and only to the extent) such Effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to other participants operating in the industries and geographic markets in which the Acquired Companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

“Company Properties” means, collectively, the Owned Real Property and the Leased Real Property.

“Company Restricted Stock Award” means an outstanding award of restricted shares of Company Common Stock granted pursuant to a Company Stock Plan which, for the avoidance of doubt, vests based on the passage of time and/or the achievement of specified target performance metrics.

“Company Service Provider” means each current or former director, officer, employee or individual independent contractor of any of the Acquired Companies.

“Company Stock Plan” means the Company’s 2009 Equity Incentive Plan, as amended and restated from time to time.

“Company Termination Fee” means an amount in cash equal to $78,000,000.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of September 13, 2024 between Blackstone Real Estate Services L.L.C. and the Company.

“Continuing Employees” means all employees of the Company, the Partnership or any of their respective Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation, the Surviving Partnership or any of their respective Subsidiaries.

“Contract” means any legally binding contracts, subcontracts, leases, subleases, licenses, notes, bonds, loans, mortgages, deeds of trust, instruments, understandings, commitments or other agreements.

“COVID-19” means SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any Treasury Regulations or other official guidance promulgated thereunder, or any other Law or executive order or executive memo intended to address the consequences of COVID-19, including the Health and

Annex A – Page 5

Economic Recovery Omnibus Emergency Solutions Act, the Health, Economic Assistance, Liability, and Schools Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, the Families First Coronavirus Response Act and the American Rescue Plan Act of 2021 and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.

“DLLCA” means the Delaware Limited Liability Company Act.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Environmental Laws” means any Applicable Law relating to pollution (or cleanup thereof) or protection of natural resources, endangered or threatened species, or the environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to exposure of any Person to dangerous or deleterious substances, materials or wastes or any other Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances.

“Environmental Permit” means any Governmental Permit issued, granted, given, authorized by or required under any applicable Environmental Law.

“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financing Documents” means the agreements, documents and certificates contemplated by any Debt Financing, including any schedules, exhibits and annexes thereto.

“Financing Sources” means the Persons that are party to, or have committed or will commit to provide or arrange all or any part of, any Debt Financing, including any lenders, agents, arrangers and other persons acting in a similar capacity for any such Debt Financing (but excluding, for the avoidance of doubt, Parent, Merger Sub I and Merger Sub II).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any supranational, national, federal, state, territorial, provincial, municipal, local, foreign or domestic government, governmental or quasi-governmental authority, regulatory, legislative, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, any self-regulatory organization (including NASDAQ) or any arbitrator or arbitration panel.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative, in each case, entered, issued, made or rendered by or with any Governmental Authority.

“Governmental Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variance filings, exemptions or notifications issued or granted by, obtained from or made with or to a Governmental Authority.

“Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

Annex A – Page 6

“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas and minerals, in each case, whether naturally occurred or man-made, that are listed in, defined in or regulated (or for which liability or standards of conduct may be imposed) under any Environmental Law due to their dangerous or deleterious properties or characteristics, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. (to the extent relating to Hazardous Substances), (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes, per- and polyfluoroalkyl substances, 1,4-dioxane and radon.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, including all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, whether secured or unsecured; (ii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person; (iii) all capital lease obligations of such Person; (iv) all reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person; (v) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by any of the Acquired Companies; (vi) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets; (vii) all obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof); and (viii) all outstanding prepayment premium obligations of such Person and any accrued interest, fees and expenses related to any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly owned Subsidiary of the Company (or vice versa) or between wholly owned Subsidiaries of the Company.

“Intellectual Property Rights” means all intellectual property and proprietary rights throughout the world, including (i) patents, patent applications, and all related continuations, divisions, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade and corporate names, trade dress, logos, service marks and all goodwill associated therewith, (iii) copyrights, copyrightable material and rights in the works of authorship, (iv) internet domain names and social or mobile media identifiers, (v) trade secrets and corresponding rights in confidential and proprietary information, including know-how, technologies, databases, processes, techniques, protocols, methods and formulae, (vi) proprietary rights in computer programs (whether in source code, object code or other form), algorithms, database and compilations of data and (vii) any registrations and applications of the foregoing.

“Intervening Event” means any Effect occurring or arising after the date of this Agreement that, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which are not actually known) to, or reasonably expected by, the Company Board as of the date of this Agreement, which Effect (or the magnitude or consequences of which) first becomes actually known to, or reasonably expected by, the Company Board prior to approval of the Company Merger by the Required Company Stockholder Approval and (ii) does not relate to (and none of the following shall be considered in determining whether there has been an Intervening Event): (A) any Inquiry or Acquisition Proposal (including the receipt, existence or terms thereof) or (B) any changes in the market price or

Annex A – Page 7

trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided that the Effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an Intervening Event).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company and the Partnership, the actual knowledge of the Persons set forth in Section 1.01(a)(i) of the Company Disclosure Letter (under the heading “Company Knowledge”) and (ii) with respect to Parent, Merger Sub I and Merger Sub II, the actual knowledge of the Persons set forth in Section 1.01(a)(i) of the Company Disclosure Letter (under the heading “Parent Knowledge”).

“Law” means any and all domestic (federal, state, county, city, municipal or local), foreign or other governmental laws (including common law), acts, statutes, codes, administrative interpretations, treaties, constitutions, rules, regulations, ordinances, Governmental Orders, Governmental Permits or other requirements of or agreements with a Governmental Authority, including any Pandemic Measures.

“Leased Real Property” means, collectively, each real property leased (including ground leased) as lessee or sublessee, by an Acquired Company (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property to the extent of the lessee’s leasehold interest therein).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claim, condition, covenant, charge, adverse ownership interest or claim, preferential arrangement, option or other lien or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws. For the avoidance of doubt, “Lien” shall not include licenses of or other grants of rights to use Intellectual Property Rights.

“MGCL” means the Maryland General Corporation Law.

“Minority Limited Partner” means (x) any holder of OP Partnership Units, other than any such holder that is the Company, any Subsidiary of the Company, the Surviving Corporation, Parent, Merger Sub I, Merger Sub II or any of their wholly-owned Subsidiaries and (y) solely with respect to any Partnership LTIP Unit that will be converted, prior to the Closing, into OP Partnership Units, any holder of such Partnership LTIP Unit.

“NASDAQ” means the NASDAQ Stock Market or any successor exchange.

“OP Partnership Units” means the OP Units, as defined in the Partnership LPA.

“Organizational Documents” means (i) with respect to a corporation, the charter, articles, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of limited partnership and the partnership agreement (including any partnership unit designation), and (iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

Annex A – Page 8

“Owned Real Property” means, collectively, each parcel of real property owned by an Acquired Company (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property to the extent of an Acquired Company’s interest therein).

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any pandemic (including COVID-19), including the CARES Act and the Families First Coronavirus Response Act.

“Partnership Governing Documents” means the Partnership LPA and the certificate of limited partnership of the Partnership, as amended and/or restated from time to time.

“Partnership LPA” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 27, 2013, by and among the General Partner and the limited partners party thereto, as amended by that certain First Amendment to the Second Amended and Restated Partnership Agreement dated as of December 11, 2014, by that certain Second Amendment to the Second Amended and Restated Partnership Agreement dated as of December 4, 2015, by that certain Third Amendment to the Second Amended and Restated Partnership Agreement dated as of December 10, 2015, by that certain Fourth Amendment to the Second Amended and Restated Partnership Agreement dated as of December 31, 2015, by that certain Fifth Amendment to the Second Amended and Restated Partnership Agreement dated as of March 10, 2016, by that certain Sixth Amendment to the Second Amended and Restated Partnership Agreement dated as of March 24, 2017 and by that certain Seventh Amendment to the Second Amended and Restated Partnership Agreement dated as of October 11, 2017, and as may be further amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.

“Partnership LTIP Units” means the LTIP Units, as defined in the Partnership LPA.

“Partnership Units” means the OP Partnership Units and the Partnership LTIP Units.

“Permitted Liens” means (i) Liens for Taxes, utilities, landlords and other governmental charges, assessments or claims of payment not yet due and payable or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts incurred in the ordinary course of business and which are not yet due and payable or are due but not yet delinquent and/or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or such Liens which have been filed of record but which have been bonded over or otherwise insured against, (iii) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property, (iv) with respect to the Real Property, the rights of tenants under the Space Leases, as tenant only, (v) with respect to the Acquired Companies, Liens securing indebtedness or liabilities that are reflected on the consolidated balance sheet of the Company as of December 31, 2023, or notes thereto (or securing liabilities reflected on such balance sheet), (vi) Liens to be released on or prior to the Closing Date pursuant to the terms of this Agreement, (vii) with respect to the Acquired Companies, Liens arising pursuant to any Company Material Contract, (viii) with respect to any Real Property, utility easements, encroachments, rights of way, imperfections in title, charges, easements, restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens or Liens for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any of the Acquired Companies prior to the date hereof, (ix) Liens described in Section 1.01(a)(iii) to the Company Disclosure Letter, (x) Liens resulting from transfer restrictions under securities Laws applicable to the Acquired Companies and (xi) with respect to the Acquired Companies, any other Liens that were incurred in the

Annex A – Page 9

ordinary course of business since December 31, 2023 and which would not, individually or in the aggregate, interfere materially with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Acquired Companies, taken as a whole.

“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means data or other information (i) relating, directly or indirectly, to an identified or identifiable natural person or household or (ii) defined as “personal data,” “personal information,” “PII” or similar term under Applicable Law.

“Proceeding” means any claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any Governmental Authority.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Registered IP” means all Company IP that is registered, recorded, or filed with any Governmental Authority or a domain name registrar.

“REIT” means an entity subject to tax as a real estate investment trust under Sections 856 to 860 of the Code.

“Representatives” means, with respect to any Person, such Person’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and any authorized representatives of the foregoing.

“Required Company Stockholder Approval” means the approval of the Company Merger, the Agreement and the Transactions by the affirmative vote of the holders of Company Common Stock entitled to cast a majority of votes entitled to be cast thereon in accordance with the MGCL and the Company Governing Documents.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular Real Property (other than ground leases), together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity with a non-residential tenant.

“Subsidiary” of a Person means, any corporation, partnership, association, joint venture, limited liability company or other entity (i) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (ii) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity, or (iii) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof.

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“Superior Proposal” means a written Acquisition Proposal (except the references therein to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made by a Third Party or Group which, the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account (a) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by Parent) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such Acquisition Proposal and conditions to consummation thereof that the Company Board considers to be appropriate) (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to the holders of Company Common Stock (solely in their capacity as such) than the Transactions (after taking into account any changes to the terms of this Agreement made or proposed by Parent to the Company in writing in response to such Acquisition Proposal under the provisions of Section 6.02(e)) and (ii) is reasonably likely to be consummated.

“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, or addition thereto.

“Tax Protection Agreement” means any Contract to which the Company or any of its Subsidiaries and any holder of equity of a Subsidiary of the Company (including any holder of Partnership Units) (a “Third Party Partner”) is a party pursuant to which (i) any liability relating to Taxes to a Third Party Partner may arise, whether or not as a result of the consummation of the Transactions or (ii) in connection with the deferral of income Taxes of a Third Party Partner, the Company or any of its Subsidiaries have agreed to any of the following: (A) maintaining a minimum level of debt, continuing a particular debt or providing such holder rights to guarantee any debt, (B) retaining or not disposing of assets, (C) only disposing of assets in a particular manner, (D) using (or refraining from using) a specified method of taking into account book/tax disparities under Section 704(c) of the Code with respect to one or more properties or (E) using (or refraining from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code.

“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax, or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to the imposition or collection of any Tax.

“Third Party” means any Person or Group (other than Parent and its Affiliates and the Company and its Subsidiaries).

“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

“VDR” means the “Project Montana” virtual data room maintained and hosted on behalf of the Company by Datasite.

“Willful Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

Annex A – Page 11

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	Section 6.02(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.02(a)
Amended Partnership LPA	Section 2.02(c)
Assumed Indebtedness	Section 6.17(b)(i)
Assumption Documents	Section 6.17(b)(i)
Blackstone	Section 6.03(e)
Buyer 1	Preamble
Buyer 2	Preamble
Buyer 3	Preamble
Cancelled Shares	Section 3.02(b)
Cancelled Units	Section 3.01(d)
Capitalization Date	Section 4.06(a)
Charter Restrictions	Section 6.13
Closing	Section 2.01
Closing Date	Section 2.01
COBRA	Section 4.17(d)
Common Stock Book-Entry Share	Section 3.02(a)
Common Stock Merger Consideration	Section 3.02(a)
Company	Preamble
Company Benefit Plans	Section 4.17(a)
Company Board	Recitals
Company Board Recommendation	Section 4.03(a)
Company Compensatory Award Fund	Section 3.03(a)
Company Indemnified Parties	Section 6.07(a)
Company Leases	Section 4.13(b)
Company Licenses	Section 4.11(b)
Company Material Contract	Section 4.10(b)
Company Merger	Recitals
Company Merger Effective Time	Section 2.02(e)
Company Parties	Section 8.03(c)
Company Restricted Stock	Section 3.06(a)
Company SEC Documents	Section 4.07(a)
Company Stockholder Meeting	Section 6.04(c)
Construction Contract	Section 4.13(k)
Continuing Units	Section 3.01(c)
Data Privacy Laws	Section 4.14(e)
Debt Financing	Section 6.17(a)(i)
DSOS	Section 2.02(a)
DTC	Section 3.03(e)
DTC Payment	Section 3.03(e)
Election Date	Section 3.01(b)(i)
End Date	Section 8.01(b)
Enforceability Exceptions	Section 4.02
Equity Commitment Letter	Recitals
Exchange Fund	Section 3.03(a)
Excluded Units	Section 3.01(d)
Exercisable Transfer Right	Section 6.22
Existing Lender	Section 6.17(b)(i)

Annex A – Page 12

Term	Section
Financing Indemnified Parties	Section 6.17(a)(iii)
FLSA	Section 4.17(l)
Form of Election	Section 3.01(b)(i)
General Partner	Recitals
Guarantee	Recitals
Guarantor	Recitals
Inquiry	Section 6.02(a)
Insurance Policies	Section 4.15
Intervening Event Notice Period	Section 6.02(e)(ii)
IRCA	Section 4.17(n)
Maryland SDAT	Section 2.02(e)
Merger Sub I	Preamble
Merger Sub II	Preamble
Mergers	Recitals
Notes	Section 6.21
Notes Agreements	Section 6.21
Notice of Intervening Event	Section 6.02(e)(ii)
Notice of Superior Proposal Adverse Recommendation Change	Section 6.02(e)(i)
Notice Period	Section 6.02(e)(i)
Parent	Preamble
Parent Damages Amount	Section 8.02(b)
Parent Expenses	Section 8.03(g)
Parent Liability Cap	Section 9.02(c)
Parent Parties	Preamble
Parent Related Parties	Section 8.03(d)
Parent Termination Fee	Section 8.03(b)
Parent-Approved Transaction	Section 6.20
Participation Agreements	Section 4.10(b)(xii)
parties	Preamble
Partnership	Preamble
Partnership LPA Amendment	Section 2.02(c)
Partnership Merger	Recitals
Partnership Merger Certificate	Section 2.02(a)
Partnership Merger Effective Time	Section 2.02(a)
Partnership Unit Merger Consideration	Section 3.01(a)
party	Preamble
Paying Agent	Section 3.03(a)
Prior Sale Contract	Section 4.13(f)
Proxy Statement	Section 6.04(a)
Qualified REIT Subsidiary	Section 4.01(b)
Qualifying Income	Section 8.02(b)
REA	Section 4.13(o)
Recovery Costs	Section 8.03(g)
REIT Qualification Opinion	Section 7.02(e)
Related Person Agreements	Section 4.20
Rent Roll	Section 4.13(g)
Restricted Stock Consideration	Section 3.06(a)
Retained OP Partnership Units	Section 3.01(a)
Retention Election	Section 3.01(b)
Roll-Over Limited Partner	Recitals
SEC Clearance Date	Section 6.04(a)

Annex A – Page 13

Term	Section
Solvent	Section 5.09
Surviving Corporation	Section 2.02(e)
Surviving Partnership	Section 2.02(a)
Takeover Statutes	Section 4.19
Taxable REIT Subsidiary	Section 4.01(b)
Terminating Company Breach	Section 8.01(e)
Terminating Parent Breach	Section 8.01(f)
Transaction Litigation	Section 6.09
Transactions	Recitals
Transfer Right	Section 4.10(b)(ix)
Viruses	Section 4.14(f)
Voting Debt	Section 4.06(g)
WARN Act	Section 4.17(m)

Section 1.02 Definitional and Interpretative Provisions. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the words “or,” “neither,” “nor,” “either,” and “any,” shall be disjunctive but not exclusive. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (on the terms and subject to the conditions of the effectiveness of such amendments contained herein and therein). Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States. All amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to

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U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by Parent, in effect at the time such amount, cost, fee or expense is incurred or to be calculated (as the case may be), and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The Partnership shall be deemed a wholly owned Subsidiary of the Company. The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Unless otherwise specified, the words “provided,” “furnished,” “made available to” or “delivered to” Parent, Merger Sub I or Merger Sub II (or words of similar import) include the documents posted to the VDR or that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to the execution of this Agreement. Unless otherwise specified, all representations, warranties, covenants and agreements of Parent hereunder shall be deemed to constitute joint and several representations, warranties, covenants and agreements of Buyer 1, Buyer 2 and Buyer 3.

ARTICLE II

THE TRANSACTION

Section 2.01 The Closing. On the terms and subject to the conditions of this Agreement, the consummation of the Mergers (the “Closing”) shall be effected via the electronic exchange of documents and executed signature pages (or, if such electronic exchange is not practicable, at the offices of Clifford Chance US LLP, Two Manhattan West, 375 9th Ave, New York, NY 10001) at 8:00 a.m. (Eastern Time) on the date which is three (3) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived (to the extent permitted by Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 2.02 The Mergers.

(a) On the terms and subject to the conditions of this Agreement, at the Closing, the parties shall cause the Partnership Merger to be consummated by causing to be filed with the Secretary of State of the State of Delaware (the “DSOS”) (A) a certificate of merger in the form attached hereto as Exhibit A (the “Partnership Merger Certificate”) and (B) all other filings or recordings required under the DRULPA and the DLLCA in order to consummate the Partnership Merger, in each case in accordance with the DRULPA and DLLCA. The Partnership Merger Certificate shall become effective at the time the Partnership Merger Certificate is filed with the DSOS or at such later effective time and date (not to exceed one (1) Business Day after the Partnership Merger Certificate is filed with the DSOS) that is agreed to by the Company and Parent and specified in the Partnership Merger Certificate (the “Partnership Merger Effective Time”). As a result of the Partnership Merger, the separate existence of Merger Sub II shall cease and the Partnership shall continue its existence as a Subsidiary of the Company under the Laws of the State of Delaware. The Partnership, in its capacity as the entity surviving the Partnership Merger, is sometimes referred to in this Agreement as the “Surviving Partnership.”

(b) The Partnership Merger shall have the effects set forth in this Agreement, the Partnership Merger Certificate and the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, from and after the Partnership Merger Effective Time, all of the rights, privileges and powers of Merger Sub II and the Partnership, and all property, real, personal and mixed, and all debts due to any of Merger

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Sub II and the Partnership, as well as all other things and causes of actions belonging to each of Merger Sub II and the Partnership shall be vested in the Surviving Partnership, and shall thereafter be the property of the Surviving Partnership, and all debts, liabilities and duties of each of Merger Sub II and the Partnership shall attach to the Surviving Partnership, and may be enforced against the Surviving Partnership to the same extent as if said debts, liabilities and duties have been incurred or contracted by the Surviving Partnership.

(c) Subject to compliance with Section 6.07, at the Partnership Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Partnership Merger Effective Time: (i) the name of the Surviving Partnership shall be “Retail Opportunity Investments Partnership, LP” and (ii) the Partnership LPA as in effect immediately prior to the Partnership Merger Effective Time shall be amended by Amendment No. 8 thereto in the form attached hereto as Exhibit B (as Exhibit B may be amended solely by Parent after the date hereof and until a Form of Election is delivered to the Partnership pursuant to Section 3.01(b)(i) to include any other terms determined by Parent that are implemented in compliance with the Partnership LPA as if the terms set forth in Exhibit B were in effect immediately prior to such implementation) (collectively, the “Partnership LPA Amendment”), until, subject to Section 6.07, thereafter amended in accordance with the provisions thereof and in accordance with Applicable Law (the “Amended Partnership LPA”). At the Partnership Merger Effective Time, the certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided by Applicable Law.

(d) From and after the Partnership Merger Effective Time, the officers of the Partnership immediately prior to the Partnership Merger Effective Time, if any, shall be the officers of the Surviving Partnership, each to hold office in accordance with the Amended Partnership LPA until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the Amended Partnership LPA.

(e) On the terms and subject to the conditions of this Agreement, at the Closing, the parties shall cause the Company Merger to be consummated by causing articles of merger setting forth the terms of the Company Merger (the “Company Articles of Merger”), and executed in accordance with the relevant provisions of the MGCL, to be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (“Maryland SDAT”). The Company Merger shall become effective at the time the Company Articles of Merger are accepted for record by the Maryland SDAT or at such later effective time and date (not to exceed one (1) Business Day after the Company Articles of Merger are accepted for record by the Maryland SDAT) that is agreed to by the Company and Parent and specified in the Company Articles of Merger (the “Company Merger Effective Time”), it being understood and agreed that the parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time. As a result of the Company Merger, the separate corporate existence of Merger Sub I shall cease and the Company shall continue its existence as a wholly owned Subsidiary of Parent under the Laws of the State of Maryland. The Company, in its capacity as the entity surviving the Company Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

(f) The Company Merger shall have the effects set forth in this Agreement, the Company Articles of Merger and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, from and after the Company Merger Effective Time, the Surviving Corporation shall possess all property, rights, privileges, powers and franchises of the Company and Merger Sub I, and all of the obligations, liabilities and duties of the Company and Merger Sub I shall become the obligations, liabilities and duties of the Surviving Corporation.

(g) Subject to compliance with Section 6.07, at the Company Merger Effective Time: (i) the name of the Surviving Corporation shall be “Retail Opportunity Investments Corp.”; (ii) the Company Charter shall be amended and restated in its entirety as part of the Company Merger to contain the provisions set forth in Exhibit C (the “Amendment”), and the Company Charter, as so amended, shall be the charter of the Surviving

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Corporation until, subject to Section 6.07, further amended in accordance with the terms therein and Applicable Law; and (iii) unless otherwise jointly determined by Parent and the Company prior to the Company Merger Effective Time, the bylaws of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the bylaws of the Surviving Corporation (except that the title thereof shall read “Retail Opportunity Investments Corp. Bylaws”), until, subject to Section 6.07, thereafter amended in accordance with the provisions thereof and in accordance with Applicable Law.

(h) From and after the Company Merger Effective Time, the directors of Merger Sub I immediately prior to the Company Merger Effective Time shall be the members of the board of directors of the Surviving Corporation, each to serve in accordance with the MGCL and the charter and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the MGCL and the charter and bylaws of the Surviving Corporation.

(i) From and after the Company Merger Effective Time, the officers of the Company immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the MGCL and the charter and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the MGCL and the charter and bylaws of the Surviving Corporation.

Section 2.03 Tax Consequences. The parties intend that for U.S. federal, and applicable state and local, income tax purposes (a) the Company Merger shall be treated as a taxable sale of the Company Common Stock by the holders of Company Common Stock to Parent in exchange for the Common Stock Merger Consideration; (b) the Partnership Merger shall be treated as (i) a sale of OP Partnership Units for cash to Parent by each holder of OP Partnership Units that does not make a Retention Election and (ii) the retention of interests in the Partnership by holders of OP Partnership Units that make a Retention Election; and (c) in the case that the Partnership redeems any OP Partnership Units held by a holder of OP Partnership Units immediately prior to the Partnership Merger Effective Time (and in any event prior to the occurrences set forth in Section 3.01), a distribution of cash from the Partnership in exchange for all or a portion such holder’s interest in the Partnership governed by Section 731 of the Code. In each case, the parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes unless otherwise required by Applicable Law.

ARTICLE III

EFFECT OF THE MERGERS ON THE EQUITY OF THE COMPANIES

Section 3.01 Effect of the Partnership Merger on Partnership Interests. On the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the parties or the holders of any of the following securities or any other Person, the following shall occur:

(a) Conversion of OP Partnership Units. Each OP Partnership Unit, other than Excluded Units, issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth herein, shall automatically be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to the Common Stock Merger Consideration, without interest (such amount of cash per unit, as may be adjusted pursuant to Section 3.02(d), Section 6.01(c) or Section 6.01(d), the “Partnership Unit Merger Consideration”); provided, that in lieu of the right to receive the Partnership Unit Merger Consideration, each OP Partnership Unit subject to a Retention Election shall remain outstanding as one fully paid OP Partnership Unit of the Surviving Partnership (the “Retained OP Partnership Units”) and subject to the terms of the Amended Partnership LPA, but if and only if the applicable Minority Limited Partner that holds such OP Partnership Unit has effectively made and not revoked a valid Retention Election pursuant to Section 3.01(b)(ii) to retain such OP Partnership Units.

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(b) Retention Election. Subject to Section 3.01(b)(iv) and in accordance with Section 3.01(a), each eligible Minority Limited Partner shall be entitled, with respect to all or a portion of the OP Partnership Units held immediately prior to the Partnership Merger Effective Time by such Minority Limited Partner (and as and to the extent specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election), to make an unconditional election, on or prior to the Election Date, to retain in the Partnership Merger, in lieu of the Partnership Unit Merger Consideration to which such Minority Limited Partner would otherwise be entitled, such OP Partnership Units (a “Retention Election”), as follows:

(i) Parent shall prepare and deliver to the Partnership, as promptly as practicable following the date the Proxy Statement is first mailed to the shareholders of the Company and, in any event, not later than five (5) Business Days after the date on which the Proxy Statement is first mailed to the shareholders of the Company, and the Partnership shall mail to the Minority Limited Partners, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each eligible Minority Limited Partner to designate such Minority Limited Partner’s Retention Election(s). Any such Minority Limited Partner’s Retention Election shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days before the scheduled date of the Company Stockholder Meeting (the “Election Date”), a Form of Election specifying that such Minority Limited Partner exercises the Retention Election with respect to the OP Partnership Units specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

(ii) A Form of Election may be revoked by any Minority Limited Partner only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall be automatically revoked if the Partnership Merger has been abandoned.

(iii) The reasonable determination of Parent shall be binding as to whether or not any Retention Election has been properly made or revoked. If Parent determines that any Retention Election was not properly made, Parent shall notify the applicable Minority Limited Partner of the improper Retention Election and provide a reasonable opportunity to such Minority Limited Partner to cure the improper Retention Election. If, following such reasonable period, the improperly made Retention Election remains uncured, the OP Partnership Units with respect to which such Retention Election was not properly made shall be automatically converted into Partnership Unit Merger Consideration in accordance with Section 3.01(a). Parent may, with the agreement of the Company, make such rules as are consistent with this Section 3.01(b)(iii) for the implementation of Retention Elections provided for herein as shall be necessary or desirable to fully effect such Retention Elections.

(iv) Each eligible Minority Limited Partner, as a condition to making a Retention Election with respect to such Minority Limited Partner’s OP Partnership Units subject to such Retention Election, shall, in the Form of Election, (x) represent to Parent that such holder is (1) an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (2) not a “benefit plan investor” within the meaning of Section 3(42) of ERISA or other plan, account or arrangement (or entity whose assets constitute the assets of a plan, account or arrangement) that is subject to any Laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, and (y) agree to be bound by the terms and conditions of the Amended Partnership LPA.

(v) The Company and the Subsidiaries of the Company agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

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(vi) Promptly after the Partnership Merger Effective Time, the Surviving Partnership shall deliver to each Roll-Over Limited Partner that retained OP Partnership Units, pursuant to the terms of Section 3.01(a) and Section 3.01(b), a notice confirming such Roll-Over Limited Partner’s record ownership of the Retained OP Partnership Units.

(vii) Each Person that retains OP Partnership Units pursuant to the terms of Section 3.01(a) and Section 3.01(b) shall continue as a limited partner of the Surviving Partnership at the Partnership Merger Effective Time.

(c) Partnership Units Held by the Company and Roll-Over Limited Partners. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, (i) each Partnership Unit held by the Company or any wholly owned Subsidiary of the Company immediately prior to the Partnership Merger Effective Time (collectively, the “Continuing Units”) shall be unaffected by the Partnership Merger and shall remain outstanding as a Partnership Unit of the Surviving Partnership held by the Company or relevant wholly owned Subsidiary of the Company and (ii) the Roll-Over Limited Partners shall own the number of Retained OP Partnership Units retained by them in the Partnership Merger.

(d) Cancellation of Parent and Merger Sub II-Owned Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, each Partnership Unit held by Parent, Merger Sub I, Merger Sub II or any of their respective wholly-owned Subsidiaries immediately prior to the Partnership Merger Effective Time (collectively, the “Cancelled Units” and, together with the Continuing Units, the “Excluded Units”) shall automatically be canceled and shall cease to exist, with no consideration to be delivered or deliverable in exchange therefor.

(e) Cancellation of Merger Sub II Interests. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each limited liability company interest in Merger Sub II shall automatically be canceled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(f) General Partner Interests in the Partnership. The General Partner Interests (as defined in the Partnership LPA) in the Partnership outstanding immediately prior to the Partnership Merger Effective Time shall remain unchanged and continue to remain outstanding as General Partner Interests in the Surviving Partnership.

Section 3.02 Effect of the Company Merger on Company Common Stock. On the terms and subject to the conditions set forth in this Agreement, at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the parties or the holders of any of the following securities or any other Person, the following shall occur:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (other than any Cancelled Shares and any Company Restricted Stock Awards) shall automatically be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $17.50 per share (such amount of cash per share, as may be adjusted pursuant to Section 3.02(d), Section 6.01(c) or Section 6.01(d), is referred to herein as the “Common Stock Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.03 (or in accordance with Section 3.04 in the case of a lost, stolen or destroyed Common Stock Certificate), subject to Section 3.05. All of the shares of Company Common Stock converted into the Common Stock Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Common Stock Certificate and each holder of such a non- certificated share of Company Common Stock

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represented by book-entry (each, a “Common Stock Book-Entry Share”), in each case, outstanding immediately prior to the Company Merger Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Common Stock Certificates or Common Stock Book-Entry Shares in accordance with Section 3.03 (or in the case of a lost, stolen or destroyed Common Stock Certificate, in accordance with Section 3.04), the Common Stock Merger Consideration, without interest.

(b) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is held immediately prior to the Company Merger Effective Time by an Acquired Company or by Parent, Merger Sub I or Merger Sub II (the “Cancelled Shares”) shall automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Company Merger.

(c) Conversion of Merger Sub I Common Stock. Each share of common stock, par value $0.001 per share (the “Merger Sub I Common Stock”), of Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into and become a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Surviving Corporation equal to the quotient of (i) the number of shares of Company Common Stock outstanding immediately prior to the Company Merger Effective Time divided by (ii) the number of shares of Merger Sub I Common Stock outstanding immediately prior to the Company Merger Effective Time, and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.

(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Company Merger Effective Time, any change in the outstanding shares of Company Common Stock or OP Partnership Units has occurred by reason of any subdivision, reorganization, reclassification, recapitalization, stock split (including a reverse stock split), combination or exchange of shares, or any stock dividend or stock distribution thereon (including any dividend or distribution of securities convertible into Company Common Stock or OP Partnership Units) with a record date during such period or similar event shall have occurred, the Common Stock Merger Consideration and Partnership Unit Merger Consideration shall be equitably adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.02(d) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(e) Stock Transfer Books. From and after the Company Merger Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Company Merger Effective Time, Persons who held Company Common Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by Applicable Law.

Section 3.03 Surrender and Payment.

(a) Prior to the Closing Date, Parent shall, at its sole cost and expense, (i) select a nationally recognized bank or trust company that is organized and doing business under the laws of the United States (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as paying agent in the Mergers (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent. At or prior to the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, (x) with the Paying Agent, cash in an amount sufficient to pay the aggregate Common Stock Merger Consideration (other than any consideration payable in respect of Company Restricted Stock) and Partnership Unit Merger Consideration required to be paid in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”) and (y) with the Company, cash in an amount sufficient to pay the aggregate Restricted Stock Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Company Compensatory Award Fund”). In the event the Exchange Fund or the Company Compensatory Award Fund shall be insufficient to make the

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payments in connection with the Company Merger and Partnership Merger contemplated by Section 3.01, Section 3.02 or Section 3.06, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Surviving Corporation, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall deliver the Common Stock Merger Consideration and Partnership Unit Merger Consideration contemplated to be issued pursuant to Section 3.01 and Section 3.02 out of the Exchange Fund in accordance with the terms of the paying agent agreement. As soon as reasonably practicable after the Closing, Parent shall cause the Surviving Corporation to pay through payroll to the applicable holders of Company Restricted Stock Awards the Restricted Stock Consideration contemplated to be paid pursuant to Section 3.06 out of the Company Compensatory Award Fund. The Exchange Fund and the Company Compensatory Award Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.01 or Section 3.06, except as expressly provided for in this Agreement.

(b) As soon as reasonably practicable after the Company Merger Effective Time, and in any event not later than within five (5) Business Days following the Company Merger Effective Time, Parent and the Surviving Corporation will or will cause the Paying Agent, in accordance with, and as required by the Paying Agent’s customary procedures: to send to each record holder of (i) an outstanding share of Company Common Stock as of immediately prior to the Company Merger Effective Time (other than the Cancelled Shares) or (ii) an outstanding Partnership Unit as of immediately prior to the Partnership Merger Effective Time (other than the Excluded Units) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.04), Common Stock Book-Entry Shares or Partnership Units, as applicable, to the Paying Agent) in customary form and with such other provisions, in each case as Parent and the Company may (prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable) reasonably agree, for use in effecting delivery of shares of Company Common Stock or Partnership Units outstanding (x) immediately prior to the Company Merger Effective Time and entitled to Common Stock Merger Consideration or (y) immediately prior to the Partnership Merger Effective Time, as applicable, pursuant to Section 3.01 and Section 3.02, to the Paying Agent, and (B) instructions for use in effecting the surrender of Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.04), Common Stock Book-Entry Shares or Partnership Units, as applicable, in exchange for the Common Stock Merger Consideration or Partnership Unit Merger Consideration, as applicable, which shall be customary in form and have such other provisions, in each case as Parent and the Company may (prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable) reasonably agree.

(c) Upon the surrender of a Partnership Unit for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Partnership Unit as of immediately prior to the Partnership Merger Effective Time shall be entitled to receive in exchange therefor and Parent and the Surviving Corporation shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within five (5) Business Days) following the completion of the requirements of Section 3.03(b), an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of such Partnership Units by (ii) the Partnership Unit Merger Consideration, in each case pursuant to the provisions of this Article III, and the Partnership Units surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Partnership Units that is not registered in the transfer records of the Partnership, payment of the appropriate amount of Partnership Unit Merger Consideration may be made to a Person other than the Person in whose name the Partnership Unit so surrendered is registered, if such Partnership Unit shall be properly transferred. The Paying Agent will accept the Partnership Units upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrue on any cash payable upon surrender of any Partnership Units.

(d) Upon the surrender of a Common Stock Certificate (or affidavit of loss in lieu thereof as provided in Section 3.04) or Common Stock Book-Entry Shares, as applicable, for cancellation to the Paying Agent (or, in

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the case of a Company Restricted Stock Award, to the Company), together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent or the Company, as applicable, the holder of such shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Company Merger Effective Time, or of such Common Stock Book-Entry Share immediately prior to the Company Merger Effective Time, as applicable, shall be entitled to receive in exchange therefor and Parent and the Surviving Corporation shall cause the Paying Agent (or, in the case of Company Restricted Stock Award, the Surviving Corporation) to pay in exchange therefor, as promptly as practicable (but in any event within five (5) Business Days) following the completion of the requirements of Section 3.03(b), an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of shares of Company Common Stock represented by such Common Stock Certificate or the number of such Common Stock Book-Entry Shares by (ii) the Common Stock Merger Consideration, in each case pursuant to the provisions of this Article III, and the Common Stock Certificates, and Common Stock Book-Entry Shares surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Common Stock Merger Consideration may be made to a Person other than the Person in whose name the Common Stock Certificate or Common Stock Book-Entry Share so surrendered is registered, if such Common Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Common Stock Book-Entry Share shall be properly transferred. The Paying Agent or the Company, as applicable will accept the Common Stock Certificates or Common Stock Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent or the Company, as applicable may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrue on any cash payable upon surrender of any Common Stock Certificate or Common Stock Book-Entry Share.

(e) Prior to the Company Merger Effective Time, Parent and the Company shall reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to endeavor that (i) if the Closing occurs at or prior to 2:00 p.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Company Merger Effective Time multiplied by the Common Stock Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 2:00 p.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(f) If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Common Stock Certificate (which shall be properly endorsed or otherwise be in proper form for transfer), Common Stock Book-Entry Share (which shall be properly transferred) or Partnership Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes or other Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Common Stock Certificate, Common Stock Book-Entry Share or Partnership Unit or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

(g) After the Company Merger Effective Time, there shall be no further registration of transfers of shares of Company Common Stock that were outstanding immediately prior to the Company Merger Effective Time. From and after the Company Merger Effective Time, the outstanding shares of Company Common Stock that are cancelled pursuant to Section 3.02 represented by Common Stock Certificates immediately prior to the Company Merger Effective Time, and the Common Stock Book-Entry Shares outstanding immediately prior to the Company Merger Effective Time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Company

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Merger Effective Time, Common Stock Certificates or Common Stock Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(h) After the Partnership Merger Effective Time, there shall be no further transfers of Partnership Units that were outstanding immediately prior to the Partnership Merger Effective Time. From and after the Partnership Merger Effective Time, the outstanding Partnership Units that are cancelled pursuant to Section 3.01 will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such Partnership Units, except as otherwise provided in this Agreement or by Applicable Law. If, after the Partnership Merger Effective Time, Partnership Units are presented to the Paying Agent, the Surviving Partnership or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(i) Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock or Partnership Units after the date which is one (1) year following the Company Merger Effective Time shall be delivered to the Surviving Corporation or Surviving Partnership, as applicable, upon demand. Any holder of shares of Company Common Stock or Partnership Units who has not exchanged his, her or its shares of Company Common Stock or Partnership Units in accordance with this Section 3.03 prior to that time shall thereafter look only to the Surviving Corporation or Surviving Partnership, as applicable, and only as general creditors thereof for delivery of their applicable pro rata Common Stock Merger Consideration or Partnership Unit Merger Consideration in respect of such holder’s shares of Company Common Stock or Partnership Units, as applicable, upon compliance with the procedures set forth in this Section 3.03. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Partnership, the Surviving Partnership or any other Person shall be liable to any Person, including any holder of shares of Company Common Stock, Company Restricted Stock Awards or Partnership Units, including for any amounts payable under this Article III that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock or Partnership Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation or Surviving Partnership, as applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(j) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Company Merger Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses below the level required to make prompt payments of the Common Stock Merger Consideration and the Partnership Unit Merger Consideration as contemplated hereby, the Surviving Corporation shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock or Partnership Units in the amount of such losses, so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

(k) All Common Stock Merger Consideration or Partnership Unit Merger Consideration paid upon conversion or surrender of the shares of Company Common Stock, Company Restricted Stock Awards or Partnership Units, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, Company Restricted Stock Awards or Partnership Units, as the case may be.

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Section 3.04 Lost Certificates. If any Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent of that fact by the Person claiming such Common Stock Certificate to be lost, stolen or destroyed, and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Common Stock Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund pursuant to, and subject to Section 3.03(i), the Surviving Corporation) will issue in exchange for such lost, stolen or destroyed Common Stock Certificate, the Common Stock Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Company Merger Effective Time, as contemplated by this Article III.

Section 3.05 Withholding. Each of Parent, Merger Sub I, Merger Sub II, the Surviving Corporation, the Surviving Partnership, their respective Subsidiaries, the Paying Agent, each of their respective agents and Affiliates, and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the vesting of any Partnership LTIP Unit or Company Restricted Stock Award or making of such payment pursuant to the Code or under any provision of Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such amounts would otherwise have been paid.

Section 3.06 Treatment of Company Restricted Stock Awards.

(a) Treatment of Company Restricted Stock Awards. Notwithstanding anything herein to the contrary, effective as of immediately prior to the Company Merger Effective Time, automatically and without any action on the part of the holders thereof or the Acquired Companies, each Company Restricted Stock Award that is outstanding as of immediately prior to the Company Merger Effective Time, shall be cancelled and converted into the right to receive, subject to Section 3.05, an amount in cash (without interest and subject to applicable withholdings), equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock subject to the Company Restricted Stock Award immediately prior to the Company Merger Effective Time (the “Company Restricted Stock”) by (y) the Common Stock Merger Consideration (with any time vesting conditions deemed fully satisfied and performance goals applicable to such Company Restricted Stock Award deemed satisfied at maximum performance) (the “Restricted Stock Consideration”). In addition, in no event later than ten (10) Business Days after the Company Merger Effective Time, the Company shall pay each holder of Company Restricted Stock an amount equal to all accrued and unpaid cash dividends up to, and including, the Company Merger Effective Time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.

(b) As of the Company Merger Effective Time, the Company Stock Plan shall terminate, and the Company shall ensure that following the Company Merger Effective Time, no participant in the Company Stock Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

(c) At or prior to the Company Merger Effective Time, the Company Board (or any committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section  3.06.

Section 3.07 Treatment of Partnership LTIP Units.

(a) With respect to each Partnership LTIP Unit, any time vesting conditions shall be deemed fully satisfied and performance goals applicable to such Partnership LTIP Unit shall be deemed satisfied at maximum performance. The Partnership LTIP Units will be treated as set forth in Section 3.07(b) below.

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(b) With respect to each Partnership LTIP Unit that has vested in accordance with the terms of the relevant Vesting Agreement (as defined in the Partnership LPA) prior to the Partnership Merger Effective Time and Section 3.07(a) above (each, a “Vested LTIP Unit”), prior to the Partnership Merger Effective Time, the Company shall cause the General Partner to exercise its right to cause a Forced Redemption (as defined in and in accordance with the Partnership LPA) with respect to each Vested LTIP Unit, such that as of immediately prior to the Partnership Merger Effective Time, each Vested LTIP Unit shall be converted into a number of OP Partnership Units in accordance with Sections 4.07(c), 4.07(d) and 4.07(f) of the Partnership LPA, including, for the avoidance of doubt, that such conversion shall be determined taking into account any vesting in accordance with the terms of the relevant Vesting Agreement and allocations that would be deemed to occur pursuant to Sections 4.07(e) and 4.07(f) of the Partnership LPA if the assets of the Partnership were sold at the Transaction price (as defined in the Partnership LPA), with the result that Economic Capital Account balance (as defined in the Partnership LPA) of a holder of Vested LTIP Units is adjusted as of immediately prior to the Partnership Merger Effective Time (and in any event prior to or at the time of the redemption of OP Partnership Units as described in Section 6.01(b)(xii) of the Company Disclosure Letter) to give effect to any vesting and allocations that would occur in connection therewith. For the avoidance of doubt, such OP Partnership Units issued in respect of such Vested LTIP Units shall be treated as OP Partnership Units for purposes of this Agreement and the holders of such OP Partnership Units shall be treated as holders of OP Partnership Units as described in Section 3.01(a). In addition, in no event later than ten (10) Business Days after the Partnership Merger Effective Time, the Partnership shall pay each holder of Partnership LTIP Units that is not otherwise cancelled pursuant to Section 3.07(a) an amount equal to all accrued and unpaid cash distributions up to, and including, the Partnership Merger Effective Time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable Vesting Agreement and the Partnership LPA.

(c) Prior to the Partnership Merger Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Partnership LTIP Units setting forth each holder’s rights pursuant to the Partnership LPA and this Agreement, including the right to make a Retention Election with respect to any OP Partnership Units received upon conversion of Vested LTIP Units as described in Section 3.07(b) above, subject to the terms of Section 3.01(b) and the Partnership LPA.

Section 3.08 Dissenters Rights. No holder of Company Common Stock or Partnership Units any other Person shall have any dissenters’ rights, appraisal rights, or similar rights (including rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL) with respect to any Company Common Stock or Partnership Units in connection with the applicable Mergers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP

Except (a) as set forth in the Company Disclosure Letter (subject to Section 9.06) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures contained or referenced in the “Risk Factors” section of any Company SEC Documents or (ii) any disclosures contained or referenced in any “forward-looking statements” section in any Company SEC Documents or any other statement contained in any other section of the Company SEC Documents, in each case to the extent such disclosures or statements are predictive, non-specific, cautionary or forward-looking in nature) filed or furnished by the Company at least one (1) day prior to the date hereof, the Company and Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub I and Merger Sub II:

Section 4.01 Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has all corporate power and authority required to carry on its business as

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currently conducted and to own, lease and operate its properties and assets. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all limited partnership power and authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets. The Company is duly qualified or licensed to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification, license or good standing necessary, except where the failure to be so qualified, licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Section 4.01(b) of the Company Disclosure Letter contains a complete and correct list of the name and jurisdiction of organization or formation of each Subsidiary of the Company, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified and licensed to do business, including a list of (i) each Subsidiary of the Company that is a REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each, a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”) and (ii) each Subsidiary of the Company that is an entity taxable as a corporation which is neither a REIT, a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary. Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, is in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified or licensed to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) has all corporate, partnership or other legal entity, as the case may be, power and authority required to carry on its business as currently conducted and to own, lease or operate its properties and assets, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) None of the Acquired Companies, directly or indirectly, owns any equity interest or investment (whether equity or debt) in any Person (other than in (i) the Subsidiaries of the Company and (ii) investments in short-term investment securities).

(d) The Company has made available to Parent complete and correct copies of the Company Governing Documents and the Partnership Governing Documents. The Company and the Partnership are each in compliance with the terms of the Company Governing Documents and the Partnership Governing Documents, as applicable, in all material respects. Complete and correct copies of the Company’s and the Partnership’s minute book since January 1, 2022 (other than any portion thereof related to the Mergers or other strategic alternatives or the Company Board’s or General Partner’s consideration or review thereof) have been made available by the Company to Parent.

Section 4.02 Authority.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company Board, subject to the receipt of the Required Company Stockholder Approval, and no other corporate, limited liability company or partnership proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Company Merger, the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT). Assuming the due authorization, execution and delivery by Parent, Merger Sub I and Merger Sub II of this

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Agreement and the accuracy of the representations and warranties set forth in Section 5.07, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Except for the Required Company Stockholder Approval, no vote of the holders of Company Common Stock or any class of equity securities of any Subsidiary of the Company is necessary pursuant to Applicable Law or the Organizational Documents of the Acquired Companies to approve the Company Merger and the other Transactions.

(b) The Partnership has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Partnership of this Agreement, and the consummation of the Transactions, have been duly authorized by all necessary action on the part of the Partnership and the General Partner, and no other corporate, limited liability company or partnership proceedings on the part of the General Partner, the Partnership or any of their respective Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Partnership to consummate the Transactions (other than, with respect to the Partnership Merger, the filing of the Partnership Merger Certificate with the DSOS). Assuming the due authorization, execution and delivery by Parent, Merger Sub I and Merger Sub II of this Agreement and the accuracy of the representations and warranties set forth in Section 5.07, this Agreement has been duly and validly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership, in accordance with its terms, subject to the Enforceability Exceptions. Except for the approval of the General Partner (which has been obtained), no vote of the holders of Partnership Units or any class of equity securities of any Subsidiary of the Partnership is necessary pursuant to Applicable Law or the Organizational Documents of the Acquired Companies to approve the Partnership Merger and the other Transactions.

Section 4.03 Company Board Approval; Fairness Opinion.

(a) The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its stockholders, (ii) approving and declaring advisable the Company Merger, this Agreement and the other Transactions, including the Amendment and the Partnership Merger, (iii) approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (iv) directing that the Company Merger be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholder Meeting and (v) recommending that the Company’s common stockholders approve the Company Merger, this Agreement and the other Transactions, including the Amendment (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 6.02.

(b) J.P. Morgan Securities LLC, the Company’s financial advisor, has delivered to the Company Board its opinion (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Common Stock Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than holders of Cancelled Shares) is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate, complete and confidential copy of such opinion letter to Parent solely for informational purposes. Parent, on

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behalf of itself and its officers, directors and Affiliates, agrees and acknowledges that such written opinion letter is being furnished to Parent solely for informational purposes and none of Parent, its officers, directors and Affiliates may rely on such written opinion letter for any purpose.

Section 4.04 Governmental Authorization. No Governmental Permits are or (with or without notice or lapse of time, or both) will be required to be made or obtained by any Acquired Company in connection with the execution, delivery and performance by the Company or the Partnership of this Agreement and the consummation by the Company or the Partnership of the Transactions other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT, (b) the filing of the Partnership Merger Certificate with the DSOS, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) compliance with and filings or notifications listed in Section 4.04 of the Company Disclosure Letter, (e) compliance with any applicable rules of NASDAQ, (f) such Governmental Permits the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (g) any filings, consents or other notifications as may be required as a result of the business or identity of Parent, Merger Sub I or Merger Sub II (or the beneficial ownership of any of them).

Section  4.05 Non-Contravention. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company and the Partnership of this Agreement and the consummation by the Company and the Partnership of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Governing Documents, the Partnership Governing Documents or any comparable Organizational Documents of (1) subject to obtaining the Required Company Stockholder Approval, the Company, (2) the Partnership or (3) any other Acquired Company, (b) assuming that the Governmental Permits referred to in Section 4.04 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.04, and subject to obtaining the Required Company Stockholder Approval, require any consent by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the right to purchase or sell, termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Contract to which an Acquired Company is party or by which its properties or assets are bound or any Governmental Permit, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Acquired Company, except in the case of clauses (a)(3), (b), (c) and (d) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Capitalization; Subsidiaries.

(a) As of 5:00 p.m., Eastern Time on November 1, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock, of which 127,787,930 shares are issued and outstanding as of the Capitalization Date (excluding unvested Company Restricted Stock Awards) and (ii) 50,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are issued and outstanding. As of the date hereof, no shares of Company Common Stock have been sold on a forward basis.

(b) Section 4.06(b)(i) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of the authorized and outstanding Partnership Units (including Partnership LTIP Units), including all holders of the Partnership Units (including Partnership LTIP Units) and the number and type of such units held by each such holder. The General Partner is the sole general partner of the Partnership and the Company is the sole member of the General Partner. As of the Capitalization Date the Company held 128,647,872.

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(c) OP Partnership Units. In addition to the Partnership Units held by the Company, as of the Capitalization Date, 6,242,601 OP Partnership Units and (x) 1,072,988 Partnership LTIP Units (with such awards subject to performance goals reflected at maximum level of performance) or (y) 536,494 Partnership LTIP Units (with such awards subject to performance goals reflected at target level performance) were issued and outstanding and held by Persons other than the Company, and each such OP Partnership Unit and each such Partnership LTIP Unit is redeemable in accordance with the Partnership LPA in exchange for one share of Company Common Stock or cash, at the Partnership’s election (subject, in each case, to the terms and conditions of the Partnership LPA). The Partnership Units that are owned by the Company and any Subsidiary of the Company are free and clear of any Liens, other than any transfer and other restrictions under the Partnership LPA. Section 4.06(b)(ii) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Partnership LTIP Unit, including, as applicable, the holder, date of grant, vesting schedule and Economic Capital Account balance attributable to such Partnership LTIP Unit. As of the date hereof, the aggregate amount of accrued dividend equivalents with respect to all outstanding Partnership LTIP Units is approximately $939,000. To the extent the Company effects a redemption of OP Partnership Units as described in Section 6.01(b)(xii) of the Company Disclosure Letter, as of immediately following such redemption, the Economic Capital Account Balance of each holder of Partnership LTIP Units, to the extent attributable to its ownership of such Partnership LTIP Units, will be not less than (A) the OP Unit Economic Balance (as defined in the Partnership LPA) multiplied by (B) the aggregate number of Partnership LTIP Units covered by all awards of Partnership LTIP Units held by such holder, taking into account any vesting in connection with the Mergers in accordance with the terms of the relevant Vesting Agreement.

(d) As of the Capitalization Date, the Company has (1) Company Restricted Stock Awards subject solely to time-based vesting conditions outstanding covering an aggregate of 859,942 shares of Company Common Stock and (2) Company Restricted Stock Awards subject to performance-based vesting conditions outstanding covering an aggregate of (x) 384,928 shares of Company Common Stock (with such awards subject to performance goals reflected at maximum level of performance) or (y) 192,464 shares of Company Common Stock (with such awards subject to performance goals reflected at target level performance). As of the Capitalization Date, the Company has 2,992,456 shares of Company Common Stock remaining available for issuance under the Company Stock Plan. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plan and the award agreements thereunder will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable and were not, and will not be, issued in violation of any preemptive, first refusal, first offer or similar rights. Section 4.06(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Restricted Stock Award, including, as applicable, the holder, date of grant, the number of shares of Company Common Stock subject to such Company Restricted Stock Award and vesting schedule and the amount of accrued dividend equivalents with respect to such award. As of the date hereof, the aggregate amount of accrued dividend equivalents payable with respect to all Company Restricted Stock Awards is approximately $678,000.

(e) Except for changes since the Capitalization Date resulting from the redemption, vesting or other conversion or exchange of the Partnership Units set forth on Section 4.06(b) of the Company Disclosure Letter into or for shares of Company Common Stock (in accordance with the Partnership LPA) or Company Restricted Stock Awards outstanding on such date, there are no other outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights to acquire from an Acquired Company, or other obligation of any Acquired Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Company or any of its Subsidiaries that are linked to the value of the Company Common Stock or other obligations by the Company to make any payments based on the price or value of capital stock of the Company, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire,

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sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) or (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity interest of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound.

(f) There are no outstanding (i) partnership interests or other equity or voting interests of the Partnership, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for partnership interests or other equity or voting interests of the Partnership, (iii) contingent rights or entitlements to partnership interests or other equity or voting interests of the Partnership, (iv) options, warrants or other rights to acquire from the Partnership, or other obligations of the Partnership to issue, any partnership interests or other equity or voting interests of the Partnership or securities convertible into or exchangeable for partnership interests or other equity or voting interests of the Partnership, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) above or (vii) below, (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any partnership interest of, or other equity or voting interest in, the Partnership to which the Partnership is a party or by which it is bound or (vii) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Partnership that are linked to the value of the interests in the Partnership or other obligations by the Partnership to make any payments based on the price or value of interests in the Partnership. Other than the Partnership LPA, the Partnership is not a party to any contract that obligates it to repurchase, redeem or otherwise acquire any partnership interests or other equity or voting interests of the Partnership. There are no accrued and unpaid distributions with respect to any partnership interests of the Partnership. The Adjustment Factor for all outstanding Partnership Units is 1.0.

(g) All outstanding equity interests of the Subsidiaries of the Company other than the Partnership are duly authorized, validly issued, fully paid and non-assessable (subject to Applicable Law) and were not issued in violation of any preemptive, first refusal, first offer or similar rights. Other than with respect to the Partnership, all such equity interests are owned, directly or indirectly, by the Company or the Partnership free and clear of any Liens (other than Permitted Liens) and free of preemptive rights. No Subsidiary of the Company (other than the Partnership) is bound by any (i) outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its wholly owned Subsidiaries) or (ii) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity securities of, or other equity or voting interest in, any such Subsidiary to which an Acquired Company is a party or by which it is bound. No Subsidiary of the Company (other than the Partnership) has any outstanding restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by such Subsidiary that are linked to the value of the interests in such Subsidiary or other obligations by such Subsidiary to make any payments based on the price or value of interests in such Subsidiary. There are no outstanding contractual obligations of any Subsidiary of the Company (other than the Partnership) to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(h) There are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding.

(i) Other than (i) equity securities held in the ordinary course of business for cash management purposes, (ii) rights or interests held in other Acquired Companies or (iii) as set forth on Section 4.06(h) of the Company Disclosure Letter, none of the Acquired Companies owns or holds the right to acquire any equity securities, ownership interests or voting interests (including Voting Debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

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(j) The Company does not have a “poison pill” or similar stockholder rights plan.

(k) The Company has not exempted any Person from, or rendered inapplicable, any “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter).

(l) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Acquired Companies in excess of $2,000,000 in principal amount in the aggregate, other than Indebtedness identified in Section 4.06(k) of the Company Disclosure Letter.

Section 4.07 Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a) Since January 1, 2022, the Company and the Partnership have timely filed or otherwise furnished (as applicable) on a publicly available basis with the SEC all forms, documents, statements, schedules and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing or furnishing date (or the date of their most recent amendment, supplement or modification) each Company SEC Document (other than preliminary materials) complied in all material respects with the applicable requirements of (A) the applicable listing and corporate governance rules and regulations of the NASDAQ and (B) the Securities Act or the Exchange Act (together with all certifications required pursuant to the Sarbanes-Oxley Act), as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document. None of the Company SEC Documents at the time it was filed or furnished (or if amended or superseded by a filing, on the date of such amended or superseded filing, or in the case of a registration statement or proxy statement, as of the date of effectiveness or date of mailing, respectively, or, if amended, as of the date of the last such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading. All Company SEC Documents were filed in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. With the exception of the Partnership, no Subsidiary of the Company is required to file any forms, reports or documents with the SEC. The Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2022.

(b) The consolidated audited and unaudited financial statements (including all related notes) of the Company and its consolidated Subsidiaries included, or incorporated by reference, in the Company SEC Documents (as amended, supplemented or modified by later Company SEC Documents) (i) complied, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the Partnership and the consolidated results of operations and its cash flows as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole).

(c) The Acquired Companies have established and maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all

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(i) material information required to be disclosed by each of the Company and the Partnership in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s and the Partnership’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s and the Partnership’s management has completed an assessment of the effectiveness of the Company’s and the Partnership’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and such assessment concluded that such system was effective. Since December 31, 2023, the principal executive officer and principal financial officer of the Company and the Partnership have made all certifications required by the Sarbanes-Oxley Act. Neither the Company, the Partnership nor their principal executive officers or principal financial officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting for the Company and the Partnership and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of an Acquired Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Acquired Company are being made only in accordance with appropriate authorizations of the Company’s and the Partnership’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Company. Neither the Company, the Partnership nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Acquired Companies that has not been subsequently remediated; or (B) any fraud or allegation of fraud, whether or not material that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Acquired Companies. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents are the subject of ongoing SEC review.

(e) Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.

(f) Except as described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(g) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies nor, to the Knowledge of the Company, any director, officer or employee of the Acquired Companies, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government official or employee or any other Person or (iii) made any unlawful

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bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, or any other Person, in each case, in violation of any applicable Anti-Corruption Law.

Section 4.08 Absence of Certain Changes.

(a) Since the Company Balance Sheet Date through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Since the Company Balance Sheet Date through the date of this Agreement, the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business.

(c) Since the Company Balance Sheet Date through the date of this Agreement, except for regular quarterly cash dividends on the Company Common Stock and regular quarterly cash distribution on the OP Partnership Units, as the case may be, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any Partnership Units.

Section 4.09 No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of business consistent with past practice in all material respects, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid in full prior to the date of this Agreement, (e) disclosed in Section 4.09 of the Company Disclosure Letter or (f) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 Company Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2023 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed.

(b) Section 4.10(b) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and correct list of each Contract to which an Acquired Company is a party or by which an Acquired Company or any of its properties or assets are bound as of the date hereof that was not required to be filed with the SEC as described in Section 4.10(a) (excluding any Company Benefit Plan and any Contract set forth under Section 4.10(a) above), and which falls within any of the following categories:

(i) any Contract that involves a joint venture entity, limited liability company or legal partnership or strategic alliance with a Third Party;

(ii) any Contract (other than any leases) that involves (A) annual future expenditures or receipts by an Acquired Company of more than $1,000,000 or (B) annual aggregate payments by, or other consideration from, any Acquired Companies of more than $2,000,000, and, in each case of (A) and (B), is not terminable by an Acquired Company for convenience without material penalty;

(iii) any Contract containing any covenant or other provision (A) containing and limiting the right of an Acquired Company or its Affiliates pursuant to any “most favored nation” or “exclusivity” provisions; (B) limiting the right of an Acquired Company or its Affiliates to engage in any line of business or to compete with any Person in any line of business; or (C) that, following the Closing, purports to limit in any respect the right of Parent or any of its Subsidiaries to compete with any Person or to solicit customers or other Persons; in each case of clauses (A), (B) and (C), other than any Contracts that may be cancelled without material liability to an Acquired Company upon notice of ninety (90) days or less;

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(iv) any Contract relating to any Indebtedness obligation of the Acquired Companies (A) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $5,000,000, (B) secured by the Real Property or (C) relating to any interest rate caps, interest rate collars or hedging (including interest rates, currency, commodities or derivatives);

(v) any Contract relating to an acquisition, divestiture, merger or similar transaction that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;

(vi) any Contract that is (A) a material Company Lease or (B) a Construction Contract;

(vii) any Contract pursuant to which any Acquired Company has granted to any Person or has been granted a license (or other rights in or to use), with respect to any material Intellectual Property Rights, other than (A) an inbound non-exclusive license of commercially available software (including click-wrap, shrink-wrap or off-the-shelf software) or other commercially available technology with annual fees of less than $1,000,000, (B) a license of Company IP granted on a non-exclusive basis (or exclusive only in respect of immaterial scope) in the ordinary course of business or (C) any other Contract in which grants of rights to use Intellectual Property Rights are non-exclusive, incidental and not material to the performance under such Contract;

(viii) any Contract between or among the Acquired Companies, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of Company Common Stock, or any Affiliate of the foregoing, on the other hand;

(ix) any Contract that grants any buy/sell, put option, call option, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company could be required to purchase or sell the equity interests or assets of any Person or any real property or any other material assets, rights or properties of the Acquired Companies (any of the foregoing, a “Transfer Right”);

(x) any Contract that is an agreement in settlement of a dispute that imposes obligations on the Acquired Companies after the date hereof beyond the obligation to comply with Applicable Law, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any of its Subsidiaries);

(xi) any Contract containing covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies;

(xii) any Contract that provides for a right of any Person (other than the Acquired Companies) to receive fees or receive a profits interest in, invest, join or partner in (whether characterized as a contingent fee, profits interest, equity interest or otherwise), or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture or partnership with respect to any current or future real property in which any Acquired Company has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Person (such Contracts, collectively, the “Participation Agreements”);

(xiii) any Contract that requires the Acquired Companies to make any investment (in the form of a loan, capital contribution, preferred equity investment or preferred equity investment or similar transaction) in, or purchase or sell, as applicable, equity interests of, any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the interests, assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $1,000,000;

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(xiv) any Contract that evidences a loan to any Person (other than a wholly owned Subsidiary of the Company) by any of the Acquired Companies in an amount in excess of $1,000,000;

(xv) any Contract that provides for the acquisition, disposition, assignment or transfer (whether by merger, purchase or sale of assets or stock or otherwise) of any real property, which Contract is pending or has outstanding obligations as of the date of this Agreement that are reasonably likely to be in excess of $2,000,000;

(xvi) any Contract that relates to a forward equity sale transaction; and

(xvii) any Contract that is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act or is otherwise a Related Person Agreement.

Each Contract of the type described in Section 4.10(a) and Section 4.10(b), other than this Agreement, is referred to herein as a “Company Material Contract.” Complete and correct copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent.

(c) As of the date of this Agreement, (i) each Company Material Contract is a valid, binding and enforceable obligation of an Acquired Company and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or is terminated in accordance with its terms; (iii) none of the Acquired Companies has received written notice of any violation or default under any Company Material Contract; (iv) each Acquired Company and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract and is not in breach or violation of, or default under, any Company Material Contract, and no event or condition has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract; and (v) there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no Acquired Company has received written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew or renegotiate in any material respects the terms of any such Company Material Contract.

Section 4.11 Compliance with Applicable Laws; Company Licenses.

(a) The Acquired Companies are, and for the past three (3) years have been, in compliance with all Applicable Laws and Governmental Permits, except where the failure to be in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the past three (3) years, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or alleged failure of any of the Acquired Companies to comply with any such Laws or Governmental Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Acquired Companies hold all Governmental Permits that are required for the Acquired Companies to conduct their business as presently conducted and to own, lease and, to the extent applicable, operate its properties (the “Company Licenses”), except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Acquired Company complies with the terms of the Company Licenses applicable to such Acquired Company, and no suspension, cancellation of, petition, objection or other pleading with respect to, any Company License is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not, individually in the aggregate with other such noncompliance, suspensions or cancellations, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, with such other events, reasonably be expected to have a Company Material

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Adverse Effect, no event has occurred with respect to any of the Company License which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Company License.

(c) Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except for where any such revocation or termination of a Company License or the failure to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.12 Litigation. Except for stockholder or derivative litigation that may be brought relating to this Agreement or the Transactions, there are no pending or, to the Knowledge of the Company, threatened Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority to which an Acquired Company is a party (either as plaintiff or defendant), or against any properties or assets of the Acquired Companies or any director or officer of the Acquired Companies that would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, there is no basis for any such Proceeding or investigation. There is no unsatisfied Governmental Order or any open injunction binding upon an Acquired Company which would reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date of this Agreement, there is no Proceeding to which any of the Acquired Companies is a party pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other Transactions.

Section 4.13 Real Property.

(a) Section 4.13(a) of the Company Disclosure Letter contains a complete and correct list of the common street address for all Owned Real Property and sets forth the applicable Acquired Company owning such property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, an Acquired Company owns such Owned Real Property in fee simple title free and clear of any Liens, subject only to Permitted Liens.

(b) Section 4.13(b) of the Company Disclosure Letter contains a complete and correct list of (i) all Leased Real Property, including the common street address and the applicable Acquired Company leasing or subleasing such Leased Real Property and (ii) each ground lease, lease or sublease of such real property, including all amendments thereto, guaranties thereof and each other written agreement relating thereto (the “Company Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property and either good and valid fee simple title to or valid leasehold interest in all buildings, structures and other improvements and fixtures located on or under such Leased Real Property, in each case free and clear of any Liens, subject only to Permitted Liens and (ii) no Acquired Company has received any written notice from, or delivered any written notice to, any lessor of such Leased Real Property of the existence of any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. Complete and correct copies of the Company Leases have been made available to Parent.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement (i) none of the Acquired Companies has received written notice of any violation of any Law affecting any portion of any of the

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Real Properties issued by any Governmental Authority that has not been resolved and (ii) none of the Acquired Companies has received written notice to the effect that there are (A) condemnation or rezoning proceedings that are pending or threatened in writing with respect to any of the Real Properties, (B) zoning, building or similar Laws, codes, ordinances, orders or regulations that are violated by the maintenance, operation or use of any buildings or other improvements on any of the Real Properties, or (C) any defaults under any Contract evidencing any Lien or other Contract affecting any of the Real Properties.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them, and (ii) the Acquired Companies’ ownership of any such personal property is free and clear of any Liens, subject only to Permitted Liens.

(e) A policy of title insurance has been issued for each Real Property insuring, as of the effective date of such insurance policy, (A) fee simple title interest held by the applicable Acquired Company and/or (B) leasehold title interest held by the applicable Acquired Company. No material claim has been made against any policy of title insurance issued for any Real Property that remains outstanding as of the date hereof.

(f) Section 4.13(f) of the Company Disclosure Letter lists each fee interest in real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned, or otherwise disposed of by the Acquired Companies (a “Prior Sale Contract”) since January 1, 2022, except for easements or similar interests. Other than as set forth in Section 4.13(f) of the Company Disclosure Letter, to the Knowledge of the Company as of the date hereof, none of the Acquired Companies has received any written notice of any outstanding claims under any Prior Sale Contract and no event or circumstance has occurred under any Prior Sale Contract that, with the passage of time or receipt of notice would reasonably be expected to result in liability to any Acquired Company in an amount, in the aggregate, in excess of $1,000,000.

(g) Section 4.13(g)(i) of the Company Disclosure Letter lists with respect to each Space Lease, the unit number, unit type, size of unit, base rent, common area maintenance charges, security deposit (if any), lease commencement and expiration dates, if any (such information in Section 4.13(g)(i) of the Company Disclosure Letter, the “Rent Roll”), which Rent Roll is accurate as of the applicable date stated therein except such discrepancies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies in all material respects of the Rent Roll have been made available to Parent. To the Knowledge of the Company, the Company has made available to Parent complete and correct copies of all Space Leases as of the date hereof. Except as set forth in Section 4.13(g)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any Space Lease, except for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no brokerage commissions or brokerage fees which are now due or which may be due in the future relating to any of the Space Leases.

(h) Except as set forth in Section 4.13(h) of the Company Disclosure Letter or has not had, or, as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, (A) there are no pending common area maintenance (CAM), percentage rent or similar audits by any third party of which the Company has Knowledge or has received written notice, (B) there are no pending claims regarding violation of co-tenancy clauses in any Space Leases of which the Company has Knowledge or has received written notice, (C) there are no pending real property tax protests or litigation, proceeding, investigation, complaint or action regarding any Company Properties or Space Leases of which the Company has Knowledge or has received written notice, and (D) to the Knowledge of the Company, no tenants under Space Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy, and (E) there are no brokerage commissions or fees which are now due or which may be due in the future relating to any of the Space Leases. All rent has been properly calculated and billed to tenants pursuant to the Space Leases, except for such

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failures to properly calculate or bill rent as has not had, or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) There is no outstanding Indebtedness for borrowed money pursuant to which the Company or any Subsidiary of Company is a lender as of the date hereof to any Person other than to a wholly owned Subsidiary of the Company.

(j) No Real Property is owned directly or indirectly jointly by the Company or any Subsidiary with any Person other than the Company or any Subsidiary.

(k) Section 4.13(k) of the Company Disclosure Letter lists each Real Property that is (i) under development or redevelopment as of the date hereof (other than normal repair and maintenance but including any construction project the cost of which is in excess of $500,000) and describes (A) the status of such development or redevelopment as of the date hereof (including the anticipated completion date), and (B) the budgeted costs and the costs to complete, (ii) subject to a binding agreement for development or redevelopment or commencement of construction by an Acquired Company with a cost in excess of $500,000 (each, a “Construction Contract”) or (iii) land held for development, in each case, other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(l) As of the date hereof, (i) neither the Company nor any Subsidiary of Company has exercised any Transfer Right with respect to real property or one or more Persons for aggregate consideration in excess of $600,000, which transaction has not yet been consummated and (ii) no third party has exercised in writing any Transfer Right with respect to any Subsidiary of the Company or Real Property or Participation Agreement, which transaction has not yet been consummated.

(m) No Person other than an Acquired Company manages or operates any of the Real Property on behalf of any Acquired Company.

(n) Section 4.13(n) of the Company Disclosure Letter sets forth a list of all written notices to the Company from lenders or insurance carriers currently requiring material repairs or other material alterations to Company Properties.

(o) No Acquired Company has received written notice that any Acquired Company is in violation or default under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company or any of its Subsidiaries is a party (each, a “REA”), except for violations or defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. No Acquired Company has delivered a written default notice to a party under a REA, except for defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14 Intellectual Property and Data Privacy.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth a complete and correct list (in all material respects) of all material U.S. and foreign: (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and (iv) material domain names, in each case, included in the Company IP. Each of the items on Section 4.14(a) of the Company Disclosure Letter is subsisting and, to the Knowledge of the Company, valid and enforceable, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Acquired Companies exclusively own all right, title and interest to and in the Company IP, free and clear of any Liens (other than Permitted Liens) and, to the Knowledge of the Company, have the right to

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use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to own such Company IP or have the right to use such applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of any of the Acquired Companies’ businesses does not infringe or misappropriate any Intellectual Property Right of any other Person (and has not done so for the past three (3) years) and no Proceeding is pending or, during the past three (3) years, has been threatened in writing and remains outstanding against any Acquired Company alleging any such infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person is infringing or misappropriating any Company IP in any material respect.

(d) The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP that the Acquired Companies hold as a trade secret.

(e) In connection with their collection, processing, storage, transfer and/or use of any Personal Information from individuals during the past three (3) years, the Acquired Companies have complied with applicable requirements under Applicable Laws relating to privacy and the collection, processing storage, transfer and/or use of Personal Information (collectively, the “Data Privacy Laws”) and privacy policies publicly published by the Acquired Companies, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect the Company IT Assets and any Personal Information they collect and maintain from and against unauthorized access, use and/or disclosure, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies have received written communication from any Governmental Authority that alleges that such Acquired Company is not in compliance with any Data Privacy Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) The Acquired Companies take commercially reasonable measures designed to prevent the introduction of viruses, bugs, disabling codes, spyware, trojan horses, worms and other malicious code or corruptants (collectively, “Viruses”) into the Company IT Assets that would have a material adverse effect on the operation or use of such Company IT Assets in the business of the Acquired Companies, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Assets are free of any Viruses. During the past three (3) years, there have not been any violation, outages, corruptions, unauthorized intrusions or breaches of security with respect to the Company IT Assets or any other unauthorized access to, or use of, any Personal Information in the possession or control of the Acquired Companies, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.15 Insurance Coverage. The Company has made available to Parent complete and correct copies of all currently in-force material insurance policies and all material fidelity bonds or other material insurance Contracts maintained by the Acquired Companies (other than any insurance policy that comprises a Company Benefit Plan) (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of the Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such Insurance Policy, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. From December 31, 2021 through the date hereof, no written notice of premature cancellation, refusal of coverage, refusal to renew, termination prior to the expiration of the term thereof or material increase in premium has been received by any Acquired Company with respect to any such policy which has not been

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replaced on substantially similar terms prior to the date of such cancellation. Except for workers’ compensation Insurance Policies, no Insurance Policies are written on retrospective, audited or similar premium basis, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.16 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and correct in all material respects.

(b) All income and other material Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been paid, other than Taxes that have been adequately reserved for in accordance with GAAP, assuming, solely for purposes of this Section 4.16(b), that the Company continues to qualify as a REIT following the Company Merger Effective Time until the end of the taxable year that includes the Company Merger Effective Time.

(c) Each of the Acquired Companies has complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all Applicable Laws.

(d) No deficiency for any material amount of Taxes has been asserted or threatened in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved;

(e) There are no audits, examinations, inquiries or other proceedings by any Governmental Authority ongoing or pending with respect to any Taxes of any Acquired Company (including any challenge to the Company’s status as a REIT), nor has any such audit, examination, inquiry or other proceeding been threatened in writing.

(f) None of the Acquired Companies has waived any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to any Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(g) No claim has been made in writing by a Taxing Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(h) None of the Acquired Companies is a party to, bound by, or has any obligation under, any Tax Protection Agreement or any Tax indemnity, allocation or sharing Contract or arrangement (other than (i) Contracts solely among the Company and its Subsidiaries and (ii) customary Tax indemnification provisions in ordinary course Contracts the primary purpose of which does not relate to Taxes) and no Person has raised in writing a material claim against any Acquired Company for any breach of any Tax Protection Agreements.

(i) The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2010 and through December 31, 2023, has qualified to be subject to tax as a REIT for U.S. federal income tax purposes; (ii) has operated since January 1, 2024 to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT through the Company Merger Effective Time; and (iv) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT.

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(j) No Acquired Company has incurred, or engaged in any transaction that could reasonably be expected to give rise to, (i) any liability for Taxes under Section 857(b)(1), 857(b)(4), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code or (ii) any liability for Taxes under Sections 856(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs), and no event has occurred, and no condition or circumstance exists, which presents a material risk that any liability for Taxes described in clauses (i) and (ii) above.

(k) No Subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary with respect to the Company. No Subsidiary of the Company is a REIT.

(l) Section 4.16(l) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company and each other entity in which the Company directly or indirectly holds an ownership interest and such Subsidiary’s or other entity’s classification for U.S. federal income Tax purposes and each such Subsidiary or other entity has had the classification shown on Section 4.16(l) of the Company Disclosure Letter since the latest of (x) its direct or indirect acquisition by the Company and (y) its formation;

(m) None of the Acquired Companies holds any property subject Section 1374 of the Code or that would otherwise be subject to the Tax on built-in gain under Section 337(d) of the Code or any applicable Treasury Regulations promulgated thereunder.

(n) The Company does not have any “earnings and profits accumulated in any non-REIT year” under Section 857(a)(2)(B) of the Code.

(o) None of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(p) None of the Acquired Companies has entered into, or is the subject of, any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or other ruling, relief, advice, or agreement with a Taxing Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, agreement or any other item that relates to the Taxes or Tax Returns of the Acquired Companies is currently pending with any Governmental Authority.

(q) No power of attorney with respect to any Tax matter of the Acquired Companies is currently in force.

(r) None of the Acquired Companies (i) has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return other than an affiliated group of which an Acquired Company is or was the parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary of the Company) under U.S. Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract (other than any Contract set forth in Section 4.16(h) of the Company Disclosure Letter).

(s) None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Partnership Merger Effective Time as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing, (ii) a “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, or (iii) any intercompany transaction or excess loss account arising or occurring on or prior to the Closing under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or the U.S. Treasury Regulations promulgated thereunder.

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(t) There are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.

(u) None of the Acquired Companies has, within the past two (2) years, been a party to any transaction intended to qualify for tax-free treatment under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

(v) None of the Acquired Companies has made any election to defer any payroll Taxes or claimed any Tax credit or other Tax benefit under any COVID-19 Laws.

Section 4.17 Employees and Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth a complete and correct list of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA but whether or not subject to ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, maintained or contributed to by any of the Acquired Companies, or required to be contributed to by any of the Acquired Companies for the benefit of any current or former Company Service Providers and/or their dependents (collectively, whether or not material, the “Company Benefit Plans”). The Company has made available to Parent or filed with the SEC prior to the date hereof copies of each material Company Benefit Plan.

(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable prototype opinion letter from the IRS for a pre-approved plan, and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and other Applicable Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, no material audits, investigations, actions, suits, or claims (other than routine claims for benefits in the ordinary course of business) are pending or threatened with respect to any Company Benefit Plan.

(c) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA).

(d) No Company Benefit Plan provides for health, medical or other welfare benefits coverage after retirement, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to employment agreement or severance agreement, plan or policy requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee or the employee’s beneficiaries for a specified period of time following the employee’s termination, each of which is set forth on Section 4.17(d) of the Company Disclosure Letter.

(e) Except as required by the terms of this Agreement (including as contemplated by Section 3.06 and Section 3.07), neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) increase the amount of compensation or benefits due to any current or former Company Service Provider; (ii) accelerate the

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time of payment or vesting, or trigger any funding or payment of any compensation under any Company Benefit Plan; (iii) entitle any current or former Company Service Provider to any other compensation or benefit; or (iv) result in any payment (whether of severance pay or otherwise) becoming due or any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment or benefit, constitute a “excess parachute payment” within the meaning of Section 280G of the Code. None of the Acquired Companies is a party to or has any obligation to compensate any Person in connection with the Transactions for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(f) All material required premiums for, contributions to, and payments from, any Company Benefit Plans have been timely made or timely accrued by the Company in the consolidated audited and unaudited financial statements of the Company in accordance with the terms of the applicable Company Benefit Plan and Applicable Law, except where any failure would not, individually or in the aggregate, reasonably be expected to materially affect the Company and its Subsidiaries, taken as a whole.

(g) To the extent permitted by Applicable Law, Section 4.17(g) of the Company Disclosure Letter contains a complete and correct list of all employees of the Acquired Companies as of the date hereof, specifying each employee’s name or identification number and title. To the extent permitted by Applicable Law, the current year annual base salary or hourly wage of each such employee has been separately provided to Parent, and shall be deemed to be part of Section 4.17(g) of the Company Disclosure Letter.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies is the subject of any pending or, to the Knowledge of the Company, threatened in writing; (i) Proceeding arising out of, in connection with, or otherwise relating to the application for employment, provision of services, employment or termination of employment of any individual by any of the Acquired Companies; or (ii) alleging that any Acquired Company has engaged in any unfair labor practice under any Law.

(i) There is no pending, or to the Knowledge of the Company threatened in writing, strike, lockout, slowdown, picketing, work stoppage, or other material labor dispute by the employees of the Acquired Companies.

(j) No Acquired Company is a party to any collective bargaining agreement or similar labor agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of any Acquired Company.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Acquired Company is in compliance with all Applicable Laws relating to the employment of labor, including all Applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, worker compensation, pay equity and payment of withholding and/or social security taxes.

(l) The Acquired Companies are in material compliance with their obligations to properly classify all current and (for the past three (3) years) former employees of the Acquired Companies as exempt under the Fair Labor Standards Act (the “FLSA”) and to properly compensate all current and (for the past three (3) years) former employees of the Acquired Companies for all time worked in accordance with the FLSA. The Acquired Companies are in material compliance with their obligations to properly classify all independent contractors or consultants who have provided services to the Acquired Companies as such for the past three (3) years, rather than employees, for purposes of all Applicable Laws and Company Benefit Plans.

(m) In the past two (2) years preceding the date of this Agreement, no Acquired Company has implemented any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the

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notice requirements or violated the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local Law (the “WARN Act”).

(n) Each Acquired Company has complied in all material respects with the Immigration Reform and Control Act of 1986, and all regulations promulgated thereunder (“IRCA”). The Acquired Companies have not employed individuals not authorized to work in the United States. The Acquired Companies have not received any written notice of any inspection or investigation relating to their alleged noncompliance with or violation of IRCA, nor have they been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

(o) In the prior three (3) years, no Acquired Company has been party to a settlement agreement resolving material allegations of sexual harassment by or against any current or former director, officer or employee of an Acquired Company. In the prior three years, to the Knowledge of the Company, there have not been any material allegations of sexual harassment involving any director, officer or employee of any Acquired Company.

Section 4.18 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Acquired Companies and their respective properties are, and for the past three (3) years have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (b) the Acquired Companies hold all material Environmental Permits required under applicable Environmental Laws to permit the Acquired Companies to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, and there are no facts, events or circumstances that would reasonably be expected to result in the revocation, suspension, termination, non-issuance, non-renewal or adverse modification of any such Environmental Permits; (c) no written notification, demand, directive, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of the Company, is threatened relating to any of the Acquired Companies or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit, or any Hazardous Substance, and no notices of violation are pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries or any of their respective properties relating to or arising out of any Environmental Law; (d) to the Knowledge of the Company, there are no facts or conditions that would reasonably be expected to form the basis of any such notification, demand, directive, request for information, citation, summons, notice of violation, order or complaint; (e) any and all Hazardous Substances disposed of by any of the Acquired Companies was done so in accordance with all applicable Environmental Laws and Environmental Permits; (f) the Acquired Companies have not released or disposed of, or exposed any Person to, any Hazardous Substances (and Hazardous Substances are not present at any Real Property or at any other location for which any Acquired Company may be liable) which would require investigation or remediation by any Acquired Company pursuant to, or that may otherwise result in liability to any Acquired Company under, Environmental Law; (g) the Acquired Companies and their respective properties are not subject to any unsatisfied order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws or any Environmental Permit or relating to Hazardous Substances; (h) no Acquired Company has agreed to assume or retain any liability of any other Person under Environmental Law or relating to Hazardous Substances, and (i) to the Knowledge of the Company, there are no liabilities or obligations (and no asserted liabilities or obligations) of the Acquired Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief), and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation. The Company has made available to Parent all reports of any environmental site assessments, investigations, remediation, environmental or health and safety

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compliance audits, or other material documents, in each case containing information that would reasonably be expected to be material to the Acquired Companies, taken as a whole, to the extent within the possession of any Acquired Company.

Section 4.19 Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the Company Merger and the Parent Parties the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The Company Bylaws provide that the restrictions contained in Subtitle 7 of Title 3 of the MGCL related to control share acquisitions are not applicable to any acquisition of Company Common Stock by any Person, including the Company Merger or other Transactions. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, the “Takeover Statutes”) are applicable to the Transactions, including the Mergers or, to the Knowledge of the Company, the Parent. No dissenters’, appraisal or similar rights are available to the holders of Company Common Stock or OP Partnership Units with respect to the Mergers.

Section 4.20 Related Party Transaction. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or other arrangements between the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders and that has not been disclosed in the Company SEC Documents (such Contracts or other arrangements, the “Related Person Agreements”).

Section 4.21 Information in the Proxy Statement. Assuming the accuracy of the representations and warranties set forth in Section 5.11, the Proxy Statement (and any amendment thereof or supplement thereto) (a) at the date mailed to the Company’s common stockholders and at the time of the Company Stockholder Meeting to be held in connection with the Company Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) will comply as to form and substance in all material respects with the provisions of the Exchange Act, NASDAQ and any other applicable federal securities Laws, except that no representation or warranty is made herein by the Company with respect to (i) statements and information made or incorporated by reference therein supplied by Parent and its Affiliates, including Merger Sub I and Merger Sub II, in writing specifically for inclusion or incorporation by reference therein.

Section 4.22 No Brokers. Except for J.P. Morgan Securities LLC (pursuant to the terms of the engagement letter between the Company and J.P. Morgan Securities LLC, a complete and correct copy of which has been made available to Parent prior to the execution and delivery of this Agreement), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of the Acquired Companies who will be entitled to any finders’ fee or agents’ commission from the Acquired Companies in connection with the Transactions.

Section 4.23 No Additional Representations or Warranties.

(a) Except for the specific representations and warranties expressly set forth in this Article IV or in any certificate delivered hereunder, neither the Company or the Partnership, any of their respective Subsidiaries, nor any other Person on behalf of the Company or the Partnership makes, has made, has been authorized to make, or shall be deemed to have made (and the Company and the Partnership, on behalf of themselves, each of their respective Subsidiaries, and its and their respective Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company, the Partnership or any of their respective Subsidiaries, or with respect to any other information provided to Parent, Merger Sub I, Merger Sub II or their

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respective Representatives in connection with the Transactions, including the accuracy, completeness or timeliness thereof, including with respect to providing or making available to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent, Merger Sub I, Merger Sub II and/or any of their respective Representatives in connection with presentations by the Company’s management, or other material or information made available to Parent, Merger Sub I or Merger Sub II (or their respective Representatives) in the VDR, and, if made, such other representation or warranty shall not be relied upon by the Parent, Parent’s Subsidiaries (including Merger Sub I and Merger Sub II) or any other Person on behalf of Parent and none of the Company, the Partnership, their respective Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub I, Merger Sub II or any other Person resulting therefrom. Notwithstanding anything contained in this Agreement to the contrary, the Company and Partnership acknowledge and agree that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by Parent, Merger Sub I and Merger Sub II in Article V or in any certificate delivered hereunder, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company, the Partnership or their Representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Parent, Merger Sub I and Merger Sub II jointly and severally represent and warrant to the Company and the Partnership:

Section 5.01 Organization. Each of Parent, Merger Sub I and Merger Sub II is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all corporate or limited liability company power and authority required to own, lease and, to the extent applicable, operate its properties and to carry on its business as currently conducted. Each of Parent, Merger Sub I and Merger Sub II is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of Parent, Merger Sub I or Merger Sub II to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.

Section 5.02 Authority.

(a) Each of Parent, Merger Sub I and Merger Sub II has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent, Merger Sub I and Merger Sub II of this Agreement have been duly and validly authorized by all necessary action on the part of Parent, Merger Sub I and Merger Sub II (subject, (i) with respect to Merger Sub I, only to approval of the Company Merger by Parent and (ii) with respect to Merger Sub II, only to approval of the Partnership Merger by Merger Sub I, each of which will be effected by written consent immediately following the execution and delivery of this Agreement by each of the parties hereto), and no other corporate or limited liability company proceedings on the part of Parent, Merger Sub I and Merger Sub II are necessary to authorize the execution and delivery of this Agreement or for each Parent, Merger Sub I and Merger Sub II to consummate the Transactions (other than, (i) with respect to the Company Merger, the filing of the Company Articles of Merger with the Maryland SDAT and (ii) with respect to the Partnership Merger, the filing of the Partnership Merger Certificate with the DSOS). Assuming the due authorization, execution and delivery by the Company and Partnership of this

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Agreement, this Agreement has been duly and validly executed and delivered by Parent, Merger Sub I and Merger Sub II and constitutes the legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b) The board of directors of Merger Sub I has duly adopted resolutions (i) determining that this Agreement, the Company Merger and the other Transactions are advisable and in the best interests of Merger Sub I and its stockholders, (ii) approving and declaring advisable the Company Merger and the other Transactions, (iii) approving the execution and delivery of this Agreement by Merger Sub I, the performance by Merger Sub I of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (iv) recommending that the stockholders of Merger Sub I approve the Company Merger. Parent, acting in its capacity as the stockholders of Merger Sub I, will immediately after execution and delivery of hereof by each of the parties hereto approve the Company Merger by consent pursuant to and in accordance with the charter and bylaws of Merger Sub I and the MGCL.

(c) Merger Sub I, as the sole member of Merger Sub II, has duly adopted resolutions (i) determining that this Agreement, the Partnership Merger and the other Transactions are advisable and in the best interests of Merger Sub II, (ii) approving and declaring advisable the Partnership Merger and the other Transactions and (iii) approving the execution and delivery of this Agreement by Merger Sub II, the performance by Merger Sub II of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein.

(d) No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s Organizational Documents, Applicable Law or any Governmental Authority.

Section 5.03 Governmental Authorization. The execution, delivery and performance by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the consummation by Parent, Merger Sub I and Merger Sub II will not (with or without notice or lapse of time, or both), require any Governmental Permit to be made or obtained by either Parent, Merger Sub I or Merger Sub II other than (a) the filing of the Company Articles of Merger with the Maryland SDAT, (b) the filing of the Partnership Merger Certificate with the DSOS, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) compliance with any applicable rules of NASDAQ, (e) compliance with and filings and notifications listed in Section 4.04 of the Company Disclosure Letter and (f) where failure to obtain such consents, approvals, authorizations or Governmental Permits, or to make such filings or notifications which, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent, Merger Sub I or Merger Sub II to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.

Section 5.04 Non-Contravention. The execution, delivery and performance by each of Parent, Merger Sub I and Merger Sub II of this Agreement and the consummation by each of Parent, Merger Sub I and Merger Sub II of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable Organizational Documents) of Parent, Merger Sub I or Merger Sub II, (b) assuming the Governmental Permits referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not,

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individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent, Merger Sub I or Merger Sub II to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.

Section 5.05 Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of the Parent Parties, threatened, Proceedings at law or in equity or investigations before or by any Governmental Authority to which Parent or any of its Subsidiaries is a party (either as plaintiff or defendant) and, to the Knowledge of the Parent Parties, there is no basis for any such Proceedings or investigations, that would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date hereof, there is no unsatisfied Governmental Order or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the Knowledge of Parent, threatened in writing seeking to prevent, hider, modify, delay or challenge the Mergers or any of the other Transactions.

Section 5.06 No Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any finders’ fee or agent’s commission from any Acquired Company, in connection with the Transactions.

Section 5.07 Ownership of Company Common Stock.

(a) The Parent Parties and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company, except pursuant to this Agreement. None of the Parent Parties nor any of their respective “affiliates” or “associates” (as each is defined in Section 3-601 of the MGCL) is, or has been at any time with the last five years, an “interested stockholder” of the Company (as defined in Section 3-601 of the MGCL).

(b) Neither Parent nor any of its controlled Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive, in respect of Company Common Stock, consideration of a different amount or nature than the Common Stock Merger Consideration contemplated by this Agreement, (ii) any stockholder of the Company (A) agrees to vote to approve the Company Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (iii) as of the date hereof, any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Company Merger (other than pursuant to the Equity Commitment Letter).

Section 5.08 Financial Capacity. Parent has delivered to the Company complete and correct copy of the executed Equity Commitment Letter dated the date hereof from Guarantor, pursuant to which Guarantor has committed to invest in Parent, subject to the terms and conditions therein, on the Closing Date the Equity Financing. As of the date hereof, the Equity Commitment Letter has not been amended, restated, supplemented or modified in any respect or waived and no such amendment, restatement, supplement, modification or waiver is contemplated, and the obligations and commitments contained in the Equity Commitment Letter have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated in any respect prior to the date of this Agreement and no such withdrawal, reduction, rescission, amendment, restatement, other modification, repudiation or termination is contemplated. As of the date hereof, other than as expressly set forth in the Equity Commitment Letter there are no engagement letters, side letters, contracts,

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understandings, agreements or other commitments or arrangements of any kind, whether written or oral, relating to the financing of the Transactions, that could affect the conditionality, enforceability, availability, termination or amount of the Equity Financing. Assuming the accuracy of the representations and warranties of the Company and the Partnership set forth in this Agreement and the performance in all material respects by the Company of its obligations under this Agreement, the aggregate proceeds of the Equity Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the Equity Commitment Letter, will be sufficient to (i) fund all of the amounts required to be provided by Parent, Merger Sub I and/or Merger Sub II for the consummation of the Transactions and (ii) perform all of Parent’s, Merger Sub I’s and Merger Sub II’s payment obligations under Article III, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the Acquired Companies required by this Agreement and the payment of all associated costs and expenses of the Transactions (including any fees and expenses related to the transactions contemplated hereby, including the Equity Financing). The Equity Commitment Letter, in the form so delivered to the Company, is in full force and effect and constitute legal, valid, binding and enforceable obligations of Parent and each other party thereto (subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the terms thereof. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable on or prior to the date of this Agreement, and will pay (or cause to be paid) in full all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable at or prior to Closing. Neither Parent, Merger Sub I nor Merger Sub II, nor any other party to the Equity Commitment Letter, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in the Equity Commitment Letter, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in a default under or breach on the part of Parent, Merger Sub I or Merger Sub II, or on the part of any other party under the Equity Commitment Letter. Assuming the satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Mergers and the accuracy of the representations and warranties of the Company and the Partnership set forth in Article IV hereof, neither Parent, Merger Sub I nor Merger Sub II has any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition of the Equity Commitment Letter required to be satisfied by it or that the full amounts committed pursuant to the Equity Commitment Letter will not be available on the Closing Date if the terms or conditions to be satisfied by it contained in the Equity Commitment Letter are satisfied. There are no conditions precedent or other contingencies related to the funding or investing of the full net proceeds (or any portion) of the Equity Financing at the Closing other than as set forth in the Equity Commitment Letter. Parent, Merger Sub I and Merger Sub II expressly agree and acknowledge that their obligations hereunder, including Parent’s Merger Sub I’s and Merger Sub II’s obligations to consummate the Mergers, are not subject to, or conditioned on, Parent’s, Merger Sub I’s or Merger Sub II’s receipt of financing.

Section 5.09 Solvency. None of Parent, Merger Sub I or Merger Sub II is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Assuming (a) satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Mergers, and after giving effect to the Mergers, including the Equity Financing, and the payment of the Common Stock Merger Consideration and Partnership Unit Merger Consideration, (b) the accuracy of the representations and warranties of the Company and the Partnership set forth in Article IV hereof and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be Solvent at and immediately after the Company Merger Effective Time. As used in this Section 5.09, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent, the Surviving Corporation, and their respective Subsidiaries will exceed their debts, (b) each of Parent, the Surviving Corporation, and their respective Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and become due, and (c) each of Parent, the Surviving Corporation, and their respective

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Subsidiaries, has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.10 Guarantee. Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the Guarantor (subject to the Enforceability Exceptions). There is no breach or default under the Guarantee by the Guarantor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantor. The Guarantor has, and at all times will have, for so long as the Guarantee shall remain in effect in accordance with the Guarantee, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.

Section 5.11 Information in the Proxy Statement. The information supplied in writing by Parent specifically for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting to be held in connection with the Company Merger or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 5.12 Ownership of Merger Sub I; No Prior Activities. All of the issued and outstanding shares of Merger Sub I are, and immediately prior to the Company Merger Effective Time will be, held of record and owned directly by Parent or one or more of its Affiliates. Merger Sub I was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub I has not and will not prior to the Company Merger Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.13 Ownership of Merger Sub II; No Prior Activities. All of the issued and outstanding limited liability company interests of Merger Sub II are, and immediately prior to the Partnership Merger Effective Time will be, held of record and owned directly by Merger Sub II or one or more of its Affiliates. Merger Sub II was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub II has not and will not prior to the Partnership Merger Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.14 Company Arrangements. Other than this Agreement, as of the date hereof, none of Parent, Merger Sub I or Merger Sub II or their respective executive officers, directors or controlled Affiliates, as applicable, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

Section 5.15 Investment Intention. Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

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Section 5.16 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) Except for the specific representations and warranties expressly set forth in this Article V or in any certificate delivered hereunder, none of Parent, Merger Sub I, Merger Sub II nor any other Person on behalf of Parent, Merger Sub I or Merger Sub II makes, or has made (and Parent, Merger Sub I and Merger Sub II, on behalf of itself, their respective Subsidiaries, and their respective Representatives, hereby disclaims) any express or implied representation or warranty with respect to Parent, Merger Sub I, Merger Sub II, their respective Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any information.

(b) Except for the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, each of Parent, Merger Sub I and Merger Sub II acknowledges and agrees that (i) none of the Company, the Partnership, their respective Subsidiaries or any other Person on behalf of the Company, the Partnership or any of their respective Subsidiaries makes, has made, has been authorized to make, or shall be deemed to have made any express or implied representation or warranty with respect to the Company, the Partnership or any of their respective Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives, including with respect to the Company, the Partnership and their respective Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the Transactions, and Parent, Merger Sub I, Merger Sub II and their respective Representatives are not relying on, and knowingly and irrevocably waive any claim based on reliance on, any representation, warranty or other information of the Company, the Partnership or any Person except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder and (ii) no Person makes, has made, has been authorized by the Company, the Partnership or their respective Subsidiaries or any other Person on behalf of the Company or the Partnership to make, or shall be deemed to have made any representation or warranty relating to the Company, the Partnership, their respective Subsidiaries or their respective businesses or otherwise in connection with this Agreement or the Transactions, and if made, such other representation or warranty shall not be relied upon by Parent, Merger Sub I or Merger Sub II and none of the Company, the Partnership, their respective Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub I, Merger Sub II or any other Person resulting therefrom. Without limiting the generality of the foregoing, except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, Parent, Merger Sub I and Merger Sub II acknowledge and agree that none of the Company, the Partnership, any of their respective Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to Parent, Merger Sub I or Merger Sub II with respect to, and none of the Company, the Partnership, any of their respective Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub I, Merger Sub II or any other Person resulting from, the Company, the Partnership or any of their respective Subsidiaries or their respective Representatives providing, or making available, to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or in the VDR. Parent, Merger Sub I and Merger Sub II acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets and other forecasts and plans and that they are familiar with such uncertainties. Each of Parent, Merger Sub I and Merger Sub II acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company, the Partnership and their respective Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent, Merger Sub I and Merger Sub II has relied solely on the results of its own independent investigation and the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, and has not relied directly or indirectly on any other materials or information made available to Parent, Merger Sub I, Merger Sub II or their respective Affiliates or Representatives by or on behalf of the Company, the Partnership or any agreements or covenants of

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any Person other than the express covenants and agreements of the Company or the Partnership pursuant to this Agreement.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.01 Conduct of the Company Pending the Mergers.

(a) The Company and the Partnership agree that, from the date of this Agreement until the earlier of the Partnership Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (i) set forth in Section 6.01(a) of the Company Disclosure Letter, (ii) required by Applicable Law, (iii) the Company reasonably determines, in good faith, are necessary or advisable to respond to Pandemic Measures after using commercially reasonable efforts to provide advance notice to and consult with Parent (if reasonably practicable) with respect thereto, (iv) expressly contemplated by this Agreement or (v) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company and the Partnership will, and will cause each other Acquired Company to, (x) conduct its operations, in all material respects, in the ordinary course of business, and (y) to the extent consistent with the foregoing clause (x), use its commercially reasonable efforts to (A) preserve in all material respects the current relationships of the Acquired Companies with Persons with which each Acquired Company has significant business relations, (B) preserve intact its current business organization, goodwill, ongoing businesses, (C) retain the services of its current officers and key employees (subject to terminations for “cause”), (D) preserve its assets and properties in good repair and condition (normal wear and tear excepted), and (E) maintain the status of the Company and as a REIT.

(b) The Company and the Partnership agree that, from the date of this Agreement until the earlier of the Partnership Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (i) set forth in Section 6.01(b) of the Company Disclosure Letter, (ii) required by Applicable Law, (iii) expressly contemplated by this Agreement, or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company and the Partnership shall not, and shall not permit any of the other Acquired Companies over which the Company or any Subsidiary exercises control to:

(i) except for the Partnership LPA Amendment, amend the certificate of incorporation, bylaws, limited partnership agreements or other Organizational Documents of the Acquired Companies, whether by merger, consolidation or otherwise;

(ii) except for transactions among the Company and one or more wholly owned Subsidiaries of the Company or among one or more wholly owned Subsidiaries of the Company, issue, sell, pledge, dispose, permit any Lien (other than Permitted Liens) on or grant any shares of Company Common Stock or any other equity interests in the Company or the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) Company Common Stock or any other equity interests in the Company or in the Subsidiaries of the Company (including any Company Restricted Stock Award), or enter into any Contract, arrangement or understanding with respect to the sale, registration or voting of the Company Common Stock or any other equity interests in the Company or in the Subsidiaries of the Company (including forward equity sales), except for the issuance of Company Common Stock or Partnership Units upon the exchange, conversion or redemption of any of the Partnership Units in accordance with the terms of the Partnership LPA (regardless of whether any consent is needed for such exchange);

(iii) make, declare, set aside or pay any dividend or distribution with respect to Company Common Stock or Partnership Units or any other equity securities of an Acquired Company, other than

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(A) the payment on January 10, 2025 of the regular quarterly cash dividend and distribution on the Company Common Stock and the OP Partnership Units, respectively, in the amount of $0.15 per share or unit to holders of record on December 20, 2024, (B) the declaration and payment of dividends or other distributions to the Company or any wholly owned Subsidiary of the Company by any wholly owned Subsidiary of the Company (in each case, other than distributions by the Partnership), (C) distributions by any Subsidiary of the Company (other than the Partnership) that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the Organizational Documents of such Subsidiary and (D) dividends or distributions expressly permitted pursuant to Section 6.01(c) and Section 6.01(d);

(iv) (A) enter into or renew any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or (B) amend, modify or waive in any material respect or terminate any Company Material Contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing Company Material Contract (or Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement) that occurs automatically without any action by any Acquired Company); provided that in the case of clause (A), the Acquired Companies shall be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of Parent pursuant to Section 6.01(b)(v) or Section 6.01(b)(xv), respectively, unless, if entered into prior to the date hereof, such definitive agreement would constitute a Company Material Contract pursuant to any sub-clause of Section 4.10(b) other than Section 4.10(b)(xiii) or Section 4.10(b)(xv); provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within forty-eight (48) hours of receipt of any such request made to made to each of the Persons set forth in Section 6.01(b)(iv) of the Company Disclosure Letter (under the heading “Parent Notice Parties”) in the manner set forth in Section 9.01, Parent shall be deemed to have given its consent to such action;

(v) sell, mortgage, pledge, assign, transfer, abandon convey, lease, license or otherwise dispose of or permit any Lien on, or effect a deed in lieu of foreclosure with respect to, any real property or any other material property, material rights or material assets of the Acquired Companies (other than with respect to Intellectual Property Rights), in each case, other than in the ordinary course of business;

(vi) (A) enter into any new lease (or renew or extend any existing lease) for space at a Real Property except for leases (x) of not more than $2,000,000 of annualized rent that are on commercially reasonable terms consistent with the Company’s past practices and (y) covering a gross leasable area of less than 25,000 square feet; (B) terminate, modify or amend any Space Lease (provided, however, the Company or its Subsidiaries may terminate, modify or amend a Space Lease so long as any terminated Space Lease is promptly replaced and the replacement, and any modified or amended lease is (1) for a net effective rent equal to or in excess of the net effective rent payable under such original Space Lease, and/or (2) for commercially reasonable terms consistent with the Company’s past practices); (C) terminate or grant any reciprocal easement or similar agreements affecting a Real Property other than in the ordinary course of business consistent with past practice, which, in any event, shall not adversely affect the current use or operation of the Real Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement); (D) consent to or enter into the sublease or assignment of any Space Lease other than in the ordinary course of business consistent with past practice; or (E) enter into any construction contract for new construction with respect to any Real Property;

(vii) sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material Company IP, other than non-exclusive licenses in the ordinary course of business or due to the expiration of Registered IP in accordance with the applicable statutory term;

(viii) except as required by (x) Applicable Law or the terms of this Agreement (including Section 6.01(b)(ii)) or (y) the terms of a Company Benefit Plan in existence as of the date hereof and

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disclosed on Section 4.17(a) of the Company Disclosure Letter: (A) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment (other than an offer letter for at-will employment that does not contain severance or termination benefits), change of control, transaction, retention, bonus, retirement or severance agreement with, any Company Service Provider other than in the ordinary course of business consistent with past practice with respect to Company Service Providers with an annual base salary of less than $275,000, (B) materially amend any Company Benefit Plan, or adopt or enter into any plan or arrangement that would be a Company Benefit Plan if in existence on the date hereof, except in the ordinary course in conjunction with annual Company Benefit Plan renewals, (C) materially increase compensation or benefits payable to any Company Service Provider of any Acquired Company other than in the ordinary course of business consistent with past practice with respect to Company Service Providers with an annual base salary of less than $275,000, (D) (1) except where due to “cause,” terminate the employment of any executive officer or (2) hire, in each case, any employee with a prospective annual base salary of more than $275,000, or (E) recognize any union or other labor organization as the representative of any of the employees of any Acquired Company, or enter into collective bargaining agreement with any labor organization;

(ix) merge or consolidate any Acquired Company with any Person (other than, with respect to Subsidiaries of the Partnership, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of Parent pursuant to the provisos to Section 6.01(b)(iv)) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company (or, with respect to a Subsidiary thereof, consent to any of the foregoing);

(x) make any loans, advances or capital contributions to, or investments in, any Person (including to any of its officers, directors, Affiliates, agents or consultants) or make any change in its existing borrow or lending arrangements for or on behalf of such Persons, except for loans, advances or capital contributions to, or investments, made by the Company or a wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, or advances to non-executive officer Company Service Providers in the ordinary course of business;

(xi) (A) make any change (or file a request to make any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any entity classification or other material Tax election, (C) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior period, taking into account any amendments, or amend any material Tax Return (D) settle, compromise or surrender any material Tax liability, audit, claim or assessment, (E) request any extension or waiver of the limitation period applicable to any material Tax liability, audit, claim or assessment, (F) request or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or other ruling, relief, advice, or agreement with a Taxing Authority with respect to Taxes, (G) surrender any right to claim any material Tax refund, (H) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any Tax Protection Agreement or (I) take or fail to take any action that would reasonably be expected to cause the Company to fail to qualify as a REIT, or any Subsidiary of the Company to cease to be treated as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary;

(xii) except for as set forth on Section 6.01(b)(xii) of the Company Disclosure Letter, reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other voting or equity interests;

(xiii) create, incur, assume, refinance, replace, prepay or guarantee any Indebtedness for borrowed money or issue or materially amend the terms of any Indebtedness of the Acquired

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Companies, except for (A) borrowings under the existing financing facilities of the Acquired Companies in the ordinary course of business that do not exceed $20,000,000 in the aggregate, (B) guarantees or credit support provided by an Acquired Company of the obligations of an Acquired Company in the ordinary course of business to the extent such Indebtedness is in existence on the date of this Agreement or incurred in compliance with clause (A) of this Section 6.01(b)(xiii), (C) repayments under the Company Credit Agreement in the ordinary course of business consistent with past practice, (D) mandatory payments under the terms of any Indebtedness in accordance with its terms and (E) refinancing of existing Indebtedness of the Acquired Companies provided in the case of this clause (E) that (x) the Company does not incur in excess of $100,000 of fees or expenses to a third party in connection with the incurrence of such new Indebtedness (in the form of commitment fees, origination fees or otherwise) and (y) such refinancing does not increase the aggregate principal amount of such existing Indebtedness by more than $10,000,000, shall be prepayable at any time without penalty or premium and shall not be secured by any Company Properties;

(xiv) settle, release, waive or compromise any pending or threatened Proceedings at law or in equity, except for (A) in accordance with Section 6.09 or (B) the settlement of any such Proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level insurance policy) not in excess of $2,000,000 individually or $5,000,000 in the aggregate that do not involve the imposition of injunctive relief against any Acquired Company or the Surviving Corporation (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or Affiliate thereof beyond the obligation to comply with Applicable Law) and does not provide for any admission of liability by any of the Acquired Companies (excluding, in each case any such matter related to Taxes, which, for the avoidance of doubt, shall be covered by Section 6.01(b)(xi));

(xv) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (A) pursuant to existing contractual obligations of the Company or any of its Subsidiaries set forth on Section 6.01(b)(xv) of the Company Disclosure Letter and (B) other acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $2,000,000 in the aggregate;

(xvi) materially modify or reduce the Acquired Company’s insurance coverage provided by the Insurance Policies as of the date of this Agreement, except in the ordinary course of business;

(xvii) enter into any new line of business;

(xviii) make or commit to make capital expenditures other than (A)as set forth on Section 6.01(b)(xviii) of the Company Disclosure Letter or (B) for emergency repairs required by Law;

(xix) make any payment, direct or indirect, of any liability of any Acquired Company before the same comes due in accordance with its terms, other than (A) in the ordinary course of business, or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;

(xx) make any material change to its methods, principles or procedures of accounting in effect as of December 31, 2023, except as required by a change in GAAP or in Applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or Applicable Law, or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date hereof;

(xxi) (A) initiate or consent to any zoning reclassification of any Company Property, or any change to any approved site plan, special use permit or other land use entitlement affecting any Company Property, except with respect to land held for development, or (B) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any Governmental Permit of the Company or its Subsidiaries, in each case of clauses (A) and (B) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject Company Property;

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(xxii) implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the WARN Act;

(xxiii) make any material adverse change to their publicly posted privacy policy or the security of any Company IT Assets, except to the extent required by Law;

(xxiv) apply for, or receive any relief under, any COVID-19 Laws; or

(xxv) authorize or enter into any Contract to take any action prohibited under this Section 6.01(b).

(c) Notwithstanding anything to the contrary set forth in this Agreement, the Company may take any action (including make, declare, set aside or pay any dividend or distribution), at any time or from time to time, that in the reasonable discretion of the Company Board (or any committee thereof), on advice of counsel to the Company and after consultation with Parent, is reasonably necessary for the Company to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period, or portion thereof, ending at or prior to the Company Merger Effective Time, or to qualify or preserve the status of any other Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as the case may be for the current taxable year and any other taxable year that includes the Closing Date. In the event (i) the Company makes dividends or distributions required for the Company to maintain its respective status as a REIT under the Code or to avoid the incurrence of any income or excise Taxes by the Company pursuant to this Section 6.01(c) (in each case after giving effect to distributions otherwise permitted by Section 6.01(b)(iii)), the Common Stock Merger Consideration shall be decreased by an amount equal to the per share amount of any such dividend or distribution on Company Common Stock so declared or paid by the Company pursuant to this Section 6.01(c) and/or (ii) the Partnership makes a distribution so that the Company may make a dividend contemplated by the preceding clause (i), the Partnership Unit Merger Consideration shall be decreased by an amount equal to the per unit amount of any such distribution on Partnership Units so declared or paid by the Partnership pursuant to this Section 6.01(c) (provided in each case that the per share and per unit decrease shall be adjusted, if applicable, in accordance with Section 3.02(d)).

(d) Prior to December 31, 2024, (i) the Partnership shall declare and pay a distribution to the holders of OP Partnership Units in an aggregate amount determined in accordance with this Section 6.01(d) (the “Partnership Year-End Distribution”) and (ii) the Company Board shall declare, and the Company shall pay, prior to December 31, 2024, a cash dividend to the holders of the Company Common Stock in an aggregate amount equal to the portion of the Partnership Year-End Distribution directly or indirectly received by the Company as a result of its direct or indirect (including through the General Partner) ownership of OP Partnership Units (the “Company Year-End Distribution”). On or prior to December 15, 2024 (but no earlier than December 10, 2024), the Company shall deliver to Parent an updated estimate, in the form provided in Section 6.01(d) of the Company Disclosure Letter, of the amount required to be distributed pursuant to Section 857(a) of the Code with respect to the Company’s taxable year ending December 31, 2024, taking into account all distributions previously made by the Company during such calendar year, such that the Company will not be subject to Tax under Sections 857(b) or 4981 of the Code (the “Required Distribution Amount”). The Company shall provide Parent a reasonable opportunity to review such estimate and supporting documentation and cooperate with Parent to finalize such estimate. The amount of the Company Year-End Distribution shall be the Required Distribution Amount and the amount of the Partnership Year-End Distribution shall be the amount required to permit the Company to receive and distribute such Company Year-End Distribution. The Common Stock Merger Consideration shall be decreased by an amount equal to the per share amount of such dividend declared or paid by the Company pursuant to this Section 6.01(d), and the Partnership Unit Merger Consideration shall be decreased by an amount equal to the per unit amount of such distribution declared or paid by the Partnership pursuant to this Section 6.01(d) (provided in each case that the per share and per unit decrease shall be adjusted, if applicable, in accordance with Section 3.02(d)). The Acquired Companies shall not engage in a tax-deferred exchange under Section 1031 of the Code with the proceeds of the sale of the Marketplace del Rio property.

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(e) Each of Parent, Merger Sub I and Merger Sub II acknowledges and agrees that (i) nothing contained in this Agreement shall give Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing and (ii) prior to the Company Merger Effective Time, or Partnership Merger Effective Time, as applicable, each of the Company, the Partnership and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02 No Solicitation.

(a) Except as expressly permitted by this Agreement, during the period from the date of this Agreement until the earlier of the Partnership Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01, each of the Company and the Partnership shall not, and shall cause their respective Subsidiaries and each of its and their respective directors and officers not to, and shall instruct its and their other Representatives not to, directly or indirectly (i) solicit, initiate, seek, knowingly encourage or facilitate any Acquisition Proposal or any inquiry, discussion, offer or request (an “Inquiry”) that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the books or records or officers of the Acquired Companies to, any Third Party, in each case, with respect to an Acquisition Proposal or Inquiry, (iii) approve or recommend an Acquisition Proposal, (iv) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal other than an Acceptable Confidentiality Agreement, or that would reasonably be expected to lead to an Acquisition Proposal or requiring the Company or the Partnership to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”) or (v) resolve, propose or agree to do any of the foregoing.

(b) Immediately following the execution of this Agreement, each of the Company and the Partnership shall, and shall cause their respective Subsidiaries and its and their officers and directors to, and shall instruct its and their other Representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to any Inquiry or Acquisition Proposal, terminate all physical and electronic data room access granted to any Person or its Representatives (other than the Parent Parties, their respective Affiliates, the Financing Sources and their respective Representatives) and request that each Third Party that has previously executed a confidentiality agreement in the last twelve (12) months prior to the date of this Agreement and relating to an Inquiry or Acquisition Proposal to promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company, the Partnership or their respective Representatives in accordance with the terms of such confidentiality agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, but subject to compliance with the other provisions of this Section 6.02, if at any time after the date hereof and prior to earlier of the approval of the Company Merger by the Required Company Stockholder Approval and the termination of this Agreement in accordance with Section 8.01 (i) the Company or any of its Subsidiaries has received a bona fide written Acquisition Proposal from a Third Party (that did not result from a breach of this Section 6.02) and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with such Third Party and/or its Representatives and, pursuant to an Acceptable Confidentiality Agreement, furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Representatives and (y) engage in discussions and negotiations with such Third Party and its Representatives with respect to the Acquisition Proposal; provided that (1) the Company shall notify Parent if the Company commences any action described in clause (x) or clause (y) of this Section 6.02(c) promptly thereafter

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(and in any event within forty-eight (48) hours of the Company’s or its Representatives’ commencement of such action) and (2) the Company shall make available to Parent any non-public information concerning the Acquired Companies made available to any Third Party, to the extent not previously made available to Parent, as promptly as reasonably practicable after it is made available to such Third Party (and in any event within forty-eight (48) hours following such information being made available to such Third Party). Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), correspond in writing with any Third Party to (i) seek to clarify and understand the terms and conditions of any Acquisition Proposal made by such Third Party solely to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.

(d) Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), the Company Board (or a committee thereof) shall not (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal or (iv) make any recommendation or public statement in connection with a tender offer or exchange offer that is an Acquisition Proposal (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any of the actions described in clauses (i) through (iv) of this Section 6.02(d), an “Adverse Recommendation Change”); or (v) cause or permit the Company or the Partnership to enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.02). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, (A) if an Intervening Event has occurred, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(ii) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects, to make an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law and (B) if the Company has received an unsolicited written bona fide Acquisition Proposal after the date hereof that did not result from a breach of this Section 6.02, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(i) (other than, in the case of Section 6.02(e)(i), any breach that has a de minimis effect) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects (x) to cause the Company to, and the Company shall be permitted to, terminate this Agreement pursuant to Section 8.01(h) to concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Acquisition Proposal and/or (y) make any Adverse Recommendation Change, in the case of clauses (x) and (y), if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law. For the avoidance of doubt, nothing in this Section 6.02(d) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in and of itself in connection with, any of the actions permitted by Section 6.02(g).

(e) The Company Board shall not be entitled to effect an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 8.01(h) unless:

(i) with respect to a Superior Proposal (A) the Company has provided, at least three (3) Business Days (the “Notice Period”) in advance, written notice (a “Notice of Superior Proposal Adverse Recommendation Change”) to Parent that the Company intends to take such action (it being understood the delivery of a Notice of Superior Proposal Adverse Recommendation Change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by

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itself, constitute an Adverse Recommendation Change), which notice includes written notice of the material terms of the Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal and the information specified in Section 6.02(f) with respect to such Superior Proposal, (B) the Company shall, and shall cause its Representatives to, until 11:59 p.m. (Eastern Time) on the last day of the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Superior Proposal Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) to concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Superior Proposal would continue to reasonably be expected to be inconsistent with the directors’ duties under Applicable Law, in each case, if the revisions offered in writing by Parent were given effect; provided, however, that any amendment to the financial terms or any other material amendment of such Acquisition Proposal shall require a new Notice of Superior Proposal Adverse Recommendation Change and the Company shall be required to comply again with the requirements of this Section 6.02(e); provided that the three (3) Business Day Notice Period shall be two (2) Business Days;

(ii) (A) an Intervening Event has occurred; (B) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; (C) the Company has provided, at least three (3) Business Days (the “Intervening Event Notice Period”) written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event; (D) the Company shall, and shall cause its Representatives to, until 11:59 p.m. (Eastern Time) on the last day of the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement in response to such Intervening Event in order to obviate the need to make such Adverse Recommendation Change; and (E) following the end of the Intervening Event Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Intervening Event or otherwise, that the failure to make such Adverse Recommendation Change would continue to reasonably be expected to be inconsistent with the directors’ duties under Applicable Law, in each case, if the revisions offered in writing by Parent were given effect; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board in good faith), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(e)(ii) with respect to such new written notice (with the “Intervening Event Notice Period” in respect of such new written notice being two (2) Business Days from the delivery of such written notice to Parent).

(f) During the period from the date of this Agreement until the earlier of the Partnership Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01, (i) as promptly as reasonably practicable (and in any event within forty-eight (48) hours) after receipt by the Company or any of its Representatives of any Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions

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of such Acquisition Proposal or such Inquiry and the identity of the Person or Group making such Acquisition Proposal, and provide to Parent copies of any such Acquisition Proposal or Inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such Person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such Person existing as of the date hereof), and (ii) the Company shall keep Parent informed, as promptly as reasonably practicable (and in any event within forty-eight (48) hours) of any material developments, discussions or negotiations regarding any Acquisition Proposal or such Inquiry and the status of such Acquisition Proposal or such Inquiry, with written notice setting forth such information as is reasonably necessary to keep Parent reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which shall include written notice of any changes or proposed changes to the financial or other material terms of any such Acquisition Proposal or such Inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto). The Company agrees that none of the Acquired Companies will enter into any confidentiality or similar agreement with any Person subsequent to the date hereof which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with Section 6.02(e) or this Section 6.02(f) within the time periods contemplated hereby.

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or (iii) any other communication to the Company’s stockholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; provided, however, that the Company Board (or any committee thereof) shall not make an Adverse Recommendation Change, except in accordance with Section 6.02(d) and Section 6.02(e).

(h) The Company shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal or similar matter in any Contract to which the Company or any of its Subsidiaries is a party; provided that, notwithstanding anything in this Agreement to the contrary, if the Company Board determines in good faith (after consultation with the Company’s financial and outside legal advisors) that the failure to take such action would reasonably be expected be inconsistent with the directors’ duties under Applicable Law, the Company may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any Person to make a non-public Acquisition Proposal to the Company Board and, to the extent permitted by the other subsections of this Section 6.02, thereafter negotiate and enter into any transaction in connection therewith and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging Representatives or working with potential financing sources or similar provision of any confidentiality agreement with a Third Party.

Section 6.03 Governmental Consents and Filings.

(a) Subject to the terms and conditions of this Agreement, the parties shall use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties, or any of their respective Subsidiaries, or to avoid any Proceeding by any Governmental Authority, in connection with the

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authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) as promptly as practicable after the date hereof, make all necessary filings and submissions with respect to this Agreement required under any Applicable Laws. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

(b) Without limiting the generality of anything contained in this Section 6.03, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any Proceeding by a Governmental Authority with respect to the Transactions; (ii) keep the other parties, upon request, informed as to the status of any such Proceeding; (iii) provide the other parties (A) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled Affiliates to any Governmental Authority in connection with the Transactions and (B) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any Governmental Authority in connection with the Transactions as promptly as practicable following its receipt thereof; (iv) respond as promptly as practicable to any additional requests for information received from any Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a); (v) not agree to participate in any substantive meeting or communication with any Governmental Authority in respect of any filing or any Proceeding related to the Transactions unless it consults with the other parties in advance and provides the other party the opportunity to attend and participate thereat; and (vi) use reasonable best efforts to (A) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws and (B) prevent the entry in any Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Transactions. Any information or materials provided to the other parties pursuant to this Section 6.03 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.

(c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, (i) none of the parties hereto or their respective Affiliates shall enter into any timing agreement or other agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other parties hereto and (ii) Parent shall (and shall cause its Subsidiaries to) cooperate in good faith with the Governmental Authorities and shall undertake (and cause its Subsidiaries to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers, including (A) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date; provided, however, that (x) none of the Company, the Surviving Corporation, the Partnership, the Surviving Partnership, Parent or any of their respective Affiliates shall be required to take any of the actions set forth in clause (ii) unless the effectiveness of such action is conditioned upon the Closing and (y) in no event shall the Company, the Surviving Corporation, the Partnership, the Surviving Partnership or any of their respective Affiliates propose to any

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Governmental Authority, negotiate, effect or agree to any action contemplated by clauses (i) or (ii) above without the prior written consent of Parent. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not in and of itself be deemed a failure to satisfy any condition specified in Article VII.

(d) Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.03; provided that any consents or approvals of the type described in Section 6.11 shall not be subject to this Section 6.03(d).

(e) Notwithstanding anything to the contrary herein, nothing in this Section 6.03 or any other provision of this Agreement, shall require Parent or any Affiliates of Parent (including Blackstone Inc. (“Blackstone”)) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of Parent or any Affiliates of Parent (including Blackstone, any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or its Affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to the Parent Parties and their respective Subsidiaries (including, following the Closing, the Surviving Corporation and its Subsidiaries)).

Section 6.04 Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except if the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Proxy Statement shall include the Company Board Recommendation. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall cause the definitive Proxy Statement to be mailed to the holders of Company Common Stock as of the record date for notice established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”) but not prior to the record date for the Company Stockholder Meeting; provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then the eleventh (11th) calendar day after the initial filing shall be the SEC Clearance Date. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and the Company shall consider in good faith any comments on such document or response reasonably proposed by Parent.

(b) Parent shall, as promptly as possible, furnish to the Company all information concerning Parent, Merger Sub I and Merger Sub II as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations

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promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent, Merger Sub I or Merger Sub II supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) In accordance with the Company Governing Documents, the Company shall use commercially reasonable efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (x) establish a record date for and give notice of a meeting of the holders of Company Common Stock, for the purpose of voting upon the approval of the Company Merger (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) after the SEC Clearance Date duly call, convene and hold the Company Stockholder Meeting; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the twentieth (20th) Business Day following the SEC Clearance Date; provided, further, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval (unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02), or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of Company Common Stock prior to the Company Stockholder Meeting to ensure the holders of Company Common Stock have a reasonable period of time to make a reasonably informed vote; provided, however, that Parent shall be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (ii)-(iv) and, without the prior written consent of Parent, in the case of clauses (ii) and (iii), the Company Stockholder Meeting shall not be postponed or adjourned to a date that is (x) more than 30 days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by Applicable Law) or (y) more than 90 days from the record date for the Company Stockholder Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the approval of the Company Merger and the Company shall provide the Company Board Recommendation and include the Company Board Recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated. Parent, Merger Sub I and Merger Sub II agree to vote all shares of Company Common Stock held by them (if any) in favor of the approval of the Company Merger. The Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company’s stockholders. Without the prior written consent of Parent, (x) the approval of the Company Merger shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the Company stockholders in connection with this Agreement or the approval of the Company Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting and (y) the Company shall not submit to the vote of its stockholders any Acquisition Proposal (other than this Agreement). Unless this Agreement shall have been terminated in accordance with Section 8.01, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Stockholder Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders shall not be affected by an Adverse Recommendation Change.

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(d) If, at any time prior to the Company Merger Effective Time, any information relating to the Company, Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, officers, directors, partners or managers, as applicable, is discovered by the Company, Parent, Merger Sub I or Merger Sub II which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the holders of Company Common Stock. Each party agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.05 Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date of this Agreement until the earlier of the Company Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Acquired Companies, to the Acquired Companies’ respective properties, offices, personnel, books and records, and shall furnish Parent or such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as Parent or such Representatives may reasonably request; provided that such review shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing in this Section 6.05 shall require the Acquired Companies to disclose any information to Parent or its Representatives (i) to the extent related to an Acquisition Proposal, Adverse Recommendation Change, Notice of Superior Proposal Adverse Recommendation Change or Notice of Intervening Event (except as otherwise required by the terms of this Agreement) or (ii) if such disclosure would, in the reasonable judgment of the Company, (A) result in a Third Party competitor of the Company receiving information that is commercially sensitive and would cause competitive harm to any Acquired Companies if the Mergers are not consummated, (B) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (C) jeopardize any attorney-client or other legal privilege, work product doctrine or similar protection; provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does result in the events set out in the preceding clauses (A)-(C). Notwithstanding anything herein to the contrary, the Acquired Companies shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.05 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties and such disclosure would prejudice the Company. All information obtained by Parent, Merger Sub I, Merger Sub II and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company or Partnership hereunder or any condition to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies of the parties. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 for any competitive or other purpose unrelated to the consummation of the Transactions. Parent will use its reasonable best efforts to minimize any disruption to the respective business of the Acquired Companies that may result from requests for access under this Section 6.05 and, notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under Applicable Law or as a result of COVID-19 or any Pandemic Measures.

Section 6.06 Confidentiality; Public Announcements. Except as otherwise contemplated by Section 6.02(g) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), so long as this Agreement is in effect, the parties shall consult with each

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other before issuing any press release or public statement with respect to this Agreement or the Transactions, and none of the parties or their respective Affiliates shall issue any such press release or public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that (i) no such consent shall be necessary to the extent disclosure may be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto if the party making such disclosure or public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such disclosure or public statement and (ii) a party may, without the prior consent of the other party, make any public statements with respect to this Agreement or the Mergers that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with Section 6.02. The Company may, without Parent’s, Merger Sub I’s or Merger Sub II’s consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing; provided, however, Blackstone Real Estate Services L.L.C., the Parent Parties and their Representatives may disclose “Confidential Information” and “Discussion Information” (each as defined in the Confidentiality Agreement) to their potential debt financing sources, which debt financing sources will be deemed to be “Representatives” (as defined in the Confidentiality Agreement).

Section 6.07 Directors and Officers Indemnification and Insurance.

(a) To the extent permitted by Applicable Law, from and after the Company Merger Effective Time until the sixth anniversary of the Company Merger Effective Time, (i) Parent agrees that it shall cause the Surviving Corporation and Surviving Partnership to indemnify, defend and hold harmless each present and former director, officer, and manager of the Acquired Companies (in their capacity as such, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed Proceeding or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any Acquired Company or he or she is or was serving at the request of any Acquired Company as a director, officer or manager of any other Person, in each case, arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time), including such alleged acts or omissions with respect to this Agreement or any of the Transactions, to the fullest extent permitted by Applicable Law. Parent shall cause the Surviving Corporation and Surviving Partnership to promptly advance expenses (including reasonable attorneys’ fees) to the Company Indemnified Parties as incurred by each such Company Indemnified Party (but not later than thirty (30) days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by Applicable Law, but subject to Parent’s or the Surviving Corporation’s or Surviving Partnership’s, as applicable, receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified. Without limiting the foregoing, Parent shall cause the Surviving Corporation and Surviving Partnership (i) to maintain for a period of not less than six (6) years from the Company Merger Effective Time provisions in their respective Organizational Documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the Company Indemnified Parties that are no less favorable to those Persons than the provisions of Applicable Law and the indemnification agreements and the Organizational Documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those Persons thereunder, in each case, except as expressly required by Applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, Parent, the Surviving Corporation or Surviving Partnership, as applicable, (a) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against, or investigation of, any Company Indemnified Party for

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which indemnification may be sought under this Section 6.07(a) without the Company Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Company Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (b) shall not be liable for any settlement effected without Parent’s or the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (c) shall not have any obligation hereunder to any Company Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Company Indemnified Party is not entitled to indemnification, in which case the Company Indemnified Party shall promptly refund to Parent, the Surviving Corporation or the Surviving Partnership, as applicable, the amount of all such expenses theretofore advanced pursuant hereto, and (d) shall not be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Company Indemnified Parties) for all Company Indemnified Parties in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such Company Indemnified Party’s counsel, two or more of such Company Indemnified Parties shall have conflicting interests in the outcome of such action. Parent, the Surviving Corporation and the Surviving Partnership’s obligations under this Section 6.07(a) shall continue in full force and effect for a period of six (6) years from the Closing Date; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any bona fide claim asserted or made within such period shall continue until the final disposition of such claim.

(b) For a period of six (6) years from the Closing Date, Parent shall cause the Surviving Corporation and Surviving Partnership to, in each case, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the Company Merger Effective Time; provided, however, that in lieu of the foregoing, Parent, the Surviving Corporation and Surviving Partnership may, cause coverage to be extended under the Acquired Company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the Closing Date fully prepaid, non-cancelable six (6)-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the Company Merger Effective Time for an overall additional premium not to exceed 300% of the total annual premiums at the last renewal; provided that the Company shall reasonably cooperate with Parent, and Parent shall reasonably consult with the Company, prior to the purchase of any such “tail” insurance. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and Surviving Partnership. In the event that Parent, the Surviving Corporation or Surviving Partnership or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or the Surviving Partnership, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent, the Surviving Corporation and the Surviving Partnership shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that could reasonably be expected to render Parent, the Surviving Corporation or the Surviving Partnership unable to satisfy their respective obligations under Section 6.07.

(d) The rights of each Company Indemnified Party under this Section 6.07 (i) shall survive consummation of the Transactions; (ii) are intended to benefit, and shall be enforceable by, each Company

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Indemnified Party and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third party beneficiaries of this Section 6.07); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Company Indemnified Party (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract or otherwise.

(e) Parent shall cause the Surviving Corporation and the Surviving Partnership to, and the Surviving Corporation and the Surviving Partnership shall, advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any Company Indemnified Party in enforcing his or her rights under this Section 6.07, but subject to Parent’s or the Surviving Corporation’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified.

Section 6.08 Section 16 Matters. Prior to the Company Merger Effective Time, each of the parties shall take such further actions, if any, as may be necessary or appropriate to cause any dispositions of any equity securities of the Company (including any derivative securities) pursuant to the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Company Merger Effective Time to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 6.09 Transaction and Stockholder Litigation. Prior to the Company Merger Effective Time, the Company shall provide Parent with prompt notice of any stockholder litigation, unitholder litigation or other Proceeding relating to or arising from this Agreement or the Mergers that is brought against the Company, the members of the Company Board, the Partnership or the General Partner or other Subsidiaries of the Company (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, the Company shall give Parent (a) the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any Transaction Litigation, and the Company shall consider any such comments in good faith, and (b) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any Transaction Litigation and the Company shall not, and shall not permit any of its Subsidiaries or its or their Representatives to, compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.10 Employee Matters.

(a) From and after the Company Merger Effective Time and for a period ending twelve (12) months following the Closing Date or, if earlier, the last day of a Continuing Employee’s service with the Acquired Companies, Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide each Continuing Employee with (i) base salary, base fee or wage rate, as applicable, and annual target cash bonus opportunity, in each case, that is not less than the base salary, base fee or wage rate (as applicable) and annual target cash bonus opportunity, respectively, provided to such Continuing Employee immediately prior to the Company Merger Effective Time, (ii) contractual severance pay and benefits that are no less favorable than the severance pay and benefits for which the Continuing Employee would have been eligible immediately prior to the Company Merger Effective Time, and (iii) other benefits (other than equity and equity-based, long-term incentive, nonqualified deferred compensation, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans) that, taken as a whole, are at least as favorable in the aggregate as the benefits provided to such Continuing Employee immediately prior to the Company Merger Effective Time.

(b) With respect to benefit plans maintained by Parent or any of Parent’s Subsidiaries, including the Surviving Corporation (solely for purposes of eligibility to participate, vesting and determination of level of

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benefits for vacation and paid time-off entitlement and severance benefits), each Continuing Employee’s service with any Acquired Company, as reflected in the Company’s records, shall be treated as service with Parent or any of Parent’s Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.

(c) Parent shall, or shall cause Parent’s Subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of Parent’s Subsidiaries in which Continuing Employees (and their eligible dependents) become eligible to participate following the Closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan. Parent shall, or shall cause Parent’s Subsidiaries, including the Surviving Corporation, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs (or such later calendar year in which Continuing Employees first become eligible to participate in any welfare benefit plans of Parent or Parent’s Subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) become eligible to participate following the Closing.

(d) The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Company Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing; or (iii) amend any Company Benefit Plans (or otherwise restrict the ability to amend such plans).

(e) Nothing in this Section 6.10 shall limit any rights of any Company Service Provider pursuant to an employment or other agreement.

Section 6.11 Third-Party Consents. The parties shall use their respective commercially reasonable efforts to obtain from any Person (other than a Governmental Authority, which is subject to Section 6.03) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties, or any of their respective Subsidiaries relating to any Contract or any Company License in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the Transactions from any Person (other than a Governmental Authority, which is subject to Section 6.03) (i) without the prior written consent of Parent, none of the Acquired Companies shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, (ii) none of the Parent Parties or any of their Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (iii) none of the Company, the Partnership or any of their respective Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (iii) if the payment, commitment or obligations is conditioned upon the Closing.

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Section 6.12 Notices of Certain Events.

(a) The Company and the Partnership shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company and the Partnership, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, and (b) any Proceeding commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions.

(b) The Company and the Partnership shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions set forth in Article VII would reasonably be expected to be incapable of being satisfied by the End Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or any remedies for any breach of the representations, warranties, covenants or agreements under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the Company, the Partnership, the Parent Parties or their respective Representatives to provide such prompt notice under this Section 6.12(b) shall not constitute a breach of covenant for purposes of Section 7.02(b), Section 7.03(b), Section 8.01(e), or Section  8.01(f).

Section 6.13 Takeover Statutes. The parties shall (a) take all action reasonably necessary so that no Takeover Statute is or becomes applicable to the Parent Parties or the Transactions, including the Mergers, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, take all action reasonably necessary so that the Transactions, including the Mergers, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Charter (the “Charter Restrictions”) or the Organizational Documents of Parent on the Transactions, including the Mergers. The Company and the Company Board (or any committee thereof) shall not take any action on or after the date hereof to exempt any Person (other than any Parent Party or their respective Affiliates) from or render inapplicable (i) the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” or (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter) or other Charter Restrictions; or (ii) any Takeover Statute of any jurisdiction, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 8.01.

Section 6.14 Obligation of the Parties; Stock Exchange Delisting. Prior to the Company Merger Effective Time, the Company, and following the Company Merger Effective Time, Parent and the Surviving Corporation shall use reasonable best efforts to cause the Company’s securities to be de-listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Company Merger Effective Time in compliance with Applicable Law, and prior to the Company Merger Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

Section 6.15 Merger Subs. Parent will take all actions necessary to cause Merger Sub I and Merger Sub II to (a) perform their obligations under this Agreement and the Ancillary Agreements and to consummate the Mergers, as applicable, on the terms and subject to the conditions set forth in this Agreement and (b) prior to the Company Merger Effective Time not to conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement or otherwise in connection with the Transactions. Promptly following the execution and delivery of this Agreement, Parent and Merger Sub I shall deliver to the Company a copy of the actions by written consent, duly executed by Parent and Merger Sub I, as applicable, in accordance with Applicable Law, approving the Mergers in their respective capacities as the sole members of Merger Sub I and Merger Sub II, respectively. Any consent or waiver by Parent under this Agreement shall be deemed to also be a consent or waiver by Merger Sub I and Merger Sub II and any breach by

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Merger Sub I or Merger Sub II of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.

Section 6.16 Conduct of Business by Parent Pending the Mergers. Parent, Merger Sub I and Merger Sub II covenant and agree that, between the date of this Agreement and the earlier of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.01, Parent, Merger Sub I and Merger Sub II:

(a) shall not, and shall not permit any of their respective Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any Governmental Permit or Governmental Order necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (C) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (D) delay or prevent the consummation of the Transactions;

(b) shall not, and shall not permit any of their respective Subsidiaries to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and

(c) shall not, and shall not permit any of their respective Subsidiaries to, prior to the End Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Paying Agent and the Company immediately prior to the Company Merger Effective Time funds sufficient for the satisfaction of all of Parent’s, Merger Sub I’s and Merger Sub II’s obligations under this Agreement, including the payment of the aggregate Common Stock Merger Consideration and Partnership Unit Merger Consideration, any amounts payable pursuant to Section 3.06, the payment of all associated costs and expenses, or that otherwise would prevent, materially delay or materially impede the performance by Parent, Merger Sub I and Merger Sub II of its obligations under this Agreement or the consummation of the Transactions.

Section 6.17 Financing Cooperation.

(a) Debt Financing.

(i) Prior to Closing, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to provide (or cause its Subsidiaries to provide), in each case at Parent’s sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by Parent, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the Transactions, the Acquired Companies and the Real Properties effective as of or after the Closing, as reasonably requested in writing (email being sufficient) by Parent (collectively, the “Debt Financing”); provided that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance shall include using commercially reasonable efforts to do the following as promptly as reasonably practicable after Parent’s written request (email being sufficient), each of which with reasonable prior notice and at Parent’s sole cost and expense:

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(1) make employees of the Company with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of Debt Financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;

(2) provide reasonable and customary assistance to Parent with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers, (B) as reasonably requested by Parent and (C) limited to information to be contained therein with respect to the Acquired Companies or the Owned Real Property and Leased Real Property;

(3) furnish Parent, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the Acquired Companies as may be reasonably requested by Parent, as is usual and customary for Debt Financings and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business;

(4) assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents shall be effective no earlier than as of the Partnership Merger Effective Time);

(5) provide to Parent upon written request all documentation and other information with respect to the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, in each case as reasonably requested by Parent;

(6) cooperate in connection with the repayment or defeasance of any existing Indebtedness of the Acquired Companies as of, and subject to occurrence of, the Closing and the release of related Liens following the repayment in full of such Indebtedness, including using commercially reasonable efforts to deliver such customary payoff, defeasance or similar notices within the time periods contemplated under any existing loans of the Acquired Companies as are reasonably requested by Parent (provided that the Company shall not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the Closing);

(7) cooperate with obtaining customary title insurance with respect to each material Real Property as reasonably requested by Parent;

(8) provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Debt Financing;

(9) cause the Company’s independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the Debt Financing;

(10) provide customary authorization letters authorizing the distribution of Company information to prospective lenders in connection with a syndicated bank financing;

(11) consent to the use of the Acquired Company’s logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Acquired Company’s reputation or goodwill;

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(12) reasonably cooperate with the marketing efforts of Parent and its Financing Sources for any Debt Financing to be raised by Parent to complete the Transactions;

(13) as may be reasonably requested by Parent, following the obtainment of the Required Company Stockholder Approval, form new direct or indirect wholly owned Subsidiaries of the Company pursuant to documentation reasonably satisfactory to Parent and the Company;

(14) as may be reasonably requested by Parent, and no earlier than immediately prior to the Partnership Merger Effective Time on the Closing Date, and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be subject to additional Taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under Section 6.17(a)(iii), transfer or otherwise restructure its ownership of existing Subsidiaries of the Company, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company;

(15) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential Financing Source;

(16) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, provide customary and reasonable assistance to allow Parent and its Representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each Owned Real Property and, subject to obtaining required third-party consents with respect thereto (which the Company shall use reasonable efforts to obtain to the extent reasonably requested by Parent and required in connection with such inspections), Leased Real Property (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such Owned Real Property or Leased Real Property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 6.05, and (C) the Company shall be entitled to have representatives present at all times during any such inspection); and

(17) to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by Parent and required in connection with the Debt Financing, including customary indemnities and bring down certificates issued in connection with a securitization of the Debt Financing;

provided that (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with any Debt Financing (other than in any applicable proxy statement), (w) nothing in this Section 6.17 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the Closing, or for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement, (2) require any Acquired Company or its Representatives to execute, deliver, enter into or perform any Financing Document (other than with respect to customary authorization letters with respect to bank information memoranda) that is effective prior to the Closing or that is not contingent on Closing or (3) require any officer, director or other Representative of the Company or any of its Subsidiaries to deliver any certificate that such officer, director or other Representative reasonably believes, in good faith, contains any untrue certifications, (x) none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any Acquired Company shall be required to adopt resolutions approving any Financing Documents that is effective prior to the Closing unless contingent on Closing (and any such adoption or approval at Closing shall be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the Company Merger Effective Time and Closing), (y) the Company’s

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obligations under this Section 6.17 shall be subject to Persons being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Acquired Companies shall be required to provide any information or take any action to the extent it would (1) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (2) violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, Applicable Law or its Organizational Documents, (3) jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that the Company shall use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this clause (3)), (4) violate any applicable confidentiality obligation of any Acquired Company, (5) require any Acquired Company to waive or amend any terms of this Agreement, (6) require any Acquired Company or any of its Affiliates to incur any liability or make any payment that is not reimbursed or indemnified by Parent under Section 6.17(a)(iii) or enter into any Contract that is not contingent on Closing, (7) reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of any Company Material Contract binding upon such Person, (8) result in the creation or imposition of any Lien on any asset of such Person (except any Lien on any of the Acquired Company’s respective assets that becomes effective only upon the Closing), (9) result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, (10) result in any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the Debt Financing or (11) result in any condition to Closing set forth in Article VII to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by any Acquired Company.

Notwithstanding anything to the contrary in this Section 6.17(a)(i), the condition set forth in Section 7.02(b), as it applies to the Company’s obligations under this Section 6.17(a)(i), shall automatically be deemed satisfied, except to the extent the Company has committed a Willful Breach of its obligations under this Section 6.17(a)(i), Parent has provided to the Company written notice of such breach within 10 Business Days of first becoming aware of such breach and the Company fails to cure such breach by the earlier of 10 Business Days after such notice is provided or the End Date. In no event shall the Company be in breach of this Agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the Acquired Companies or is not prepared in the ordinary course of business of the Acquired Companies at the time requested by Parent or (B) obtain review of any financial or other information by their accountants after using commercially reasonable efforts to obtain the same. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries or any of their respective Representatives at the request of Parent pursuant to this Section 6.17. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.17(a)(i) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to the cooperation in connection with Debt Financing.

(ii) The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement that is not reimbursed or indemnified by Parent. The Company shall not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the Debt Financing. In addition, the parties hereto agree that any information with respect to the prospects and plans for the Acquired Companies in connection with the Debt Financing will be the sole responsibility of Parent, and neither the Acquired Companies nor any of their Affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, shall have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Debt Financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the Acquired Companies after the Closing.

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(iii) Parent shall indemnify and hold harmless the Acquired Companies, and each of their Representatives, and each of the Acquired Companies’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”), from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith (other than the information provided in writing by the Company or the Acquired Companies to Parent specifically in connection with their obligations pursuant to this Section 6.17). The provisions of this Section 6.17(a)(iii) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. Parent shall promptly reimburse the Acquired Companies for any and all reasonable and documented out-of-pocket Third Party costs and expenses incurred by the Acquired Companies and each of their respective Representatives in connection with the Debt Financing or such assistance (other than in respect of the preparation of customary historical financials).

(iv) All confidential information regarding the Acquired Companies obtained by the Parent Parties and their respective Affiliates and Representatives pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, in no event will the Parent Parties or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Parent Parties) enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of Debt Financing that would reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such source of Debt Financing to provide Debt Financing or other assistance to any other party in any other transaction involving the Acquired Companies; provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements.

(v) Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Debt Financing. The Parent Parties acknowledge and agree that the obtaining of the Debt Financing is not a condition to Closing and that the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the obtaining (or failure to obtain) the Debt Financing.

(b) Cooperation Regarding Assumed Indebtedness.

(i) Promptly following Parent’s request, the Company and the Partnership shall, or shall cause the other applicable Acquired Companies to, deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under certain Indebtedness identified by Parent (the “Assumed Indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent and the applicable Acquired Company a written statement or documents (the “Assumption Documents”) (A) confirming (1) the aggregate principal amount of the indebtedness outstanding under such Assumed Indebtedness, (2) the date to which interest and principal has been paid in respect of such Assumed Indebtedness, and (3) the amount of any escrows being held by such Existing Lender in respect of such Assumed Indebtedness; and (B) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the Transactions, and to the modifications of the terms of such Assumed Indebtedness that Parent may reasonably request after the date hereof; provided that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 6.17(b)(i), (x) the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Partnership Merger Effective Time.

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(ii) Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents. None of the Acquired Companies shall be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this Section 6.17(b) prior to the Closing, and Parent shall indemnify and hold harmless the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their actions and cooperation pursuant to this Section 6.17(b). The Company Parties’ obligations pursuant to this Section 6.17(b) shall be subject to the limitations set forth in Section 6.17(a)(ii).

Section 6.18 Termination of Related Person Agreements; Resignations.

(a) Effective upon the Closing, each Related Person Agreement, except as set forth on Section 6.18 of the Company Disclosure Letter, shall be terminated without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of or following the Closing, and the Company will deliver evidence of such termination to Parent at the Closing in form and substance reasonably satisfactory to Parent.

(b) The Company shall cause to be delivered to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Company Merger Effective Time, of the directors of the Company.

Section 6.19 Certain Tax Matters.

(a) The Company shall deliver to Clifford Chance US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) an officer’s certificate, dated as of the Closing Date and signed by an officer of the Company, substantially in the form attached as Exhibit D hereto (with such changes as are reasonably necessary to address any change in Law, change in circumstance, or any inaccuracy, provided that Parent is given a reasonable opportunity to review any such updates and finds them reasonably acceptable) that contains representations of the Company reasonably necessary or appropriate to enable Clifford Chance US LLP (or such other counsel) to render the tax opinion set forth in Exhibit E attached hereto pursuant to Section 7.02(e).

(b) The Company shall deliver to Parent, at or prior to the Closing, a properly completed and duly executed IRS Form W-9.

(c) The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes.

Section 6.20 Parent Approved Transactions. The Acquired Companies shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly owned Subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies and one or more wholly owned Subsidiaries of the Company that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent, (b) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or a wholly owned Subsidiary of the Company to

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terminate or cause to be terminated any Contract to which the Company or a wholly owned Subsidiary of the Company is a party, (d) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of the assets of the Company or one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent and/or (e) restructure the Company’s ownership of the Partnership to maintain the status of the Partnership as a partnership for U.S. federal income tax purposes following the Partnership Merger (any action or transaction described in clause (a) through (e), a “Parent-Approved Transaction”); provided that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any Organizational Document of the Company or any of its Subsidiaries, (B) any Company Material Contract, or (C) Applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or any of its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VII having been satisfied (or, with respect to Section 7.02(b), waived) and receipt by the Company of a written notice from Parent stating that the Parent Parties are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Mergers set forth in Section 7.01 and Section 7.02 have not been satisfied (other than delivery by the Company and the Partnership at the Closing of the certificate specified in Section 7.02(d) and the opinion specified in Section 7.02(e)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Common Stock Merger Consideration or the obligation to complete the Mergers in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Subsidiaries of the Company shall be required to take any such action that could adversely affect the classification as a REIT of the Company or could subject the Company to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to any stockholder or other equity interest holder of the Company (in such person’s capacity as a stockholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 6.20, and (vi) neither the Company nor any of its Subsidiaries shall be required to provide any material non-public information to a Third Party other than Parent and its Affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Subsidiaries of the Company shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 6.20. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of an Acquisition Proposal or Superior Proposal for any purposes hereunder nor shall any Acquisition Proposal made in respect of a Parent-Approved Transaction constitute an Acquisition Proposal or Superior Proposal for any purposes hereunder. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Subsidiary of the Company in performing their obligations under this Section 6.20, and Parent shall indemnify the Company and any of its Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries not previously reimbursed).

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Section 6.21 Notes. At the written request of Parent, the Company and the Partnership shall reasonably cooperate with Parent in redeeming all of the outstanding securities (collectively, the “Notes”) issued pursuant to (i) that certain Indenture, dated as of December 9, 2013, by and among the Partnership, the Company, and Wells Fargo Bank, National Association, as supplemented by that certain First Supplemental Indenture, dated as of December 9, 2013, that certain Second Supplemental Indenture, dated as of December 3, 2014, and that certain Third Supplemental Indenture, dated as of September 21, 2023; (ii) by that certain Amended and Restated Note Purchase Agreement, dated as of September 22, 2016, as amended by the First Amendment, dated as of September 22, 2016, and further amended by that Second Amendment, dated as of December 15, 2017, and further amended by that Third Amendment, dated as of July 29, 2020, among the Partnership, the Company, as guarantor, and each of the purchasers party thereto; and (iii) that certain Note Purchase Agreement, dated as of November 10, 2017, among the Partnership, the Company, as guarantor, and each of the purchaser party thereto, as amended by the First Amendment, dated as of July 29, 2020 (collectively, the “Notes Agreements”), effective at or following the Closing, including by adopting resolutions, delivering notices of redemption, and providing any officer’s certificates required and/or Company or Partnership instructions, in each case, in accordance with and to the extent permitted by the terms and conditions of the Notes Agreements; provided that nothing in this Section 6.21 shall require the Company and/or the Partnership to issue any notice of redemption prior to the Closing that is not conditioned upon the occurrence of the Closing.

Section 6.22 Transfer Rights. The Company shall provide Parent with prompt written notice in the event a Transfer Right becomes exercisable by any Acquired Company from the date of this Agreement until the earlier of the Partnership Merger Effective Time and such time this Agreement is terminated in accordance with Section 8.01 (such Transfer Right, an “Exercisable Transfer Right”), together with all underlying documentation relating to same. The Company shall, and shall cause its Subsidiaries to, reasonably cooperate and consult with Parent in connection with the exercise of an Exercisable Transfer Right, including by reasonably promptly furnishing to Parent any information reasonably requested by Parent relating thereto (including the proposed financing thereof). If Parent notifies the Company that the Company or its applicable Subsidiary should exercise an Exercisable Transfer Right, the Company shall, and shall cause its Subsidiaries to, reasonably consider such request in good faith. The Company shall not, and shall not permit any of its Subsidiaries to, exercise any discretionary Exercisable Transfer Right without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned).

ARTICLE VII

CONDITIONS TO THE TRANSACTION

Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Mergers are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Closing of each of the following conditions:

(a) Required Approvals. The Required Company Stockholder Approval shall have been obtained.

(b) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Governmental Order after the date hereof which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Mergers.

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Section 7.02 Conditions to the Obligations of Parent and Merger Subs. The obligations of Parent, Merger Sub I and Merger Sub II to consummate the Mergers are further subject to the satisfaction (or written waiver by Parent, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by the Company and Partnership in Section 4.01 (Organization), Section 4.02 (Authority), Section 4.03(a) (Company Board Approval), Section 4.06 (Capitalization; Subsidiaries) (other than Section 4.06(d)(vi), Section 4.06(e)(vi), Section 4.06(f)(ii) and the last sentence of Section 4.06(c)), and Section 4.22 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only;

(ii) The representations and warranties made by the Company and Partnership in Section 4.08(a) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date; and

(iii) Each of the representations and warranties made by the Company and Partnership in Article IV other than those set forth in clauses (i) and (ii) above (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Covenants. The Company and the Partnership shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any Effect that, individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

(d) Company Closing Certificate. Parent shall have received a certificate, dated as of the Closing Date and duly executed on behalf of the Company and the Partnership by an officer of the Company and the Partnership certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

(e) REIT Opinion. Parent shall have received a written tax opinion of Clifford Chance US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit E to this Agreement, dated as of the Closing Date and addressed to the Company which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies in the officer’s certificate described in Section 6.19(a), and which may contain such changes or modifications from the language set forth on such exhibit as may be deemed reasonably necessary or appropriate by Clifford Chance US LLP, or other applicable REIT counsel, provided that Parent is given a reasonable opportunity to review any such changes or modifications and finds them reasonably acceptable, to the effect that, commencing with the Company’s initial taxable year ended December 31, 2010 through the Company’s hypothetical short taxable year ended on the Closing Date immediately prior to the Closing, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the Closing, any action (or inaction) taken after the Closing, or the distribution requirements of Section 857(b) of the Code for such hypothetical short taxable year).

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Section 7.03 Conditions to the Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to consummate the Mergers are further subject to the satisfaction (or written waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by Parent, Merger Sub I and Merger Sub II in Section 5.01 (Organization), Section 5.02 (Authority) and Section 5.06 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only; and

(ii) Each of the representations and warranties made by Parent, Merger Sub I and Merger Sub II in Article V other than those set forth in clause (i) above (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers or perform their respective obligations under this Agreement on a timely basis.

(b) Covenants. Each of Parent, Merger Sub I and Merger Sub II shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.

(c) Parent Closing Certificate. The Company shall have received a certificate, dated as of the Closing Date and duly executed on behalf of Parent by an officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

Section 7.04 Frustration of Closing Conditions. Neither Parent, Merger Sub I nor Merger Sub II may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of Parent, Merger Sub I or Merger Sub II to perform any of its material obligations under this Agreement. Neither the Company nor the Partnership may rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of the Company or the Partnership to perform any of its material obligations under this Agreement.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern Time) on May 6, 2025 (as extended, the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the End Date may be extended at

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the option of Parent or the Company, by written notice to the other party, to 5:00 p.m. (Eastern Time) on August 6, 2025, if the condition set forth in Section 7.01(b) has not been satisfied or waived on or prior to the End Date (solely as a result of a Governmental Order that remains in effect which has arisen as a result of an Proceeding initiated by a Governmental Authority), but all other conditions to Closing set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure (or (i) in the case of Parent, the failure of Merger Sub I or Merger Sub II or (ii) in the case of the Company, the failure of the Partnership) to perform any covenant or obligation under this Agreement in any material respect has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

(c) by either the Company or Parent, if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any a Law or Governmental Order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Mergers and such Law or Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure (or (i) in the case of Parent, the failure of Merger Sub I or Merger Sub II or (ii) in the case of the Company, the failure of the Partnership) to perform any covenant or obligation under this Agreement in any material respect has been the principal cause of, or resulted in, the issuance of such Law or Governmental Order;

(d) by either the Company or Parent, if (i) the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s common stockholders shall have voted on a proposal to approve the Company Merger and (ii) the Company Merger shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Stockholder Approval;

(e) by Parent, (i) if there is any breach by the Company or Partnership of any representation, warranty, covenant or agreement of the Company or Partnership set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.02(a) or Section 7.02(b) (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the End Date or is not cured by the Company on or before the earlier of (x) the End Date and (y) the date that is thirty (30) calendar days following the date of Parent’s delivery of such written notice to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent, Merger Sub I or Merger Sub II is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied or capable of being satisfied;

(f) by the Company, (i) if there is any breach by Parent, Merger Sub I or Merger Sub II of any representation, warranty, covenant or agreement of Parent, Merger Sub I or Merger Sub II set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.03(a) or Section 7.03(b) (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date or is not cured by Parent, Merger Sub I or Merger Sub II on or before the earlier of (x) the End Date and (y) the date that is thirty (30) calendar days following the date of the Company’s delivery of such written notice to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company or the Partnership is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.02(a) or Section 7.02(b) not to be satisfied or capable of being satisfied;

(g) by Parent, if, (i) prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have been made, (ii) the Company shall have failed to publicly recommend

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against any tender offer or exchange offer for the Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (iii) at any time prior to the receipt of the Required Company Stockholder Approval, the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten Business Days following the date an Acquisition Proposal shall have been first publicly announced (or if the Company Stockholder Meeting is scheduled to be held within ten Business Days after the date an Acquisition Proposal shall have been publicly announced, as far in advance of the date on which the Company Stockholder Meeting is scheduled to be held as is reasonably practicable) or (iv) any Acquired Company enters into an Alternative Acquisition Agreement;

(h) by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, if the Company Board shall have determined to terminate this Agreement in accordance with Section 6.02(e)(i) in order to enter into a definitive agreement with respect to a Superior Proposal; provided that substantially concurrently with, or immediately following, such termination, the Company enters into the definitive agreement with respect to such Superior Proposal and prior to or concurrently pays the Company Termination Fee in accordance with Section 8.03(a) (and such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 8.03(a)); or

(i) by the Company, if (i) all of the conditions to the Closing set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of delivery of the notice referred to in the following clause (iii) capable of being satisfied as if such time were the Closing), (ii) Parent, Merger Sub I and Merger Sub II fail to complete the Closing on the date the Closing should have occurred pursuant to Section 2.01, (iii) on or after the date the Closing should have occurred pursuant to Section 2.01, the Company shall have delivered a written notice to Parent confirming the matters described in clause (i) and that the Company and the Partnership stand ready, willing and able to consummate the Mergers at such time, and (iv) Parent, Merger Sub I and Merger Sub II fail to consummate the Mergers within three (3) Business Days after the delivery of the notice described in the immediately preceding clause (iii) and the Company and the Partnership were ready, willing and able to consummate the Closing during such three (3) Business Day period.

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other party setting forth the basis on which, and the subsection of this Section 8.01 pursuant to which, such party is terminating this Agreement.

Section 8.02 Effect of Termination.

(a) Except as otherwise set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, stockholders, partners or other equityholders or any Representative of any of the foregoing relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), other than liability of the Company or the Partnership (subject to Section 8.03) and Parent, Merger Sub I or Merger Sub II (subject to Section 8.03 and Section 9.02(c)), as the case may be, for any actual fraud or Willful Breach of this Agreement occurring prior to such termination. The provisions of Section 6.06, Section 6.17(a)(iii), Section 6.17(b)(ii), the last sentence of Section 6.21, this Section 8.02, Section 8.03, Article IX (and the relevant provisions of Article I) and the Confidentiality Agreement (provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C.) and the Guarantee shall survive any termination of this Agreement in accordance with their respective terms.

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(b) In the event that Parent is obligated to pay any amount, including the Parent Termination Fee or the Recovery Costs, to the Company and/or the Partnership relating to, arising out of or resulting from an actual or alleged breach of Parent’s, Merger Sub I’s or Merger Sub II’s obligations under this Agreement, (the “Parent Damages Amount”), Parent shall deposit into escrow an amount in cash equal to the Parent Damages Amount with an escrow agent selected by the Company and on such terms (subject to Section 8.02(c)) as shall be mutually agreed upon by the Company, the Partnership, Parent and the escrow agent as reflected in an escrow agreement among such parties. The payment or deposit into escrow of the Parent Damages Amount pursuant to this Section 8.02(b) shall be made by wire transfer of same-day funds at the time Parent is obligated to pay the Partnership such amount. Thereafter, from the applicable Parent Damages Amount deposited into escrow in accordance with the first sentence of this Section 8.02(b), the Partnership shall be paid an amount equal to the lesser of (i) the Parent Damages Amount and (ii) the sum of (A) the maximum amount that can be paid to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (B) in the event the Company receives either (1) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 8.02(c) or (2) an opinion from the Company’s outside counsel as described in Section 8.02(c), an amount equal to the Parent Damages Amount less the amount payable under clause (A) above.

(c) The escrow agreement shall provide that the Parent Damages Amount in escrow or any portion thereof shall not be released to the Partnership unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Partnership, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Partnership of the Parent Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or, if the Company Board agrees to accept a “should” level of comfort on these points, a legal opinion to the effect that the receipt by the Partnership of the Parent Damages Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Damages Amount to the Partnership. Parent agrees to amend Section 8.02(b) and Section 8.02(c) at the reasonable request of the Company in order to (A) maximize the portion of the Parent Damages Amount that may be distributed to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve the Company’s chances of securing a favorable ruling described in this Section 8.02(c) or (C) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.02(c). Parent shall be deemed to have satisfied its obligations to pay the Parent Damages Amount to the Partnership so long as it deposits into escrow the Parent Damages Amount, notwithstanding any delay or reduction in payment to the Partnership, and shall have no further liability with respect to payment of the Parent Damages Amount. The portion of Parent Damages Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during subsequent taxable years, subject to the foregoing limitations of this Section 8.02; provided, however, that any amount that has not been released from the escrow to the Partnership pursuant to the provisions of this Section 8.02 as of the tenth anniversary of the deposit into such escrow shall at that time be released to Parent, and Parent shall have no further obligations to the Company or the Partnership with respect thereto.

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Section 8.03 Termination Fee.

(a) Company Termination Fee. If, but only if, this Agreement is validly terminated:

(i) by Parent or the Company pursuant to Section 8.01(b) (and at the time of such termination the Company is not able to terminate this Agreement pursuant to Section 8.01(i)) or Section 8.01(d), or by Parent pursuant to Section 8.01(e), and in each case, (A) a Third Party shall have made an Acquisition Proposal to the Company, the Partnership or their Representatives or shall have publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an Acquisition Proposal, in each case after the date hereof (and in the case of Section 8.01(d), such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the date of the Company Stockholder Meeting (including any adjournments and postponements thereof)), and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated, then the Company shall pay, or cause to be paid, to the account or accounts designated by Parent, the Company Termination Fee (x) within three (3) Business Days after the date on which the Company or the Partnership enters into a definitive written agreement providing for the implementation of any Acquisition Proposal or (y) concurrently with the consummation of any Acquisition Proposal (provided, however, that for purposes of this Section 8.03(a), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii) by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days following such termination; or

(iii) by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination.

(b) Parent Termination Fee. If, but only if, this Agreement is validly terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall pay, or cause to be paid, to the account or accounts designated by the Company an amount equal to $239,000,000 (the “Parent Termination Fee”) within three (3) Business Days following such termination;

(c) Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee shall, in circumstances in which the Company Termination Fee is payable and is actually paid, constitute the sole and exclusive remedy of Parent, Merger Sub I, Merger Sub II and any other Parent Related Party against (i) the Company and the Partnership and (ii) any of the Company’s or the Partnership’s former, current and future Affiliates, assignees, stockholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(f), (A) no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Company Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Parent will remain party to the Confidentiality Agreement) and (B) none of Parent, Merger Sub I or Merger Sub II or any of their Affiliates will be entitled to bring or maintain any Proceeding against any Company Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Blackstone Real Estate Services L.L.C. will remain bound to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions. For the avoidance of doubt, while Parent, Merger Sub I or Merger Sub II may pursue both a grant of specific performance to cause the Closing to occur and payment of the Company Termination Fee pursuant to

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Section 8.03(a), under no circumstances shall Parent, Merger Sub I or Merger Sub II be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur and the Company Termination Fee.

(d) Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive from Parent the Parent Termination Fee shall, in circumstances in which the Parent Termination Fee is payable and is actually paid, constitute the sole and exclusive remedy of the Company, the Partnership and any other Company Party against (i) Parent, Merger Sub I or Merger Sub II and (ii) any of Parent’s, Merger Sub I’s or Merger Sub II’s former, current and future Affiliates, assignees, stockholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Parent Related Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee and any amount under Section 8.03(g), (A) no Person shall have any rights or claims against the Parent Related Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Parent Related Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Blackstone Real Estate Services L.L.C. will remain party to the Confidentiality Agreement and the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C.) and (B) none of the Company, the Partnership or any of their respective Affiliates will be entitled to bring or maintain any Proceeding against any Parent Related Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Blackstone Real Estate Services L.L.C. will remain party to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(d) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, Merger Sub I, Merger Sub II or any other Parent Related Party may be liable under this Agreement or the Transactions.

(e) Each of the parties acknowledge and agree that the agreements contained in Section 8.02 and Section 8.03 are an integral part of the Transactions, and that, without these agreements, each party would not enter into this Agreement. The parties acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub I and Merger Sub II, the Company, or the Partnership, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. The parties hereto acknowledge and agree that in no event will the Company or Parent be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.

(f) Any amounts payable pursuant to Section 8.03(a), or this Section 8.03(f) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by Parent at least two (2) Business Days prior to the date such amount is to be paid. If the Company fails to pay when due any amount payable under Section 8.03(a), and in order to collect such amount, Parent commences a Proceeding that results in a Governmental Order against the Company for the Company Termination Fee, then the Company shall reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum.

(g) Any amounts payable pursuant to Section 8.03(b), or this Section 8.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by the Company at least two (2) Business Days prior to the date such amount is to be paid. If Parent fails to pay the

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Parent Termination Fee and/or any amounts referenced in Section 6.17(a)(iii), Section 6.17(b)(ii) and the last sentence of Section 6.21 (the “Parent Expenses”) when due, and in order to collect such amount(s), the Company commences a Proceeding that results in a Governmental Order against Parent for the Parent Termination Fee, then Parent shall reimburse the Company for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum (the “Recovery Costs”).

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All notices, requests, consents, claims, demands, approvals, waivers and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service, or (d) when delivered by or email (in each case in this clause (d), without receipt of a delivery failure message), addressed as follows:

if to Parent, Merger Sub I or Merger Sub II, to:

c/o Blackstone Real Estate Income Trust, Inc.

345 Park Avenue

New York, New York 10154

Attention: Jacob Werner; Marshall Nevins

Email: realestatenotices@blackstone.com

with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Brian M. Stadler; Matthew B. Rogers

Email: bstadler@stblaw.com; mrogers@stblaw.com

if to the Company or the Partnership, to:

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200

San Diego, CA 92130

Attention: Stuart Tanz, Chief Executive Officer

Email: stanz@roireit.net

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with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):

Clifford Chance US LLP

Two Manhattan West

375 9th Avenue

New York, New York 10001

Attention:    Jay L. Bernstein

John A. Healy

Chang-Do Gong

Email:       jay.bernstein@cliffordchance.com

john.healy@cliffordchance.com

chang-do.gong@cliffordchance.com

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is three (3) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.01 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or electronic mail address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).

Section 9.02 Remedies Cumulative; Specific Performance.

(a) The parties hereto acknowledge and agree that irreparable damage and harm would occur, and that the Parent Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed by the Company or the Partnership in accordance with their specific terms or were otherwise breached by the Company or the Partnership (including the Company or the Partnership failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that (i) the Parent Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief from a court of competent jurisdiction as set forth in Section 9.09 to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Parent Party is entitled at law or in equity and (ii) the right of specific enforcement is an integral part of the Transactions, including the Mergers, and without that right, the Parent Parties would not have entered into this Agreement. The Company and the Partnership each agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Parent Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Company and the Partnership each further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. It is explicitly agreed that, subject to the proviso in the next sentence, the Company and the Partnership shall not have the right to an injunction, specific performance or other equitable remedies in connection with enforcing any Parent Party’s obligations to consummate the Mergers or otherwise to prevent and/or remedy a breach of this Agreement or to enforce specifically the terms hereof; provided, that the Company shall be entitled to seek specific performance to prevent any breach by the Parent Parties of the third sentence of Section 6.05. It is further explicitly agreed that, subject to Section 9.02(c), the Company’s and Partnership’s sole and exclusive remedy relating to a breach of this Agreement by any Parent Party or otherwise shall be to seek recovery of the Parent Termination Fee, in the circumstances in which it is payable in accordance with Section 8.03(b) and payment of the Parent Expenses and the Recovery Costs; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to seek specific performance to prevent any breach of Section 6.06.

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(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.02, none of the Parent Parties shall in any respect waive its right to seek any other form of relief that may be available to them under or in connection with this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.02 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.02 shall require the Parent Parties to institute any Proceeding for (or limit any Parent Party’s right to institute any Proceeding for) specific performance under this Section 9.02 prior or as a condition to exercising any termination right under Section 8.01 (and pursuing damages or the Company Termination Fee after such termination, subject to Section 8.03(c)), nor shall the commencement of any Proceeding pursuant to this Section 9.02 or anything set forth in this Section 9.02 restrict or limit any Parent Party’s right to terminate this Agreement in accordance with the terms of Section 8.01 or pursue any other remedies under this Agreement that may be available at any time. In any Proceeding seeking to compel the Company and/or the Partnership to specifically perform its obligations hereunder, the non-prevailing party in such Proceeding (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Proceeding.

(c) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties, together, for monetary damages, losses, costs or expenses of the Company, the Partnership or their respective Affiliates in connection with the failure of the Transactions to be consummated, a breach of this Agreement by any Parent Party or otherwise relating to this Agreement or the Transactions shall be limited to an amount equal to the Parent Termination Fee, plus the Recovery Costs (collectively, the “Parent Liability Cap”). In no event shall the Company, the Partnership or any of their respective Affiliates seek or permit to be sought on their behalf any amount in excess of the Parent Liability Cap from the Parent Related Parties in connection with this Agreement or the Transactions, or in respect of any other document, or any theory of law or equity (including by or through attempted piercing of the corporate, limited partnership or limited liability company veil) or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. The Company and the Partnership agree that each has no right of recovery against, and no liability shall attach to, any of the Parent Related Parties (other than against the Parent Parties as provided by Section 8.03 and this Section 9.02), through any Parent Party or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of any Parent Party against any Parent Related Parties, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Applicable Law, including the right to contribution under the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Related Parties) under and to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described herein. Recourse against Guarantor under the Guarantee shall be the sole and exclusive remedy of the Company, the Partnership and their respective Affiliates against Guarantor and any other Parent Related Parties (other than the Parent Parties to the extent provided in this Agreement and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against the Parent Parties hereunder and Blackstone Real Estate Services L.L.C. under the Confidentiality Agreement, in no event shall the Company, the Partnership or their Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Related Parties (other than Guarantor to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described therein). Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in Section 8.03 or this Section 9.02 shall limit the remedies of the parties under the Confidentiality Agreement.

Annex A – Page 87

Section 9.03 Expenses. Except as set forth in this Agreement (including Section 6.03, Section 8.03(f), Section 8.03(g) and this Section 9.03), each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements that are required to be reimbursed pursuant to Section 6.17; provided, further, that except as set forth in Section 3.03(f), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

Section 9.04 No Survival of Representations and Warranties. The parties hereto acknowledge and agree that the representations, warranties, covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person, other than the representations and warranties set forth in Section 4.23 and Section 5.16, shall terminate at the Company Merger Effective Time, except that this Section 9.04 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Company Merger Effective Time or after termination of this Agreement, including those contained in Section 6.07 and Section 6.10.

Section 9.05 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to the MGCL without such further stockholder approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.06 Company Disclosure Letter References. The parties hereto agree that any reference in a particular Section or subsection of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement (whether or not the corresponding Section or subsection of this Agreement specifically refers to the Company Disclosure Letter) and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenant, as applicable) would be reasonably apparent on their face to an individual who has read that reference and such other representations and warranties (or covenant, as applicable). The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company or the Partnership, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company or the Partnership under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company, the Partnership or their respective Subsidiaries of any Contract or Applicable Law shall be construed as an admission or indication to any Person that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Letter be deemed or interpreted to expand the scope of the Company’s or the Partnership’s representations, warranties and/or covenants set forth in this Agreement.

Annex A – Page 88

Section 9.07 Binding Effect; Third-Party Beneficiaries; Assignment.

(a) This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, each party hereto and their respective permitted successors and permitted assigns. Except (i) as provided in Section 6.07, and (ii) if the Closing occurs, for the right of the applicable holders of Company Common Stock and OP Partnership Units to receive, from and after the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the applicable Merger Consideration in accordance with the terms hereof, nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties; provided that, prior to the mailing of the Proxy Statement to the Company’s stockholders, each of the Parent Parties may assign any of their rights hereunder to any of its Affiliates without the prior written consent of the Company, but no such assignment (x) shall relieve such Parent Party of any of its obligations hereunder or (y) impede or delay the consummation of the Transactions. Any purported assignment in violation of this Section 9.07(b) shall be null and void.

Section 9.08 Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of the parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland (other than with respect to issues relating to the Partnership Merger that are required to be governed by the DRULPA or the DLLCA), without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 9.09 Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Circuit Court for Baltimore City, Maryland or, if such court shall not have jurisdiction, U.S. District Court for the District of Maryland, Northern Division, and any appellate court from any appeal thereof, in any Proceeding based upon, arising out of or relating to this Agreement or the Ancillary Agreements or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Circuit Court for Baltimore City, Maryland or, to the extent permitted by Applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Circuit Court for Baltimore City, Maryland or such Federal court, (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Circuit Court for Baltimore City, Maryland or such Federal court and (e) consents, to the assignment of any Proceeding brought in the courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law.

Section 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

Annex A – Page 89

AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in. PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.12 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 9.13 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

Annex A – Page 90

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

MONTANA PURCHASER LLC

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President

MOUNTAIN PURCHASER LLC

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President

BIG SKY PURCHASER LLC

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President

MONTANA MERGER SUB INC.

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President

MONTANA MERGER SUB II LLC

By:	/s/ Jacob Werner
Name: Jacob Werner
Title: Senior Managing Director and Vice President

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:	/s/ Stuart Tanz
Name: Stuart Tanz
Title: CEO

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

By:	/s/ Stuart Tanz
Name: Stuart Tanz
Title: CEO

Annex A – Page 91

Exhibit B

Form of Partnership LPA Amendment

[See attached]

Annex A – Exhibit B – Page 1

EIGHTH AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

This Eighth Amendment (this “Amendment”) to the Partnership Agreement (as defined below) of Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), is made and entered into as of [ ], 2024 by Retail Opportunity Investments GP, LLC, a Delaware limited liability company, which is the sole general partner of the Partnership (the “General Partner”), effective as of the effective time of the Partnership Merger (as defined below).

WHEREAS, the General Partner and the limited partners of the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 27, 2013, as amended by the First Amendment thereto, dated as of December 11, 2014, as further amended by the Second Amendment thereto, dated as of December 4, 2015, as further amended by the Third Amendment thereto, dated as of December 10, 2015, as further amended by the Fourth Amendment thereto, dated as of December 31, 2015, as further amended by the Fifth Amendment thereto, dated as of March 10, 2016, as further amended by the Sixth Amendment thereto, dated as of March 24, 2017, and as further amended by the Seventh Amendment thereto, dated as of October 11, 2017 (as so amended, the “Partnership Agreement”);

WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to them in the Partnership Agreement;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November 6, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Retail Opportunity Investments Corp., a Maryland corporation (the “Corporation”), the Partnership, Montana Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Mountain Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Big Sky Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, “Parent”), Montana Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Montana Merger Sub II LLC a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II” and, together with Merger Sub I and Parent, the “Parent Parties”), (i) Merger Sub II has merged with and into the Partnership, with the Partnership being the surviving limited partnership and a subsidiary of the Corporation (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, Merger Sub I will merge with and into the Corporation, with the Corporation surviving such merger as the surviving corporation and as a wholly owned subsidiary of Parent (the “Company Merger” and together with the Partnership Merger, the “Mergers”); and

WHEREAS, as permitted by Section 17-211(g) of the Act, the Merger Agreement effected the adoption of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended and the Partnership is continued as a limited partnership under the Act as follows:

Section 1. Amendments

(a) Article I of the Partnership Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:

“Annual Redemption Period” means a period beginning on January 1 and ending on February 28 (or February 29 in the case of a leap year) each year beginning in 2030.

Annex A – Exhibit B – Page 2

“Extraordinary Transaction” means in a single transaction or a series of related transactions, (A) a sale, conveyance, exchange or transfer to a Person or group of Persons (other than a member of the Sponsor Group) of (i) all or substantially all of the assets of the Partnership or (ii) beneficial ownership of Partnership Units representing 50% or more of the economic interests in the Partnership, or (B) a merger, consolidation or similar business combination of (i) the Partnership or one of its parent entities with or into one or more Persons (other than a member of the Sponsor Group) or (ii) one or more Persons (other than a member of the Sponsor Group) with or into the Partnership or one of its parent entities, except, in the case of clause (B)(i) or (B)(ii), a merger, consolidation or similar business combination solely to effect a reincorporation of the Partnership or such parent entity in a different jurisdiction.

“OP Unitholder” means any Holder of OP Units.

“Outside Limited Partners” means Limited Partners excluding (i) the Corporation or its Subsidiaries, (ii) any Person of which the Corporation or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any other member of the Sponsor Group.

“Public Offering” means (i) a sale of equity securities in one of the entities comprising Parent, a parent entity thereof or any direct or indirect Subsidiaries of one of the entities comprising Parent (the “IPO Entity”) to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act (whether such sale is by the IPO Entity and/or the equityholders thereof); provided, that the Partnership is a Subsidiary of the IPO Entity and a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan or (ii) a reverse merger or other transaction with a “blank-check” company or special purpose acquisition company, following which the equity securities of an entity that owns, directly or indirectly, all or substantially all of the operations owned, directly or indirectly, by the Partnership immediately prior to such transaction are listed or traded on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them).

“Partnership Merger” means the merger of Montana Merger Sub II LLC with and into the Partnership, with the Partnership being the surviving limited partnership, pursuant to the Agreement and Plan of Merger, dated as of November 6, 2024, by and among the Corporation, the Partnership, Montana Purchaser LLC, a Delaware limited liability company, Mountain Purchaser LLC, a Delaware limited liability company, Big Sky Purchaser LLC, a Delaware limited liability company, Montana Merger Sub Inc., a Maryland corporation, and Montana Merger Sub II LLC, a Delaware limited liability company.

“Public Sale” means a sale of securities in one of the entities comprising Parent, a parent entity thereof or any direct or indirect Subsidiaries of one of the entities comprising Parent pursuant to a Public Offering or a Rule 144 Sale.

“Qualified Public Offering” means a Public Offering to the extent that, immediately following the completion of such Public Offering, the securities sold in such Public Offering (i) are listed on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them) and (ii) have a valuation not less than $200,000,000 (such valuation to be based on the price at which the securities were sold in such Public Offering as reflected on the cover page of the final prospectus filed with the SEC).

“Redemption Period” means (a) each Annual Redemption Period, (b) the nine (9) month period following the death of a holder of OP Units who is an individual, solely in respect of such holder’s estate (any exercise of a Redemption Right in connection with this clause (b), an “Estate Redemption”) and (c) with respect to a particular Limited Partner, the sixty (60) day period following such Limited Partner’s receipt of a Property Transfer Notice, if any, pursuant to Section 8.06(b).

“Rule 144 Sale” means a sale of securities in Parent, a parent entity thereof or any direct or indirect Subsidiaries of one of the entities comprising Parent to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 under the Securities Act.

Annex A – Exhibit B – Page 3

“SEC” means the U.S. Securities and Exchange Commission.

“Sponsor Group” means any one or more of the Parent Parties any Affiliate thereof, any fund, managed account, side-by-side vehicle, co-invest vehicle or other investment vehicle directly or indirectly advised, managed or controlled by Blackstone Inc. and any of their respective successors or assigns.

The following definitions set forth in Article I of the Partnership Agreement are hereby amended and restated in their entirety to read as follows:

“Cash Amount” means, with respect to a Tendering Party, an amount of cash equal to the product of (A) the Value of an OP Unit and (B) the number of such Tendering Party’s Tendered Units.

“Indemnitee” means (i) the General Partner, the Corporation or any successor thereto, (ii) any direct or indirect trustee, manager, director, officer, member, employee, equityholder or partner of the Sponsor Group (excluding the Partnership or its Subsidiaries), and (iii) such other Persons (including Affiliates of the General Partner, the Corporation or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Majority in Interest of the Outside Limited Partners” means Outside Limited Partners holding more than 50% of the outstanding OP Units and any other Partnership Units voting as single class that are held by all Outside Limited Partners.

“Specified Redemption Date” means the 30th Business Day following the expiration of the Redemption Period (or, in the case of an Estate Redemption, the 30th Business Day following the receipt of a Notice of Redemption), or such earlier date as determined by the General Partner in its sole discretion; provided, however that the Specified Redemption Date may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) a Public Offering or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (x) state “blue sky” or other securities laws and (y) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership pursuant to Section 8.06 hereof, (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation or (c) any direct or indirect transfer of securities or interests of any member of the Sponsor Group (provided that, after such transfer, such member of the Sponsor Group remains Affiliated with, or directly or indirectly advised, managed or controlled by, Blackstone Inc. or any of its successors or assigns). The terms “Transferred” and “Transferring” have correlative meanings.

“Value” means, on any date of determination, the value of one OP Unit as determined by the General Partner in good faith by reference to the valuation of the Sponsor Group’s investment in the Partnership that has been prepared by the Sponsor Group for its financial reporting to its limited partners as is most recently available at least five (5) Business Days prior to the end of the applicable Redemption Period.

(c) Article V of the Partnership Agreement is hereby amended by (i) deleting the second sentence of the second paragraph of the existing Section 5.01 and (ii) deleting the existing Section 5.02 and replacing it with the following: “Section 5.02. [Intentionally Omitted].”

Annex A – Exhibit B – Page 4

(d) Sections 7.03(b), (c) and (e) of the Partnership Agreement are hereby amended and restated in their entirety to read as follows:

(b) The General Partner, without the consent of the Limited Partners or any other Person, may amend this Agreement in any respect, subject to Sections 7.03(d) and 7.03(e).

(c) Notwithstanding Section 14.02 and without limiting the generality of Section 7.03(b), the General Partner shall have the exclusive power, without the prior consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to set forth in this Agreement the designations, rights, powers, duties and preferences of the holders of any additional partnership units issued pursuant to this Agreement;

(vi) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and the Corporation;

(vii) to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(viii) to create and issue additional Partnership Interests in accordance with Section 4.03; and

(ix) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner.

The General Partner will provide notice to the Limited Partners whenever any action under this Section 7.03(c) is taken or any amendment to the Partnership Agreement is adopted.

(e) Notwithstanding Sections 7.03(b) and 7.03(c) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the written consent of a Majority in Interest of the Outside Limited Partners, if such amendment or action would:

(i) amend ARTICLE V or any related definitions in a manner that disproportionately and adversely affects the Outside Limited Partners in their capacities as holders of OP Units in any material respect as compared to members of the Sponsor Group who hold OP Units;

(ii) amend Section 8.06 or any related definitions, in each case in a manner that adversely affects the Outside Limited Partners in any material respect;

(iii) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership;

(iv) amend Section 11.03, Section 11.07, Section 11.08 or any related definitions, in each case, in a manner that adversely affects the Outside Limited Partners in any material respect; or

Annex A – Exhibit B – Page 5

(v) amend this Section 7.03(e).

(e) The following new Section 7.12 is hereby added to the Partnership Agreement:

Section 7.12. Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner, any other Indemnitee (excluding, for the avoidance of doubt, Persons employed by the Partnership or their respective Subsidiaries) or any Liquidator would have duties (including fiduciary duties) or liabilities to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) and liabilities are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties and liabilities expressly set forth herein. The elimination of duties (including fiduciary duties) and liabilities and replacement thereof with the duties and liabilities expressly set forth herein are hereby approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement (and any indemnification or exculpation standards contained herein shall not restore or create, whether in contract or otherwise, any such duties or liabilities).

(f) Section 8.06 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.06. Redemption Rights

(a) During each Redemption Period, each Limited Partner shall have the right (subject to the terms and conditions set forth herein, the “Redemption Right”) to require the Partnership (or any designee of the Partnership) to redeem all or a portion of the OP Units held by such Limited Partner (such OP Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”) unless the terms of such OP Units or a separate agreement entered into between the Partnership and the holder of such OP Units provide that such OP Units are not entitled to a right of Redemption. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner during a Redemption Period by the Limited Partner who is exercising the right (the “Tendering Partner”). Prior to the expiration of a Redemption Period (or, in the case of an Estate Redemption, within ten (10) Business Days after the receipt of a Notice of Redemption), the General Partner shall notify the Tendering Partner of the Value of an OP Unit (a “Valuation Notice”), provided the Tendering Partner shall not disclose such Valuation Notice to any Person other than their legal or financial advisors; provided that such advisors agree to maintain the confidentiality of such information and such Tendering Partner shall be responsible for any breach of such advisors of the foregoing confidentiality obligation. Any Tendering Partner that previously provided a Notice of Redemption shall thereafter have the right to withdraw its Notice of Redemption within five (5) days of receipt of the Valuation Notice by delivering written notice of such withdrawal to the General Partner (and any such withdrawn Notice of Redemption shall be null and void for the purposes of this Agreement). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date. Following the death of a Limited Partner who is an individual, such Limited Partner’s Redemption Right shall be exercisable by his or her estate.

(b) If the Partnership directly or indirectly sells, exchanges, transfers or otherwise disposes of any real property that was contributed to the Partnership (or a subsidiary thereof) on or before the closing of the Partnership Merger in exchange for OP Units (such contributed property, or any other property of the Partnership, to the extent such other property is received in exchange for such contributed property in a transaction in which gain or loss is not recognized in whole or in part for U.S. federal income tax purposes, a “Contributed Property”) and such sale, exchange, transfer or other disposition results in the recognition of taxable income or gain by the contributor Limited Partner or Limited Partners or their successors in interest under Section 704(c) of the Code with respect to the

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Contributed Property, then (i) the Partnership shall provide written notice of the occurrence of such sale, exchange, transfer or other disposition to such Limited Partner on or before March 15 of the year following the year in which such sale, exchange, transfer or other disposition took place (a “Property Transfer Notice”) and (ii) such Limited Partner shall be entitled to a Redemption Period beginning on the date of such Property Transfer Notice and ending on the sixtieth (60th) day thereafter.

(c) A Limited Partner may exercise the Redemption Right only once during each Redemption Period for such number of Tendered Units as is specified by the Limited Partner in the Notice of Redemption; provided, however, that a Limited Partner may not exercise the Redemption Right for fewer than one-thousand (1,000) OP Units unless such Limited Partner then holds fewer than one-thousand (1,000) OP Units, in which event such Limited Partner must exercise the Redemption Right for all of the OP Units held by such Limited Partner. Notwithstanding anything to the contrary in this Agreement, following the delivery of a Drag Along Notice until such time as the related Drag Along Sale has been consummated, terminated or abandoned (as determined by the General Partner in its sole discretion) (a “Drag Along Period”), (x) no Limited Partner shall be entitled to deliver a Notice of Redemption or otherwise exercise its Redemption Right, (y) if a Redemption Period occurs during a Drag Along Period, such Redemption Period shall be postponed and be deemed to begin upon the expiration of the Drag Along Period and end on the sixtieth (60th) day thereafter (or, in the case of an Estate Redemption, end on the nine (9) month anniversary thereafter), and (z) any Notice of Redemption received prior to or during such Drag Along Period shall be null and void and, to the extent a Limited Partner desires to exercise its Redemption Right following the Drag Along Period, such Limited Partner must deliver a new Notice of Redemption in compliance with Section 8.06(a).

(d) Each Tendering Partner shall continue to own all OP Units subject to any Redemption, and be treated as a Limited Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the Partnership and paid for on the Specified Redemption Date. On and after the Specified Redemption Date (unless the Partnership defaults in payment of the Cash Amount), all distributions on the Tendered Units shall cease to accrue and all rights of the holder thereof, except the right to receive the Cash Amount, shall cease and terminate, such OP Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such OP Units.

(e) At its election, the Partnership, following the General Partner’s receipt of a Notice of Redemption and prior to the Specified Redemption Date, may irrevocably deposit the Redemption Price of the Tendered Units so called for redemption in trust for the holder(s) thereof with a bank or trust company, in which case (i) the Partnership shall notify the applicable holder of such Tendered Units in writing that the Cash Amount has been so deposited, and (ii) on and after the date such funds have been set aside, all rights of the holder thereof, except the right to receive the Cash Amount, shall cease and terminate, such Tendered Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such Tendered Units.

(f) Each Limited Partner covenants and agrees with the Partnership that all Tendered Units shall be delivered to the Partnership free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the Partnership shall be under no obligation to redeem the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the Partnership (or its designee), such Limited Partner shall assume and pay such transfer tax.

(g) In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner may, in its sole discretion, make such revisions to this Section 8.06 with respect to such additional Partnership Interests as it determines are necessary to reflect the issuance of such additional Partnership Interests.

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(h) Upon a Qualified Public Offering, (x) the OP Unitholders shall automatically cease to have the Redemption Right and (y) the Partnership shall have no right or obligation to pay any amount in connection with any purported exercise of the Redemption Right. In connection with a Qualified Public Offering, the General Partner shall amend this Section 8.06 as necessary to provide each OP Unitholder, in lieu of the Redemption Right, the right (the “Post-IPO Exchange Right”) to from time to time contribute some or all of the OP Units held by them to the IPO Entity in exchange for such number of common shares of beneficial interest (or other comparable equity interests) of a class of securities of the IPO Entity of equivalent value, as determined by the General Partner in its sole discretion.

(g) Section 10.04 is hereby amended by adding the following two sentences at the end thereof:

Each Limited Partner hereby agrees to indemnify and hold harmless the Partnership and the other Limited Partners from and against any tax liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Limited Partner. The obligations of a Limited Partner set forth in this Section 10.4 shall survive the withdrawal of any Limited Partner from the Partnership or any transfer of a Partner’s Partnership Interest.

(h) Section 11.03(a) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

(a) Except to the extent pursuant to a Drag Along Sale pursuant to Section 11.07 or a Tag Along Sale pursuant to Section 11.08, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion.

(i) The following new Section 11.07 is hereby added to the Partnership Agreement:

Section 11.07. Drag Along Right

(a) Drag Along.

(i) If any member or group of members of the Sponsor Group (collectively, the “Dragging Party”) proposes to consummate, or proposes to cause the Partnership to consummate, an Extraordinary Transaction (including by (x) transferring equity securities or other interests in any parent entity that holds equity securities or other interests in the General Partner or (y) the General Partner Transferring Partnership Units), the General Partner may (but shall not be required to) notify all other Limited Partners (the “Dragged Limited Partners”) in writing of its election to exercise the drag along rights in respect of Partnership Units held by them in accordance with the terms, conditions and procedures set forth in this Section 11.07 (a “Drag Along Notice”). If equity securities or other interests in any parent entity that directly or indirectly holds equity securities in the Partnership are the subject of the Drag Along Sale, the provisions of this Section 11.07 shall apply to the Partnership Units beneficially owned by the Dragging Party.

(ii) In the event the General Partner elects to exercise its drag along rights in connection with an Extraordinary Transaction, the Dragged Limited Partners shall consent to and raise no objections to the proposed transaction, and the Dragged Limited Partners and the Partnership will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by the Dragging Party and consistent with the terms of this Section 11.07 (such transaction, a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale requires approval of the Dragged Limited Partners, the Dragged Limited Partners will vote or cause to be voted all Partnership Units that they hold or with respect to which such Dragged Limited Partners have the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if

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the proposed Drag Along Sale is structured as or involves a Transfer of securities or interests, each Dragged Limited Partner shall agree to sell to the same transferee (or its designee) in such Drag Along Sale the number of Partnership Units equal to the product of (x) the number of Partnership Units held by such Dragged Limited Partner and (y) a fraction, the numerator of which is the total number of Partnership Units proposed to be Transferred by the Dragging Party in such Drag Along Sale and the denominator of which is the total number of Partnership Units beneficially owned by the Sponsor Group.

(iii) Each Dragged Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with respect to such Drag Along Sale as such Dragged Limited Partner’s duly appointed proxy and attorney in fact, with full power of substitution and resubstitution, in the name, place and stead of such Dragged Limited Partner, granting the General Partner full power and authority to do and perform each and every act and thing requisite, necessary and advisable to be done in connection with such Drag Along Sale consistent with the provisions of this Section 11.07 (including full power and authority (i) to vote with respect to such Dragged Limited Partner’s Partnership Units in favor of and in furtherance of any such Drag Along Sale and (ii) to execute, seal (where applicable) and deliver, on behalf of such Dragged Limited Partner, any and all definitive agreements, deeds, notices, documents or certificates to be executed by such Dragged Limited Partner in connection with such Drag Along Sale and binding such Dragged Limited Partner to deliver its Partnership Units and to all other agreements set forth in such definitive documents for such Drag Along Sale). The foregoing proxy and appointment of attorney in fact (including any successive proxy and attorney in fact), being coupled with an interest, is irrevocable and will not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of such Dragged Limited Partner. Each Dragged Limited Partner will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and appointment and hereby revokes any proxy or similar appointment previously granted by such Dragged Limited Partner with respect to any Partnership Units. Except with respect to violations of law, each Dragged Limited Partner agrees that it will ratify and confirm all actions that the General Partner may do or cause to be done pursuant to the foregoing, and waives any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner pursuant to the foregoing.

(iv) At the Dragging Party’s request in connection with a Drag Along Sale, each Dragged Limited Partner shall agree to make the same representations, warranties, covenants, indemnities and agreements, and enter into the same transaction agreements, as the Dragging Party makes or enters into in connection with the Drag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Dragging Party, each such Dragged Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Dragged Limited Partner), and will agree to bear on a several and not joint basis its pro rata share (based on the relative proceeds payable in connection with such Drag Along Sale) of all liabilities arising out of representations, warranties, covenants, indemnities or other agreements (other than those representations, warranties, covenants, indemnities or other agreements that pertain specifically to the Dragging Party or any Dragged Limited Partner, who shall bear all of the liability related thereto) made in connection with the Drag Along Sale (provided, that, in no event shall the pro rata share of liabilities of the Dragging Party or any Dragged Limited Partner exceed the proceeds payable to such Person in connection with such Drag Along Sale). Any escrow of sale or other disposition proceeds of any Drag Along Sale shall be withheld on a pro rata basis among the Dragging Party and the Dragged Limited Partners (based on the relative proceeds payable in connection with such Drag Along Sale) on such terms as shall be reasonably determined by the Dragging Party.

(v) The obligations of the Dragged Limited Partners with respect to the Drag Along Sale are subject to the requirement that the Dragging Party and each Dragged Limited Partner shall receive the same form and amount of consideration in respect of each of their Partnership Units to be Transferred

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in the Drag Along Sale, or if the Dragging Party is given an option as to the form and amount of consideration to be received in connection with the Drag Along Sale, all Dragged Limited Partners shall be given the same option; provided that, if the Dragging Party and the Dragged Limited Partners are selling different classes or series of Partnership Units, the economic benefits to be received by, and the burdens to be borne by, the other Limited Partners shall be adjusted as determined by the Dragging Limited Partner that delivered the Drag Along Notice in good faith (taking into account the differences among the classes or series of Units).

(vi) Each Dragged Limited Partner will bear (i) its own costs and expenses incurred in connection with the Drag Along Sale and (ii) its pro rata share (based on the relative proceeds payable in connection with such Drag Along Sale) of the costs and expenses incurred in connection with the Drag Along Sale to the extent such costs and expenses are incurred for the benefit of both the Dragging Party and the Dragged Limited Partners and are not otherwise paid by the transferee. In the event that the Drag Along Sale is not consummated for any reason, the Partnership will reimburse all Partners and the Dragging Party for all expenses reasonably paid or incurred by them in connection therewith.

(viii) The Dragging Party shall, in its sole and absolute discretion, decide whether or not to pursue, consummate, postpone or abandon any Drag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall, to the fullest extent permitted by law, have any liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Drag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.07.

(b) Notwithstanding anything to the contrary in this Section 11.07, in the event the consideration to be paid for the Partnership Units that are to be Transferred pursuant to this Section 11.07 includes any securities, the Dragging Parties shall have the right, but not the obligation, to cause to be paid to any Limited Partner in lieu of such securities, against surrender of the Partnership Units being Transferred in such Extraordinary Transaction, an amount in cash equal to the fair market value of such securities, as determined by the General Partner in its sole discretion, as of the date such securities otherwise would have been issued in exchange for such Partnership Units in the event that (i) any such Limited Partner is not an “accredited investor” as defined in Regulation D of the Securities Act or does not satisfy the criteria of similar investment requirements under applicable foreign securities laws, (ii) the receipt thereof by such Limited Partner would require, as determined by the Dragging Parties (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by such Transfer or (y) the provision to such Limited Partner of any information regarding the proposed transferee, the Partnership or any of their respective Subsidiaries, such securities or the issuer thereof or any registration or information statement, private placement memorandum, prospectus, tender offer or other disclosure in order to comply with applicable securities laws (other than information otherwise specifically required to be provided in connection with such Transfer pursuant a Drag Along Notice or otherwise provided by the Dragging Parties, the General Partner and/or the Partnership) and/or (iii) such Limited Partner is the subject of the “bad actor” disqualification pursuant to Rule 506(d) under the Securities Act.

(c) Termination. The provisions of this Section 11.07 shall terminate upon consummation of the first Qualified Public Offering.

(d) Limitations. The obligations of each Dragged Limited Partner pursuant to Section 11.07(a) shall be solely with respect to its rights and obligations, and status, as a Limited Partner. Nothing in this Section 11.07 shall obligate any Dragged Limited Partner to enter into, or amend, any employment, non-competition, non-solicitation or similar agreement.

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(j) The following new Section 11.08 is hereby added to the Partnership Agreement:

Section 11.08. Tag Along Right

(a) General.

(i) If either (x) any member or group of members of the Sponsor Group proposes to Transfer any equity securities or other interests in any parent entity that holds equity securities or other interests in the General Partner or otherwise in the Partnership or (y) the General Partner proposes to Transfer any OP Units (such proposed transferor, the “Selling Party”) (a “Tag Along Sale”), the General Partner shall, prior to the consummation of such Transfer, give written notice to each other OP Unitholder (the “Prospective Tagging Limited Partners”) and the Partnership, which notice (the “Tag Along Notice”) shall (A) identify the OP Units to be Transferred in the Tag Along Sale (the “Offered Securities”) and (B) describe the material terms and conditions of such Tag Along Sale, including the per-unit price of OP Units desired to be Transferred and the identity of the transferee, if known, and furnish copies of all existing or proposed agreements with the transferee in respect of the Tag Along Sale. If equity securities or other interests in any parent entity that directly or indirectly holds equity securities in the Partnership are the subject of the Tag Along Sale, the provisions of this Section 11.08 shall apply to the Partnership Units beneficially owned by the Selling Party.

(ii) Any one or more of the Prospective Tagging Limited Partners may, within ten (10) Business Days of the delivery of the Tag Along Notice, give written notice (each, a “Tag Along Acceptance Notice”) to the Selling Party that such Prospective Tagging Limited Partner wishes to participate in such Tag Along Sale, on the same terms and conditions as the Selling Party (such Prospective Tagging Limited Partner, a “Tagging Limited Partner”). A Tag Along Acceptance Notice shall specify the number of OP Units (not in excess of its Tag-Along Portion) such Prospective Tagging Limited Partner desires to include in such Tag Along Sale. A Prospective Tagging Limited Partner’s “Tag-Along Portion” shall be a number of OP Units equal to the product of (x) the number of OP Units held by the Prospective Tagging Limited Partner and (y) a fraction, the numerator of which is the total number of OP Units proposed to be Transferred by the Selling Party in such Tag Along Sale and the denominator of which is the total number of OP Units beneficially owned by the Sponsor Group.

(iii) To exercise its tag-along rights hereunder, each Tagging Limited Partner must agree to make the same representations, warranties, covenants, indemnities and agreements, as applicable, as the Selling Party makes in connection with the Tag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Selling Party, each other Tagging Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Tagging Limited Partner), and must agree to bear on a several and not joint basis its pro rata share (based on the relative proceeds payable in connection with such Tag Along Sale) of all liabilities arising out of representations, warranties, covenants, indemnities or other agreements (other than those representations, warranties, covenants, indemnities or other agreements that pertain specifically to the Selling Party or any Tagging Limited Partner, who shall bear all of the liability related thereto) made in connection with the Tag Along Sale (provided, that, in no event shall the pro rata share of liabilities of the Selling Party or any Tagging Limited Partner exceed the proceeds payable to such Person in connection with such Tag Along Sale). Any escrow of sale or other disposition proceeds of any Tag Along Sale shall be withheld on a pro rata basis among the Selling Party and the Tagging Limited Partners (based on the relative proceeds payable in connection with such Tag Along Sale) on such terms as shall be reasonably determined by the Selling Party.

(iv) The offer of each Tagging Limited Partner contained in such Tagging Limited Partner’s Tag Along Acceptance Notice shall be irrevocable and, to the extent such offer is

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accepted by the transferee, such Tagging Limited Partner shall be obligated to sell its OP Units in the proposed Tag Along Sale at the same price per OP Unit and, subject to clause (iii) above, on the same terms and conditions as the Selling Party sells the Offered Securities, as applicable, up to such number of OP Units as such Tagging Limited Partner shall have specified in its Tag Along Acceptance Notice (such number of OP Units, “Tagged Units”); provided, however, that if the terms of the proposed Tag Along Sale change such that the per OP Unit price shall be less than the per OP Unit price set forth in the Tag Along Notice, the form of consideration shall be different or the other terms and conditions shall be materially less favorable to any Tagging Limited Partner than those set forth in the Tag Along Notice, each Tagging Limited Partner that has previously delivered a Tag Along Acceptance Notice shall be permitted to withdraw the acceptance contained in such Tagging Limited Partner’s Tag Along Acceptance Notice by written notice to the Selling Party and upon such withdrawal shall be released from such Tagging Limited Partner’s obligations under this Section 11.08.

(v) Each Tagging Limited Partner will bear (x) its own costs and expenses incurred in connection with the Tag Along Sale and (y) its pro rata share (based on the relative proceeds payable in connection with such Tag Along Sale) of the costs and expenses incurred by the Selling Party in connection with the Tag Along Sale to the extent such costs are incurred for the benefit of both the Selling Party and the Tagging Limited Partners and are not otherwise paid by the transferee.

(vi) If none of the Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice with respect to a Tag Along Sale, then the Selling Party may Transfer the Offered Securities set forth in the Tag Along Notice for such Tag Along Sale at a per OP Unit price, as applicable, no greater than the price set forth in the Tag Along Notice and on other terms and conditions not materially more favorable to the Selling Party than those set forth in the Tag Along Notice at any time within one hundred eighty (180) days (subject to extension to the extent necessary to obtain required governmental or other approvals) after the expiration of the ten (10) Business Day period for giving Tag Along Acceptance Notices with respect to such Tag Along Sale. Any such Offered Securities not sold by the Selling Party during such period will again be subject to the provisions of this Section 11.08 upon a proposed subsequent Transfer.

(vii) If one or more Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice, then the General Partner shall (and, if applicable, shall cause the Selling Party to) use its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) in the Tag Along Sale to the participation of the Tagging Limited Partners in the Tag Along Sale, on the same terms and conditions as are applicable to the Offered Securities; provided that, if a Selling Party and the other Limited Partners are selling different classes or series of Partnership Units, the economic benefits to be received by, and the burdens to be borne by, the other Limited Partners shall be adjusted as determined by the Selling Party in good faith (taking into account the differences among the classes or series of Units). If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Tagged Units upon such terms, then the Selling Party shall elect either to cancel such proposed Tag Along Sale or allocate the maximum number of OP Units that the prospective transferee(s) is willing to directly or indirectly acquire among the Selling Party and the Tagging Limited Partners giving timely Tag Along Acceptance Notices pro rata based on the number of OP Units beneficially owned by the Selling Party and each Tagging Limited Partner relative to the aggregate number of OP Units beneficially owned by the Selling Party, all Tagging Limited Partners and any other Persons participating in the proposed Tag Along Sale as tagging Limited Partners under other agreements, if any (it being acknowledged and agreed for purposes of this calculation that the Selling Party shall be deemed to hold all OP Units beneficially owned by the Sponsor Group (including the General Partner)). Notwithstanding anything in the foregoing, in no event shall the Selling Party or any Tagging Limited Partner be entitled, or required, to Transfer a

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number of OP Units in excess of the number of Offered Securities (in the case of the Selling Party) or the number of such Tagging Limited Partner’s Tagged Units (in the case of a Tagging Limited Partner).

(viii) The Selling Party shall, in its sole and absolute discretion, decide whether or not to pursue, consummate, postpone or abandon any Tag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall, to the fullest extent permitted by law, have any duty or liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Tag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.08.

(ix) Notwithstanding anything to the contrary in this Section 11.08, in the event the consideration to be paid for the Partnership Units that are to be Transferred pursuant to this Section 11.08 includes any securities, the Selling Parties shall have the right, but not the obligation, to cause to be paid to any Limited Partner in lieu of such securities, against surrender of the Partnership Units being Transferred in such Tag Along Sale, an amount in cash equal to the fair market value of such securities, as determined by the General Partner in its sole discretion, as of the date such securities otherwise would have been issued in exchange for such Partnership Units in the event that (i) any such Limited Partner is not an “accredited investor” as defined in Regulation D of the Securities Act or does not satisfy the criteria of similar investment requirements under applicable foreign securities laws, (ii) the receipt thereof by such Limited Partner would require, as determined by the Selling Parties (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by such Transfer or (y) the provision to such Limited Partner of any information regarding the proposed transferee, the Partnership or any of their respective Subsidiaries, such securities or the issuer thereof or any registration or information statement, private placement memorandum, prospectus, tender offer or other disclosure in order to comply with applicable securities Laws (other than information otherwise specifically required to be provided in connection with such Transfer pursuant a Tag Along Notice or otherwise provided by the Selling Parties, the General Partner and/or the Partnership) and/or (iii) such Limited Partner is the subject of the “bad actor” disqualification pursuant to Rule 506(d) under the Securities Act.

(b) Excluded Transfers. The provisions of Section 11.08(a) shall not apply with respect to any of the following Transfers.

(i) any Transfer in a Public Sale;

(ii) any Transfer to the Partnership or to any member of the Sponsor Group;

(iii) any Transfer to and among the members or partners of any member of the Sponsor Group and the members, partners, securityholders and employees of such members or partners;

(iv) any Transfer in accordance with Section 11.07;

(v) any Transfer to employees or directors of, or consultants to, Parent or any of its direct or indirect Subsidiaries; and

(vi) any Transfer incidental to (1) the exercise, conversion or exchange of securities or interests in accordance with their terms, (2) any combination of such securities or interests (including any reverse stock split) or (3) any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, Parent or any of its direct or indirect Subsidiaries (including the Partnership).

(c) Termination. The provisions of this Section 11.08 shall terminate upon consummation of the first Qualified Public Offering.

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(d) Limitations. The obligations of each Tagging Limited Partner pursuant to Section 11.08 shall be solely with respect to its rights and obligations, and status, as a Limited Partner. Nothing in this Section 11.08 shall obligate any Tagging Limited Partner to enter into, or amend, any employment, non-competition, non-solicitation or similar agreement.

(k) Section 14.02 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

Section 14.02. Amendments. No amendment to this Agreement may be made without the consent of the General Partner. Any amendment requiring Consent of the Limited Partners, including Consent of the Majority in Interest of the Outside Limited Partners, as applicable, may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners or Consent of the Majority in Interest of the Outside Limited Partners, as applicable, on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Except as otherwise expressly provided in this Agreement, if any consent of Partners or holders of the Partnership Units is required, the consent of holders of Partnership Interests representing a majority of the Percentage Interests of the OP Units shall control (including OP Units held by the Corporation and the General Partner).

(l) Sections 14.03(b)-(e) of the Partnership Agreement are hereby amended and restated in their entirety to read as follows:

(b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting, without a vote and without prior notice if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such approvals may be obtained by the General Partner by means of written notice to the Limited Partners requiring them to respond in the negative by a specified time, or to be deemed to have approved of the proposed action. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof).

(d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion.

(e) On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall have a vote equal to the number of OP Units held by such Limited Partner.

(m) Sections 14.03(f) of the Partnership Agreement is hereby deleted.

Annex A – Exhibit B – Page 14

(n) Section 15.07 of the Partnership Agreement is hereby amended by adding the following sentence at the end thereof:

Each Person who becomes a Limited Partner of the Partnership shall execute a counterpart signature page to this Agreement and agrees to be bound by the terms and conditions of this Agreement.

(o) Exhibit B of the Partnership Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached to this Amendment.

Section 2. No Other Changes

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

Section 3. Governing Law

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

Section 4. Severability

If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank, signature page follows.]

Annex A – Exhibit B – Page 15

IN WITNESS WHEREOF, the undersigned has executed this Eighth Amendment to Second Amended and Restated Partnership Agreement, as amended, of RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP as of the effective time set forth above.

GENERAL PARTNER:

RETAIL OPPORTUNITY INVESTMENTS GP, LLC
By:
Name:
Title:

[Signature Page to Eighth Amendment to Second Amended and Restated Agreement

of Limited Partnership of RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP]

Annex A – Exhibit B – Page 16

EXHIBIT B

NOTICE OF REDEMPTION

To: Retail Opportunity Investments GP, LLC

11250 El Camino Real, Suite 200

San Diego, CA 92130

Attention: Stuart Tanz, Chief Executive Officer

Email: stanz@roreit.net

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption _______ OP Units in Retail Opportunity Investments Partnership, LP in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Retail Opportunity Investments Partnership, LP, dated as of September 27, 2013 as amended or restated from time to time (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

i. undertakes (i) to surrender such OP Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the specified Redemption Date, the documentation, instruments and information required under Section 8.06(a) of the Agreement;

ii. directs that a wire transfer of immediately available funds representing the Cash Amount due such Limited Partner, deliverable upon the closing of such Redemption be delivered to the account specified below;

iii. represents, warrants, certifies and agrees that:

i. the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other person or entity;

ii. the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

iii. the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

iv. acknowledges that he will continue to own such OP Units until and unless either (1) such OP Units are acquired by the Partnership or its assignee pursuant to Section 8.06 of the Agreement or (2) such redemption transaction closes.

Annex A – Exhibit B – Page 17

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:
Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Wire Transfer Instructions:

Account Name:

Bank Name:

Routing No:

Account Number:

Additional Instructions:

Annex A – Exhibit B – Page 18

Exhibit C

Surviving Corporation Charter

[See attached]

Annex A – Exhibit C – Page 1

SURVIVING CORPORATION CHARTER

The following provisions shall be all the provisions of the charter of the Surviving Corporation as of the Effective Time until, subject to Section 6.07, further amended in accordance with the terms therein and the Applicable Law:

FIRST: The name of the corporation (which is hereinafter called the “Corporation”) is:

Retail Opportunity Investments Corp.

SECOND: The Corporation is formed for the purpose of carrying on any lawful business.

THIRD: The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202.

FOURTH: The name and address of the resident agent of the Corporation in Maryland are CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

FIFTH: The total number of shares of stock which the Corporation has authority to issue is 500,000 shares of common stock, par value $0.0001 per share. The aggregate par value of all authorized shares of stock having a par value is $50. The Board of Directors of the Corporation, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the charter of the Corporation (the “Charter”) from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

SIXTH: The Corporation shall have a board of _____ directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation (the “Bylaws”). However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The directors are:

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

SEVENTH: (a) The Corporation reserves the right to make any amendment of the Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws.

(b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

(c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SEVENTH(c), the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so

Annex A – Exhibit C – Page 2

classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of Article FIFTH.

(d) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

EIGHTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article EIGHTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

NINTH: To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, managing member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided herein shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Annex A – Exhibit C – Page 3

Annex B

November 6, 2024

The Board of Directors

Retail Opportunity Investments Corp.

11250 El Camino Real

San Diego, California 92130

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of Retail Opportunity Investments Corp. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of the Acquiror (as defined below). Pursuant to the Agreement and Plan of Merger (the “Agreement”) among the Company, Retail Investment Opportunity Partnership, LP (the “Partnership”), Montana Purchaser LLC (“Buyer 1”), Mountain Purchaser LLC (“Buyer 2”), Big Sky Purchaser LLC (collectively with Buyer 1 and Buyer 2, the “Acquiror”), Montana Merger Sub Inc., a wholly-owned subsidiary of the Acquiror (“Merger Sub I”), and Montana Merger Sub II LLC, a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than (i) shares of Company Common Stock held by the Company, the Partnership or their subsidiaries or held by the Acquiror, Merger Sub I or Merger Sub II or (ii) outstanding awards of restricted shares of Company Common Stock, will be converted into the right to receive $17.50 per share in cash, without interest (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated November 2, 2024 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses

Annex B – Page 1

and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Partnership, the Acquiror, Merger Sub I and Merger Sub II in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on the Company’s offering of debt securities in September 2023. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Blackstone, Inc. (“Blackstone”), a significant affiliate of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to a Blackstone subsidiary on the sale of a Milan real estate asset in July 2024, acting as joint lead bookrunner on a Blackstone subsidiary’s offering of debt securities in September 2024, and providing syndicated lending, equity underwriting, debt underwriting and financial advisory services to Blackstone portfolio companies. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Blackstone and Blackstone portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Blackstone. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Blackstone (including its portfolio companies) for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

Annex B – Page 2

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex B – Page 3

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE THIS PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED RETAIL OPPORTUNITY INVESTMENTS CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 7, 2025 The stockholder of Retail Opportunity Investments Corp., a Maryland corporation executing the reverse side of this proxy card hereby appoints Stuart A. Tanz and Michael B. Haines, or either of them, each with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend the Special Meeting of our stockholders (the “Special Meeting”) to be held on February 7, 2025, at 11:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP at 375 9th Avenue, New York, NY 10001, and at any postponement or adjournment thereof, to cast on behalf of the stockholder all votes that the stockholder is entitled to cast at the Special Meeting and to otherwise represent the stockholder at the Special Meeting with all powers which the stockholder would possess if present at the Special Meeting. By signing this proxy, the stockholder acknowledges receipt of the Notice of Special Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side PROXY CARD

RETAIL OPPORTUNITY INVESTMENTS CORP. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Retail Opportunity Investments Corp. for the Special Meeting. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: Submit your proxy by Internet Please access www.proxyvotenow.com/ROIC. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique control number printed below. Submit your proxy by Telephone Please call toll-free in the U.S. or Canada at 855-764-2743 on a touch-tone telephone (if outside the U.S. or Canada, call 575-415-4318). Then, follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had completed, signed and returned a proxy card. Submit your proxy by Mail If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return this proxy card in the enclosed postage-paid envelope to: Retail Opportunity Investments Corp. c/o Innisfree M&A Incorporated 20 Oser Avenue Hauppauge, NY 11788 TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE THIS PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Please mark vote as in this sample RETAIL OPPORTUNITY INVESTMENTS CORP. The Board of Directors recommends you vote for the following proposals: 1. Proposal to approve the merger (the “company merger”) of Montana Merger Sub Inc. with and into Retail Opportunity Investments Corp. pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2024, (the “merger agreement”) as it may be amended from time to time, by and among Retail Opportunity Investments Corp., Retail Opportunity Investments Partnership, LP, Mountain Purchaser LLC, Montana Purchaser LLC, Big Sky Purchaser LLC, Montana Merger Sub Inc. and Montana Merger Sub II LLC , the merger agreement and the other transactions contemplated by the merger agreement, as more fully described in the Proxy Statement, which proposal we refer to as the “merger proposal.” FOR AGAINST ABSTAIN 2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our principal executive officer, principal financial officer, and the three other most highly compensated executive officers that is based on or otherwise related to the company merger as more fully described in the Proxy Statement. FOR AGAINST ABSTAIN 3. Proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal. FOR AGAINST ABSTAIN The votes entitled to be cast by the undersigned will be cast as directed or, if this proxy is properly executed but no such direction is given, will be cast FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3, and in the discretion of the proxy holders on any other matter that may properly come before the meeting or any postponement or adjournment thereof. Date: , 2025 Signature Signature (Joint Owners) Title This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder’s name appears on the records of the Company, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership’s name by authorized person.